As filed with the Securities and Exchange Commission on July 5, 2024.

Registration No. 333-279382

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________________________

HERITAGE DISTILLING HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

__________________________________________

Delaware	2085	83-4558219
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9668 Bujacich Road
Gig Harbor, Washington 98332
(253) 509-0008

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________________________

Justin Stiefel
Chief Executive Officer
9668 Bujacich Road
Gig Harbor, Washington 98332
(253) 509-0008

(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________

Copies to:

M. Ali Panjwani, Esq. Eric M. Hellige, Esq. Pryor Cashman LLP 7 Times Square New York, New York 10036-6569 Telephone: (212) 326-0846 Fax: 212-326-0806	Barry I. Grossman, Esq. Matthew Bernstein, Esq. Justin Grossman, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300 Fax: (212) 370-7889

__________________________________________

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses, as set forth below.

•        IPO Prospectus. A prospectus to be used for the initial public offering (the “IPO Prospectus”) of up to 1,500,000(1) shares of common stock, with such shares to be sold in a firm commitment underwritten offering through the underwriters named on the cover page of the IPO Prospectus.

•        Resale Prospectus. A prospectus to be used for the resale by the selling stockholders (the “Selling Stockholders”) set forth in the section of the resale prospectus (the “Resale Prospectus”) entitled “Selling Stockholders” of an aggregate of 871,826 shares of common stock.

•        The Resale Prospectus is substantively identical to the IPO Prospectus, except for the following principal points:

•        they contain different outside and inside front covers and back covers;

•        they contain different “Offering” sections in the “Prospectus Summary” section;

•        they contain different “Use of Proceeds” sections;

•        the “Capitalization” and “Dilution” sections of the IPO Prospectus are deleted from the Resale Prospectus;

•        a “Selling Stockholders” section is included in the Resale Prospectus;

•        the “Underwriting” section from the IPO Prospectus is deleted from the Resale Prospectus and a “Plan of Distribution” is inserted in its place in the Resale Prospectus; and

•        the “Legal Matters” section in the Resale Prospectus deletes the reference to counsel for the underwriters.

We have included in this registration statement a set of alternate pages after the back cover page of the IPO Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the IPO Prospectus. The IPO Prospectus will exclude the Alternate Pages and will be used for our initial public offering of common stock. The Resale Prospectus will be substantively identical to the IPO Prospectus except for the addition or substitution of the Alternate Pages and such other changes as may be necessary to clarify references to the initial public offering or the resale offering and will be used for the resale offering by the Selling Stockholders named therein.

While the Selling Stockholders have expressed an intent not to sell the shares of common stock to be sold pursuant to the Resale Prospectus concurrently with commencement of our initial public offering of common stock, the sales of our common stock pursuant to the IPO Prospectus and the Resale Prospectus may result in two offerings taking place concurrently, which could affect the price and liquidity of, and demand for, our common stock. This risk and other risks are included in “Risk Factors” beginning on page 13 of the IPO Prospectus.

____________

(1)      Assumes the underwriters’ option to purchase up to 225,000 additional shares of common stock to cover over-allotments, if any, has not been exercised.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 5, 2024

PRELIMINARY PROSPECTUS

1,500,000 Shares

Heritage Distilling Holding Company, Inc.

Common Stock

This is an initial public offering of shares of common stock of Heritage Distilling Holding Company, Inc. We are offering 1,500,000 shares of our common stock.

Prior to this offering, there has been no public market for our common stock. It is currently estimated that the initial public offering price per share of our common stock will be between $4.50 and $5.50. We have applied to list our common stock on The Nasdaq Capital Markets (“Nasdaq”) under the symbol “CASK.” If our common stock is not approved for listing on Nasdaq, we will not consummate this offering.

In a concurrent private placement, we are also offering to certain investors common warrants to purchase an aggregate of up to 500,000 shares of our common stock (the “Common Warrants”) at an exercise price of $0.01 per share. The Common Warrants will be sold in such private placement for a purchase price per Common Warrant equal to the price per share at which the common stock is sold in this offering less $0.01. The Common Warrants will be immediately exercisable and will expire five years from the date of issuance. Subject to limited exceptions, a holder of Common Warrants will not have the right to exercise any portion of its Common Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise. The Common Warrants and the shares of common stock issuable upon exercise of such warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to take advantage of certain reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page 13 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

____________

(1)      Does not include warrants that are issuable by us to the representative of the underwriters to purchase a number of shares of common stock equal to 5% of the shares of common stock sold in this offering at a price per share equal to 100% of the initial public offering price or certain out-of-pocket expenses of the underwriters that are reimbursable by us. The registration statement of which this prospectus forms a part also registers the issuance of the shares of common stock issuable upon exercise of the representative’s warrants. See “Underwriting” beginning on page 130 of this prospectus for a description of the compensation payable to the underwriters.

We have granted the representative of the underwriters an option, exercisable within 30 days from the date of this prospectus, to purchase from us up to an additional 225,000 shares of common stock at the public offering price of $            per share, less the underwriting discounts and commissions, to cover over-allotments, if any. If the representative of the underwriters exercises the option in full, the total underwriting discounts and commissions payable will be $            , and the total proceeds to us, before expenses, will be $            .

Delivery of the shares of common stock is expected to be made on or about            , 2024.

Newbridge Securities Corporation

The date of this prospectus is            , 2024

HERITAGE®

DISTILLING Co

craft cocktail
HERITAGE DISTILLING Co
gin jam FIZZZZ
HERITAGE DISTILLING Co
peachy
HERITAGE DISTILLING Co
easy peasy LEMON SQUEEZY
HERITAGE DISTILLING Co
blood orange VODKARITA

SINGLE BARREL
STIEFEL'S SELECT
SINGLE BARREL
STRAIGHT BOURBON WHISKEY
HIGH WHEAT

1ST SPECIAL FORCES GROUP
(AIRBORNE)
WHISKEY
HERITAGE DISTILLING Co

i

ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part, which we have filed with the Securities and Exchange Commission (the “SEC”), includes exhibits that provide more detail on the matters discussed in this prospectus.

You should read this prospectus and the related exhibits filed with the SEC together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or any related free writing prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. Our business, financial condition, results of operations, and prospects may have changed since that date.

We are not offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the jurisdiction of the United States who come into possession of this prospectus are required to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus applicable to that jurisdiction.

Unless otherwise noted, the share and per share information in this prospectus reflects a reverse stock split of the outstanding common stock at a 0.57-for-one ratio that occurred on May 14, 2024.

Unless the context otherwise requires, the terms the “Company,” “Heritage,” “we,” “us,” and “our” refer to Heritage Distilling Holding Company, Inc. and our subsidiaries. We have registered our name, our logo, and a number of our trademarks, including Stiefel’s Select®, Tribal Beverage Network®, TBN®, Cocoa Bomb®, Cask Club®, Elk Rider®, My Batch®, and Thinking Tree Spirits®, in the United States. Other service marks, trademarks, and trade names referred to in this prospectus are the property of their respective owners. Except as set forth above and solely for convenience, the trademarks and trade names in this prospectus are referred to without the ®, ©, and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts), and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets, which we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate, and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider before investing in our securities. This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes thereto contained in this prospectus, before making an investment decision. Unless the context requires otherwise, references in this prospectus to “we,” “us,” “our,” “our company,” or similar terminology refer to Heritage Distilling Holding Company, Inc. and its subsidiaries.

Our Company

Overview

We are a craft distillery producing, marketing, and selling a diverse line of award-winning craft spirits, including whiskeys, vodkas, gins, rums, and “ready-to-drink” canned cocktails. We recognize that taste and innovation are key criteria for consumer choices in spirits and innovate new products for trial in our company-owned distilleries and tasting rooms. We have developed differentiated products that are responsive to consumer desires for rewarding and novel taste experiences.

We compete in the craft spirits segment, which is the most rapidly-growing segment of the overall $288 billion spirits market. According to the American Craft Spirits Association, a craft distillery is defined generally as a distillery that produces fewer than 750,000 gallons annually and holds an ownership interest of 51% or more of a distilled spirits plant that is licensed by the Alcohol and Tobacco Tax and Trade Bureau of the U.S. Department of the Treasury. According to the Craft Spirits Global Market Report 2022 of Research and Markets, the craft spirits segment had revenues of more than $17.7 billion in 2021 and is estimated to grow at a compound annual growth rate (“CAGR”) of 30.6% to $66.0 billion in 2026. We believe we are well positioned to grow in excess of the growth rate of the market by increasing our marketing efforts, increasing the size of our sales teams, and broadening our wholesale distribution.

Out of the more than 2,600 craft producers in North America, we have been recognized with more awards for our products from the American Distilling Institute, the leading independent spirits association in the U.S., than any other North American craft distiller for each of the last ten years, plus numerous other Best of Class, Double Gold, and Gold medals from multiple national and international spirits competitions. We are one of the largest craft spirits producers on the West Coast based on revenues and are developing a national reach in the U.S. through traditional sales channels (wholesale, on-premises, and e-commerce) and our unique and recently-developed Tribal Beverage Network (“TBN”) sales channel. Based upon our revenues and our continued track record of winning industry awards in an increasingly competitive environment, we believe we are one of the leading craft spirits producers in the United States.

We sell our products through wholesale distribution, directly to consumers through our five owned and operated distilleries and tasting rooms located in Washington and Oregon, and by shipping directly to consumers on-line where legal. Currently, we sell products primarily in the Pacific Northwest with limited distribution in other states throughout the U.S. In addition, in collaboration with Native American tribes, we have recently developed a new sales, manufacturing, and distribution channel on tribal lands that we expect will increase and broaden the recognition of our brand as that network expands nationally.

Our growth strategy is based on three primary areas. First, we are focused on growing our direct-to-consumer (“DtC”) sales by shipping to legal purchasers to their homes where allowed. We currently use a three-tier compliant, third-party platform to conduct these sales and deliveries in 46 states in which approximately 96.8% of the U.S. population reside. This allows us to develop a relationship directly with the consumer through higher-margin sales while collecting valuable data about our best performing products. We can then use this data to target the consumer based on location, age, key demographics, and product types. With the data collected, we can also retarget and resell to these customers thereby generating more revenue.

We are also focused on growing our wholesale volume and revenue, which is supported by our DtC strategy. Our distributors resell our products through local, regional and key national accounts both on-premises and off-premises. By building brand recognition for key products in selected regions or states through DtC sales, we can better support the wholesale launch, marketing, and product pull-through of those products in partnership with wholesalers in those targeted states. While DtC sales result in singular high-margin sales, growing volume through wholesale distribution is the most efficient way to drive large-scale growth across retail chains.

Third, we are focused on expanded growth of our collaboration with Native American tribes through the TBN model we created. In concert with tribal partners, this sales channel includes Heritage-branded micro production hubs, Heritage-branded stores and tasting rooms, and the sale of our products and new tribally-branded products. In the typical TBN collaboration, the tribes will own these businesses and we will receive a royalty on gross sales through licenses we grant to use our brands, products, recipes, programs, IP, new product development, on-going compliance support, and the other support we provide. The TBN is expected to form a network of regional production hubs that will support product trials and sampling and will generate sales of finished, intermediate, and bulk spirits depending on location, equipment, and market. Importantly, because these premium spirits will be produced locally, we believe the TBN will promote the positioning of our brands as local and regional. We expect that, as the brands grow and the TBN footprint expands, there will be an important synergy with increased adoption and growth through our wholesale channels in the regions where the TBN locations are driving trial and awareness. Similarly, as demand for our products grows through our wholesale channels, there should be a positive effect on the demand for our products through the tribal distilleries.

Competitive Strengths

We attribute our success to the following competitive strengths:

•        Premium Aged Whiskeys.    We have been testing, distilling, and aging premium whiskeys since our inception over ten years ago. Unlike many new brands entering the premium craft whiskey and bourbon category that rely on sourced liquid for their blends, we chose to produce and age all of our own product in-house for our recently-launched super premium whisky line under our Stiefel’s Select label. This approach has allowed us to leverage our experience and our innovative distillation methods while taking advantage of the Pacific Northwest’s unique climate to produce aged whiskeys that are of the highest quality and authentic to our name. We introduced our first single barrel selections to the public in late 2022 under the Stiefel’s Select brand. The initial single barrel selections, which included a four-grain bourbon, a high rye bourbon, a wheated bourbon, a peated bourbon, a 100% rye whiskey, and a single malt whiskey, sold out quickly, and we have begun releasing more single barrel selections to the market. We expect to continue to release these whiskeys as either “single barrel picks” or “small batch blends” depending on the recipe and target market. We have been awarded a Double Gold Medal, Gold Medal, and Best of Category for our first releases of Stiefel’s Select by some of the most prestigious spirits competitions in the world, including at the San Francisco International Spirits Competition and the Fred Minnick Ascot Awards.

•        Purposefully Aligned Products.    We recently launched a new line of spirits called Special Operations Salute under our Salute Series of whiskeys in which we created a super-premium whiskey to generate high-margin revenue and raise donations for carefully-vetted non-profit groups that support active duty, retired and injured special operations heroes, veterans, first responders, and their families. Each bottle of our initial release comes in a specially-designed bespoke whiskey tube with a commissioned reproduction lithograph from Michael Solovey, a well-known military artist. Each bottle currently sells for $125, of which $10 is donated to our non-profit partners. Our current partners include 21 national and local charities, such as the Green Beret Foundation, the Marine Raider Foundation, the Honor Foundation, the Special Forces Foundation, the Army Special Operations Association, the Special Operations Memorial Foundation, and the Foundation for Exceptional Warriors, among others. Since the launch of the Army SOF version in late October 2023, we have sold more than 8,000 bottles directly to consumers in our tasting rooms and online, representing more than $1,000,000 in retail revenue. In May 2024, we launched a three-bottle set commemorating the 80th anniversary of D Day, which also features artwork by Michael Solovey depicting the combined air, land, and sea efforts of June 6, 1944, along the coast of Normandy, France. In the first month after our pre-sale launch on May 7, 2024, we sold more than 1,250 bottles of this series, with a portion of the proceeds going to the Green Beret Foundation and other partnering charities. These bottles retail for $95 each, plus taxes and shipping (if shipped DtC). We plan to launch additional versions honoring other branches of the military, first responders, and military special occasions. This new product follows on the successful seven years of learnings producing and selling 1st Special Forces Group whiskey, from which we supported Special Forces charities at Joint Base Lewis McChord. We view our new Special Operations Salute line to be a significant new development for our growth.

•        Compelling Product Offerings — Flavored Craft Spirits and Ready-to-Drink (“RTD”) Segments.    We offer a diverse line of traditional and flavored craft spirits and innovative and refreshing canned RTD alcoholic beverages with appealing taste profiles, such as Cocoa Bomb Chocolate Whiskey, Florescence Grapefruit & Pomelo Vodka, Peachy Bourbon Canned Cocktail, and Blood Orange Vodkarita. This is evidenced by the more than 300 awards we have received over the past ten years. We were the original creator of Flavored Bourbon, a flavored bourbon that won “World’s Best Flavored Whiskey” by Whiskey Magazine in London two years in a row. Through our recent acquisition of Thinking Tree Spirits Inc. (“Thinking Tree Spirits”), we added several of its super premium spirits to our portfolio of flavored craft spirits, including its Butterfly Pea Lavendar Vodka, which was named “Vodka of the Year” for 2023 by Wine and Spirits Magazine.

•        Differentiated Distribution Strategy.    We believe we have a strong distribution approach that increases the availability of our brands and product offerings to our target consumers.

•        Direct to Consumer (“DtC”).

•        We have five Heritage-branded tasting rooms and one Thinking Tree Spirits tasting room in the Pacific Northwest that allow us to sell directly to consumers and that we use to sample new products and ideas.

•        We also sell through e-commerce and engage in other subscription-based program activities to target customers to generate recurring revenue and customer loyalty. In March 2023, we contracted with a third-party e-commerce platform to sell online to consumers in 34 states via its three-tier compliant system. In March 2024, we ended that relationship and began migrating to LiquidRails, a third-party, three-tier compliant platform that relies on delivery to consumers via licensed retailers. This platform expands our DtC outreach to 45 states and the District of Columbia and eliminates our shipping costs to the consumer, which will help us to both increase our net margin and expand our sales opportunities. Prior to March 2023, we shipped directly to consumers in only nine states. We also recently added our offerings from our Special Operations Salute line onto the Seelbach’s DtC platform, a third-party, three-tier complaint DtC platform that is well known to whiskey enthusiasts around the country, which expanded our reach to a new whiskey-focused DtC audience. This DtC sales method allows us to collect high-margin sales and consumer data to drive future sales and to support the growth of our traditional spirits through the three-tier wholesale system.

•        In our Cask Club® program, consumers join as members and work with our distilling team to develop their own 10-liter barrel batches, which are custom aged, flavored, bottled, proofed, and labeled in our retail locations. Over the last ten years, we have demonstrated that this program creates repeat customer foot traffic in our tasting rooms and encourages members to bring friends and family to the locations to sample products, enjoy cocktails, and purchase products of their own. It also serves as an innovation laboratory that provides us with an opportunity to develop and test new products and concepts with the goal of bringing the strongest performers to the market.

•        In our Spirits Club®, a DtC subscription service, we offer members the opportunity to purchase three or four selections of spirits per year, which are automatically shipped to their homes or are available for pick up in our tasting rooms.

•        Wholesale.    We have distribution agreements with the two largest spirits distributors in the U.S., Southern Glazers Wine and Spirits (“SGWS”) and Republic National Distributing Company (“RNDC”), each of which has a dedicated sales force in our core states of Washington, Oregon, and Alaska focused on our portfolios. The revenues of these two distributors in 2023 collectively represented more than 50% of the market share of the total wine and spirits wholesale market in the U.S. Our existing wholesale footprint includes the seven states in the Pacific Northwest (Washington, Oregon, Alaska, Idaho, Montana, Utah, and Wyoming), Oklahoma, and special-order options in Virginia through the state liquor system. Since the beginning of 2024, we have secured new wholesale distribution in Kansas, Kentucky, and portions of Colorado, and we are in the final stages of implementing agreements with distributors in portions of Texas. We expect to begin wholesale distribution in the third quarter of 2024 in these new states. Our wholesale leadership team is actively meeting with additional distributors in other states, including several large beer wholesalers that are starting to distribute spirits as they see the volumes of beer in decline and the growth of spirits emerging in their markets, to expand our footprint for wholesale sales in 2024 and beyond.

•        Tribal Beverage Network.    According to 500nations.com, a website focused on Native American tribal casinos and casino gambling, there are currently 245 tribes in the U.S. operating 524 gaming operations in 29 states, generating annual revenues of approximately $32 billion. In most counties across the U.S. in which there are tribal casinos, the casinos are the largest accounts for spirits, beer, and wine in such counties. We believe a significant percentage of the millions of visitors collectively visiting those tribal-owned operations will patronize Heritage-branded TBN distillery tasting rooms to sample and consume cocktails, sign up for one or more of our subscription-based member programs, and purchase bottles of spirits to go. Under this model, the tribes exercise their tribal sovereignty and enter a new business with significant revenue and margin potential. The TBN model also includes us working with each of the participating tribes to develop their own unique brands to feature in their properties and regions.

We believe the TBN model is unique in the adult beverage industry. To set up this network, we have leveraged the role of our Chief Executive Officer in overturning in 2018 a 184-year-old federal law prohibiting Native Americans from distilling spirits on tribal lands. We designed the TBN to assist Native American tribes in developing a new business, complementary to their existing casino and entertainment businesses, to attract new visitors and consumers. By working with us, tribes get access to our expertise and our full portfolio of brands. We believe this is a significant new business opportunity for tribes with the potential for strong revenue and profit growth, allowing tribes to capture the full margin benefit as manufacturers, and the ability to collect and keep state spirits taxes for products made and sold on their sovereign land. Following the announcement of our partnership with the Tonto Apache Tribe in Arizona in 2023, in May 2024, we announced a landmark agreement with the Coquille Tribe of Oregon after helping them navigate negotiations with the Oregon Liquor Control Board to allow for the first tribal distillery in Oregon. This is the first of such agreements between a Native American tribe and one of the 18 liquor control states in the United States.

•        Co-Located Retail Spaces.    Our marketing plan includes partnering with some of the most highly-regarded premium craft spirits producers in key regions across the U.S. to co-brand and cross operate retail tasting rooms. Qualified partners must have the key attributes of high-quality products, a consumer-focused tasting room opportunity to drive trial and sales, and the ability to send and receive spirits in bulk for localized bottling. As we and these other producers cross-brand our collective tasting rooms to consumers who do not otherwise have access to them in their general markets, we believe we will collectively be driving more consumer trials and increased sales as well as building co-marketed brands in other regions of the country without the expense of new buildings, leased spaces, production capacity, employees or other capital expenditures.

•        Capital-Efficient and Scalable Operational Structure.    We have strategically structured, and plan to continue to structure, our organization and operations to minimize and most effectively manage our capital investment requirements while maintaining flexibility to rapidly scale our production capabilities to meet consumer demands. We do this by utilizing our internal distilling and bottling capabilities while leveraging a network of reputable third-party providers with industry expertise and experience performing various functions falling outside of our internal core competencies.

For example, we are able to contract with third-party canning and packaging companies to pack our RTDs rather than investing in the required equipment and supporting infrastructure and personnel for in-house canning operations. We can also source specific spirits or buy bulk spirits in the market or have them produced at tribal and non-tribal facilities under contract. We believe the planned expansion of the TBN will also enhance our ability to scale our production, distribution, and selling operations with limited capital expenditures across many regions of the U.S. while allowing us to retain “local” brand status in those areas. We plan to continually review the structure of our organization and operations, and to make any changes we deem necessary, to best accommodate our growth and changing market conditions.

•        Food and Beverage Industry Experience.    Our executive team and board of directors operate with a focus on human capital management and hold a firm belief that quality people with proven track records can produce quality results. Our leadership team and board of directors are made up of multi-disciplinary executives with proven track records of successfully launching, growing, and operating companies of all sizes and across many industries, including in the spirits industry.

Strategies for Growth

Our growth plan focuses on gaining brand and product visibility, thereby increasing sales and market share, by executing the following strategies:

•        Grow Brand Recognition for Our Principal Product Lines Through High-Margin DtC Sales.    By taking advantage of the internet and targeted digital marketing, we can place our brands in front of consumers and make direct sales to them. These sales generate high-margin revenue for us while building our customer database and product data. We plan to further leverage direct-to-consumer sales through company-owned tasting rooms, through the TBN, and through co-located tasting rooms. Growing on our successful launch of the Army Special Operations Salute, our D-Day 80th Anniversary edition, and adding new versions for other branches of the military, first responders, and military special events, we expect that our Special Operations Salute line of spirits will be an important part of our accelerating reach with consumers.

•        Grow Our Principal Product Lines Through High-Volume Distribution.    By leveraging the data we collect from our DtC sales, we plan to continue to produce and sell innovative, premium-branded products through our primary channels of distribution. These channels consist of wholesale distribution to retail establishments such as retail supermarkets, liquor stores, state liquor stores (in control states), hotels, casinos, bars, and restaurants.

•        Grow the TBN model.    One of our primary focus areas is the expansion of the TBN to create a national network of tribal spirits production and retail operation locations in or around tribal casinos and high-foot-traffic entertainment districts on tribal lands. We believe these operations will benefit from the fact that, as sovereign nations, tribes are exempt from a variety of state and local zoning and construction codes and can collect and keep state and local excise and sales taxes on the products they produce and sell on tribal lands, along with distributing products to their own properties.

•        Continue to Innovate New Products.    We plan to continue to employ a synergistic process of rapid development and testing of new products through DtC sales, sampling in our company-owned distilleries and tasting rooms, and, in collaboration with the TBN, selling products to consumers in our Heritage-branded TBN distilleries. Once we obtain positive feedback on a new product, we can then launch it for sale directly to consumers via the internet to generate revenue and collect more data from consumers across the country. With new data in hand, we can make decisions with our wholesale partners on which products should be taken to the wholesale market. This direct-to-consumer launch model is a strategy we have utilized since our inception. It has been an important part of our ability to launch, test, re-formulate, and re-launch products that have subsequently proven to be appealing to consumers.

•        Continue to Innovate Marketing Through the Adoption of Artificial Intelligence (“AI”).    We plan to continue testing new AI technology, methods, and tools focused on the creation of content, designs, themes, and audience identification to maximize the efficiency of our marketing efforts.

Recent Developments

Acquisition of Thinking Tree Spirits.    On February 21, 2024, we completed the acquisition of Thinking Tree Spirits for a purchase price equal to $670,686 plus the assumption of $365,000 of indebtedness. We paid the purchase price by initially issuing 50,972 shares of our common stock at the negotiated value of $13.16 per share, which is subject to adjustment to the price per share at which our common stock is sold in this offering. Assuming a purchase price of $5.00 per share of common stock in this offering (which is the midpoint of the price range reflected on the cover of this prospectus), we will be obligated to issue to the sellers an additional 83,165 shares of common stock. We believe the Thinking Tree Spirits brands will be valuable supplements to our existing product offerings and we intend to roll out the Thinking Tree Spirits product offerings through our DtC and wholesale distribution channels commencing in the second quarter of 2024. We also intend to co-brand the Thinking Tree Spirits tasting rooms with our Heritage tasting room and plan to open this combined location as our first co-branded tasting room in Eugene, Oregon late in the second quarter or early in the third quarter of 2024. We will be working to co-locate the production and retail tasting spaces of Thinking Tree Spirits in Eugene, Oregon with our current Eugene properties in the coming months, with the goal of earning higher-margin revenue from the core activities associated with producing and selling premium spirits as we transition away from low-margin contract production work.

Private Placement of Securities.    On June 15, 2024, we completed a private placement to six accredited investors of an aggregate of 183,000 shares of our Series A Convertible Preferred Stock (“Series A Preferred Stock”) and warrants to purchase an aggregate of 91,500 shares of common stock for an aggregate purchase price of $1,830,000, of which $675,000 was paid in cash and $1,155,000 was paid by the sale and transfer to us of an aggregate of 525 barrels of premium aged whiskey with an average value of $2,200 per barrel. Each share of Series A Preferred Stock has a stated value of $12.00 per share, pays dividends at the rate of 15% per annum of the stated value (or $1.80 per share), and is convertible by the holder at any time into a number of shares of common stock determined by dividing (a) an amount equal to 110% of the sum of (i) the stated value plus (ii) the amount of all accrued and unpaid dividends, by (b) the then-applicable conversion price. The Series A Preferred Stock is also mandatorily convertible on such basis on June 15, 2027, or at our option at any time on or after June 15, 2025. The conversion price of the Series A Preferred Stock is initially $5.00 per share or, if lower, the price per share at which our common stock is sold in this offering. The warrants issued in this offering have an exercise price equal to the $5.00 per share or, if lower, the price per share at which our common stock is sold in this offering and will expire on June 15, 2029; however, at any time after June 15, 2027, the warrants will automatically exercise on a cashless basis if our common stock has traded for five consecutive trading days at or above an amount equal to 125% of the exercise price of the warrants.

Risks Associated with Our Business

Our ability to execute our business strategy is subject to numerous risks, as more fully described in the section captioned “Risk Factors” immediately following this prospectus summary. You should read these risks before you invest in our common stock. Risks associated with our business include, but are not limited to, the following:

•        Our operating history and evolving business make it difficult to evaluate our prospects and risks.

•        We have a history of losses, anticipate increasing our operating expenses in the future, and may not achieve or maintain profitability in the future.

•        As we have incurred recurring operating losses and negative cash flows from operations since our inception, there is no assurance that we will be able to continue as a going concern absent additional financing, which we may not be able to obtain on favorable terms, or at all.

•        We could be materially adversely affected by health concerns such as, or similar to, the COVID-19 pandemic, food-borne illnesses, and negative publicity regarding food quality, illness, injury or other health concerns.

•        We face experienced and well capitalized competition and could lose market share to these competitors.

•        We could fail to attract, retain, motivate or integrate our personnel.

•        We may not be able to maintain and continue developing our reputation and brand recognition.

•        We could fail to maintain our company culture as we grow, which could negatively affect our business.

•        Our growth strategy will subject us to additional costs, compliance requirements, and risks.

•        We could fail to effectively manage our growth and optimize our organizational structure.

•        There may be uncertainties with respect to the legal systems in the jurisdictions in which we operate.

•        As we expand our product offerings, we may become subject to additional laws and regulations.

•        We may be subject to claims, lawsuits, government investigations, and other proceedings.

•        Our failure to protect or enforce our intellectual property rights could harm our business.

•        Claims by others that we infringed their intellectual property rights could harm our business.

•        Changes in laws relating to privacy and data protection could adversely affect our business.

•        We are subject to changing laws regarding regulatory matters, corporate governance, and public disclosure that could adversely affect our business or operations.

•        Our working capital deficiency, incurrence of significant losses, and required additional funding to meet our obligations and sustain our operations raise substantial doubt about our ability to continue as a going concern.

•        We could lose momentum with our TBN efforts, or fail to secure substantial numbers of new agreements, or fail to maintain the agreements we already have. As it relates to TBN, we could also see a degradation of our brand if we cannot ensure product quality and consistency throughout all locations.

•        Our failure to maintain an effective system of internal control over financial reporting could adversely affect our ability to present accurately our financial statements and could materially and adversely affect us, including our business, reputation, results of operations, financial condition or liquidity.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These provisions include, but are not limited to:

•        being permitted to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;

•        an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

•        reduced disclosure about executive compensation arrangements in our periodic reports, registration statements, and proxy statements; and

•        exemptions from the requirements to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are not choosing to “opt out” of this provision. We will remain an emerging growth company until the earliest of (i) the end of the fiscal year following the fifth anniversary of the completion of this offering, (ii) the first fiscal year after our annual gross revenues exceed $1.235 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue is less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Our Corporate Information

We were incorporated in the State of Delaware on April 25, 2019. Heritage Distilling Company, Inc. (“HDC”) was incorporated in the State of Washington on July 19, 2011 to own and operate a network of craft distilleries for the purpose of creating products and services around craft distilling, blending, bottling, and marketing premium distilled spirits. HDC’s first distillery began production in late 2012 in Gig Harbor, WA. On March 4, 2019, as part of a corporate restructuring, HDC became our wholly-owned subsidiary. As a result of the restructuring, we are a holding company and HDC and Thinking Tree Spirits are our operating subsidiaries through which all of our business is conducted. Our principal executive offices are located at 9668 Bujacich Road, Gig Harbor, Washington 98332, and our telephone number is (253) 509-0008. Our website address is www.HeritageDistilling.com. Information on our website is not part of this prospectus.

About This Offering

Shares offered by us	1,500,000 shares.
Common stock issued and outstanding prior to this offering	6,613,875 shares.
Common stock to be issued and outstanding after this offering	8,113,875 shares, or 8,338,875 shares if the underwriters exercise their over-allotment option in full.
Over-allotment option

The underwriters have an option for a period of 30 days to purchase from us up to an additional 225,000 shares of common stock, at the assumed public offering price of $5.00, which is the midpoint of the price range reflected on the cover of this prospectus, less the underwriting discounts and commissions, solely to cover over-allotments, if any.

Concurrent Private Placement

In a concurrent private placement, we are selling to certain purchasers of shares of our common stock in this offering Common Warrants to purchase 500,000 shares of our common stock at an exercise price of $0.01 per share. The Common Warrants will be sold to such purchasers for a purchase price per Common Warrant equal to the price per share at which the common stock is sold in this offering less $0.01. The Common Warrants and the shares of our common stock issuable upon the exercise of such warrants are not being offered pursuant to this prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See “Private Placement Transaction.”

Use of proceeds

We currently intend to use the net proceeds from this offering and the net proceeds from the sale of the Common Warrants for working capital and other general corporate purposes, including the purchase of raw goods and materials, equipment purchases and modifications, marketing and sales, general operating expenses, and the hiring of additional personnel. See “Use of Proceeds.”

Lock-up

We, our directors and executive officers and certain shareholders have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, shares of common stock during a period ending 180 days after the date of this prospectus, without first obtaining the written consent of the Representative of the underwriters.

Representative Warrants

We have agreed to issue to the Representative of the underwriters warrants to purchase up to 5% of the number of shares of common stock sold in this offering. The warrants will be exercisable at any time, and from time to time, in whole or in part, during the five (5) year period commencing 180 days from the commencement of sales of the common stock in this offering, which is also the effective date of the registration statement of which this prospectus is a part, which period is in compliance with applicable FINRA rules. The warrants are exercisable at a per share price equal to $           per share, or 100% of the public offering price per share of common stock sold in this offering.

Risk Factors	See “Risk Factors” commencing on page 13 for a discussion of certain factors to consider carefully before deciding to purchase any shares of common stock.
Proposed Nasdaq Symbol	We have applied to list our common stock on The Nasdaq Capital Market under the symbol “CASK.” No assurance can be given that a liquid trading market will develop for our common stock.

The number of shares of our common stock to be outstanding after this offering is based on 432,456 shares of common stock outstanding as of March 31, 2024, and gives effect to (i) the issuance of 83,165 additional shares of common stock upon the completion of this offering in connection with our acquisition of Thinking Tree Sprits (assuming a public offering price of $5.00 per share of common stock in this offering, which is the midpoint of the price range reflected on the cover of this prospectus), (ii) the exchange of certain promissory notes (including accrued interest) and certain warrants subsequent to March 31, 2024 for an aggregate of 5,971,363 shares of our common stock, and (iii) the exercise on June 5, 2024 of prepaid warrants to purchase 126,891 shares of common stock, and excludes:

•        Up to 908,334 shares of our common stock issuable upon the exercise of warrants with an exercise price of $6.00 per share that expire in August 2028;

•        927,430 shares of our common stock issuable upon the exercise of pre-paid warrants that will automatically exercise without the payment of additional consideration at any time that the holder beneficially owns a number of shares of common stock that is less than 4.99% of our outstanding shares of common stock for a number of shares that would cause the holder to beneficially own up to 4.99% of our outstanding shares of common stock;

•        6,164 shares of our common stock issuable upon the exercise of outstanding stock options issued under our 2019 Equity Incentive Plan with an exercise price of $157.89 per share that expire between June 2025 and November 2026;

•        243,089 shares of our common stock issuable upon the settlement of outstanding restricted stock units under our 2019 Equity Incentive Plan that will settle upon the expiration of the lock-up period described in the “Underwriting” section of this prospectus;

•        Up to 762,984 shares of common stock issuable upon the exercise of warrants to be issued upon the closing of this offering to our common stockholders of record as of May 31, 2023, that will be exercisable, if at all, when the volume weighted average price per share (“VWAP”) of our common stock over a 10-trading-day period reaches 200% of the price per share at which common stock is sold in this offering provided the warrant holder continuously holds the shares such holder owned on May 31, 2023 through the date the warrant is exercised, and that will expire on the second anniversary of the closing of this offering;

•        Up to 1,525,968 shares of common stock issuable upon the exercise of warrants to be issued upon the closing of this offering to our common stockholders of record as of May 31, 2023, that will be exercisable, if at all, when the VWAP of our common stock over a 10-trading-day period reaches 300% of the price per share at which common stock is sold in this offering, provided the warrant holder continuously holds the shares such holder owned on May 31, 2023 through the date the warrant is exercised, and that will expire on the 42-month anniversary of the closing of this offering;

•        Up to 1,907,460 shares of common stock issuable upon the exercise of warrants to be issued upon the closing of this offering to our common stockholders of record as of May 31, 2023, that will be exercisable, if at all, when the VWAP of our common stock over a 10-trading-day period reaches 500% of the price per share at which common stock is sold in this offering, provided the warrant holder continuously holds the shares such holder owned on May 31, 2023 through the date the warrant is exercised, and that will expire on the 42-month anniversary of the closing of this offering;

•        Up to 91,500 shares of common stock issuable upon the exercise of warrants with an exercise price of $5.00 per share or, if lower, the price per share at which our common stock is sold in this offering that expire in June 2029;

•        Up to 500,000 shares of common stock issuable upon exercise of the Common Warrants with an exercise price of $0.01 per share;

•        Up to 555,588 shares of common stock issuable upon conversion of the outstanding Series A Preferred Stock (assuming a conversion price of $5.00 per share, which is the midpoint of the price range reflected on the cover of this prospectus);

•        Up to              shares of common stock (             shares if the underwriters’ over-allotment option is exercised in full) issuable upon the exercise of the Representative’s Warrants at an exercise price equal to the price per share at which our common stock is sold in this offering; and

•        Up to 2,500,000 shares of our common stock reserved for future issuance under our 2024 Equity Incentive Plan and up to 7,247 shares of our common stock reserved for future issuance under our 2019 Equity Incentive Plan.

Except as otherwise noted, all information in this prospectus:

•        gives effect to the 0.57-for-one reverse stock split of our outstanding shares of common stock that occurred on May 14, 2024;

•        assumes no exercise of the underwriters’ option to purchase up to 225,000 additional shares of common stock in this offering; and

•        assumes no exercise of the outstanding options and warrants described above.

SELECTED FINANCIAL INFORMATION

The following table sets forth a summary of our historical financial data as of, and for the periods ended on, the dates indicated. The operating data for the years ended December 31, 2023 and 2022 and the balance sheet data as of December 31, 2023 and 2022 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The operating data for the three months ended March 31, 2024 and 2023 and the balance sheet data as of March 31, 2024 have been derived from our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus. The unaudited interim condensed consolidated financial statements were prepared on the same basis as our audited consolidated financial statements. In our opinion, such financial statements include all adjustments, consisting of normal recurring adjustments, that we consider necessary for a fair presentation of the financial information for those periods. The summary financial data should be read with the financial statements and the accompanying notes included in this prospectus. In addition, the summary financial data should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

	Three Months Ended March 31,		Year Ended December 31,
	2024	2023	2023	2022
Operating Data:
Net sales	$1,706,159	$1,597,072	$7,971,224	$8,309,566
Gross profit	408,537	224,168	2,151,041	2,212,426
Loss from operations	(2,226,870)	(3,527,689)	(11,264,559)	(11,827,342)
Gain on investments	3,421,222	—	—	—
Change in fair value of convertible notes	(571,089)	(416,874)	(22,764,854)	2,117,636
Change in fair value of warrant liabilities	430,208	6,874	(240,159)	148,364
Net income/(loss)	452,839	(4,528,618)	(36,798,419)	(12,268,216)
	Pro Forma March 31, 2024(1)	As of March 31, 2024	As of December 31,
			2023	2022
Balance Sheet Data:
Cash	$453,552	$453,552	$76,878	$223,034
Total assets	31,185,040	31,185,040	26,268,232	27,959,107
Current liabilities	26,909,806	46,918,264	62,848,642	21,853,356
Long-term liabilities	3,944,087	27,236,393	6,842,046	12,737,042
Total liabilities	30,853,893	74,154,657	69,690,688	34,590,398
Total stockholders’ equity/(deficit)	331,147	(42,969,617)	(43,422,456)	(6,631,291)

____________

(1)      Pro forma balance sheet data presented above includes the reclassification of certain liabilities to stockholders’ equity upon the closing of this offering, which is (i) the remaining prerequisite for the unconditional exchange of certain convertible notes into equity and (ii) the event that fixes the strike price of the related warrants, thereby triggering the reclassification of both the notes and the related warrant liabilities from liabilities to stockholders’ equity. See Note 16 to our unaudited interim condensed consolidated financial statements for the three months ended March 31, 2024 included elsewhere in this prospectus.

Non-GAAP Financial Measures

Adjusted net loss is a supplemental measure of our performance not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We define adjusted net loss as net loss before the change in value of the convertible notes and change in value of the warrant liabilities. The most directly comparable GAAP measure is net loss. Adjusted net loss is not a recognized term under GAAP and should not be considered as an alternative to net loss as a measure of financial performance or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. In addition, in evaluating adjusted net loss, you should be aware that in the future we may incur expenses similar to the adjustments in the presentation of adjusted net loss. The presentation of adjusted net loss should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Because not all companies use identical calculations, the presentations of adjusted net loss may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

We present this non-GAAP measure because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes adjusted net loss is useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses adjusted net loss to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.

There are a number of limitations related to the use of adjusted net loss rather than net loss, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. Some of these limitations are:

•        Adjusted net loss does not reflect the cash requirements necessary to service interest on our debt, which affects the cash available to us;

•        Adjusted net loss does not reflect change in fair value of financial instruments since it does not reflect our core operations and is a non-cash expense;

•        the expenses and other items that we exclude in our calculations of adjusted net loss may differ from the expenses and other items, if any, that other companies may exclude from adjusted net loss when they report their operating results.

In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

The following table reconciles net loss to adjusted net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP.

	Three Months Ended March 31, 2024	Years Ended December 31,
		2023	2022
Reconciliation of Net Loss to Adjusted Net Loss:
Net income/(loss)	$452,839	$(36,798,419)	$(12,268,216)
Add back: Change in fair value of convertible notes	571,089	22,764,854	(2,117,636)
Add back: Change in fair value of warrant liabilities	(430,208)	240,159	(148,364)
Adjusted net income (loss)	$593,720	$(13,793,406)	$(14,534,216)

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, including our financial statements, the notes thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our securities. The occurrence of any of the following risks could have a material and adverse effect on our business, reputation, financial condition, results of operations and future growth prospects, as well as our ability to accomplish our strategic objectives. As a result, the trading price of our securities could decline, and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and stock price.

Risks Related to Our Financial Position and Capital Needs

We have a history of losses, anticipate increasing our operating expenses in the future and may not achieve or maintain profitability in the future.

We have a history of operating losses, including operating losses of $2,226,869, $11,264,559 and $11,827,342 for the three months ended March 31, 2024 and the years ended December 31, 2023 and 2022, respectively, and have incurred net losses in each year since our inception other than in 2021, the year in which we sold a controlling interest in our B S B — B rown S ugar B ourbon (“Flavored Bourbon”) brand. We had an accumulated deficit of $75,443,663 at March 31, 2024 (after taking into account all convertible note conversions and the recognition of the associated fair value changes), and there can be no assurance if or when we will produce sufficient revenue from our operations to support our costs. We must generate and sustain higher revenue levels in future periods to become profitable, and, even if we do, we may not be able to maintain or increase our profitability. We expect to continue to incur losses for the foreseeable future as we expend substantial financial and other resources on, among other things:

•        sales and marketing, including expanding our direct sales organization and marketing programs, particularly for larger customers and for expanding our Tribal Beverage Network efforts;

•        investments in our distillation and production team, and the development of new formulations and enhancements of our existing brands;

•        expansion of our ready-to-drink canned cocktails into national distribution;

•        hiring additional personnel to add to our production teams if we can successfully increase our wholesale sales; and

•        general administration, including legal, accounting and other expenses related to being a public company.

These expenditures may not result in additional revenue or the growth of our business. Accordingly, we may not be able to generate sufficient revenue to offset our expected cost increases and achieve and sustain profitability. If we fail to achieve and sustain profitability, the market price of our common stock could decline.

As we have incurred recurring operating losses and negative cash flows from operations since our inception, there is no assurance that we will be able to continue as a going concern absent additional financing, which we may not be able to obtain on favorable terms, or at all.

We have incurred operating losses since our inception and there can be no assurance if or when we will produce sufficient revenue from our operations to cover our costs. Even if profitability is achieved in the future, we may not be able to sustain profitability consistently. We expect to continue to incur substantial losses and negative cash flow from operations for the foreseeable future. Our financial statements included in this prospectus have been prepared assuming that we will continue as a going concern. However, we have concluded that, absent access to additional working capital, substantial doubt about our ability to continue as a going concern exists and our auditors have referred to this in their audit report on our audited consolidated financial statements for the years ended December 31, 2023 and 2022. As a result, it may be more difficult for us to attract investors. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our products and services.

Our ability to obtain additional financing will be subject to many factors, including market conditions, our operating performance and investor sentiment. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay or scale back our operations or obtain funds by entering into agreements on unattractive terms, which would likely have a material adverse effect on our business, stock price and our business relationships with third parties, at least until additional funding is obtained. If we do not have sufficient funds to continue operations, we could be required to seek bankruptcy protection or other alternatives, including selling some or all of our aging barreled spirits inventory or equipment. The sale of such assets could impact our operations and our ability to produce products for sale and diminish future revenue opportunities. Any of these actions would likely result in our stockholders losing some or all of their investment in us.

We do not have any credit facilities as a source of future funds, and if we need additional financing after this offering, there can be no assurance that we will be able to raise sufficient additional capital on acceptable terms, or at all. We may seek additional capital through a combination of private and public equity offerings, debt financing and strategic collaborations. If following this offering we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, and these newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders. Debt financing, if obtained, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, which could increase our expenses and require that our assets secure such debt. Moreover, any debt we incur must be repaid regardless of our operating results.

Our future capital needs are uncertain, and we may need to raise additional funds to support those needs.

We believe the net proceeds from this offering and the cash generated from our current operations will enable us to fund our operations for a minimum of 12 months following the consummation of this offering. However, we may need to seek significant future financing, namely to:

•        develop or acquire additional brands or products;

•        expand our sales and marketing efforts to further commercialize our products and TBN-related services;

•        hire additional personnel;

•        add operational, financial and management information systems;

•        pay increased expenses as a result of operating as a public company; and

•        expand our research and development efforts to expand and improve our product offerings and to successfully launch new products;

Our future funding requirements will depend on many factors, including:

•        market acceptance of our products and services;

•        the cost and timing of establishing additional sales, marketing and distribution capabilities;

•        our ability to expand the TBN and to generate royalty revenues therefrom;

•        the cost of our research and development activities;

•        the success of our existing distribution and marketing arrangements and our ability to enter into additional arrangements in the future; and

•        how competing products and market developments in our industry impact our position in the market and how consumers view us and our products.

There can be no assurance that we will be able to obtain additional funds on acceptable terms, or at all. Our ability to obtain additional financing will be subject to market conditions, our operating performance and investor sentiment, among other factors. If we raise additional funds by issuing equity or equity-linked securities, our stockholders may experience dilution. Future debt financing, if available, may involve covenants restricting our operations or our ability to incur additional debt. Any debt or equity financing may contain terms that are not favorable to us or our stockholders. If we do not have, or are not able to obtain, sufficient funds, we may have to delay development or commercialization of our products. We also may have to reduce marketing, customer support or other resources devoted to our products or cease operations. Any of these factors could have a material adverse effect on our financial condition, operating results, and general business operations.

We may continue to have limited capital depending on the amount of net proceeds we receive from this offering, how our funds are managed and how well our products and services continue to be received in the marketplace.

There can be no assurance that we can timely realize our business plan, if at all, to reach sustainable revenues to cover future operational costs or new obligations that we may incur to expand our operations. Any material deviation from our business plan timetable could require us to seek additional capital. There can be no assurance that such capital would be available at reasonable cost, or that it would not materially dilute the investment of our stockholders if it were obtained.

Our senior secured lender may accelerate our indebtedness and foreclose on our assets.

In the past, we have not met certain financial covenants required pursuant to the terms of our loan agreement with our senior secured lender. These covenants include semi-annual minimum liquidity tests, semi-annual minimum interest coverage ratios and semi-annual minimum EBITDA ratios. In addition, in the past, we have missed certain reporting deadlines required pursuant to the terms of such loan agreement. While we have secured a waiver of those past covenant defaults, and have entered into a loan modification agreement that reduces our reporting requirements and our financial covenants, there is no guarantee that our senior secured lender will continue to waive future defaults, if any. If our senior secured lender were to declare a default and accelerate our indebtedness under those circumstances, or were to seize our assets, it would be very difficult, if not impossible, for us to continue normal operations. Such a result would likely have a material adverse effect on our business, liquidity, financial condition and results of operations and result in our stockholders losing some or all of their investment in us.

Sustained or increasing inflation could adversely impact our operations and our financial condition.

The inflation rate could remain high or increase in the foreseeable future. This could put cost pressure on our company faster than we can raise prices on our products. In such cases, we could lose money on products, or our margins or profits could decline. In other cases, consumers may choose to forgo making purchases that they do not deem to be essential, thereby impacting our growth plans. Likewise, labor pressures could continue to increase as employees become increasingly focused on their own standard of living, putting upward labor costs on our company before we have achieved some or all of our growth plans. Our management continues to focus on cost containment and is monitoring the risks associated with inflation and will continue to do so for the foreseeable future. However, sustained or increasing inflation could adversely impact our operations, results of operations and financial condition.

Higher interest rates could adversely affect our ability to obtain debt financing and our operating results.

Interest rates have been rising lately, and there are no signs that rates will drop soon. If interest rates continue to rise or remain higher than we have experienced in recent history, there is a risk it will cost more for us to conduct our business or to get access to credit. There is also a risk that consumers may feel increased economic pressure and not be willing to spend on our goods or services. Management continues to focus on interest rates and their impact on our business, the cost of borrowing and the potential impacts on our future capital-raising efforts.

Small Business Association (“SBA”) Paycheck Protection Program (“PPP”) loan repayment risk and timing.

In April 2022, we were advised we may have received a PPP loan over the amount we were qualified for in Round 1 of that program, and in April 2023, we received a similar notification for our Round 2 PPP loan. Those loans were part of the federal government’s relief package in response to the COVID-19 pandemic. The SBA had forgiven both loans as we had followed all rules associated with the use of proceeds under that program. It is possible that the SBA may determine that we must repay some of the amounts we received as PPP loans. If a demand is made by the SBA for some repayment, it is unclear at this time what the payment term length would be for such repayment and there is a risk that the SBA may require immediate payment or payment on a timeline that is shorter than we anticipate. Any demand for repayment could reduce our working capital and available cash in a way that adversely impacts on our ability to execute our business and operating plans. If the SBA demands that we repay any amounts owed more than the amount of our available cash, it could force us to raise new capital under less than favorable terms that could be dilutive to stockholders, or to take on debt that could have higher borrowing costs. As of March 31, 2024, the total exposure for these two loans was $2,269,456, plus accrued interest of $90,156.

We could be materially adversely affected by health concerns such as, or similar to, the COVID-19 pandemic, food-borne illnesses, and negative publicity regarding food quality, illness, injury or other health concerns.

The United States and other countries have experienced, or may experience in the future, outbreaks of viruses, such as the current outbreak of the COVID-19 pandemic, norovirus, Avian Flu or “SARS,” or H1N1. If a virus is transmitted by human contact, our employees or customers may become infected, or may choose, or be advised, to avoid gathering in public places, any of which may adversely affect the customer traffic of our tasting rooms and our ability to adequately staff our tasting rooms, receive deliveries on a timely basis or perform functions at the corporate level. We also may be adversely affected if jurisdictions in which we, or the tribes in our TBN, have distilleries or tasting rooms impose mandatory closures, seek voluntary closures or impose restrictions on operations. Even if such measures are not implemented and a virus or other disease does not spread significantly, the perceived risk of infection or significant health risk may adversely affect our business.

A health pandemic (such as the COVID-19 pandemic) is a disease outbreak that spreads rapidly and widely by infection and affects many individuals in an area or population at the same time. Our tasting rooms are places where people can gather for human connection. Customers might avoid public gathering places in the event of a health pandemic, and local, regional or national governments might limit or ban public gatherings to halt or delay the spread of disease. The impact of a health pandemic on us might be disproportionately greater than on other food service locations that have lower customer traffic and that depend less on the gathering of people.

In addition, we cannot guarantee that our operational controls and employee training will be effective in preventing food-borne illnesses, food tampering and other food safety issues that may affect our tasting rooms. Food-borne illness or food tampering incidents could be caused by customers, employees or food suppliers and transporters and, therefore, could be outside of our control. Any negative publicity relating to health concerns or the perceived or specific outbreaks of food-borne illnesses, food tampering or other food safety issues attributed to one or more of our tasting rooms, or the tasting rooms of any of the tribes in our TBN, could result in a significant decrease in guest traffic in all of our tasting rooms or the tasting rooms of the tribes in our TBN, and could have a material adverse effect on our results of operations. Furthermore, similar publicity or occurrences with respect to other tasting rooms or restaurants could also decrease our guest traffic and have a similar material adverse effect on our results of operations and financial condition.

COVID-19 did not have a material impact on our operations, supply chain, liquidity or capital resources in 2023 as all state restrictions were lifted in 2022. However, future shutdowns related to additional or increased outbreaks could have a negative impact on our operations, including voluntary or mandatory temporary closures of our facilities or offices; interruptions in our supply chain, which could impact the cost or availability of raw materials; disruptions or restrictions on our ability to travel or to market and distribute our products; reduced consumer demand for our products or those of our customers due to bar and restaurant closures or reduced consumer traffic in bars, restaurants and other locations where our products or those of our customers are sold; and labor shortages. Because of our industry, we were deemed an “essential business” in the states in which we operate (Washington and Oregon), which allowed us to remain open during the COVID-19 pandemic. In the event of future shutdowns related to additional or increased outbreaks of COVID-19 or any other health crises, we expect that we would qualify for the same “essential business” designation, which would allow us to remain operational and limit the impact to our business of any such shutdowns.

Furthermore, our facilities and those of our customers and suppliers have been required to comply with additional regulations and may be required to comply with new regulations imposed by state and local governments in response to the COVID-19 pandemic, including COVID-19 safety guidance for production and manufacturing facilities. Compliance with these measures, or new measures, may cause increases in the cost, or delays or a reduction in the volume of products produced at our facilities or those of the TBN partners of suppliers. The

COVID-19 outbreak has also disrupted credit markets and may continue to disrupt or negatively impact credit markets, which could adversely affect the availability and cost of capital. Such impacts could limit our ability to fund our operations and satisfy our obligations.

The extent of the impact on our business, financial condition, and results of operations from any future shutdowns is dependent on the length of time in which society, consumers, the supply chain and markets return to pre-shutdown “normal” levels of operations, if they do at all, and whether we qualify for “essential business” designation in the states in which we operate. The response to any future shutdowns may adversely impact our business, financial condition, and results of operations in one or more ways not identified to date.

Our current working capital deficiency, incurrence of significant losses and required additional funding to meet our obligations and sustain our operations raise substantial doubt about our ability to continue as a going concern. Furthermore, our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited consolidated financial statements included in this prospectus.

The report from our independent registered public accounting firm on our financial statements for the years ended December 31, 2023 and 2022 includes an explanatory paragraph stating that our working capital deficiency, incurrence of significant losses and need to raise additional funds to meet our obligations and sustain our operations raise substantial doubt about our ability to continue as a going concern. We expect to continue to incur substantial losses and negative cash flow from operations for the foreseeable future. Our financial statements included in this prospectus have been prepared assuming that we will continue as a going concern. If, following this offering, we are unable to obtain sufficient funding to support our growth plans, our business, prospects, financial condition and results of operations could be materially and adversely affected, and we may be unable to continue as a going concern. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our audited consolidated financial statements, and it is likely that investors will lose all or a part of their investment. Such action could also trigger a foreclosure by our senior secured lender, which would have a material adverse effect on our business operations. After this offering, future reports from our independent registered public accounting firm may also contain statements expressing doubt about our ability to continue as a going concern. If, following this offering, we seek additional financing to fund our future business activities and there remains doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms or at all.

We may be subject to litigation from vendors for unpaid invoices, which could materially affect our business, results of operations, financial condition or liquidity.

We have accrued sums of accounts payable for past services rendered by vendors that are overdue and, while those vendors have exhibited patience in waiting to get paid, there is a risk that one or more of them could initiate litigation against us in an attempt to force payment of the amounts owed. In such a case, the litigation could cause us to incur significant costs defending such action. A successful suit could also hurt our credit standing, making it more difficult or expensive for us to secure additional funding or lines of credit in the future. Any penalties or fines associated with such judgments could also change or increase the amounts we owe or change the timing of payments owed in a way that affects our projected cash flow or use of proceeds from this offering.

Our failure to maintain an effective system of internal control over financial reporting could adversely affect our ability to present accurately our financial statements and could materially and adversely affect us, including our business, reputation, results of operations, financial condition or liquidity.

Our independent registered public accounting firm identified material weaknesses in our internal controls over financial reporting in connection with the preparation of our financial statements and audit as of and for the year ended December 31, 2023, which relate to a deficiency in the design and operation of our financial accounting and reporting controls. Specifically, the material weaknesses resulted from (i) a lack of segregation of duties within the financial accounting and reporting processes due to limited personnel and (ii) a lack of adequate and precise review of account reconciliations and journal entries resulting in audit adjustments. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis.

We have begun to address and remediate such material weaknesses by hiring a Chief Financial Officer with significant accounting and public company financial reporting and compliance experience. While we intend to implement additional measures to remediate the material weaknesses, there is no guarantee that they can be remediated in a timely fashion or at all. Our failure to correct these material weaknesses could result in inaccurate financial statements and could also impair our ability to comply with the applicable financial reporting requirements on a timely basis. While we believe we have addressed any regulatory or financial reporting issues highlighted by our auditor, such compliance issues, should they materialize or persist, could cause investors to lose confidence in our reported financial information and may result in volatility in and a decline in the market price of our securities, as well as adverse directions from federal, state and local regulatory authorities.

Before closing this offering, we are not subject to the Sarbanes-Oxley Act. Following this offering, Section 404 of the Sarbanes-Oxley Act will require that we include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 10-K. It may take us time to develop the requisite internal control framework. Our management may conclude that our internal control over financial reporting is not effective, or the level at which our controls are documented, designed or reviewed is not adequate, and may result in our independent registered public accounting firm issuing a report that is qualified. In addition, the reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to complete our evaluation testing and any required remediation promptly.

Risks Related to Our Business Model

We face significant competition with an increasing number of products and market participants that could materially and adversely affect our business, results of operations and financial results.

Our industry is intensely competitive and highly fragmented. Our craft spirits compete with many other domestic and foreign premium whiskies and other spirits. Our products also compete with popularly-priced generic whiskies and with other alcoholic and, to a lesser degree, non-alcoholic beverages, for drinker acceptance and loyalty, shelf space and prominence in retail stores, presence and prominence on restaurant alcoholic beverage lists and for marketing focus by our distributors, many of which carry extensive portfolios of spirits and other alcoholic beverages. We compete on the basis of product taste and quality, brand image, price, service and ability to innovate in response to consumer preferences. This competition is driven by established companies and new entrants in our markets and categories. In the United States, spirits sales are relatively concentrated among a limited number of large suppliers, including Diageo plc (NYSE:DEO), Pernod Ricard SA, E & J Gallo Winery, Proximo Spirits, Sazerac Company, MGP, and Constellation Brands, Inc. (NYSE:STZ), among others. These and our other competitors may have more robust financial, technical, marketing and distribution networks and public relations resources than we have. As a result of this intense competition, combined with our growth goals, we have experienced and may continue to face upward pressure on our selling, marketing and promotional efforts and expenses. There can be no assurance that in the future we will be able to successfully compete with our competitors or that we will not face greater competition from other distilleries, producers and beverage manufacturers.

If we are unable to successfully compete with existing or new market participants, or if we do not effectively respond to competitive pressures, we could experience reductions in market share and margins that could have a material and adverse effect on our business, results of operations and financial results.

We compete in an industry that is brand-conscious, so brand name recognition and acceptance of our products are critical to our success.

Our business is substantially dependent upon awareness and market acceptance of our products and brands by our targeted consumers. In addition, our business depends on the acceptance by our independent distributors of our brands as beverage brands that have the potential to provide incremental sales growth rather than reduce distributors’ existing beverage sales. Although we believe we have been successful in establishing our brands as recognizable brands in the regional Pacific Northwest premium craft spirits industry, we may be too early in the product life cycle of these brands to determine whether our products and brands will achieve and maintain satisfactory levels of acceptance by independent distributors, retail customers and consumers. We believe the success of our brands will also be substantially dependent upon acceptance of our product name brands. Accordingly, any failure of our brands to maintain or increase acceptance or market penetration would likely have a material adverse effect on our revenues and financial results.

A reduction in consumer demand for whisky, vodka, gin, RTDs and other spirits, which may result from a variety of factors, including demographic shifts and decreases in discretionary spending, could materially and adversely affect our business, results of operations and financial results.

We rely on consumers’ demand for our craft spirits. While over the past several years there have been modest increases in consumption of beverage alcohol in most of our product categories and geographic markets, there have been periods in the past in which there were substantial declines in the overall per capita consumption of beverage alcohol products in the U.S. and other markets in which we participate or plans to participate. Consumer preferences may shift due to a variety of factors, including changes in demographic or social trends, changes in discretionary income, public health policies and perceptions and changes in leisure, dining and beverage consumption patterns. Our success will require us to anticipate and respond effectively to shifts in consumer behavior and drinking tastes. If consumer preferences were to move away from our Heritage Distilling or other brands, our results of operations would be materially and adversely affected.

A limited or general decline in consumer demand could occur in the future due to a variety of factors, including:

•        a general decline in economic or geopolitical conditions;

•        a general decline in the consumption of alcoholic beverage products in on-premises establishments, such as those that may result from smoking bans and stricter laws relating to driving while under the influence of alcohol and changes in public health policies, including those implemented to address the COVID-19 pandemic;

•        a generational or demographic shift in consumer preferences away from whiskies and other spirits to other alcoholic beverages or non-alcoholic beverages;

•        increased activity of anti-alcohol groups;

•        increased regulation placing restrictions on the purchase or consumption of alcoholic beverage products;

•        concern about the health consequences of consuming alcoholic beverage products; and

•        increased federal, state, provincial, and foreign excise, or other taxes on beverage alcohol products and increased restrictions on beverage alcohol advertising and marketing.

Demand for premium spirits brands, like ours, may be particularly susceptible to changing economic conditions and consumer tastes, preferences and spending habits, particularly among younger demographic groups, which may reduce our sales of these products and adversely affect our profitability. For instance, a reduction in the overall number of consumers over the legal drinking age, but who are relatively new to the market, may choose to consume less alcohol, or to stop consuming alcohol altogether. An unanticipated decline or change in consumer demand or preference could also materially impact on our ability to forecast future production requirements, which could, in turn, impair our ability to effectively adapt to changing consumer preferences. Any reduction in the demand for our spirits products would materially and adversely affect our business, results of operations and financial results.

Adverse public opinion about alcohol could reduce demand for our products.

In the past, anti-alcohol groups have advocated successfully for more stringent labeling requirements, higher taxes and other regulations designed to discourage alcohol consumption. More restrictive regulations, negative publicity regarding alcohol consumption and/or changes in consumer perceptions of the relative healthfulness or safety of beverage alcohol could decrease sales and consumption of alcohol and thus the demand for our products. This could, in turn, significantly decrease both our revenues and our revenue growth, causing a decline in our results of operations.

Due to the three-tier alcohol beverage distribution system in the United States, we are heavily reliant on our distributors that resell alcoholic beverages in all states in which we do business. Our inability to obtain distribution in some states, or a significant reduction in distributor demand for our products, would materially and adversely affect our sales and profitability.

Due to regulatory requirements in the United States, we sell a significant portion of our craft spirits to wholesalers for resale to retail accounts. A change in the relationship with any of our significant distributors could harm our business and reduce our sales. The laws and regulations of several states prohibit changes of distributors, except under certain limited circumstances, making it difficult to terminate or otherwise cease working with a distributor for poor performance without reasonable justification, as defined by applicable statutes. Any difficulty or inability to replace a distributor, poor performance of our major distributors or our inability to collect accounts receivable from our major distributors could harm our business. In addition, an expansion of the laws and regulations limiting the sale of our spirits would materially and adversely affect our business, results of operations and financial results. There can be no assurance that the distributors and accounts to which we sell our products will continue to purchase our products or provide our products with adequate levels of promotional support, which could increase competitive pressure to increase sales and marketing spending and could materially and adversely affect our business, results of operations and financial results.

Failure of third-party distributors upon which we rely could adversely affect our business.

We rely heavily on third-party distributors for the sale of our products to retailers, restaurants, bars, hotels, casinos, entertainment venues and other accounts. We expect sales to distributors to represent an increasingly substantial portion of our future net sales as we continue to grow our network of wholesale distributors. Consolidation among distributors or the loss of a significant distributor could have a material adverse effect on our business, financial condition and results of operations. Our distributors may also provide distribution services to competing brands, as well as larger, national or international brands, and may be to varying degrees influenced by their continued business relationships with other larger beverage, and specifically, craft spirits companies. Our independent distributors may be influenced by a large competitor if they rely on that competitor for a significant portion of their sales. There can be no assurance that our distributors will continue to effectively market and distribute our products. The loss of any distributor or the inability to replace a poorly-performing distributor in a timely fashion, or our inability to expand our distribution network into states in which we do not currently have distribution, could slow our growth and have a material adverse effect on our business, financial condition and results of operations. Furthermore, no assurance can be given that we will successfully attract new distributors as we increase our presence in their existing markets or expand into new markets.

We incur significant time and expense in attracting and maintaining key distributors.

Our marketing and sales strategy depends largely on our independent distributors’ availability and performance. We currently do not have, nor do we anticipate in the future that we will be able to establish, long-term contractual commitments or agreements from some of our distributors and some of our distributors may discontinue their relationship with us on short notice. Some distributors handle several competitive products. In addition, our products are a small part of our distributors’ business. We may not be able to maintain our current distribution relationships or establish and maintain successful relationships with distributors in new geographic distribution areas. Moreover, there is the additional possibility that we may have to incur additional costs to attract and maintain key distributors in one or more of our geographic distribution areas to profitably exploit our geographic markets.

The marketing efforts of our distributors are important for our success. If our brands prove to be less attractive to our existing distributors and/or if we fail to attract additional distributors, and/or our distributors do not market and promote our products above the products of our competitors, our business, financial condition and results of operations could be adversely affected.

It is difficult to predict the timing and amount of our sales because our distributors and their accounts are not required to place minimum orders with us.

Our independent distributors and their accounts are not required to place a minimum of monthly or annual orders for our products. To reduce their inventory costs, independent distributors typically order products from us on a “just in time” basis in quantities and at such times based on the demand for the products in a particular distribution area. For products in higher demand, there is typically a minimum par level held in distributors’ warehouses, and only once the inventory falls below that par level will a reorder be triggered. Accordingly, we cannot predict the timing or quantity of purchases by any of our independent distributors or whether any of our distributors will continue to purchase products from us in the same frequencies and volumes as they may have done in the past. Additionally, our larger distributors and partners may make orders that are larger than we have historically been required to fill. Shortages in inventory levels, supply of raw materials or other key supplies could negatively affect us.

The sales of our products could decrease significantly if we cannot secure and maintain listings in the control states.

In the control states, the state liquor commissions act in place of distributors and decide which products are to be purchased and offered for sale in their respective states, and at what prices they will be offered to consumers. Products selected for listing must generally reach certain volumes and/or profit levels to maintain their listings. Products are selected for purchase and sale through listing procedures that are generally made available to new products only at periodically-scheduled listing intervals. Products not selected for listings can only be purchased by consumers in the applicable control state through special orders, if at all. If, in the future, we are unable to maintain our current listings in the control states, or secure and maintain listings in those states for any additional products we may produce or acquire, sales of our products could decrease significantly.

The privatization of a control state could adversely impact our sales and our results of operations.

Once products are approved for sale by the state liquor commission in a control state, the products move through the normal state warehousing, wholesale, distribution and retail sales channels established under such a system. State owned, managed or regulated stores set the prices for the products and there are rules and regulations regarding shelf placement, samplings and retail sales to consumers and bars and restaurants. In these markets, the approval for shelf space and pricing is conducted through the state process. In some control states, there are increasing levels of discussion about privatization, either because of negative views toward state ownership of the liquor system, the need for states to generate cash through the one-time sale of assets, or due to other political pressures in those states. Once a state privatizes its liquor system it creates significant disruption during the transition period towards privatization as distributors need to set up new warehouses and sales teams and new delivery routes, and bars and restaurants who were required to focus on purchasing only from their local state liquor store now must navigate a new distribution system, sometimes with new pricing and new taxes. Likewise, if spirits sales move into private stores and major retail chains, new challenges are created for small or new brands like ours which then must compete for shelf space with larger, more established or better funded brands. If we are successful in growing our brand approval and sales in control states and one or more of those control states privatizes its liquor system, our sales, revenue and profitability derived from sales in those states may be disrupted.

Substantial disruption to production at our distilleries and distribution facilities, or at a facility with which we contract or partner for production, could occur.

A disruption in production at our distilleries or third-party production facilities could have a material adverse effect on our business. In addition, a disruption could occur at any of our other facilities or those of our suppliers, bottlers, co-packers or distributors. The disruption could occur for many reasons, including a full production schedule, fire, natural disasters, weather, water scarcity, manufacturing problems, disease, strikes, transportation or supply interruption, government regulation, cybersecurity attacks or terrorism. Alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more or may take a significant time to start production, each of which could negatively affect our business and financial performance.

Disruption within our supply chain, contract manufacturing or distribution channels could have an adverse effect on our business, financial condition and results of operations.

The prices of ingredients, other raw materials, packaging materials, aluminum cans, glass bottles and other containers fluctuate depending on market conditions, governmental actions, climate change and other factors beyond our control, including the COVID-19 pandemic. Substantial increases in the prices of our ingredients, other raw materials, packaging materials, aluminum cans and other containers, to the extent they cannot be recouped through increases in the prices of finished beverage products, could increase our operating costs and reduce our profitability. Increases in the prices of our finished products resulting from a higher cost of ingredients, other raw materials, packaging materials, aluminum cans and other containers could affect affordability in some markets and reduce our sales. In addition, some of our ingredients as well as some packaging containers, such as aluminum cans and glass bottles, are available from a limited number of suppliers. We and our suppliers and co-packers may not be able to maintain favorable arrangements and relationships with these suppliers, and our contingency plans may not be effective in preventing disruptions that may arise from shortages of any ingredients that are available from a limited number of suppliers. Adverse weather conditions may affect the supply of other agricultural commodities from which key ingredients for our products are derived. An increase in the cost, a sustained interruption in the supply, or a shortage of some of these ingredients, other raw materials, packaging materials, aluminum cans and other containers that may be caused by changes in or the enactment of new laws and regulations; a deterioration of our relationships with suppliers; supplier quality and reliability issues; trade disruptions; changes in supply chain; and increases in tariffs; or events such as natural disasters, widespread outbreaks of infectious diseases (such as the COVID-19 pandemic), power outages, labor strikes, political uncertainties or governmental instability, or the like could negatively impact our net operating revenues and profits.

Our reliance on distributors, retailers and brokers, or our inability to expand the TBN, could affect our ability to efficiently and profitably distribute and market our products, maintain our existing markets and expand our business into other geographic markets.

Our ability to maintain and expand our existing markets for our products, and to establish markets in new geographic distribution areas, is dependent on our ability to establish and maintain successful relationships with reliable distributors, retailers and brokers strategically positioned to serve those areas, and our ability to expand the reach of the TBN. Most of our distributors, retailers and brokers sell and distribute competing products and our products may represent a small portion of their business. This network’s success will depend on the performance of its distributors, retailers and brokers. There is a risk that the mentioned entities may not adequately perform their functions within the network by, without limitation, failing to distribute to sufficient retailers or positioning our products in localities that may not be receptive to our product. Our ability to incentivize and motivate distributors to manage and sell our products is affected by competition from other beverage companies who have greater resources than we do. To the extent that our distributors, retailers and brokers are distracted from selling our products or do not employ sufficient efforts in managing and selling our products, including re-stocking the retail shelves with our products, our sales and results of operations could be adversely affected. Furthermore, the financial position or market share of such third parties may deteriorate, which could adversely affect our distribution, marketing and sales activities.

We also expect to expand our business into other geographic markets by expanding our TBN network and entering new relationships or joint ventures with additional North American Indian tribes. While we believe we have a significant first mover advantage in our ability to attract and expand the interest of North American Indian tribes in establishing distilleries on tribal lands, it is possible that the interest of tribes in the construction or operation of distilleries will not develop as expected or will develop at a slower pace. To the extent we are unable to expand the TBN in a timely manner or at all, our sales and results of operations could be adversely affected.

Our ability to maintain and expand our distribution network and attract additional distributors, retailers and brokers, and to expand the TBN will depend on many factors, some of which are outside our control. Some of these factors include:

•        the level of demand for our brands and products in a particular distribution area;

•        our ability to price our products at levels competitive with those of competing products; and

•        our ability to deliver products in quantity and at the time ordered by distributors, retailers and brokers.

We may not be able to successfully manage all or any of these factors in any of our current or prospective geographic areas of distribution. Our inability to achieve success regarding any of these factors in a geographic distribution area will have a material adverse effect on our relationships in that geographic area, thus limiting our ability to maintain or expand our market, which will likely adversely affect our revenues and financial results.

Our TBN efforts may not be successful.

Our business plan includes licensing our products, services and concepts to certain third parties, including tribal business entities or American Indian Tribes as part of the TBN. As planned, we would receive royalties associated with revenues earned through non-exclusive limited licenses for the right to use, sell and assign certain of our patents, trademarks, brands, recipes and other protected assets. However, these efforts may not be successful. While the current plan does not envision us providing any capital to build out and operate these licensed locations, our involvement in these efforts will require the time and efforts of our employees and executives, which may detract from their time spent building our brand and value as a standalone entity. The risks associated with our TBN plan, which individually or in the aggregate, could harm our overall brand, reputation, perception in the market and financial position, include:

•        Sovereign Immunity and Choice of Venue — Tribes enjoy sovereign immunity for certain activities that take place on trust land. Since it is envisioned that these partnerships will occur on trust land, we intend to seek a waiver of sovereign immunity. There can be no assurance that such a waiver will be granted, or if it would be interpreted as enforceable later. Likewise, unless a Tribe grants us a waiver to seek relief in a federal or state court, there is a risk that a dispute must be heard in Tribal court, which may not provide us with a fair hearing.

•        Right of entry — In the event we secure a waiver of sovereign immunity or the right to seek a venue for hearing in federal or state courts, there is no guarantee that we will secure an adequate right of entry onto Tribal land to enforce our rights. Such rights could include recovery of intellectual property, personal property or other property, goods, equipment, stock or other tangible assets owed to us. Even if we secure a right of entry, there can be no assurance that we will be respected or enforced by proper authorities with jurisdiction over the matter.

•        Product Quality — There can be no assurance that our Tribal partners will adequately follow each of our prescribed procedures, recipes and protocols to ensure compliance with labeling standards or the quality of product that we otherwise insist on or they may not keep sufficiently detailed records for state and federal auditing purposes. Either event could cause products to be redistilled, dumped, impounded or disposed of in a way that adversely impacts our operating results and financial condition.

•        Failure to Produce — Our Tribal partners might fail to produce the amount of product required to meet demand, fulfill contracts or propose new products to distribution outlets. Further, equipment, raw ingredients and/or finished ingredients or goods may not be readily available for licensed partners at any given time, which could negatively impact the cash flow and deliverability of an operation, the licensed partners and/or our brand.

•        Cross Sales into Distribution Channels — Our Tribal partners might attempt to directly sell into the market in violation of our distribution agreements, or attempt to compete with us in distribution outside the context of a formal company-wide distribution plan, which could disrupt our contractual or legal obligations, undercut us in the market, flood the market with product or cause confusion within distribution channels.

•        Change of leadership — Tribal organizations have regular elections for leadership positions. It is almost certain that at some point during the negotiation, design, construction or operation of a location that a change in Tribal governance will conflict with the operation of the business to the detriment of us. This could result in our decision to seek early termination of a contract to avoid disruptions in other parts of our business or to protect the integrity of our brand and reputation if the relationship with a Tribal partner materially deteriorates.

•        Failure to resell the concept — The initial Tribes with which we work may not inspire other Tribes to join the TBN, thereby impacting the future number of TBN locations and future anticipated growth plans. Accordingly, an insufficient number of Tribal partners may decide to join the TBN, or such licensees may have an insufficient level of sales to justify or sustain continued operations.

•        Failure to take our management input into account — Tribal partners may not consider our desire or input with respect to production, branding, marketing, sales and distribution.

•        Failure to have adequate oversight over employees, personnel, product — As the actual employer of employees operating the new locations, Tribes may not consider our hiring input or guidance as it relates to customer service, technical and quality assurance, documentation and compliance, among other issues. In such an event, we would have little recourse to remove Tribal employees from key positions.

•        Failure to have access to the books and records — Tribal partners might withhold financial information from us such that we cannot adequately determine sales, costs and net revenues, among other financial metrics.

•        Interpretation of federal or state law; failure to follow the law — We are one of the first entities attempting to license spirits manufacturing. There is a risk that federal, state and/or local regulators may view this activity as a violation of applicable laws, rules or regulations, such that we and our licensed partners must adapt our business plans and strategies, or to abandon our TBN plans altogether. There is also a risk that a member tribe in our TBN may not follow the law.

•        Community backlash — Before, during or after our partnerships, Tribal or non-Tribal members might accuse us of engaging in activities that enhance or promote alcoholism and our impact on Indian communities. Such a campaign could tarnish our brand and put pressure on us or our Tribal partners to terminate our arrangements.

•        Failure to be perceived as authentically “local” — Some consumers may not view the idea of licensed distilleries as being authentically “local,” such that our brand reputation and products may be diminished in a particular region.

A non-profit or charitable partner could act in a way that damages our brand.

We currently partner with non-profits and charitable organizations to market some of our products to generate sales for our company and raise donations for charities. There is a risk one or more of these entities, or specific people within their groups, could misuse donations we provide them or act in a way not in conformity with the goals or mission of the partnership. This could cause reputational damage to us or to our brands, particularly to our brands, that may be associated with the non-profit efforts and may make it more difficult for us to secure future partners.

If we do not adequately manage our inventory levels, our operating results could be adversely affected.

We need to maintain adequate inventory levels to be able to deliver products to distributors on a timely basis. Our inventory supply depends on our ability to correctly estimate demand for our products. Our ability to estimate demand for our products is imprecise, particularly for new products, seasonal promotions and new markets. If we materially underestimate demand for our products or are unable to maintain sufficient inventory of raw materials, we might not be able to satisfy demand on a short-term basis. If we overestimate distributor or retailer demand for our products, we may end up with too much inventory, resulting in higher storage costs, increased trade spending and the risk of inventory spoilage. If we fail to manage our inventory to meet demand, we could damage our relationships with our distributors and retailers and could delay or lose sales opportunities, which would unfavorably impact our future sales and adversely affect our operating results. In addition, if the inventory of our products held by our distributors and retailers is too high, they will not place orders for additional products, which would also unfavorably impact our sales and adversely affect our operating results.

We may not be able to replicate the flavor profiles of our products.

We may develop a following for one or more products in which we might not be able to replicate the recipe or flavor profile. Our super premium aged whiskeys, rums and brandies take time to age, and we follow specific steps in our recipes. There is a chance a particular step is not taken properly or is missed entirely. In this case, it might be years before we find the impact of such actions on the final product and by that time, we may not be able to use that product for our intended purposes, which could impact our business plans and/or revenue targets. It could also mean a product we were planning to age to meet future plans might not be available, which could impact future revenues or value.

There is a long lead time for the production of our products due to the aging process for spirits.

There is a significant lead time required for us to age products to scale up for increased demand. As our footprint and sales grow, it may be difficult for us to produce and adequately age certain of our products to meet or sustain demand. Likewise, if we find suppliers of adequate supplies in the marketplace, there is no guarantee such supplies will remain available, or that if they are available, that the price for such items will be commercially reasonable.

We have a minority ownership interest in another brand, the value of which may never be realized or monetized.

While we have a minority interest in Flavored Bourbon LLC (“FBLLC”), the owner of the Flavored Bourbon brand, there is no guarantee that such brand will ever grow in value or retain its current value. The management team of FBLLC could fail in their efforts to grow the Flavored Bourbon brand and our investment in such a brand may never be monetized. The majority owners of FBLLC, or FBLLC’s management team, could fail to adhere to their contractual obligations to us as they relate to future distributions or payments, which could adversely affect our financial condition and results of operations. If an investor invests in us assuming a certain return or share in proceeds from the growth or sale of such brand, such investor may never realize such returns, or the value of such investor’s investment in us could decrease materially.

In addition, a well-known actor and celebrity is a co-owner of FBLLC and has been publicly and prominently involved in marketing the Flavored Bourbon brand to consumers. If any celebrity associated with the brand falls ill and cannot fully recover, or he or she fully recovers and chooses to disengage from continuing to market the Flavored Bourbon brand, it could severely impact the planned growth for the brand and cause the anticipated future value to never be realized. It could also impact the ability of the Flavored Bourbon brand to be monetized. If an investor invests in us assuming a certain return or share in proceeds from the growth or sale of such brand because of the co-ownership and marketing support of such actor, such investor may never realize such returns, or the value of such investor’s investment in us could decrease materially.

In addition, if any celebrity associated with the brand is accused of making comments or engaging in any activity that is offensive, dangerous or illegal, it could materially impact the value of the Flavored Bourbon brand and an investor’s expectation of returns from the possible sale of such brand.

Some of our future earnings from any sale of FBLLC have been pledged as inducements to secure past financings, which could reduce or eliminate our receipt of gains from the future sale of FBLLC for the benefit of our company or our investors.

As an inducement to obtain financing in 2022 and 2023 through the sale of convertible notes, we agreed to pay to the investors in such financings a portion of the proceeds we may receive from the sale of FBLLC or the Flavored Bourbon brand in the amount of 150% of their subscription amounts. For additional information regarding such payment obligation, see Note 5 to our unaudited interim condensed consolidated financial statements for the three months ended March 31, 2024 included elsewhere in this prospectus. As a result of such payment obligation, purchasers of our common stock in this offering who may anticipate a certain return, or expect to share in our proceeds, from the growth or sale of FBLLC or the Flavored Bourbon brand may never realize such returns, or the value of such purchasers’ investment in us could decrease materially after required payments to our creditors are made.

Our interest in FBLLC or any future brand or entity in which we invest could be subject to dilution if there is a capital call in which we do not participate.

As a minority owner in FBLLC, we do not control the budget, spending or planning associated with the Flavored Bourbon brand, nor do we control whether there is a capital call, nor the terms of any offering that would result from a capital call. A capital call by FBLLC for which we do not have the resources to participate in full, or at all, could lead to dilution of our ownership in the Flavored Bourbon brand. A capital call by FBLLC could also have terms that put us in a less favorable financial position regarding any future potential earnings of the brand if we do not or cannot participate in such capital call. Conversely, if we choose to participate in a capital call, there is no guarantee of success or a return on such an investment. If an investor invests in us assuming a certain return or share in proceeds from the growth or sale of the Flavored Bourbon brand because of our current ownership level in FBLLC, such investor may never realize such returns, or the value of such investor’s investment in us could decrease materially. In the first quarter 2024, FBLLC completed approximately $10 million of a planned $12 million capital call to fund growth in its operations and marketing. It is assumed the final $2 million will be raised via this facility by the end of 2024 and there should be no expectation that we will participate in the remainder of that offering this year.

An interruption of our operations or a catastrophic event at our facilities or the facilities of a partner or supplier could negatively affect our business.

Although we maintain insurance coverage for various property damage and loss events, an interruption in or loss of operations at any of our distilleries or other production facilities could reduce or postpone production of our products, which could have a material adverse effect on our business, results of operations, or financial condition. To the extent that our premium or value-added products rely on unique or proprietary processes or techniques, replacing lost production by purchasing from outside suppliers would be difficult.

Part of our business plan contemplates our customers storing barreled inventory of aged premium whiskeys, rums and brandies at our barrel storage facility in Gig Harbor, Washington. If a catastrophic event were to occur at this facility or at our warehouses, our customers’ products or business could be adversely affected. The loss of a significant amount of aged inventory at these facilities through fire, natural disaster or otherwise could result in customer claims against us, liability for customer losses, and a reduction of warehouse services revenue.

We also store a substantial amount of our own inventory at our distribution warehouses in Gig Harbor, Washington and Eugene, Oregon. In addition, we store finished goods and merchandise at all of our retail locations. Some of our raw inputs are stored at supplier warehouses until we are ready to receive them. At times we have raw goods, work-in-progress inventory, or finished goods at third-party production or co-packing facilities, or in transit between any number of locations. If a catastrophic event were to occur at any of these locations or while in transit or storage, our business, financial condition or results of operations could be adversely affected. The loss of a significant amount of our aged inventory at these facilities through fire, natural disaster or otherwise could result in a reduction in supply of the affected product or products and could affect our long-term performance of affected brands.

Likewise, the facility of a TBN partner or supplier producing or storing product, inventory or aging inventory could suffer an uninsured or underinsured loss that impacts our business. This could result in a reduction in supply of the affected product or products and could materially adversely affect the long-term performance of certain of our brands.

The formulas, recipes and proportions used in the production of our products may differ materially from those we have assumed for purposes of our business plan.

The assumed formulas, recipes and proportions in our business plan, and the resulting product yields, revenues and profits, could greatly differ from what we assumed. As a result, our financial projections could change dramatically overall and on a per-bottle or per-unit basis. Such changes could result in significant reductions in the assumptions for sales, profits and distributions for stockholders, thereby negatively impacting potential returns for investors or putting the investors’ investments at risk.

We may be disparaged publicly or in the press for not being authentically “craft”.

Having multiple distillery locations, increasing the scale of our operations, collaborating with larger partners to achieve our goals, licensing our brand to third parties for production, or becoming a publicly-traded company could, individually or in the aggregate, impact how and whether consumers, competitors, regulators and the media, among others, perceive us as a “craft” distiller. In addition, because we are permitted to, and often do, source intermediate and finished spirits materials in bulk, such as whiskeys and neutral grain spirits, for blending, flavoring, bottling, mixing or aging, a public accusation or pronouncement by a third party or the press of such a practice as not “craft” could cause us to come under intense scrutiny in the market such that we lose our perception as a “craft” distiller, which could result in consumer backlash, negative news stories, the removal of our products from bars, restaurants and retail stores and the dropping of our products by distributors and wholesalers. Any such scenario would likely cause significant hardship for us and could cause an investment in us to lose all or some of its value.

We are subject to seasonality related to sales of our products.

Our business is subject to substantial seasonal fluctuations. Historically, a significant portion of our net sales and net earnings has been realized during the period from June through August and in November and December. Accordingly, our operating results may vary significantly from quarter to quarter. Our operating results for any quarter are not necessarily indicative of any other results. If for any reason our sales were to be substantially below seasonal norms, our annual revenues and earnings could be materially and adversely affected.

If our inventory is lost due to theft, fire or other damage or becomes obsolete, our results of operations would be negatively impacted.

We expect our inventory levels to fluctuate to meet customer delivery requirements for our products. We are always at risk of loss of that inventory due to theft, fire or other damage, and any such loss, whether insured against or not, could cause us to fail to meet our orders and harm our sales and operating results. Also, our inventory may become obsolete as we introduce new products, cease to produce old products or modify the design of our products’ packaging, which would increase our operating losses and negatively impact our results of operations.

Weather conditions may have a material adverse effect on our sales or on the price of raw materials used to produce spirits.

We operate in an industry in which performance is affected by the weather. Extreme changes in weather conditions may result in lower consumption of craft spirits and other alcoholic beverages. Unusually cold spells in winter or high temperatures in the summer can result in temporary shifts in customer preferences and impact demand for the alcoholic beverages we produce and distribute. Similar weather conditions in the future may have a material adverse effect on our sales, which could affect our business, financial condition and results of operations. In addition, inclement weather may affect the availability of grain used to produce raw spirit, which could result in a rise in raw spirit pricing that could negatively affect margins and sales.

Climate change, or legal, regulatory or market measures to address climate change, may negatively affect our business, operations or financial performance, and water scarcity or poor quality could negatively impact our production costs and capacity.

Our business depends upon agricultural activity and natural resources. There has been much public discussion related to concerns that carbon dioxide and other greenhouse gases in the atmosphere may have an adverse impact on global temperatures, weather patterns and the frequency and severity of extreme weather and natural disasters. Severe weather events and climate change may negatively affect agricultural productivity in the regions from which we presently source our agricultural raw materials. Decreased availability of our raw materials may increase the cost of goods for our products. Severe weather events, or changes in the frequency or intensity of weather events, can also disrupt our supply chain, which may affect production operations, insurance cost and coverage, as well as delivery of our products to wholesalers, retailers and consumers.

Water is essential in our product production and is a limited resource in some of the regions in which we operate. If climate patterns change and droughts become more severe in any of the regions in which we operate, there may be a scarcity of water or poor water quality which may affect our production costs or impose capacity constraints. Such events could adversely affect the results of operations and financial condition.

During the fermentation process required to make spirits, carbon dioxide is produced and vented into the atmosphere. Currently there are no regulations in the industry requiring capture of carbon dioxide. If a government decided to implement such requirements, it might not be technically feasible for us to comply, or to comply in a way that allows us to operate profitably. Failure to implement any such rules could result in temporary or permanent loss of licenses, fines, penalties or other negative outcomes for us.

The equipment we use and intend to purchase in the future to make our products or offer our services may not perform as planned or designed.

The equipment we use and intend to purchase in the future to make our products or offer our services may not perform as planned or designed. Such failures could significantly extend the time required to make batches of products for sale. As such, our reputation could suffer, thereby impacting future sales and revenues.

Further, given that we will be engaged in a manufacturing process, it is likely that equipment will break down or wear out, including after the lapse of a warranty period related to such equipment, which could require us to expend unanticipated resources to repair or replace such equipment, thereby delaying, reducing or otherwise impacting our anticipated revenues.

Temperature issues in fermentation vessels, bacteria or other contamination could negatively affect the fermentation process for our products.

Our products require proper fermentation of grains or fruits. Temperature issues in fermentation vessels could negatively affect the fermentation process, as could bacteria or other contamination. As such, faulty fermentation or contamination could force us to discard batches of fermenting product before it can be distilled. This would not only cost us in wasted fermenting products that must be disposed of, but would also extend the sales cycle for the affected products, thereby delaying, reducing or otherwise impacting our anticipated revenues.

We operate in highly-competitive industries, and competitive pressures could have a material adverse effect on our business.

The alcoholic beverages production and distribution industries in our region are intensely competitive. The principal competitive factors in these industries include product range, pricing, distribution capabilities and responsiveness to consumer preferences, with varying emphasis on these factors depending on the market and the product. The alcoholic beverage industry competes with respect to brand recognition, product quality, brand loyalty, customer service and price. Our failure to maintain and enhance our competitive position could materially and adversely affect our business and prospects for business. Wholesaler, retailer and consumer purchasing decisions are influenced by, among other things, the perceived absolute or relative overall value of our products, including our quality or pricing, compared to competitor’s products. Unit volume and dollar sales could also be affected by pricing, purchasing, financing, operational, advertising or promotional decisions made by wholesalers, state and provincial agencies, and retailers which could affect their supply of, or consumer demand for, our products. We could also experience higher than expected selling, general and administrative expenses if we find it necessary to increase the number of our personnel or our advertising or marketing expenditures to maintain our competitive position or for other reasons.

Our failure to manage growth effectively or prepare for product scalability could have an adverse effect on our employee efficiency, product quality, working capital levels and results of operations.

Any significant growth in the market for our products or our entry into new markets may require an expansion of our employee base for managerial, operational, financial, and other purposes. During any period of growth, we may face problems related to our operational and financial systems and controls, including quality control and delivery and service capacities. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate and motivate new employees.

Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to finance the marketing of the products we sell and the hiring of additional employees. For effective growth management, we must continue to improve our operations, management, and financial systems and controls. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to timely and effectively meet that demand and maintain the quality standards required by our existing and potential customers.

We may not be successful in introducing new products and services.

Our success in developing, introducing, selling and supporting new and enhanced products or services depends upon a variety of factors, including timely and efficient completion of service and product design, development and approval, and timely and efficient implementation of product and service offerings. Because new product and service commitments may be made well in advance of sales, new product or service decisions must anticipate changes in the industries served. There can be no assurance that we will be successful in selecting, developing, and marketing new products and services or in enhancing our planned products or services. Failure to do so successfully may adversely affect our business, financial condition and results of operations.

Further, new product and service introductions or enhancements by our competitors, or their use of other novel technologies, could cause a decline in sales or a loss of market acceptance of our planned products and services. Specifically, our competitors may attempt to install systems or introduce products or services that directly compete with our planned products or service offerings with newer technology or at prices we cannot meet. Depending on our customer arrangements then in effect, we could lose customers as a result.

Our management team may not be able to successfully implement our business strategies.

If our management team is unable to execute our business strategies, then our development, including the establishment of revenues and our sales and marketing activities, would be materially and adversely affected. In addition, we may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by any future growth. We may seek to augment or replace members of our management team, or we may lose key members of our management team, and we may not be able to attract new management talent with sufficient skill and experience.

If we are unable to retain key executives and other key affiliates, our growth could be significantly inhibited and our business harmed with a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and operational and technical expertise of certain key personnel. Justin Stiefel, our Chief Executive Officer, and Jennifer Stiefel, our President, perform key functions in the operation of our business. The loss of either officer could adversely affect our business, financial condition and results of operations. We do not maintain key-person insurance for members of our management team beyond those two executive officers because it is cost prohibitive to do so at this point. If we lose the services of any senior management, we may not be able to locate suitable or qualified replacements and may incur additional expenses to recruit and train new personnel, which could severely disrupt our business and prospects.

Our success in the future may depend on our ability to establish and maintain strategic alliances, and any failure on our part to establish and maintain such relationships would adversely affect our market penetration and revenue growth.

Due to the regulated nature of the alcoholic beverage industry, we must establish strategic relationships with third parties. Our ability to establish strategic relationships will depend on many factors, many of which are outside our control, such as the competitive position of our product and marketing plan relative to our competitors. We may not be able to establish other strategic relationships in the future. In addition, any strategic alliances that we establish may subject us to several risks, including risks associated with sharing proprietary information, loss of control of operations that are material to developed business and profit-sharing arrangements. Moreover, strategic alliances may be expensive to implement and subject us to the risk that the third party will not perform its obligations under the relationship, which may subject us to losses over which we have no control or expensive termination arrangements. As a result, even if our strategic alliances with third parties are successful, our business may be adversely affected by factors outside of our control.

Our strategy may include acquiring companies or brands, which may result in unsuitable acquisitions or failure to successfully integrate acquired companies or brands, which could lead to reduced profitability.

We may embark on a growth strategy through acquisitions of companies or operations that complement our existing product lines, customers or other capabilities, such as our recent acquisition of Thinking Tree Spirits. We may be unsuccessful in identifying suitable acquisition candidates or may be unable to consummate desired acquisitions. To the extent any acquisitions are completed, we may be unsuccessful in integrating acquired companies or their operations, or if integration is more difficult than anticipated, we may experience disruptions that could have a material adverse impact on future profitability. Some of the risks that may affect our ability to integrate, or realize any anticipated benefits from, acquisitions include:

•        unexpected losses of key employees or customers of the acquired company;

•        difficulties integrating the acquired company’s products, services, standards, processes, procedures and controls;

•        difficulties coordinating new product and process development;

•        difficulties hiring additional management and other critical personnel;

•        difficulties increasing the scope, geographic diversity and complexity of our operations;

•        difficulties consolidating facilities or transferring processes and know-how;

•        difficulties reducing costs of the acquired company’s business;

•        diversion of management’s attention from our management; and

•        adverse impacts on retaining existing business relationships with customers.

Our recent acquisition of Thinking Tree Spirits could present several challenges or potential liabilities that could adversely affect our business, including the following:

•        we may not be able to fully integrate the acquired brands or products into our platform;

•        we may not be able to recover the cost of the investment in a way that makes the acquisition profitable or a good decision;

•        we may suffer reputational harm in the communities in which Thinking Tree Spirits is located from people who object to a local business being acquired;

•        we may not have been given all relevant information during our due diligence process, which could have affected our decision to proceed with the acquisition or could have allowed us to renegotiate the purchase price or other terms;

•        we are obligated by certain earn-out provisions of our purchase contract to issue to the sellers of Thinking Tree Spirits additional shares of our common stock over the next three years if the Thinking Tree Spirits brands grow in revenue over that period, which could lead to dilution for all other shareholders; and

•        as the purchaser in the acquisition, we may be subject to litigation related to certain acts of Thinking Tree Spirits or its management that occurred prior to the acquisition, including wrongful termination or age discrimination claims, securities fraud, whistleblower issues or other matters, known or unknown to us at the time.

We may enter partnerships, co-branding arrangements, licensing agreements, co-location, joint branding or other collaborative arrangements with other brands, producers, partners or celebrities which could distract from our core business plans, create new risks for our company or otherwise dilute our efforts at growing the value of our company or our brands.

To grow our sales, increase revenue, open new channels of distribution or increase the presence of our company or a brand, we may enter in several arrangements or agreements, including but not limited to partnerships, co-branding arrangements, licensing agreements, co-location, joint branding or other collaborative arrangements, with other brands, producers, partners or celebrities. Examples of some of these arrangements could include:

•        Co-branded or jointly branded products — There is a risk that the co-branding does not work or does not make sense to the consumer, which would depress sales and could result in a loss of the effort, time and money spent on developing such products. There is also a risk the other brand owner with whom we partnered on the effort may not be able to fulfill its agreements, thereby resulting in lower sales, revenue and profitability compared to expectations heading into such arrangements. There is a risk the other brand owner cannot pay its bills, becomes insolvent, files for bankruptcy, is foreclosed upon or otherwise must cease operations, in which case we could have a co-branded product without a corresponding co-branding partner. In such a case, it may also be that we lose the right to continue using the co-branded designs, recipes or trademarks because of a change in operation. There is also a risk that the entity with whom we have co-branded, or one of its employees, managers, executives, directors, or prominent shareholders, does or says something to cause harm to the co-branded product and our brand by association.

•        Licensing Agreements — There is a risk that if we license to others one or more of our brands, trademarks or patents, the licensee might not pay us the licensing fees or royalties due to us for a variety of reasons. The licensee might attempt to modify or use such licensed items in an inappropriate way inconsistent with our company, the brand, or the terms of the license. There is a risk the licensee, or one of its employees, managers, executives, directors, or prominent shareholders, does or says something to cause harm to the licensed product and our brand by association.

•        Co-location — We may decide to co-locate or co-brand retail spaces with other distillers or producers, either in their space or in our space to increase the variety of our offerings, attract new consumers to our space or get our brand and products in front of consumers in areas of the country where we do not have a physical presence. There is a risk that the co-location does not work or does not make sense to the consumer, which would depress sales and could result in a loss of the effort, time and money spent on developing such co-location presence. There is also a risk the other brand owner with whom we partnered in the effort may not be able to fulfill its agreements, thereby resulting in lower sales, revenue and profitability compared to expectations heading into such an arrangement. There is a risk the staff of the co-location partner does not represent our brand properly to consumers, or creates confusion about the brand or the products, or otherwise encourage consumers to skip purchasing our brands in favor of trying and purchasing their own brands. Likewise, there is a risk the co-location partner accuses our retail employees of not representing the co-located brand properly to consumers, or creating confusion about the brand or the products, or otherwise is accused of encouraging consumers to skip purchasing those brands in favor of trying and purchasing our own brands. There is a risk the other brand owner cannot pay their debts, becomes insolvent, files for bankruptcy, is foreclosed upon or otherwise must cease operations, in which case we could have a co-located presence without a corresponding co-location partner to fulfill its terms of the agreement. In such a case, it may also be that we lose the right to continue using the co-located space to market and sell our products. There is also a risk that the entity with which we have co-located, or one of its employees, managers, executives, directors, or prominent shareholders, does or says something to cause harm to the co-located product and our brand by association.

•        Other collaborative arrangements with brands, producers, partners, or celebrities — We may enter into collaborative agreements with other brands, producers, partners, or celebrities. There is a risk that those collaborative partners might not fulfill their obligations under the agreements, or they may not pay fees or royalties due to us. They may use licenses from us in an inappropriate way inconsistent with our company, our brands, or the terms of the license. There is a risk they could do or say something to cause harm to our brand or the collaboration effort by association.

Any one or more of the above risks, if they materialize, could result in lower sales, less revenue than anticipated, less profit than anticipated or a reduction in the value of our brands or reputation or value, which could have a material adverse effect on our business or operating results.

From time to time, we may become subject to litigation specifically directed at the alcoholic beverage industry, as well as litigation arising in the ordinary course of business.

Companies operating in the alcoholic beverage industry may, from time to time, be exposed to class action or other private or governmental litigation and claims relating to product liability, alcohol marketing, advertising or distribution practices, alcohol abuse problems or other health consequences arising from the excessive consumption of or other misuse of alcohol, including underage drinking. Various groups and governmental agencies have, from time to time, publicly expressed concern over problems related to harmful use of alcohol, including drinking and driving, underage drinking and health consequences from the use or misuse of alcohol, and efforts have been made attempting to tie the consumption of alcohol to certain diseases, including various cancers. These campaigns could result in an increased risk of litigation against us and other companies in our industry. Lawsuits have been brought against beverage alcohol companies alleging problems related to alcohol abuse, negative health consequences from drinking, problems from alleged marketing or sales practices and underage drinking. While these lawsuits have been largely unsuccessful in the past, others may succeed in the future.

From time to time, we may also be party to other litigation in the ordinary course of our operations, including in connection with commercial disputes, enforcement or other regulatory actions by tax, customs, competition, environmental, anti-corruption and other relevant regulatory authorities, or, following this transaction, securities-related class action lawsuits, particularly following any significant decline in the price of our securities. Any such litigation or other actions may be expensive to defend and result in damages, penalties or fines as well as reputational damage to us and our spirits brands and may impact the ability of management to focus on other business matters. Furthermore, any adverse judgments may result in an increase in future insurance premiums, and any judgments for which we are not fully insured may result in a significant financial loss and may materially and adversely affect our business, results of operations and financial results.

We may not be able to maintain our production, co-branded or co-packed spirits products or win any such agreements in the future.

We have previously secured, and continue to bid on, contract production, co-branded or co-packed spirits products. However, there is no guarantee that we can maintain those contracts, or that any products produced pursuant to such contracts will have success in the market, or that we can continue to secure additional similar projects. The loss of any such current or future projects could significantly impact our cash flow, finances and equipment utilization rates.

We have affiliations with products associated with more established brands and celebrities.

More established brands with which we partner, for which we produce products or with which we are otherwise engaged in business could become the subject of public criticism for the actions, or lack thereof, related to issues in the public sphere. This could include the actions of executives, employees or spokespersons associated with such brands, or public positions related to social or political matters. Such items could negatively impact the perception of our brand by association.

We are also endorsed by certain celebrities, and we have an ownership interest in brands associated with celebrities. There is a risk that actions taken by such celebrities could negatively impact our brand or the perception of our goods and services. Any brands in which we have an ownership interest that are associated with public figures could have a diminished value due to certain actions taken by such public figures.

We may be subject to claims for personal injuries at our facilities.

We offer tours of our facility and, pursuant to our My Batch program, allow customers to assist the distillers and other employees in the use of our equipment to make products for the customers’ specific purchase under our supervision. We also allow the public entry into other areas of our facilities, including our tasting rooms, and sometimes we make our spaces available for private events.

Because of the processes, equipment, products and chemicals we have on-site, employees, customers, delivery persons, vendors, suppliers, contractors or other persons could be injured or killed in the event of an accident. Any such result could force us to limit or curtail all or some of our operations or sales, thereby negatively impacting our financial performance significantly. Such an incident may also cause us to be subject to significant liability that may not be covered by insurance. In addition, such an event would likely result in litigation that could be costly and could distract our management from operations.

We may be subject to vandalism or theft of our products or equipment.

We may be subject to vandalism or theft of our products or equipment, including, but not limited to, theft by our employees or “shrinkage.” Loss of a product or equipment could take a long time to replace, causing disruptions in our cash flow and overall financial position. Such events may not be covered by insurance, in whole or in part. If covered by insurance, the cost of our deductible could be high. Any such event could pose a material challenge to our ability to maintain operations. Further, if loss is the result of employee theft or shrinkage of products, federal or state agency audits may result in a penalty for loss of product outside of allowed norms.

A failure of one or more of our key IT systems, networks, processes, associated sites or service providers could have a material adverse impact on our business operations, and if the failure is prolonged, our financial condition.

We rely on IT systems, networks and services, including internet sites, data hosting and processing facilities and tools, hardware (including laptops and mobile devices), software and technical applications and platforms, some of which are managed, hosted, provided and used by third parties or their vendors, to assist us in the management of our business. The various uses of these IT systems, networks and services include, but are not limited to: hosting our internal network and communication systems; supply and demand planning; production; shipping products to customers; hosting our distillery websites and marketing products to consumers; collecting and storing customer, consumer, employee, stockholder, and other data; processing transactions; summarizing and reporting results of operations; hosting, processing and sharing confidential and proprietary research, business plans and financial information; complying with regulatory, legal or tax requirements; providing data security; and handling other processes necessary to manage our business.

Increased IT security threats and more sophisticated cybercrimes and cyberattacks, including computer viruses and other malicious codes, ransomware, unauthorized access attempts, denial of service attacks, phishing, social engineering, hacking and other types of attacks pose a potential risk to the security of our IT systems, networks and services, as well as the confidentiality, availability, and integrity of our data, and we have in the past, and may in the future, experience cyberattacks and other unauthorized access attempts to our IT systems. Because the techniques used to obtain unauthorized access are constantly changing and often are not recognized until launched against a target, we or our vendors may be unable to anticipate these techniques or implement sufficient preventative or remedial measures. If we are unable to efficiently and effectively maintain and upgrade our system safeguards, we may incur unexpected costs and certain of our systems may become more vulnerable to unauthorized access. In the event of a ransomware or other cyber-attack, the integrity and safety of our data could be at risk, or we may incur unforeseen costs impacting our financial position. If the IT systems, networks or service providers we rely upon fail to function properly, or if we suffer a loss or disclosure of business or other sensitive information due to any number of causes ranging from catastrophic events, power outages, security breaches, unauthorized use or usage errors by employees, vendors or other third parties and other security issues, we may be subject to legal claims and proceedings, liability under laws that protect the privacy and security of personal information (also known as personal data), litigation, governmental investigations and proceedings and regulatory penalties, and we may suffer interruptions in our ability to manage our operations and reputational, competitive or business harm, which may adversely affect our business, results of operations and financial results. In addition, such events could result in unauthorized disclosure of material confidential information, and we may suffer financial and reputational damage because of lost or misappropriated confidential information belonging to us or to our employees, stockholders, customers, suppliers, consumers or others. In any of these events, we could also be required to spend significant financial and other resources to remedy the damage caused by a security breach or technological failure and the reputational damage resulting therefrom, to pay for investigations, forensic analyses, legal advice, public relations advice or other services, or to repair or replace networks and IT systems. Even though we maintain cyber risk insurance, this insurance may not be sufficient to cover all our losses from any future breaches or failures of our IT systems, networks and services.

We are testing the use of Artificial Intelligence (AI) in our marketing, branding and other efforts, which could create several risks for our operations.

We are testing various AI tools and efforts to achieve multiple objectives, including but not limited to, creating new creative material to support our brands and marketing efforts, creating new designs for packaging and marketing, creating content for social media and other uses, streamlining the placement of paid advertising via streaming services or social media to maximize efficacy, speed up development of such efforts or to cut costs associated with these efforts. Such efforts may not yield the results we want or provide a satisfactory return on investment,

In addition, some of companies offering AI tools we use or may use in the future, which may be free or may be accessible in beta testing mode, may begin to charge us for their services or increase their fees to use such tools. These costs or cost increases could become unaffordable for us or not fit within our budget parameters. If we have become reliant upon such tools and we can no longer afford to use them, our revenue and profitability may be affected in a negative way. If the loss of such tools results in fewer sales and less revenue, our business operations may be negatively impacted, which could adversely affect the value of our common stock.

It is also possible that some of the AI tools we become reliant upon may be acquired by third parties that will restrict their use, making it either not economically feasible for us to continue using them, or not give us access to the tools at all. In this case, we may be required to hire new employees or consultants, find new outside vendors, or change strategies or tactics to meet our planned objectives, sales targets, revenue and profitability. If the use of such AI tools drives new revenue, increases our sales or profitability, or lowers our costs, the resulting loss of access to them could have an overall negative impact on our business.

Recent court cases have determined that AI-generated content may not qualify for copyright protection. As such, a product, good, service, design, element or some other item we create using AI tools and put into commerce to market or sell a brand, service or product may not qualify for such protection, which could weaken our intellectual property portfolio and allow competitors to use such elements for their own or competing purposes. This could lead to product or brand confusion in the marketplace with little to no way for us to enforce intellectual property rights we might otherwise rely upon.

The AI tools we may come to rely upon may create third-party liability for our company.

The use of AI for business-related activities is still in its very early days and the use of AI is still unproven. In some cases, we may use AI tools to create new branding, marketing materials, strategies, content, or documents to achieve our goals or objectives. Because AI tools work with everchanging inputs in the background and we have no visibility to how the AI tools are performing their work, there is a risk that a product produced by an AI tool for us infringes on another person’s, brand’s or entity’s intellectual property, or that the finished product was also provided by the AI tool to other persons, brands, entities or businesses who may or may not be in competition with us. The use of similar finished products in marketing, branding, advertising, strategies, or tactics could cause confusion in the marketplace or open us up to accusation of plagiarism or the violation of another’s intellectual property rights. Such accusations, if proven true, could cause disruptions for us, cause us to have to change tactics or strategies resulting in fewer sales and less revenue, or subject us to liability for monetary compensation.

There is also a risk that the work product coming from AI tools we use may result in a finished product that is based on the biases of the inputs of the creators, programmers or engineers of such AI tools. Further, such biases could be built into how the algorithms driving such AI are constructed, altering the outputs in a way that makes our use of the finished work product less effective or not consistent with our company or our brand objectives.

There is a risk that competitors, members of the public or others who want to hurt our company or our brand, begin to post on social media about our company or our brands that causes a backlash among consumers, or use AI to create false narratives about our company. There is also a risk that social media influencers, pundits or public personalities who may be viewed as controversial attempt to align themselves with our company or our brands that causes a backlash among consumers.

AI tools are being used to create fake video clips and fake images. Some AI tools can also allow users to create videos in which it appears someone is doing or saying something that never took place. These videos are becoming very difficult, if not impossible, to identify as fake. There is a risk that someone could create videos or clips purporting to show one of our employees, executives, directors, contractors, suppliers, vendors, partners, influencers or other party or affiliate associated with our company saying something offensive, hurtful, defamatory, or otherwise designed in such a way as to harm our reputation or the reputation of our brands. In such cases, the resulting public backlash or boycotts of our products, the potential for cancelled partnerships, or the removal of our products or brands from distribution, bars, restaurants, retail shelves or other locations where they are sold and served, could cause us to lose sales and revenue and impact our operations or business prospects. Such actions could also cause reputational harm to our company and our brands that cannot be overcome, thereby impacting our ability to conduct business or to generate sales or profits, and ultimately negatively impact the value of our common stock.

There is also a risk that social media influencers, pundits or public personalities who may be viewed as controversial by some group or community attempt to align themselves with our company or our brands that causes a backlash among consumers or specific groups or communities. These people, acting on their own or in concert with others, could feel they are making positive posts about us or our brands, but communities or groups with opposing viewpoints from those posting about us could attempt to create a backlash against our company or our brands due to the appearance of the association with such people. If we or our brands were to get swept up in a backlash or boycott of our products, goods or services simply because of the public comments made by others, even if we are not involved and do not condone or sanction such comments, our sales, revenue and profits could be impacted, and it could ultimately negatively impact the value of our common stock.

Our failure to adequately maintain and protect the personal information of our customers or our employees in compliance with evolving legal requirements could have a material adverse effect on our business.

We collect, use, store, disclose or transfer (collectively, “process”) personal information, including from employees and customers, in connection with the operation of our business. A wide variety of local and international laws as well as regulations and industry guidelines apply to the privacy and collecting, storing, use, processing, disclosure and protection of personal information and may be inconsistent among countries or conflict with other rules. Data protection and privacy laws and regulations are changing, subject to differing interpretations and being tested in courts and may result in increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions.

A variety of data protection legislation apply in the United States at both the federal and state level, including new laws that may impact our operations. For example, the State of California has enacted the California Consumer Privacy Act of 2018 (“CCPA”), which generally requires companies that collect, use, share and otherwise process “personal information” (which is broadly defined) of California residents to make disclosures about their data collection, use, and sharing practices, allows consumers to opt-out of certain data sharing with third parties or the sale of personal information, allows consumers to exercise certain rights with respect to any personal information collected and provides a new cause of action for data breaches. In addition, a new privacy law, the California Privacy Rights Act (“CPRA”), which significantly modifies the CCPA, was approved by ballot initiative during the November 3, 2020 general election. There remains significant uncertainty regarding the timing and implementation of the CPRA, which may require us to incur additional expenditures to ensure compliance. Additionally, the Federal Trade Commission, and many state attorneys general are interpreting federal and state consumer protection laws to impose standards for the online collection, use, dissemination, and security of data. The burdens imposed by the CCPA and other similar laws that have been or may be enacted at the federal and state level may require us to modify our data processing practices and policies and to incur additional expenditures to comply.

Compliance with these and any other applicable privacy and data protection laws and regulations is a rigorous and time-intensive process, and we may be required to put in place additional mechanisms ensuring compliance with the new privacy and data protection laws and regulations. Our actual or alleged failure to comply with any applicable privacy and data protection laws and regulations, industry standards or contractual obligations, or to protect such information and data that we processes, could result in litigation, regulatory investigations, and enforcement actions against us, including fines, orders, public censure, claims for damages by employees, customers and other affected individuals, public statements against us by consumer advocacy groups, damage to our reputation and competitive position and loss of goodwill (both in relation to existing customers and prospective customers) any of which could have a material adverse effect on our business, financial condition, results of operations, and cash flows. Additionally, if third parties that we work with, such as vendors or developers, violate applicable laws or our policies, such violations may also place personal information at risk and have an adverse effect on our business. Even the perception of privacy concerns, whether or not valid, may harm our reputation, subject us to regulatory scrutiny and investigations, and inhibit adoption of our spirits and other products by existing and potential customers.

Contamination of our products and/or counterfeit or confusingly similar products could harm the image and integrity of, or decrease customer support for, our brands and decrease our sales.

The success of our brands depends upon the positive image that consumers have of them. Contamination, whether arising accidentally or through deliberate third-party action, or other events that harm the integrity or consumer support for our brands, could affect the demand for our products. Contaminants in raw materials purchased from third parties and used in the production of our products or defects in the distillation and fermentation processes could lead to low beverage quality as well as illness among, or injury to, consumers of our products and could result in reduced sales of the affected brand or all of our brands. Also, to the extent that third parties sell products that are either counterfeit versions of our brands or brands that look like our brands, consumers of our brands could confuse our products with products that they consider inferior. This could cause them to refrain from purchasing our brands in the future and in turn could impair our brand equity and adversely affect our sales and operations.

We could be faced with risks associated with cyberattacks by non-state actors or countries since the Russian invasion of Ukraine and the terrorist attacks by Hamas on Israel, recent attacks by Iran, and the resulting responses by Israel.

Increased IT security threats and more sophisticated cybercrimes and cyberattacks, including computer viruses and other malicious codes, ransomware, unauthorized access attempts, denial of service attacks, phishing, social engineering, hacking and other types of attacks pose a potential risk to the security of our IT systems, networks and services, as well as the confidentiality, availability and integrity of our data, and we have in the past, and may in the future, experience cyberattacks and other unauthorized access attempts to our IT systems. These attempts could increase as state and non-state actors look to disrupt companies in the U.S. Specifically as it relates to potential attacks from Russia, Hamas, Iran or aligned groups, we cannot choose which countries, non-state actors or private groups to defend against. Our focus is on maintaining the integrity of our systems regardless of the source of the threat.

From a physical threat perspective, we do not have, and do not plan to have, employees in Ukraine or Israel nor in regions in their vicinity. Likewise, we do not currently, nor do we plan to, source materials or inputs from, or make investments in, those regions. To the extent there may be future sourcing, hiring or investment decisions in or near those regions, our board of directors would need to evaluate the risks and approve such action given the heightened risks associated with those regions currently. Likewise, from an IT or cybersecurity threat perspective, our board will need to receive regular reports from our IT team, including an assessment of attempted attacks, new methods of attack and defense, and updates regarding the state-of-the-art techniques provided by our vendors to help fend off such attacks. In addition, we anticipate that if we are to maintain or secure insurance coverage to compensate us for losses from any such attacks, that coverage and the steps required to ensure the coverage stays in place will be overseen by at least one committee of our board in the normal course of business.

The techniques used to obtain unauthorized system access are constantly changing and often are not recognized until launched against a target. As such, we or our vendors may be unable to anticipate these techniques or implement sufficient preventative or remedial measures. If we are unable to efficiently and effectively maintain and upgrade our system safeguards, we may incur unexpected costs and certain of our systems may become more vulnerable to unauthorized access. In the event of a ransomware or other cyber-attack, the integrity and safety of our data could be at risk, or we may incur unforeseen costs impacting our financial position. If the IT systems, networks or service providers we rely upon fail to function properly, or if we suffer a loss or disclosure of business or other sensitive information due to any number of causes, ranging from catastrophic events, power outages, security breaches, unauthorized use or usage errors by employees, vendors or other third parties and other security issues, we may be subject to legal claims and proceedings, liability under laws that protect the privacy and security of personal information (also known as personal data), litigation, governmental investigations and proceedings and regulatory penalties, and we may suffer interruptions in our ability to manage our operations and reputational, competitive or business harm, which may adversely affect our business, results of operations and financial results. In addition, such events could result in unauthorized disclosure of material confidential information, and we may suffer financial and reputational damage because of lost or misappropriated confidential information belonging to us or to our employees, stockholders, customers, suppliers, consumers or others. In any of these events, we could also be required to spend significant financial and other resources to remedy the damage caused by a security breach or technological failure and the reputational damage resulting therefrom, to pay for investigations, forensic analyses, legal advice, public relations advice or other services, or to repair or replace networks and IT systems. Even though we maintain cyber risk insurance, this insurance may not be sufficient to cover all of our losses from any future breaches or failures of our IT systems, networks and services.

Global conflicts could increase our costs, which could adversely affect our operations and financial condition.

Management continues to monitor the changing landscape of global conflicts and their potential impacts on our business. First among these concerns is the ongoing conflict in Ukraine, which has caused disruption in the grain, natural gas and fertilizer markets, and the result of which is uncertainty in pricing for those commodities. Because we rely on grains for part of our raw material inputs, these disruptions could increase our supply costs. However, as we source all of our grain from local or known domestic suppliers, management believes the impact of the Ukraine war has not been significant based on our history and relationship with the existing farmers and growers. The other potential conflict we monitor is the threatening military activity between China and Taiwan. Historically we have sourced our glass bottles from suppliers in China and we have recently migrated this production to Taiwan. Although we now have what we consider an adequate supply of our glass bottles at the current utilization rate, considering the potential disruption in Taiwan, we have started to evaluate new producers who can produce glass bottles in other countries. Finally, most recently the attacks on Israel and the resulting and potentially escalating tensions in the region could feed uncertainty in the oil markets, which could impact prices for fuel, transportation, freight and other related items, impacting costs directly and indirectly leading to more inflation.

Risks Related to our Intellectual Property

It is difficult and costly to protect our proprietary rights.

Our commercial success will depend in part on obtaining and maintaining trademark protection and trade secret protection of our products and brands, as well as successfully defending these trademarks against third-party challenges. We will only be able to protect our intellectual property related to our trademarks and brands to the extent that we have rights under valid and enforceable trademarks or trade secrets that cover our products and brands. Changes in either the trademark laws or in interpretations of trademark laws in the U.S. and other countries may diminish the value of our intellectual property. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in our issued trademarks or in third-party patents. The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage.

We may face intellectual property infringement claims that could be time-consuming and costly to defend, and could result in our loss of significant rights and the assessment of treble damages.

From time-to-time we may face intellectual property infringement, misappropriation or invalidity/non-infringement claims from third parties. Some of these claims may lead to litigation. The outcome of any such litigation can never be guaranteed, and an adverse outcome could affect us negatively. For example, were a third party to succeed on an infringement claim against us, we may be required to pay substantial damages (including up to treble damages if such infringement were found to be willful). In addition, we could face an injunction barring us from conducting the allegedly infringing activity. The outcome of the litigation could require us to enter into a license agreement that may not be acceptable, commercially reasonable, or on practical terms, or we may be precluded from obtaining a license at all. It is also possible that an adverse finding of infringement against us may require us to dedicate substantial resources and time to developing non-infringing alternatives, which may or may not be possible.

Finally, we may initiate claims to assert or defend our own intellectual property against third parties. Any intellectual property litigation, irrespective of whether we are the plaintiff or the defendant, and regardless of the outcome, is expensive and time-consuming, and could divert our management’s attention from our business and negatively affect our operating results or financial condition.

We may be subject to claims by third parties asserting that our employees or we have misappropriated our intellectual property, or claiming ownership of what we regard as our own intellectual property.

Although we try to ensure that we and our employees and independent contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees or independent contractors have used or disclosed intellectual property in violation of others’ rights. These claims may cover a range of matters, such as challenges to our trademarks, as well as claims that our employees or independent contractors are using trade secrets or other proprietary information of any such employee’s former employer or independent contractors. As a result, we may be forced to bring claims against third parties, or defend claims they may bring against us, to determine the ownership of what we regard as our intellectual property. If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in prosecuting or defending against such claims, litigation could result in substantial costs and be a distraction to management.

Our new Special Operations Salute and Salute Series lines of spirits may be subject to claims of misuse or unapproved use of certain imagery or terms associated with the U.S. military. We may come under attack for not having authentic military or first responder roots for a particular line or design under this product line.

Although we try to ensure that we do not infringe on any third-party trademark, or use unapproved logos or images in our marketing, certain branches of the U.S. military may object to our brand positioning of our Special Operations Salute, Salute Series or related spirits lines or to our use of certain terms, marks, images or logos. While we have successfully navigated this issue over the past seven years with our 1st Special Forces Group Whiskey honoring the 1st Special Forces Group at Joint Base Lewis McChord, another branch of the military may take issue with our brand positioning related to that branch or to a particular product or its packaging. Likewise, there is no guarantee that the Federal Alcohol and Tobacco Tax and Trade Bureau (the “TTB”) will approve our label designs for any such branch or that after approval by the TTB that such approval may later be rescinded. Such results would require us to rethink our branding or designs for one or more branches or products. Any successful challenge to our effort around this line of products could diminish our ultimate future growth opportunities from this product concept.

Likewise, people who have served in specific branches or units of the military or as first responders tend to be very protective and parochial about their history. If we develop a product, line or image in which we do not have a company founder or employee with specific ties to a branch, unit or group, we could be attacked in public or in social media by members of such group that think we are trying to position ourselves in this brand at the expense of others, even though we will endeavor to advance this line with honor and respect and in partnership with select non-profits that will benefit from the sales of products under this line. Successful attacks on our brand or efforts in this way could diminish the value of our efforts, the value of the brand and ultimately sales to the public.

Risks Related to Regulation

We are subject to extensive government regulation and are required to obtain and renew various permits and licenses; changes in or violations of laws or regulations or failure to obtain or renew permits and licenses could materially adversely affect our business and profitability.

Our business of marketing and distributing craft spirits and other alcoholic beverages in the United States is subject to regulation by national and local governmental agencies. These regulations and laws address such matters as licensing and permit requirements, regarding the production, storage and import of alcoholic products; competition and anti-trust matters; trade and pricing practices; taxes; distribution methods and relationships; required labeling and packaging; advertising; sales promotion; and relations with wholesalers and retailers. Loss of production capacity due to regulatory issues can negatively affect our sales and increase our operating costs as we attempt to increase production at other facilities during that time to offset the lost production. It is possible that we could have similar issues in the future that will adversely impact our sales and operating costs. Additionally, new or revised regulations or requirements or increases in excise taxes, customs duties, income taxes, or sales taxes could materially adversely affect our business, financial condition and results of operations.

In addition, we are subject to numerous environmental and occupational, health and safety laws and regulations in the countries in which we plan to operate. We may incur significant costs to maintain compliance with evolving environmental and occupational, health and safety requirements, to comply with more stringent enforcement of existing applicable requirements or to defend against challenges or investigations, even those without merit. Future legal or regulatory challenges to the industry in which we operate, or our business practices and arrangements could give rise to liability and fines, or cause us to change our practices or arrangements, which could have a material adverse effect on us or our revenues and profitability.

Governmental regulation and supervision as well as future changes in laws, regulations or government policy (or in the interpretation of existing laws or regulations) that affect us, our competitors or our industry generally, strongly influence our viability and how we operate our business. Complying with existing laws, regulations and government policy is burdensome, and future changes may increase our operational and administrative expenses and limit our revenues.

Additionally, governmental regulatory and tax authorities have a high degree of discretion and may at times exercise this discretion in a manner contrary to law or established practice. Our business would be materially and adversely affected if there were any adverse changes in relevant laws or regulations or in their interpretation or enforcement. Our ability to introduce new products and services may also be affected if we cannot predict how existing or future laws, regulations or policies would apply to such products or services.

We are subject to regulatory overview by the Federal Alcohol and Tobacco Tax and Trade Bureau and state liquor control agencies.

We are required to secure certain label and formula approvals for the products we make. Such approvals are made at the discretion of the TTB. The TTB could deny our applications for labels and/or formulas entirely or force us to change them so that the result would be different from that which we currently sell or plan to sell. The TTB could also force us to change labels it has already approved and that we have already begun to sell or could revoke approval for existing formulas and/or labels. Any such delays in formula and/or label approval could cause delays in bringing products to market and could force us to limit or curtail all or some operations or sales, thereby negatively impacting our financial performance significantly.

Similarly, one or more state liquor control agencies may not approve a product for sale even though we have received federal approval to produce and sell the product.

Our regulatory licenses may be suspended or revoked, or we may fail to secure or retain required permits or licenses.

Samples or servings provided through our tasting room or at other events in which we participate could be provided to minors. The result of such an event could be a fine or penalty applied against us by a state or federal enforcement agency. Further, such penalty could result in a temporary or permanent suspension of our license to operate, which would negatively impact our financial results.

We also might not be able to secure or keep permits and/or licenses required to open and operate our business, including but not limited to building and trades permits, Conditional Use/Special Use Permits or other zoning permits, health permits, food permits, our federal TTB license, federal Food and Drug Administration license, state liquor licenses or other licenses or permits. Any such suspension or losses could negatively impact our financial results.

We are subject to various insurance and bonding requirements.

We are required by the TTB to secure and maintain insurance for various aspects of our operations. We may not be able to secure all of the insurance our business requires or, once we obtain the required insurance, such insurance could be cancelled or terminated. We may also only be able to secure insurance at rates that we deem to be commercially unreasonable.

We are also required by the TTB to provide bonds for the distilled spirits products we make, store, bottle and prepare for sale. Such bonds could be revoked, or the cost of bonding might become materially more expensive than we currently anticipate. As production and storage grows, there is a chance we may not be able to secure an increase in our bonding adequate to cover federal obligations, or our operations could exceed our bonded authority. This could require us to halt our operations until such increased bonding is secured, if at all. Further, as a condition of obtaining a bond, a bonding company could require that we set aside dedicated funds to backstop the bond. Such a requirement would hamper our ability to use funds for revenue generating purposes, thereby changing our plans for growth. In any of these situations, we would be forced to limit or curtail all or some of our operations, thereby negatively impacting our financial performance significantly.

We are subject to certain record-keeping requirements to which we may not properly adhere.

We are required to track the source of products we make, produce and/or bottle, including raw ingredients used, mashing, fermentation, distillation, storage, aging, blending, bottling, removal from bond and sales. Historically, we may not have accurately captured, or in the future may not accurately capture, all of such data. Moreover, in the event of an audit, state or federal revenue officers may interpret our data differently than we do, which could lead to a finding that we either underpaid or overpaid federal excise and state sales taxes.

As we open new locations, the staff at those locations may not properly track and record all data. The failure to adequately track production could put some products at risk from a labeling or valuation standpoint or cause the TTB to impound certain of our products from future sales. Failure to properly track and report the required data could also result in fines and/or penalties levied against us, or the suspension or rescission of our permits or licenses. Suspension or rescission of a permit or license would put us at risk of not being able to continue operations.

We operate in a highly-regulated industry subject to state and federal regulation, and it is possible that state or federal legislative or regulatory bodies could change or amend laws that impact us.

We operate in a highly-regulated industry subject to state and federal regulation, and it is possible that state or federal legislative or regulatory bodies could change or amend laws that impact us. Such changes could include, but are not limited to:

•        the amount of product we can produce annually;

•        regulations on the manufacturing, storage, transportation and sale of our distilled spirits;

•        license rates we must pay to the state;

•        tax rates on products we make and sell;

•        how, where and when we can advertise our products;

•        how products are classified; and

•        labeling and formulation approvals.

In addition, it is possible that legislative bodies could amend or revoke the statutes that allow us to operate, in whole or in part. In such an event, we may be forced to cease operations, which would materially affect our value and any investment made in us.

The failure of Congress to pass federal spending bills could impact our ability to secure federal permits that are critical to our business and our growth plans.

The chance that continued inaction in Congress to secure final passage of annual spending bills puts us at risk of a government shutdown, which could impact our ability to secure certain federal permits through the TTB, including transfer in bond permits, and formula or label approvals. Likewise, tribal partners we are working with to open Heritage-branded distilleries and tasting rooms will rely on securing their own TTB permits. Any government shutdown could slow down progress on the development, opening or operating of those locations.

We may become subject to audits by government agencies that find the mis-collection or mis-payment of taxes or fees.

We may become subject to audits by government agencies that could find the mis-collection or mis-payment of taxes or fees. Such an event could require us to allocate financial resources and personnel into areas to which we are not currently planning to allocate and to subject us to fines, interest and penalties in addition to the taxes or fees that may be owed. In the past, we have not timely filed and paid certain taxes, but no fines or penalties have been assessed for such late filings to date. However, a governmental entity could attempt to institute fines and/or assess other penalties for our past late tax filings and payments. Such an action could also include a suspension or termination of one or more of our permits or licenses.

Our products could be subject to a voluntary or involuntary recall.

Our products could be subject to a voluntary or involuntary recall for any number of reasons. In such an event, we may be forced to repurchase products we have already sold, cover other costs associated with the product or the recall, cease the sale of product already in the sales pipeline, or destroy product still in our control or that we are still processing. Any such product recalls could negatively impact our financial performance and impugn our reputation with consumers.

Our agreements with partners may be perceived as de facto franchise relationships.

Our agreements with partners, including American Indian Tribes or other licensees, allowing such partner to operate a Heritage-branded location could be interpreted by a state or federal court or administrative body as being a de facto franchise relationship, in which case we may need to revise the terms of our licensing arrangement with such partner, thereby altering our anticipated return and risk profile. If an agreement with a partner is determined to be a de facto franchise relationship, we may be required to file franchise documents with state and the federal governments for approval and we will be liable for fines or penalties for not pre-filing such franchise documents.

Direct to consumer shipping could become more regulated or be curtailed or terminated through government regulation or enforcement.

We currently use a three-tier compliant third-party retailer that resells, ships and handles fulfillment for certain of our products directly to consumers in 45 states and the District of Columbia. There are several risks associated with direct-to-consumer shipping, including that one or more states could decide such activities do not comport with their specific laws or regulations. In addition, there is a risk the third-party fulfillment firm could be forced to curtail or cease operations by virtue of a federal or state demand or reinterpretation of statute or rule, or that such firm could exit the market on its own free will. In any of these cases, the loss of direct-to-consumer shipping would likely lead to fewer sales, less revenue, and less profitability for our company, which could impact the value of our common stock. The loss of such sales and revenue could also negatively impact our operating plan as we would have less operating cash flow to work with, which could force us to alter our growth and marketing plans. There is also a risk that a third-party delivery company that is delivering the product to a consumer leaves the package where an individual under the age of 21 can gain access to it, or that such company delivers it to a location and fail to verify the person’s age. In such case, a state or local enforcement entity could attempt to claim we are partially culpable in the delivery to a person who is not 21 years of age. If that person were to consume the product and engage in an activity dangerous to themselves or others that causes death or serious bodily injury, a claim could be made against us as being part of the transaction. We could fail to successfully defend any such claims, in addition to paying monetary damages. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management or negatively impact the reputation of our company.

We are subject to state-specific regulatory risks related to our location in Eugene, Oregon.

There are several risks associated with our locations in Eugene, Oregon, including but not limited to:

•        The legislature or voters in Oregon may elect to privatize the state’s current monopoly-owned retail and distribution system, which would likely materially alter the way in which spirits are distributed and priced in the state and would also change the way we have to market to secure shelf space in stores and in restaurants and bars in order to gain or maintain market share.

•        The Oregon Liquor Control Commission (the “OLCC”) may not approve some or all of our products for listing and sale in the state or in our tasting rooms located in Oregon.

•        The OLCC could deny our request to open additional tasting rooms in the state of Oregon, thereby stranding equipment and capital and materially impacting our plan to generate more retail sales in our own locations.

Risks Related to this Offering and Ownership of Our Common Stock

The market price of our common stock may be highly volatile, and you could lose all or part of your investment.

Prior to this offering, there was no public market for the shares of our common stock. The offering price for the shares sold in this offering will be determined by negotiation between the underwriters and us. Neither we nor the underwriters can assure you that the initial public offering price will bear any relationship to the market price at which our common stock may trade after our initial public offering. Shares of companies offered in an initial public offering often trade at a discount to the initial offering price due to underwriting discounts and commissions and related offering expenses. As a result, the trading price of our common stock is likely to be volatile, which may prevent you from being able to sell your shares at or above the public offering price. Our prices of our common stock could be subject to wide fluctuations in response to a variety of factors, which include:

•        actual or anticipated fluctuations in our financial condition and operating results;

•        announcements of new product offerings or technological innovations by us or our competitors;

•        announcements by our customers, partners or suppliers relating directly or indirectly to our products, services or technologies;

•        overall conditions in our industry and market;

•        addition or loss of significant customers;

•        changes in laws or regulations applicable to our products;

•        actual or anticipated changes in our growth rate relative to our competitors;

•        announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments or achievement of significant milestones;

•        additions or departures of key personnel;

•        competition from existing products or new products that may emerge;

•        fluctuations in the valuation of companies perceived by investors to be comparable to us;

•        disputes or other developments related to proprietary rights, including patents, litigation matters or our ability to obtain intellectual property protection for our technologies;

•        announcement or expectation of additional financing efforts;

•        sales of our common stock by us or our stockholders;

•        stock price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•        reports, guidance and ratings issued by securities or industry analysts; and

•        general economic and market conditions.

If any of the foregoing occurs, it would cause our stock prices or trading volume to decline. Stock markets in general and the market for companies in our industry in particular have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of our common stock You may not realize any return on your investment in us and may lose some or all of your investment.

We may be subject to securities litigation, which is expensive and could divert our management’s attention.

The market price of our securities may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you disagree or that may not yield a return.

While we set forth our anticipated use for the net proceeds from this offering and our concurrent private placement of the Common Warrants in the section titled “Use of Proceeds,” our management will have broad discretion on how to use and spend any proceeds that we receive from this offering and our concurrent private placement and may use the proceeds in ways that differ from the anticipated uses set forth in this prospectus. Investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds with only limited information concerning management’s specific intentions. It is possible that we may decide in the future not to use the proceeds of this offering and our concurrent private placement in the manner described in this offering. Our management may spend a portion or all of the net proceeds from this offering and our concurrent private placement in ways that holders of our common stock may not desire or that may not yield a significant return or any return at all. Investors will receive no notice or vote regarding any such change and may not agree with our decision on how to use such proceeds. If we fail to utilize the proceeds we receive from this offering and our concurrent private placement effectively, our business and financial condition could be harmed, and we may need to seek additional financing sooner than expected. Pending their use, we may also invest the net proceeds from this offering and our concurrent private placement in a manner that does not produce income or that loses value.

There is no existing market for our common stock, and we do not know if one will develop to provide you with adequate liquidity.

Prior to this offering, there was no public market for our common stock. Although we have applied to have our common stock listed on Nasdaq, an active trading market for our common stock may never develop or be sustained following this offering. You may not be able to sell your shares quickly or at the market price if trading in our common stock is not active. The initial public offering price for the shares of common stock offered will be determined by negotiations between us and the underwriters and may not be indicative of the prices of our common stock that will prevail in the trading market. You may not be able to sell your shares of our common stock at or above the price you paid in the offering. As a result, you could lose all or part of your investment. Further, an inactive market may also impair our ability to raise capital by selling shares of our common stock and may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of common stock as consideration.

Our directors, executive officers and principal stockholders will continue to have substantial control over our company after this offering, which could limit your ability to influence the outcome of key transactions, including a change of control.

Upon completion of this offering, our executive officers, directors and principal stockholders and their affiliates will beneficially own 4,442,009 shares of our common stock, or approximately 70.7% of the outstanding shares of our common stock, assuming the sale of 1,500,000 shares in this offering at an assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, and the underwriters’ over-allotment option is not exercised. As a result, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. They may also have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

Our failure to meet the continued listing requirements of the Nasdaq could result in de-listing of our common stock.

If, after listing, we fail to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to de-list our common stock. Such a de-listing would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a de-listing, we would take actions to try to restore our compliance with the Nasdaq marketplace rules, but our common stock may not be listed again, and such actions may not stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with the Nasdaq marketplace rules.

If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on Nasdaq and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may reduce the trading activity in the secondary market for our common stock, so stockholders may have difficulty selling their shares.

The concurrent offering of shares of our common stock by certain existing stockholders of our company could adversely affect the market for our common stock.

The registration statement we filed with the SEC to register under the Securities Act the shares of our common stock offered hereby included a second prospectus (the “Resale Prospectus”) pursuant to which certain of our stockholders may offer and sell to the public from time to time up to an aggregate of 871,826 shares of our common stock. While the selling stockholders have expressed an intent not to sell the shares of common stock to be sold pursuant to the Resale Prospectus concurrently with the commencement of our initial public offering of common stock pursuant to this prospectus or within 90 days thereof, unless otherwise bound by an executed lockup agreement, such stockholders are not bound by any agreement that prohibits such sales. The sales of our common stock pursuant to this prospectus and the Resale Prospectus may result in two offerings taking place concurrently, which could adversely affect the price and liquidity of, and demand for, our common stock.

Future sales of shares by existing stockholders could cause our stock price to decline.

If our existing stockholders sell, or indicate an intent to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline significantly and could decline below the initial public offering price. After giving effect to this offering and the exchange of certain indebtedness for equity upon the closing of this offering, we will have outstanding 8,113,875 shares of common stock, assuming no exercise of outstanding options and warrants or the Common Warrants. Of these shares, approximately 2,237,280 shares will be held by our non-affiliated stockholders and, together with 1,500,000 shares of common stock offered hereby, plus any shares sold pursuant to the underwriters’ option to purchase additional shares, will be immediately freely tradable, without restriction, in the public market. Pursuant to a resale registration statement that will become effective concurrently with this offering, we are registering under the Securities Act the resale of an additional 871,826 shares of common stock held by our non-affiliated stockholders, which will allow such shares to be freely tradeable so long as the related prospectus remains current. If our non-affiliated stockholders sell substantial amounts of our common stock in the public market, or if the public perceives that such sales could occur, this could have an adverse impact on the market price of our common stock, even if there is no relationship between such sales and the performance of our business. Following this offering, we also intend to register for resale the shares of common stock underlying the Common Warrants and all shares of common stock that we may issue under our equity compensation plans. Once we register these shares, they can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates and the lock-up agreements described in the “Underwriting” section of this prospectus. Our non-affiliated stockholders are not subject to any lock-up agreements.

After the expiration of the lock-up agreements pertaining to this offering with our directors, executive officers and stockholders owning more than 5% of our outstanding shares of common stock, additional shares will be eligible for sale in the public market. If our existing stockholders sell substantial amounts of our common stock in the public market, or if the public perceives that such sales could occur, this could have an adverse impact on the market price of our common stock, even if there is no relationship between such sales and the performance of our business.

If you purchase shares of common stock in this offering, you will suffer immediate dilution of your investment in the shares of common stock.

The public offering price of the shares of common stock offered hereby will be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering, you will pay a price per share of the common stock comprising such Units that substantially exceeds our net tangible book value per share after this offering. Based on an assumed initial public offering price of $5.00 per share, which is the midpoint of the price range for the shares of common stock set forth on the cover page of this prospectus, you will experience immediate dilution of $3.88 per share, representing the difference between our pro forma net tangible book value per share, after giving effect to this offering, and the assumed initial public offering price.

We could use shares of our common stock to acquire a position in, or all of, another company or brand, which could result in dilution for shareholders of record at that time.

In the future we could use shares of our common stock as a form of currency to invest in or acquire other companies or brands. The issuance of these shares would be dilutive to other stockholders of our company. Our management and our board of directors will make these decisions and stockholders may have little to no view or say in these transactions. As such, the issuance of such shares creating dilution could result in lower returns for investors. A company or brand that we invest in or acquire might not fit our portfolio and might not yield a return for us or our stockholders. The strategy may not work and may result in a dilutive effect from the issuance of those shares that could result in a loss of some or all of the investment for stockholders.

We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. We may remain an emerging growth company until as late as December 31, 2029 (the fiscal year-end following the fifth anniversary of the completion of our initial public offering), though we may cease to be an emerging growth company earlier under certain circumstances, including (1) if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30, in which case we would cease to be an emerging growth company as of the following December 31, or (2) if our gross revenue exceeds $1.235 billion in any fiscal year. Emerging growth companies may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Investors could find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We will incur significant costs from operating as a public company, and our management expects to devote substantial time to public company compliance programs.

As a public company, we will incur significant legal, accounting and other expenses due to our compliance with regulations and disclosure obligations applicable to us, including compliance with the Sarbanes-Oxley Act, as well as rules implemented by the SEC and Nasdaq. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact, in ways we cannot currently anticipate, the way we operate our business. Our management and other personnel will devote a substantial amount of time to these compliance programs and monitoring of public company reporting obligations and as a result of the new corporate governance and executive compensation related rules, regulations and guidelines prompted by the Dodd-Frank Act and further regulations and disclosure obligations expected in the future, we will likely need to devote additional time and costs to comply with such compliance programs and rules. These rules and regulations will cause us to incur significant legal and financial compliance costs and will make some activities more time-consuming and costlier.

To comply with the requirements of being a public company, we may need to undertake various actions, including implementing new internal controls and procedures and hiring new accounting or internal audit staff. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is accumulated and communicated to our principal executive and financial officers. Our current controls and any new controls that we develop may become inadequate and weaknesses in our internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls when we become subject to this requirement could negatively impact the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we may be required to include in our periodic reports we will file with the SEC under Section 404 of the Sarbanes-Oxley Act, harm our operating results, cause us to fail to meet our reporting obligations or result in a restatement of our prior period financial statements. If we are not able to demonstrate compliance with the Sarbanes-Oxley Act, that our internal control over financial reporting is perceived as inadequate or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and the price of our common stock could decline. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on Nasdaq.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly-traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and operating results.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an emerging growth company our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates, and thus investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, our common stock price and trading volume could decline.

The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, the price for our common stock could be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, the prices of our common stock could decline. In addition, if our operating results fail to meet the forecast of analysts, the prices of our common stock could decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause the prices of our common stock and trading volume to decline.

Anti-takeover provisions in our charter documents and under Delaware law could make the acquisition of our company, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management and limit the market price of our common stock.

Provisions in our amended and restated certificate of incorporation and bylaws, as in effect upon the closing of this offering, may delay or prevent a change of control of our company or changes in our management. Our planned second amended and restated certificate of incorporation and amended and restated bylaws will include provisions that:

•        provide for a staggered board of directors;

•        authorize our board of directors to issue, without further action by the stockholders, up to 4,500,000 shares of undesignated existing preferred stock;

•        require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

•        specify that, except as required by applicable law, special meetings of our stockholders can be called only by our board of directors pursuant to a resolution adopted by the majority of the board of directors;

•        establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

•        provide that our directors may be removed only for cause; and

•        provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning more than 15% of our outstanding voting stock to merge or combine with us.

Our Second Amended and Restated Certificate of Incorporation will provide that the Court of Chancery of the State of Delaware is the exclusive forum for certain litigation that may be initiated by our stockholders.

Our second amended and restated certificate of incorporation to be filed in connection with the closing of this offering will provide that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory law or Delaware common law, subject to certain exceptions: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to provisions of the Delaware General Corporation Law or our second amended and restated certificate of incorporation or amended and restated bylaws; or (4) any action asserting a claim governed by the internal affairs doctrine. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees, and agents. Stockholders who do bring a claim in the Court of Chancery could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near the State of Delaware. The Court of Chancery may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition. By agreeing to the exclusive forum provisions, investors will not be deemed to have waived our compliance obligations with any federal securities laws or the rules and regulations thereunder.

This exclusive forum provision will not apply to claims under the Exchange Act. In addition, our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or any of its directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although the our stockholders will not be deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder. We cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition. In addition, although the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court were facially valid under Delaware law, there is uncertainty as to whether other courts will enforce the Company’s federal forum selection clause.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future and, as such, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

We have never declared or paid cash dividends on our common stock. Our existing credit agreement with Silverview Credit Partners L.P. currently restricts our ability to pay cash dividends and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. In addition, our current loan facility and any future loan arrangements we enter into may contain terms prohibiting or limiting the number or amount of dividends that may be declared or paid on our common stock. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” but are also contained elsewhere in this prospectus. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements relate to future events or our future financial performance or condition and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

•        our ability to hire additional personnel and to manage the growth of our business;

•        our ability to continue as a going concern;

•        our reliance on our brand name, reputation and product quality;

•        our ability to adequately address increased demands that may be placed on our management, operational and production capabilities.

•        the effectiveness of our advertising and promotional activities and investments;

•        our reliance on celebrities to endorse our products and market our brands;

•        general competitive conditions, including actions our competitors may take to grow their businesses;

•        fluctuations in consumer demand for craft spirits;

•        overall decline in the health of the economy and consumer discretionary spending;

•        the occurrence of adverse weather events, natural disasters, public health emergencies, including the COVID-19 pandemic, or other unforeseen circumstances that may cause delays to or interruptions in our operations;

•        risks associated with disruptions in our supply chain for raw and processed materials, including glass bottles, barrels, spirits additives and agents, water and other supplies;

•        the impact of COVID-19 on our customers, suppliers, business operations and financial results;

•        disrupted or delayed service by the distributors we rely on for the distribution of our products;

•        our ability to successfully execute our growth strategy, including continuing our expansion in our TBN and direct-to-consumer sales channels;

•        quarterly and seasonal fluctuations in our operating results;

•        anticipated accounting recognition associated with reports generated for us by outside valuation experts as they relate to the treatment of and accounting for the exchange of certain convertible promissory notes into common stock and prepaid warrants;

•        our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•        our ability to protect our trademarks and other intellectual property rights, including our brands and reputation;

•        our ability to comply with laws and regulations affecting our business, including those relating to the manufacture, sale and distribution of spirits and other alcoholic beverages;

•        the risks associated with the legislative, judicial, accounting, regulatory, political and economic risks and conditions;

•        claims, demands and lawsuits to which we are, and may in the future, be subject and the risk that our insurance or indemnities coverage may not be sufficient;

•        our ability to operate, update or implement our IT systems;

•        our ability to successfully pursue strategic acquisitions and integrate acquired businesses, products, services or brands;

•        our ability to implement additional finance and accounting systems, procedures and controls to satisfy public company reporting requirements;

•        our potential ability to obtain additional financing when and if needed;

•        the potential liquidity and trading of our securities; and

•        the future trading prices of our common stock and the impact of securities analysts’ reports on these prices.

You should read this prospectus, including the section titled “Risk Factors,” and the documents that we reference elsewhere in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. Considering the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus regardless of the time of delivery of this prospectus or any sale of our common stock. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $6,789,000 (net of commissions and unaccrued offering expenses) from the sale of the 1,500,000 shares of common stock offered in this offering, or approximately $7,824,000 if the underwriters exercise their option to purchase additional shares in full, based on an assumed initial public offering price of $5.00 per share, the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. In addition, we estimate that we will receive net proceeds of approximately $2,263,000 (net of placement agent fees and unaccrued offering expenses) from the sale of the Common Warrants in our concurrent private placement based on an assumed initial public offering price of $5.00 per share of common stock in this offering, the midpoint of the price range set forth on the cover page of this prospectus.

Each $1.00 increase (decrease) in the assumed public offering price of $5.00 per share of common stock in this offering would increase (decrease) the net proceeds to us from this offering, and our concurrent private placement, after deducting the estimated underwriting discounts and commissions, estimated placement agent fees and estimated offering expenses payable by us, by approximately $1,380,000, assuming that the number of shares of common stock offered by us in this offering and the number of Common Warrants we offer in our concurrent private placement, each as set forth on the cover page of this prospectus, remains the same. We may also increase or decrease the number of shares of common stock or Common Warrants we are offering. An increase (decrease) of 100,000 in the number of shares of common stock or Common Warrants we are offering would increase (decrease) the net proceeds to us from this offering and our concurrent private placement, after deducting the estimated underwriting discounts and commissions, the estimated placement agent fees and estimated offering expenses payable by us, by approximately $460,000 assuming the initial public offering price stays the same.

The following table sets forth a breakdown of our estimated use of our net proceeds from this offering and our concurrent private placement as we currently expect to use them.

Amount
Purchase of raw goods for product production	$150,000
Equipment maintenance, upgrades and/or installation	300,000
Marketing and sales efforts	150,000
Vendor obligations	3,000,000
Hiring personnel	150,000
Repayment of indebtedness	2,375,000
Working capital and general corporate purposes	3,227,000
Total use of proceeds	$9,052,000

Due to the uncertainties inherent in our operations and business, it is difficult to estimate with certainty the exact amounts of the net proceeds from this offering that may be used for any specific purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including our sales and marketing efforts, the demand for our products and services, our operating costs and the other factors described under “Risk Factors” in this prospectus. Accordingly, our management will have flexibility in applying the net proceeds from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the net proceeds.

If the underwriters exercise the over-allotment option in full, we intend to use such additional net proceeds (up to $1,035,000) for working capital and other general corporate purposes.

As set forth above, we expect to use approximately $2,375,000, or approximately 26.7%, of the net proceeds of this offering for the partial repayment of our secured term loan from Silverview Credit Partners L.P. (the “Silverview Loan”). The Silverview Loan was incurred in March and September 2021 with an aggregate borrowing capacity of $15,000,000, currently accrues interest at the rate of 15% per annum, which rate will increase to 16.5% per annum following the closing of this offering, and matures on October 25, 2026. On March 31, 2024, the principal balance of the Silverview Loan was $12,250,000. For additional information regarding the Silverview Loan, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” and Note 6 to our unaudited interim condensed consolidated financial statements for the three months ended March 31, 2024 included elsewhere in this prospectus.

Until we use the net proceeds of this offering and our concurrent private placement in our business, such funds will be managed through a treasury management program under the supervision of our Acting Chief Financial Officer and invested in short-term, interest-bearing investments, which may include interest-bearing bank accounts, money market funds, certificates of deposit and U.S. government securities.

DIVIDEND POLICY

We do not anticipate paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects, the requirements of current or then-existing debt instruments and other factors our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2024:

•        on an actual basis;

•        on a pro forma basis to give effect to:

(i)     the reclassification subsequent to March 31, 2024 of $20,008,458 in convertible note debt into equity in the form of 3,312,148 shares of common stock and 507,394 prepaid warrants to purchase common stock, effective upon the consummation of this offering;

(ii)    the issuance of 250,632 shares of common stock in exchange for the relinquishment of certain warrants upon consummation of this offering;

(iii)   the reclassification subsequent to March 31, 2024 of $21,112,934 in convertible note debt and $567,050 in related warrant liability as of March 31, 2024, and the $1,631,080 aggregate fair value of subsequently issued convertible notes and related warrants (that provided additional cash proceeds of $540,000 subsequent to March 31, 2024) into equity in the form of 2,399,090 shares of common stock and 546,927 prepaid warrants to purchase common stock, effective upon the consummation of this offering;

(iv)   the reclassification in April 2024 of $1,612,322 of fair value of warrant liabilities to equity upon establishing a fixed exercise price of certain outstanding warrants (see Note 10 to our unaudited interim condensed consolidated financial statement for the three months ended March 31, 2024 included elsewhere in this prospectus);

(v)    the issuance upon the consummation of this offering of 83,165 additional shares of common stock as a true-up adjustment required in the purchase of Thinking Tree Spirits (assuming a public offering price of $5.00 per share of common stock in this offering, which is the midpoint of the price range reflected on the cover of this prospectus) and the reclassification of the liability for purchase consideration of $670,686 to equity;

(vi)   the issuance on April 16, 2024 of 9,493 shares of common stock upon the exercise of prepaid warrants issued in October 2020, and issuance on June 5, 2024 of 126,891 shares of common stock upon the exercise of October 2023 prepaid warrants;

(vii)  our filings on April 1, 2024 and May 14, 2024 of amendments to our amended and restated certificate of incorporation to increase our authorized capital stock to 70,000,000 shares of common stock and 5,000,000 shares of preferred stock;

(viii) our sale on June 15, 2024 of $1,830,000 of Series A Preferred Stock, for which we received $675,000 of cash proceeds and $1,155,000 in the form of 525 barrels of aged whiskey; and

•        on a pro forma as adjusted basis to give further effect to:

(i) our issuance and sale of 1,500,000 shares of common stock in this offering at an assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, for estimated net cash proceeds of $6,789,000 after deducting the underwriting discounts and commissions and estimated unaccrued offering expenses paid and payable by us but assuming no exercise of the warrants granted to the Representative of the underwriters;

(ii) our issuance and sale of Common Warrants to purchase 500,000 shares of common stock in our concurrent private placement at an assumed offering price of $4.99 per Common Warrant, which is based on the midpoint of the price range for our common stock in this offering set forth on the cover page of this prospectus, for estimated net cash proceeds of $2,263,000 after deducting the placement agent fees and unaccrued offering expenses payable by us but assuming no exercise of the Common Warrants; and

(iii) the use of $2,375,000 of the net proceeds of this offering for the repayment of indebtedness.

The pro forma and pro forma as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the initial public offering price of our common stock and other terms of this offering determined at pricing. You should read the following table in conjunction with “Use of Proceeds,” “Selected Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Capital Stock” and other financial information contained in this prospectus, including the financial statements and related notes appearing elsewhere in this prospectus.

	As of March 31, 2024
	Actual	Pro Forma	Pro Forma As Adjusted
Cash(1)	$453,552	$1,668,552	$8,345,120
Inventory	2,701,225	3,856,225	3,856,225
Convertible Notes Payable, Current	20,008,458	—	—
Notes Payable, Current	14,348,414	14,348,414	11,973,414
Notes payable, Long-term	389,875	389,875	389,875
Convertible Notes Payable, Long-term	21,112,934	—	—
Warrant Liabilities, Long-term	2,179,372	—	—
Stockholders’ (Deficit)
Preferred Stock, par value $0.0001 per share, no shares authorized, issued or outstanding as of March 31, 2024; 5,000,000 shares authorized, with 183,000 shares issued or outstanding as of June 15, 2024 on a pro forma and pro forma as adjusted basis		18	18
Common Stock, par value $0.0001 per share, 10,000,000 shares authorized; 432,456 shares issued and outstanding; 70,000,000 shares authorized, 6,613,875 issued and outstanding on a pro forma basis, and 8,113,875 issued and outstanding on a pro forma as adjusted basis	72	690	840
Additional Paid in Capital – preferred stock	—	1,829,982	1,829,982
Additional Paid in Capital – common stock	31,421,948	67,532,133	75,026,983
Accumulated Deficit	(74,391,637)	(65,990,990)	(65,990,990)
Total Stockholders’ Equity/(Deficit)	(42,969,617)	3,371,833	10,866,833
Total Capitalization	15,069,436	18,110,122	23,230,122

____________

(1)      Pro forma cash includes actual cash as of March 31, 2024 plus $540,000 in proceeds from the sale of Convertible Notes subsequent to March 31, 2024 and $675,000 in cash proceeds from the issuance of Series A Preferred Stock on June 15, 2024. Further, pro forma as adjusted cash reflects net proceeds of $9,051,568 from this offering of common stock and the concurrent offering of Common Warrants net of underwriter and placement agent fees and commissions and cash offering expenses related to both offerings, and takes into account the repayment of $2,375,000 of principal and accrued interest related to the Silverview Loan.

A $1.00 increase or decrease in the assumed initial public offering price of $5.00 per share of common stock, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase or decrease, as applicable, each of cash, paid-in capital, total stockholders’ (deficit) equity and total capitalization by approximately $1,840,000, assuming the number of shares of common stock and the number of Common Warrants offered by us, as stated on the cover page of this prospectus, remains unchanged and after deducting underwriting discounts and commissions, estimated placement agent fees and estimated offering expenses payable by us. Similarly, each increase or decrease of 100,000 in the number of shares of common stock or number of Common Warrants we are offering would increase or decrease, as applicable, each of cash, paid-in capital, total stockholders’ (deficit) equity and total capitalization by approximately $460,000, assuming the assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The preceding table gives effect to the transactions described above and does not include:

•        Up to 908,334 shares of our common stock issuable upon the exercise of warrants with an exercise price of $6.00 per share that expire in August 2028;

•        927,430 shares of our common stock issuable upon the exercise of pre-paid warrants that will automatically exercise without the payment of additional consideration at any time that the holder beneficially owns a number of shares of common stock that is less than 4.99% of our outstanding shares of common stock for a number of shares that would cause the holder to beneficially own up to 4.99% of our outstanding shares of common stock;

•        6,164 shares of our common stock issuable upon the exercise of outstanding stock options issued under our 2019 Equity Incentive Plan with an exercise price of $157.89 per share that expire between June 2025 and November 2026;

•        243,089 shares of our common stock issuable upon the settlement of outstanding restricted stock units issued under our 2019 Equity Incentive Plan that will settle upon the expiration of the lock-up described in the “Underwriting” section of this prospectus;

•        Up to 762,984 shares of common stock issuable upon the exercise of warrants to be issued upon the closing of this offering to our common stockholders of record as of May 31, 2023, that will be exercisable, if at all, when the volume weighted average price per share (“VWAP”) of our common stock over a 10-trading-day period reaches 200% of the price per share at which common stock is sold in this offering provided the warrant holder continuously holds the shares such holder owned on May 31, 2023 through the date the warrant is exercised, and that will expire on the second anniversary of the closing of this offering;

•        Up to 1,525,968 shares of common stock issuable upon the exercise of warrants to be issued upon the closing of this offering to our common stockholders of record as of May 31, 2023, that will be exercisable, if at all, when the VWAP of our common stock over a 10-trading-day period reaches 300% of the price per share at which common stock is sold in this offering, provided the warrant holder continuously holds the shares such holder owned on May 31, 2023 through the date the warrant is exercised, and that will expire on the 42-month anniversary of the closing of this offering;

•        Up to 1,907,460 shares of common stock issuable upon the exercise of warrants to be issued upon the closing of this offering to our common stockholders of record as of May 31, 2023, that will be exercisable, if at all, when the VWAP of our common stock over a 10-trading-day period reaches 500% of the price per share at which common stock is sold in this offering, provided the warrant holder continuously holds the shares such holder owned on May 31, 2023 through the date the warrant is exercised, and that will expire on the 42-month anniversary of the closing of this offering;

•        Up to 91,500 shares of common stock issuable upon the exercise of warrants with an exercise price of $5.00 per share or, if lower, the price per share at which our common stock is sold in this offering that expire in June 2029;

•        Up to 500,000 shares of common stock issuable upon exercise of the Common Warrants with an exercise price of $0.01 per share;

•        Up to 555,588 shares of common stock issuable upon conversion of the outstanding Series A Preferred Stock (assuming a conversion price of $5.00 per share, which is the midpoint of the price range reflected on the cover of this prospectus);

•        Up to              shares of common stock (             shares if the underwriters’ over-allotment option is exercised in full) issuable upon the exercise of the Representative’s Warrants at an exercise price equal to the price per share at which our common stock is sold in this offering; and

•        Up to 2,500,000 shares of our common stock reserved for future issuance under our 2024 Equity Incentive Plan and up to 7,247 shares of our common stock reserved for future issuance under our 2019 Equity Incentive Plan.

DILUTION

If you invest in our securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value (deficit) is the amount of our total assets less our liabilities. Our historical net tangible book value (deficit) per share is our historical net tangible book value (deficit) divided by the number of shares of common stock outstanding as of March 31, 2024 (432,456 shares). Our historical net tangible book value (deficit) as of March 31, 2024, was $(46,331,841), or $(107.14) per share of common stock.

Our pro forma net tangible book value (deficit) is our historical net tangible book value (deficit) and our outstanding shares of common stock as of March 31, 2024 after giving effect to:

(i)     the reclassification subsequent to March 31, 2024 of $20,008,458 in convertible note debt into equity in the form of 3,312,148 shares of common stock and 507,394 prepaid warrants to purchase common stock, effective upon the consummation of this offering;

(ii)    the issuance of 250,632 shares of common stock in exchange for the relinquishment of certain warrants upon consummation of this offering;

(iii)   the reclassification subsequent to March 31, 2024 of $21,112,934 in convertible note debt and $567,050 in related warrant liability as of March 31, 2024, and the $1,631,080 aggregate fair value of subsequently issued convertible notes and related warrants (that provided additional cash proceeds of $540,000 subsequent to March 31, 2024) into equity in the form of 2,399,090 shares of common stock and 546,927 prepaid warrants to purchase common stock, effective upon the consummation of this offering;

(iv)   the reclassification in April 2024 of $1,612,322 of fair value of warrant liabilities to equity upon establishing a fixed exercise price of certain outstanding warrants (see Note 10 to our unaudited interim condensed consolidated financial statement for the three months ended March 31, 2024 included elsewhere in this prospectus);

(v)    the issuance upon the consummation of this offering of 83,165 additional shares of common stock as a true-up adjustment required in the purchase of Thinking Tree Spirits (assuming a public offering price of $5.00 per share of common stock in this offering, which is the midpoint of the price range reflected on the cover of this prospectus), and the reclassification of the liability for purchase consideration of $670,686 to equity;

(vi)   the issuance on April 16, 2024 of 9,493 shares of common stock upon the exercise of prepaid warrants issued in October 2020, and issuance on June 5, 2024 of 126,891 shares of common stock upon the exercise of October 2023 prepaid warrants;

(vii)  our filings on April 1, 2024 and May 14, 2024 of amendments to our amended and restated certificate of incorporation to increase our authorized capital stock to 70,000,000 shares of common stock and 5,000,000 shares of preferred stock; and

(viii) our sale on June 15, 2024 of $1,830,000 of Series A Preferred Stock as of June 15, 2024, for which we received $675,000 of cash proceeds and $1,155,000 in the form of 525 barrels of aged whiskey.

We refer to the adjustments in (i) through (viii) above collectively as the “Pre-Closing Adjustments.”

Pro forma as adjusted net tangible book value is our pro forma net tangible book value (deficit) as of March 31, 2024, after giving further effect to (i) our issuance and sale of 1,500,000 shares of common stock in this offering at an assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses paid and payable by us but assuming no exercise of the warrants granted to the Representative of the underwriters; (ii) the net proceeds from our issuance and sale of Common Warrants to purchase 500,000 shares of common stock in the concurrent private placement offering at an assumed offering price of $4.99 per Common Warrant, which is based on the midpoint of the price range for our common stock in this offering set forth on the cover page of this prospectus, after deducting the placement agent fees and commissions payable by us but assuming no exercise of the Common Warrants; and (iii) the use of proceeds of this offering in the amount of $2,375,000 for the repayment of indebtedness (collectively, the “Post-Closing Adjustments”).

The following table illustrates this dilution on a per share basis to new investors:

Assumed initial public offering price per share		$5.00
Historical net tangible book value (deficit) per share as of March 31, 2024, before giving effect to the Pre-Closing Adjustments	$(107.14)
Increase in pro forma net tangible book value per share attributable to the Pre-Closing Adjustments	107.14
Pro forma net tangible book value (deficit) per share as of March 31, 2024, before giving effect to the Post-Closing Adjustments	(0.00)
Increase in pro forma net tangible book value per share attributable to the Post-Closing Adjustments	1.12
Pro forma as adjusted net tangible book value per share after this offering		1.12
Dilution in pro forma net tangible book value per share to new investors participating in this offering		$3.88

If, immediately following the consummation of this offering and our concurrent private placement, the holders of our outstanding Common Warrants, for the purchase of up to 500,000 shares of our common stock were to exercise such warrants in full without the payment of any additional consideration, our pro forma as adjusted net tangible book value per share after this offering would decrease to $1.05 per share, representing a decrease in pro forma net tangible book value to existing stockholders of $0.07 per share and an increase in dilution to new investors participating in the offering to $3.95 per share.

If, immediately following the consummation of this offering and our concurrent private placement, the holders of our outstanding prepaid warrants, including the Common Warrants, for the purchase of up to an aggregate of 1,427,430 shares of our common stock were to exercise such warrants in full without the payment of any additional consideration, our pro forma as adjusted net tangible book value per share after this offering would decrease to $0.95 per share, representing a decrease in pro forma net tangible book value to existing stockholders of $0.17 per share and an increase in dilution to new investors participating in the offering to $4.05 per share.

A $1.00 increase or decrease in the assumed initial public offering price of $5.00 per share of common stock, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase or decrease, as applicable, the pro forma as adjusted net tangible book value (deficit) after this offering by approximately $1,840,000, and increase by approximately $0.23 per share or decrease by approximately $0.23 per share, respectively, as applicable, the dilution in pro forma net tangible book value (deficit) per share to investors participating in this offering, assuming that the number of shares of common stock and Common Warrants offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions, placement agent fees and estimated offering expenses payable by us.

Similarly, a 100,000 share increase or decrease in the number of shares of common stock or number of Common Warrants offered by us, as set forth on the cover page of this prospectus, would increase or decrease, as appropriate, the pro forma as adjusted net tangible book value (deficit) after this offering by approximately $460,000, as applicable, and increase by approximately $0.04 per share or decrease by approximately $0.05 per share, respectively, as applicable, the dilution in pro forma net tangible book value (deficit) per share to investors participating in this offering, assuming the assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, remains the same, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma information discussed above is illustrative only and will change based on the actual initial public offering price, number of shares and other terms of this offering determined at pricing.

If the underwriters exercise in full their option to purchase additional shares of our common stock in this offering, the pro forma as adjusted net tangible book value will increase to $1.21 per share, representing an increase in pro forma net tangible book value to existing stockholders of $0.09 per share and a dilution of $3.79 per share to new investors participating in this offering.

The following table sets forth as of March 31, 2024, on the pro forma as adjusted basis described above, the differences between our existing stockholders and the purchasers of shares of common stock in this offering with respect to the number of shares of common stock purchased from us, the total consideration paid to us and the weighted average price paid per share paid to us, based on an assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, before deducting underwriting discounts and commissions and estimated offering expenses payable by us.

	Shares Purchased		Total Consideration		Weighted Average Price per Share
	Number	Percent	Amount	Percent
Existing stockholders	6,613,875	81.5%	$69,832,823	90.3%	$10.56
New investors	1,500,000	18.5	7,500,000	9.7	5.00
Total	8,113,875	100.0%	$77,332,823	100.0%	$9.53

If the underwriters exercise in full their option to purchase additional shares of our common stock in this offering, the number of shares held by existing stockholders will be reduced to 79.3% of the total number of shares of common stock that will be outstanding upon completion of this offering, and the number of shares of common stock held by new investors participating in this offering will be further increased to 20.7% of the total number of shares of common stock that will be outstanding upon completion of the offering.

To the extent that any outstanding options or warrants, including the Common Warrants to be issued in our concurrent private placement, are exercised, any outstanding RSUs are settled, our outstanding Series A Preferred Stock is converted, or new equity securities are issued under our 2019 Plan or our 2024 Plan, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. If all outstanding options, RSUs, warrants (including the Common Warrants) and shares of Series A Preferred Stock were exercised, settled, or converted, then our existing stockholders, including holders of such options, warrants, RSUs and shares of Series Preferred A Stock, would own 90.7% and our new investors would own 9.3% of the total number of shares of our common stock outstanding upon the completion of this offering. In such event, the total consideration paid by our existing stockholders, including the holders of such options, warrants, RSUs and shares of Series Preferred A Stock, would be approximately $102.6 million, or 93.2% of the total consideration for our common stock outstanding upon the completion of this offering, the total consideration paid by our new investors purchasing the common stock in this offering would be $7.5 million, or 6.8% of the total consideration for our common stock outstanding upon the completion of this offering, and the weighted average price per share paid by our existing stockholders, including the holders of such options, warrants, RSUs, and shares of Series A Preferred Stock, would be $6.37 and the price per share paid by our new investors would be $5.00, assuming the assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus.

A $1.00 increase or decrease in the assumed initial public offering price of $5.00 per share of common stock, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase or decrease, as appropriate, the total consideration paid by new investors by $1,500,000 assuming the number of shares we are offering, as set forth on the cover page of this prospectus, remains the same. We may also increase or decrease the number of shares we are offering. Similarly, each increase or decrease of 100,000 shares offered by us would increase or decrease, as appropriate, the total consideration paid by new investors by $500,000, if the assumed initial price to the public remains the same.

We may choose to raise additional capital through the sale of equity or equity-linked securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that any options are issued under our equity incentive plan, or we issue additional shares of common stock or equity-linked securities in the future, there will be further dilution to investors purchasing in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus and the section of this prospectus entitled “Information about Heritage.” In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors” and elsewhere in this prospectus. Unless the context otherwise requires, for the purposes of this section, “Heritage,” “we,” “us,” “our,” or the “Company” refer to Heritage Distilling Holding Company, Inc. and its subsidiaries.

Business Overview

We are a craft distiller producing, marketing and selling a diverse line of award-winning craft spirits, including whiskeys, vodkas, gins, rums, and “ready-to-drink” canned cocktails. We recognize that taste and innovation are key criteria for consumer choices in spirits and innovate new products for trial in our company-owned distilleries and tasting rooms. We believe have developed differentiated products that are responsive to consumer desires for rewarding and novel taste experiences.

We compete in the craft spirits segment, which is the most rapidly-growing segment of the overall $288 billion spirits market. According to the American Craft Spirits Association, a craft distillery is defined generally as a distillery that produces fewer than 750,000 gallons annually and holds an ownership interest of 51% or more of a distilled spirits plant that is licensed by the Alcohol and Tobacco Tax and Trade Bureau of the U.S. Department of the Treasury. According to the Craft Spirits Global Market Report 2022 of Research and Markets, the craft spirits segment had revenues of more than $17.7 billion in 2021 and is estimated to grow at a compound annual growth rate (“CAGR”) of 30.6% to $66.0 billion in 2026. We believe we are well positioned to grow more than the growth rate of the market by increasing our marketing efforts, increasing the size of our sales teams and broadening our wholesale distribution.

Out of the more than 2,600 craft producers in North America, we have been recognized with more awards for our products from the American Distilling Institute, the leading independent spirits association in the U.S., than any other North American craft distiller for each of the last ten years. Plus, numerous other Best of Class, Double Gold and Gold medals from multiple national and international spirits competitions. We are one of the largest craft spirits producers on the West Coast based on revenues and are developing a national reach in the U.S. through traditional sales channels (wholesale, on-premises and e-commerce) and our unique and recently-developed Tribal Beverage Network (“TBN”) sales channel. Based upon our revenues and our continued track record of winning industry awards in an increasingly competitive environment, we believe we are one of the leading craft spirits producers in the United States.

We sell our products through wholesale distribution, directly to consumers through our five owned and operated distilleries and tasting rooms located in Washington and Oregon and by shipping directly to consumers on-line where legal. Currently, we sell products primarily in the Pacific Northwest with limited distribution in other states throughout the U.S. In addition, in collaboration with Native American tribes, we have recently developed a new sales, manufacturing and distribution channel on tribal lands that we expect will increase and broaden the recognition of our brand as that network expands nationally.

Our growth strategy is based on three primary areas. First, we are focused on growing our direct-to-consumer (“DtC”) sales via shipping to legal purchasers to their homes where allowed. We currently use a three-tier compliant, third-party platform to conduct these sales and deliveries in 46 states in which approximately 96.8% of the U.S. population reside. This allows us to develop a relationship directly with the consumer through higher-margin sales while collecting valuable data about our best performing products. We can then use this data to target the consumer based on location, age, key demographics and product types. With the data collected, we can also retarget and resell to them generating more revenue.

Our DtC sales also support our second growth area, which entails growing our wholesale volume with our distributors through key national accounts both on-premises and off-premises. By building brand recognition for key products in selected regions or states through DtC sales, we can better support the wholesale launch, marketing and product pull-through of those products in partnership with wholesalers in those targeted states. While DtC sales result in singular high-margin sales, growing volume through wholesale distribution is the most efficient way to drive large-scale growth across retail chains.

Third, we are focused on expanded growth of our collaboration with Native American tribes through the TBN model we created. In concert with tribal partners, this sales channel includes Heritage-branded micro production hubs, Heritage-branded stores and tasting rooms and the sale of our products and new tribally-branded products. In the typical TBN collaboration, the tribes will own these businesses and we will receive a royalty on gross sales through licenses we grant to use our brands, products, recipes, programs, IP, new product development, on-going compliance support and the other support we provide. The TBN is expected to form a network of regional production hubs that will support product trials and sampling, and will generate sales of finished, intermediate and bulk spirits depending on location, equipment and market. Importantly, because these premium spirits will be produced locally, we believe the TBN will promote the positioning of our brands as local and regional. We expect that, as the brands grow and the TBN footprint expands, there will be an important synergy with increased adoption and growth through our wholesale channels in the regions where the TBN locations are driving trial and awareness. Similarly, as demand for our products grows through our wholesale channels, there should be a positive effect on the demand for our products through the tribal distilleries.

Key Factors Affecting Our Operating Results

Management believes that our performance and future success depend on many factors that present significant opportunities, but also pose challenges, including the following:

Pricing, Product Cost and Margins

To date, most of our revenue has been generated by retail sales of our spirits in our retail tasting rooms and through our eCommerce platform. Having completed the construction of our existing production facilities and contracted with established distributors, we now intend to focus our production capacity, record of success in developing award-winning products, and a portion of the net proceeds from this offering on the growth of our wholesale channel. Going forward, we expect to sell our products in a variety of vertical industry markets in partnership with our distributors across states and geographic regions. Pricing may vary by region due to market-specific dynamics and various layers of taxes applied by the states at the different steps of distribution and retail sales. As a result, our financial performance will depend, in part, on the mix of our sales in different markets during a given period and our ability to scale efficiently.

We have experienced inflation in some of our raw inputs, particularly in grains, bottles, cans and barrels. Some of these price increases began to moderate beginning in the second half of 2021, such as in grain. Grain prices increased due to supply chain issues associated with the war in Ukraine and the increased input cost of fertilizers tied to high natural gas prices. Grain prices have moderated as some additional sources of supply opened up and the market price for grain has come down from its recent historic highs. Aluminum prices for cans and bottles increased in 2021 and early 2022, but began to decline in the second half of 2022, and we were able to achieve more favorable pricing based on larger order quantities in late 2022. While glass bottle prices also increased, we were able to lock in pricing for two years at favorable prices in 2021. In 2023, our suppliers indicated their price increases were moderating and their supply chains were returning to normal. During the uncertain periods in 2021 and 2022, we elected to take possession of glass bottle quantities designed to last two years at favorable prices, insulating these costs to a measurable degree moving into 2024. The cost of oak barrels necessary for the aging of spirits escalated by approximately 30% since the beginning of 2022 due to the growing demand for barrels needed to age whiskey and constraints in the raw oak market. While constraints in the freight market caused historically high shipping rates, those shipping rates were returning to their previous levels until the recent bankruptcy announcement by one of the largest freight companies in the U.S. That bankruptcy, when combined with high diesel prices and a lack of licensed drivers, continues to cause uncertainty in the freight markets. Likewise, employees are facing financial stress as inflation hits them at home, and their desire for more compensation creates higher cost pressures on overall operations absent finding offsetting cost efficiencies. In addition, the annual minimum wage increases for hourly retail and production staff in the states in which we operate are higher than other parts of the U.S. Unlike singular commodity spikes in the recent past due to an isolated incident, or short-term supply chain issues, the confluences of these factors created pressure across all parts of our operations, requiring us to manage each aspect carefully. Finally, we have begun to see a change in the buying habits of consumers who are looking for “experiences” rather than buying “things,” and we believe consumers are electing to buy fewer but more premium items. As a result, we must re-examine how we engage with consumers at retail and online to ensure we stay relevant.

Continued Investment and Innovation

Our performance is dependent on our ability to continue to develop products that resonate with consumers. It is essential that we continually identify and respond to rapidly-evolving consumer trends, develop and introduce innovative new products, enhance our existing products, and generate consumer demand for our products. Management believes that investment in beverage product innovation will contribute to long-term revenue growth, especially in the premium and ultra-premium segments.

Key Components of Results of Operations

Net Sales

Our net sales consist primarily of the sale of spirits and services domestically in the United States. Customers consist primarily of wholesale distributors and direct consumers. Substantially all revenue is recognized from products transferred at a point in time when control is transferred, and contract performance obligations are met. Service revenue represents fees for distinct value-added services that we provide to third parties, including production, bottling, marketing, consulting and other services, including for the TBN, aimed at growing and improving brands and sales. Service revenue is recognized over the period in which the service is provided.

Cost of Sales

We recognize the cost of sales in the same manner that the related revenue is recognized. Our cost of sales consists of product costs, including manufacturing costs, duties and other applicable importing costs, shipping and handling costs, packaging, warranty replacement costs, fulfillment costs, warehousing costs, and certain allocated costs related to management, facilities and personnel-related expenses associated with supply chain logistics.

Gross Profit and Gross Margin

Our gross profit is the difference between our revenues and cost of sales. Gross margin percentage is obtained by dividing gross profit by our revenue. Our gross profit and gross margin are, or may be, influenced by several factors, including:

•        Market conditions that may impact our pricing;

•        Our cost structure for manufacturing operations, including contract manufacturers, relative to volume, and our product support obligations;

•        Our capacity utilization and overhead cost absorption rates;

•        Our ability to maintain our costs on the components that go into the manufacture of our products; and

•        Seasonal sales offerings or product promotions in conjunction with plans created with our distributors or retail channels.

We expect our gross margins to fluctuate over time, depending on the factors described above.

Sales and Marketing

Sales and marketing expenses consist primarily of employee-related costs for individuals working in our sales and marketing departments, our tasting room general managers and Cask Club directors, our hourly tasting room sales associates, the executives to whom all general managers report, and the executives whose primary function is sales or marketing, and rent and associated costs for running each tasting room. The expenses include our personnel responsible for managing our e-commerce platform, wages, commissions and bonuses for our outside sales team members who market and sell our products to distributors and retail end users and the associated costs of such sales. Sales and marketing expenses also include the costs of sports and venue sponsorships, radio, television, social media, influencers, direct mail and other traditional marketing costs, costs related to trade shows and events and an allocated portion of overhead costs. We expect our sales and marketing costs will increase as we expand our headcount, open new locations in partnership with tribes, expand our wholesale distribution footprint and initiate new marketing campaigns.

General and Administrative

General and administrative expenses consist primarily of personnel-related expenses associated with our executive, finance, legal, insurance, information technology and human resources functions, as well as professional fees for legal, audit, accounting and other consulting services, and an allocated portion of overhead costs. We expect our general and administrative expenses will increase on an absolute dollar basis as a result of operating as a public company, including expenses necessary to comply with the rules and regulations applicable to companies listed on a national securities exchange and related to compliance and reporting obligations pursuant to the rules and regulations of the SEC, as well as increased expenses for general and director and officer insurance, investor relations, and other administrative and professional services. In addition, we expect to incur additional costs as we hire additional personnel and enhance our infrastructure to support the anticipated growth of our business.

As of March 31, 2024, we had outstanding restricted stock units (“RSUs”) that, upon vesting, would have settled into an aggregate of 116,504 shares of common stock. As of such date, based upon the grant date fair value of such awards of $157.89 per share, we would have expected to recognize $18,394,817 of previously-unrecognized compensation expense for RSU awards upon the settling of those RSUs on the expiration the lock-up agreements to be entered into in connection with this offering. As of May 2024, 105,360 of such RSUs were voluntarily terminated and 80 of such RSUs were forfeited. As a result, we now expect to recognize $1,746,895 in previously-unrecognized compensation expense for these retained RSU awards upon the expiration of the lock-up agreements entered into in connection with this offering, which is a reduction in unrecognized expenses of $16,647,922. In June 2024, the Compensation Committee of our board of directors awarded an aggregate of 232,025 RSUs to employees, directors and consultants with a fair grant value of $4.00 per unit. These RSUs contain a double trigger and, upon grant, were deemed to have met their time-based service requirements for vesting. They will settle on the expiration of the lock-up agreements that will be entered into in connection with this offering. Assuming all of the recently granted RSUs settle into common stock, we would expect to book an expense of $928,100 at the fair grant value of $4.00 per RSU upon the expiration of the lock-up agreements entered into in connection with this offering.

Interest Expense

Interest expenses include cash interest accrued on our secured debt, cash interest and non-cash interest paid or accrued on our notes payable, interest on leased equipment or assets, and costs and interest on credit cards.

Change in Fair Value of Convertible Notes and Warrant Liabilities

We elected the fair value option for the convertible notes we issued in 2022 and 2023 (the “Convertible Notes”) and the warrants that were issued in connection with the Convertible Notes under ASC Topic 825, Financial Instruments, with changes in fair value reported in our consolidated statements of operations as a component of other income (expense). We believe the fair value option better reflects the underlying economics of the Convertible Notes and the related warrants given their embedded conversion or exercise features. As a result, the Convertible Notes and the related warrants were recorded at fair value upon issuance and were subsequently, and will continue to be, remeasured at each reporting date until settled or converted. Accordingly, the Convertible Notes and the related warrants are recognized initially and subsequently (through and including their exchange for common stock, or in the case of the warrants, the fixing of their exercise price) at fair value, inclusive of their respective accrued interest at their stated interest rates, which are included in convertible notes on our consolidated balance sheets. The changes in the fair value of the Convertible Notes and related warrants are recorded as “changes in fair value” as a component of other income (expenses) in our consolidated statements of operations. The changes in fair value related to the accrued interest components of the Convertible Notes are also included within the single line of change in fair value of convertible notes on our consolidated statements of operations.

Changes in Fair Value of Investment in Flavored Bourbon, LLC

As of March 31, 2024 and December 31, 2023, we had a 12.2% and 15.1% ownership interest in Flavored Bourbon, LLC, respectively, and did not record any impairment charges related to our investment in Flavored Bourbon, LLC for the year ended December 31, 2023. In January 2024, Flavored Bourbon LLC conducted a capital call, looking to raise $12 million from current and new investors at the same valuation as its last raise. We chose not to participate in the raise, but still retained our rights to full recovery of our capital account of $25.3 million, with the Company being guaranteed a pay out of this $25.3 million, which we must be paid in the event the brand is sold to a third party, or we can block such sale. As of March 31, 2024, a total of $9,791,360 of the $12 million was raised, with the remainder targeted to be raised by the end of 2024. We retain a 12.2% ownership interest in this entity plus a 2.5% override in the waterfall of distributions. As a result of the January 2024 capital call, in accordance with adjusting for observable price changes for similar investments of the same issuer pursuant to ASC 321 as noted above, we performed a qualitative assessment of our Investment in Flavored Bourbon, LLC. On the basis of our analysis we determined that the fair value of our Investment in Flavored Bourbon, LLC, should be adjusted to $14,285,000, with the resulting increase in fair value of $3,421,000 recorded as gain on increase in value of Flavored Bourbon, LLC on our condensed consolidated statement of operations for the three months ended March 31, 2024.

Changes in Fair Value of Convertible Notes

As of March 31, 2024, the fair value of the Convertible Notes that were issued in 2022 and 2023 and were exchanged in October and November 2023 for a fixed number of shares of common stock and prepaid warrants, was revalued to $20,008,458, which reflected the impact of the then-anticipated pricing of this offering of $5.00 per share in the valuation calculation methodology, resulting in a $16,275,433 decrease in the fair value of such notes. We anticipate that upon the effectiveness of this offering, the fair value of the Convertible Notes will be reduced further and be recorded to common stock in the amount of $19,097,710 (representing the 3,312,148 shares of common stock and 507,394 prepaid warrants for which the Convertible Notes were exchanged multiplied by the price per share of our common stock in this offering, currently anticipated at $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus), with the remaining $910,748 anticipated to be recorded as a gain on decrease of the fair value of those Convertible Notes through the three months ended June 30, 2024 and the date of the closing of this offering. This value could be adjusted further depending on the date of consummation of this offering, which is the date on which the contingent treatment of the liability associated with such convertible notes is relieved. On June 4, 2024, a portion of the October 2023 prepaid warrants were exercised to purchase 126,891 shares of common stock.

As of March 31, 2024, the fair value of the convertible notes issued in 2024 and related warrant liabilities, which notes and warrants were exchanged for 2,399,090 shares of common stock and 546,927 prepaid warrants in April 2024, was $21,112,934 and $567,050, respectively, which reflected the impact of the then-anticipated pricing in this offering of $5.00 per share in the valuation calculation methodology, which is the midpoint of the price range listed on the cover page of this prospectus. We anticipate that upon the effectiveness of this offering, the fair value of such convertible promissory notes and related warrant liabilities will be reduced and be recorded to common stock in the aggregate amount of $14,730,085 with the remaining $8,580,979 anticipated to be recorded as a gain for the quarter ending June 30, 2024 on the decrease of the fair value of those convertible notes and related warrant liabilities through the three months ended June 30, 2024 and the date of the closing of this offering. This value could be adjusted further depending on the date of consummation of this offering, which is the date on which the contingent treatment of the liability associated with such convertible notes is relieved.

As the exchange of the Convertible Notes to common stock was conditioned upon the closing of an initial public offering of our common stock prior to a specified date, the aggregate fair value of the Convertible Notes will continue to be reflected as a liability on our consolidated balance sheet until the closing of this offering, at which time the Convertible Notes will be reclassified from convertible notes payable to equity as the remaining contingency to the exchange of the Convertible Notes to common stock will have been satisfied. With the satisfaction of that remaining contingency, the exchange of the convertible notes payable for common stock will qualify for equity classification, as depicted on our pro forma capitalization table under the caption “Capitalization”. See also Notes 5 and 16 to our unaudited interim condensed consolidated financial statements for the three months ended March 31, 2024 included elsewhere in this prospectus.

Changes in Fair Value of Warrant Liabilities

We issued certain warrants for the purchase of shares of our common stock in connection with certain Convertible Notes and classified such warrants as a liabilities on our consolidated balance sheet pursuant to ASC Topic 480 because, when issued, the warrants were to settle by issuing a variable number of shares of our common stock based on the then-unknown price per share of our common stock in this offering. The warrant liabilities were initially recorded at fair value on the issuance date of each warrant and are subsequently remeasured to fair value at each reporting date. Changes in the fair value of the warrant liabilities are recognized as a component of other income (expense) in the consolidated statements of operations. As originally drafted, changes in the fair value of the warrant liabilities are recognized until the warrants are exercised, expire or qualify for equity classification.

In April 2024, certain of such warrants and the related Convertible Notes were exchanged (contingent upon the consummation of this offering) for common stock. The remaining warrants, which will remain outstanding subsequent to the closing of this offering, were amended to fix the exercise price at $6.00 per share effective upon the closing of this offering, thereby removing the floating price optionality. The fixing of the exercise price will allow us to reclassify the warrant liabilities as equity on a pro forma basis, per ASC Topic 420. That recognition is depicted on our pro forma capitalization table under the caption “Capitalization.” See also Notes 5 and 16 to our unaudited interim condensed consolidated financial statements for the three months ended March 31, 2024 included elsewhere in this prospectus.

Income Taxes

Our income tax provision consists of an estimate for U.S. federal and state income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities and changes in tax law.

Comparison of the Results of Operations for the Three Months Ended March 31, 2024 and 2023

The following table summarizes our results of operations for the three months ended March 31, 2024 and 2023.

	For the Three Months Ended March 31,
	2024	2023	Change
Net Sales
Products	$1,231,823	$953,606	$278,217
Services	474,336	643,466	(169,130)
Total Net Sales	1,706,159	1,597,072	109,087

Cost of Sales
Products	1,213,565	1,156,726	56,839
Services	84,057	216,178	(132,121)
Total Cost of Sales	1,297,622	1,372,904	(75,282)
Gross Profit	408,537	224,168	184,369

Operating Expenses
Sales and Marketing	1,189,854	1,364,366	(174,512)
General and Administrative	1,445,553	2,387,491	(941,938)
Total Operating Expenses	2,635,407	3,751,857	(1,116,450)
Operating Loss	(2,226,870)	(3,527,689)	1,300,819

Other Income (Expense)
Interest Expense	(601,006)	(590,929)	(10,077)
Gain on investment	3,421,222	—	3,421,222
Change in Fair Value of Convertible Notes	(571,089)	(416,874)	(154,215)
Change in Fair Value of Warrant Liabilities	430,208	6,874	423,334
Other Income	374	—	374
Total Other Expense	2,679,709	(1,000,929)	3,680,638
Loss Before Income Taxes	452,839	(4,528,618)	4,981,457
Income Taxes	—	—	—
Net Income (Loss)	$452,839	$(4,528,618)	$4,981,457
Net Income (Loss) Per Share, Basic	$1.12	$(11.87)	$12.99
Weighted Average Common Shares Outstanding, Basic	403,329	381,616	21,713

Net Income/(Loss) Per Share, Diluted	$0.10	$(11.87)	$11.96

Weighted Average Common Shares Outstanding, Diluted	4,625,884	381,616	4,244,268

Net Sales

Net sales were approximately $1,706,159 and $1,597,072 for the three months ended March 31, 2024 and 2023, respectively, an increase of approximately $109,087, or 6.8%, period over period. The increase in net sales resulted primarily from:

•        an increase in product sales of approximately $278,217, or 29.2%, to approximately $1,231,823 for the three months ended March 31, 2024, compared to approximately $953,606 for the three months ended March 31, 2023, due mainly to the launch of the Special Operations Services product line in November 2023, netted out from —

•        an approximately $169,288, or 26.3%, decrease in services sales, to approximately $474,178 for the three months ended March 31, 2024 compared to approximately $643,466 for the three months ended March 31, 2023 resulting primarily from the termination of a modest third-party bottling contract in January 2024.

We note that total sales for the three months ended March 31, 2024 would have been higher than sales in the three months ended March 31, 2023 had we not closed our Ballard, Washington tasting room in March of 2023 in connection with our decision not to renew the lease for that facility, which we believes demonstrates that 2023 was a year of stabilization in anticipation of new product launches and new wholesale markets opening in 2024 to begin our growth.

The approximately $278,217 net increase in products sales, period over period, included:

Products Sales	Three Months Ended March 31, (rounded to $000’s)
	2024	2023	Change
Wholesale	$318,000	$327,000	$(9,000)
Retail	742,000	546,000	196,000
Third Party	171,000	80,000	91,000
	$1,231,000	$953,000	$278,000

•        The approximately $196,000 increase in retail products sales was primarily a result of the launch of our Special Operations Salute line in November 2023. This increase would have been greater except for the closure of our Ballard, Washington retail location in late March 2023, which gave us almost a full quarter of retail tasting room revenue at that location in 2023, while the three months ended March 31, 2024 included none of that revenue.

•        The approximately $91,000 increase in third-party products sales was primarily a result of our production of bulk spirits under contract for third parties and royalties from spirits sales under the new TBN model.

The approximately $169,130 decrease in net sales of services period over period included:

Services Sales	Three Months Ended March 31, (rounded to $000’s)
	2024	2023	Change
Third Party Production	$111,000	$261,000	$(150,000)
Retail Services	300,000	297,000	3,000
Consulting and Other	63,000	86,000	(23,000)
	$474,000	$644,000	$(170,000)

•        The approximately $150,000 decrease in third-party production resulted from the ending of a modest third-party bottling contract as of January 31, 2024. The bulk of our revenue in this category included production services revenue related to a contract we have to produce a gin for a large international spirit brand owner; contract bottling services; and third-party barrel storage revenues. We expect our barrel storage revenue to continue to increase as more third-party barrels are put into our warehouse. We terminated our gin production contract in early January 2024 as we shifted our focus toward applying our resources in higher-margin activities under our own core brands and programs and reducing risks associated with hourly labor in certain markets.

•        The approximately $23,000 increase in consulting and other revenues included increases in consulting revenues from TBN-related services as we signed more tribes to join the TBN program. We expect the upfront consulting fees received from these tribes will offset our costs associated with getting such locations up and running; and increases in royalties primarily from the TBN product sales.

Cost of Sales

Cost of sales were approximately $1,298,000 and $1,373,000 for the three months ended March 31, 2024 and 2023, respectively, a decrease of approximately $75,000, or 5.6%, period over period. The reduction in cost of sales resulted primarily from an approximately $132,000 decrease in services cost of sales, to approximately $84,000 for the three months ended March 31, 2024, compared approximately $216,000 for the three months ended March 31, 2023.

Total Cost of Sales	Three Months Ended March 31, (rounded to $000’s)
	2024	2023	Change
Products	$1,214,000	$1,157,000	$57,000
Services	84,000	216,000	(132,000)
	$1,298,000	$1,373,000	$(75,000)

The approximately $57,000 increase in net products cost of sales period over period included: a decrease in product cost of approximately $62,000 to approximately $552,000 for the three months ended March 31, 2024, from approximately $614,000 for the three months ended March 31, 2023 and an increase in unabsorbed overhead of approximately $119,000 to approximately $662,000 as of March 31, 2024 from approximately $542,000 as of March 31, 2023. We began analyzing unabsorbed overhead as a separate component of cost of sales in 2022.

Components of Products Cost of Sales	Three Months Ended March 31, (rounded to $000’s)
	2024	2023	Change
Product Cost (from inventory)	$552,000	$614,000	$(62,000)
Overhead – Unabsorbed	662,000	543,000	119,000
	$1,214,000	$1,157,000	$57,000
Components of Products Cost of Sales	Three Months Ended March 31,
	2024	2023	Change
Product Cost (from inventory)	45.5%	53.1%	(7.6)%
Overhead – Unabsorbed	54.5%	46.9%	7.6%
	100.0%	100.0%	0.0%

The approximately $57,000 increase in net products cost of sales period over period is further detailed as follows:

Cost of Sales Products Sales	Three Months Ended March 31, (rounded to $000’s)
	2024	2023	Change
Spirits – Wholesale	$267,000	$286,000	$(19,000)
Spirits – Retail	129,000	137,000	(8,000)
Spirits – Third Party	99,000	73,000	26,000
Hand Sanitizer – Wholesale	—	46,000	(46,000)
Merchandise and Prepared Food	57,000	73,000	(15,000)
Unabsorbed Overhead	662,000	543,000	119,000
	$1,214,000	$1,157,000	$57,000

•        The larger realized increase in third-party production costs indicates low margins on those efforts, which is the principal reason why management is moving us away from those efforts starting in 2024 as we execute on our plan to open more TBN locations and look to realize significant gains in both topline revenue and high-margin DtC sales for our Special Operations Salute whiskey and expanded wholesale distribution of our core products in key states. Management is also working with our wholesale sales team to move us out of the low-margin well vodka business in favor of high-margin premium whiskey products.

•        The approximately $46,000 in one-time aggregate hand sanitizer cost of sales for the three months ended March 31, 2023 was due to a vendor bill from 2020 that we did not receive until early 2023 when the vendor audited its billings for prior years. There was no similar expense in the three months ended March 31, 2023 and we do not anticipate any future expenses associated with hand sanitizer moving forward.

•        Our unabsorbed overhead, which is a measure of our capacity relative to our current utilization, increased by approximately $119,000 to approximately $662,000 for the three months ended March 31, 2024 compared to approximately $542,000 for the three months ended March 31, 2023, indicating an increase in our underutilization of current production capacity. We expect that our unabsorbed overhead will decrease over time as our production volumes increase with increased sales, as our overhead expenses will be more fully allocated to increased levels of production.

Gross Profit

Gross profit was approximately $409,000 and $224,000 for the three months ended March 31, 2024 and 2023, respectively, an increase of approximately $185,000, or 83%, period over period, and included:

Total Gross Profit	Three Months Ended March 31, (rounded to $000’s)		Change
	2024	2023
Products	$19,000	$(203,000)	$222,000
Services	390,000	427,000	(37,000)
	$409,000	$224,000	$185,000
Total Gross Margin	Three Months Ended March 31,		Change
	2024	2023
Products	1.5%	(21.3)%	22.8%
Services	82.3%	66.4%	15.9%
	24.0%	14.0%	9.9%
Total Sales	Three Months Ended March 31, (rounded to $000’s)		Change
	2024	2023
Products	$1,232,000	$954,000	$278,000
Services	474,000	643,000	(169,000)
	$1,706,000	$1,597,000	$109,000

•        Gross margin was approximately 24% and 14% for the three months ended March 31, 2024 and 2023, respectively, based upon total net sales of approximately $1,706,000 and $1,597,000, respectively. As we add more Special Operations Salute sales via online channels, we expect to see our overall gross margin increase. Likewise, as we add more states into our wholesale distribution channel focused solely on high-margin items, rather than any low-margin well vodka in those states, we expect to see additional margin increases. Also, as we add more cases of production through our system, we expect the unabsorbed overhead costs will be reduced as each additive case of new sales volume begins to carry incremental overhead costs as part of the normal manufacturing cost accounting. Finally, our third-party production contracts were very low margin for us, which is why management made the decision to end those contracts at the end of January 2024. Moving forward, high-margin activities are management’s focus, and we expect our overall margins to increase. Likewise, as we add more volume through our system, unabsorbed overhead will decline, which should increase our overall margins.

Sales and Marketing Expenses

Sales and marketing expenses were approximately $1,190,000 for the three months ended March 31, 2024 compared to approximately $1,364,000 for the three months ended March 31, 2023. This approximately $174,000 decrease included:

Sales and Marketing Expense	Three Months Ended March 31, (rounded to $000’s)		Change
	2024	2023
Personnel	$645,000	$883,000	$(238,000)
Tasting Room	34,000	30,000	4,000
Leases and Rentals	166,000	213,000	(47,000)
Sales and Marketing Expenses	96,000	121,000	(25,000)
Other	249,000	117,000	132,000
	$1,190,000	$1,364,000	$(174,000)

•        The approximately $238,000 decrease in personnel expense was primarily a result of a decrease of five full-time marketing and retail administration staff in May 2023.

•        The approximately $47,000 decrease in leases and rentals expenses was primarily due to the closure of our Ballard, Washington retail location in March 2023.

•        The approximately $25,000 decrease in sales and marketing expenses included: an increase in radio and television production expense, which was offset by decreases in sponsorships and print and web advertising as we shifted to a new third-party e-commerce platform. Two large sports sponsorships that were put under contract before COVID-19 shutdowns went into effect were reinstated in 2022 and 2023. In 2023, those contracts alone exceeded $1 million and could not be canceled. Those contracts are not being renewed for 2024 or beyond.

•        The approximately $133,000 increase in other sales and marketing expenses included increases in: professional fees for contracted Chief Revenue Officer services and e-commerce distribution services and travel; software for an improved point-of-sale software upgrade; location utilities and insurance; and a net increase in other sales and marketing expenses.

General and Administrative Expenses

General and administrative expenses were approximately $1,447,000 for the three months ended March 31, 2024, compared to approximately $2,388,000 for the three months ended March 31, 2023. This approximately $941,000 decrease included:

General and Administrative Expense	Three Months Ended March 31, (rounded to $000’s)		Change
	2024	2023
Personnel	$499,000	$540,000	$(41,000)
Recruiting and retention	5,000	95,000	(90,000)
Professional Fees	287,000	840,000	(553,000)
Leases and Rentals	173,000	148,000	25,000
Depreciation	259,000	379,000	(120,000)
Other	224,000	386,000	(162,000)
	$1,447,000	$2,388,000	$(941,000)

•        The approximately $41,000 decrease in personnel expense was primarily a result of reducing staff in March 2023. This is net of other general and administrative expense reductions that took place during the period because of a strategic reduction in headcount in other parts of our business.

•        The approximately $90,000 decrease in recruiting and retention expenses included recruiting expenses related to hiring a Senior VP of Sales in the first quarter of 2023.

•        The approximately $25,000 increase in leases and rentals was primarily the result of closing down our Ballard tasting room, resulting in our move of lease cost from the retail and marketing category to G&A expenses beginning in April 2023. This increase was offset by our sublease of a small portion of our warehouse in Gig Harbor, beginning on January 1, 2024, to be used as storage by a third party, which we anticipate will reduce our annual net lease burden by $144,000 per year.

•        The approximately $120,000 decrease in depreciation expense was primarily the result of accelerating depreciation in 2023 to write off the remaining assets of our Ballard tasting room, which was closed in March 2023.

•        The approximately $162,000 decrease in other general and administrative expenses included accumulative smaller changes in utilities, travel, insurance and other expenses.

•        The approximately $553,000 decrease in professional fees expense included:

Professional Fees	Three Months Ended March 31, (rounded to $000’s)		Change
	2024	2023
Accounting and Valuation Services	$163,000	$749,000	$(586,000)
Legal	73,000	41,000	32,000
Other	50,000	50,000	—
Total	$287,000	$840,000	$(553,000)

•        A majority of our professional fees expense in the three months ended March 31, 2024 and 2023 were incurred as a result of general preparedness of our financial reporting and capital structure for an SEC filing event, including for this offering, and previously, for the proposed SPAC transaction discussed below (which was terminated in May 2023). Accordingly, within that context, most of our professional fees expense and changes in expense levels between the respective year-over-year periods were as follows:

•        The approximately $586,000 decrease in accounting and valuation services expenses included a decrease of approximately $446,254 in professional fees for financial statement preparation and review expenses (which was also primarily related to this offering and the SPAC transaction); a decrease of $32,523 for contract chief financial officer services that ended in April 2023 and a decrease in general accounting and financial services of approximately $108,000.

•        The approximately $32,000 increase in legal fees was primarily the result of legal work in the three months ended March 31, 2024 related to this offering compared to legal work in the three months ended March 31, 2023 related to the merger agreement for the proposed SPAC transaction and work associated with the preparation of related filings with the SEC.

Beginning in 2022, we began exploring funding options, including preparations for the possible merger into a special purpose acquisition company (SPAC). While the costs directly associated with this activity were capitalized and deferred to the balance sheet to be recognized as a cost of the transaction upon a successful completion or other disposition, we also incurred certain other expenses related to preparing for the transaction that did not directly qualify for capitalization and deferral, such as the preparation of audited consolidated financial statements, and certain expenses for valuation and other financial services. In May 2023, we abandoned work on the proposed SPAC transaction, and as of December 31, 2023, we expensed the approximately $424,000 of related costs that had previously been capitalized and deferred to the balance sheet. See “Recent Developments” for further information.

IPO Preparation and SPAC Related Professional Fees	Three Months Ended March 31, (rounded to $000’s)		Change
	2024 (IPO)	2023 (SPAC)
Accounting and Valuation Services	$151,000	$—	$151,000
Legal	983,000	—	983,000
Investment Banking	—	323,000	(323,000)
	$1,134,000	$323,000	$811,000

Interest Expense

Interest expense decreased by approximately $10,000 to approximately $601,000 for the three months ended March 31, 2024, compared to approximately $591,000 for the three months ended March 31, 2023. The decrease was partly due to changes in the interest rate under our $12,250,000 secured credit facility, which interest rate was 15% during the three months ended March 31, 2024, compared to 16.5% for the three months ended March 31, 2023. For the three months ended March 31, 2024, interest expense of 1% (or $67.462) was accrued on the PPP loan, while no such accrual was recorded for the three months ended March 31, 2023.

Income Taxes

The provision for income taxes for the three months ended March 31, 2024 and 2023 was immaterial, primarily as we were in a net loss position for those periods.

Comparison of the Results of Operations for the Years Ended December 31, 2023 and 2022

The following table summarizes our results of operations for the years ended December 31, 2023 and 2022.

	For the Years Ended December 31,
	2023	2022	Change
Net Sales
Products	$5,136,482	$5,228,682	$(92,200)
Services	2,834,742	3,080,884	(246,142)
Total Net Sales	7,971,224	8,309,566	(338,342)

Cost of Sales
Products	4,963,176	5,245,106	281,930
Services	857,007	852,034	(4,973)
Total Cost of Sales	5,820,183	6,097,140	276,957
Gross Profit	2,151,041	2,212,426	(61,385)

Operating Expenses
Sales and Marketing	5,938,315	6,441,449	503,134
General and Administrative	7,477,285	7,598,319	121,034
Total Operating Expenses	13,415,600	14,039,768	624,168
Operating Loss	(11,264,559)	(11,827,342)	562,783

Other Income (Expense)
Interest Expense	(2,526,740)	(2,611,371)	84,632
Change in Fair Value of Convertible Notes	(22,764,854)	2,117,636	(24,882,490)
Change in Fair Value of Warrant Liabilities	(240,159)	148,364	(388,523)
Other Income	4,892	(87,402)	92,294
Total Other Expense	(25,526,860)	(432,773)	(25,094,087)
Loss Before Income Taxes	(36,791,419)	(12,260,115)	(24,531,304)
Income Taxes	(7,000)	(8,101)	1,101
Net Loss	$(36,798,419)	$(12,268,216)	$(24,530,203)
Net Loss Per Share, Basic and Diluted	$(96.41)	$(32.17)	$(64.24)
Weighted Average Common Shares Outstanding, Basic and Diluted	381,672	381,388	284

Net Sales

Net sales were approximately $7,971,000 and $8,310,000 for the years ended December 31, 2023 and 2022, respectively, a decrease of approximately $339,000 or 4.1%, period over period. The decrease in net sales resulted primarily from an approximately $246,000, or 8.0%, decrease in services sales, to approximately $2,835,000 for the year ended December 31, 2023, compared to approximately $3,081,000 for the year ended December 31, 2022, and also included a decrease in product sales of approximately $93,000, or 1.8%, to approximately $5,136,000 for the year ended December 31, 2023, compared to approximately $5,229,000 for the year ended December 31, 2022. This decrease was partly due to the closure of one of our six tasting room locations (in Ballard, WA) in mid-March 2023 in connection with our decision not to renew the lease for such tasting room. F-4

We note that total sales for 2023 would have been higher than sales in 2022 had we not closed the Ballard tasting room in connection with our decision not to renew the lease demonstrating that 2023 was a year of stabilization in anticipation of new product launches and new wholesale markets opening in 2024 to begin our growth.

The approximately $93,000 net decrease in products sales, period over period, included:

Products Sales	Years Ended December 31, (rounded to $000’s)
	2023	2022	Change
Wholesale	$1,658,000	$1,643,000	$15,000
Retail	3,182,000	3,473,000	(291,000)
Third Party	295,000	112,000	183,000
	$5,135,000	$5,228,000	$(93,000)

•        The approximately $291,000 decrease in retail products sales was primarily a result of the impact of a “blow out” sale in 2022 of the remaining inventories of our popular flavored bourbon product that utilized the original recipe in old packaging.

In the year ended December 31, 2023, we implemented price increases beginning on January 1, 2023 for retail bottles and cocktails to adjust for increasing cost of goods and higher labor costs. The price increases, combined with a consumer who is getting pickier about what they spend money on as they hear talk of “recession”, caused a slight dip in retail sales in our tasting rooms. In addition, in 2022, we had access to outdoor retail zones where we could serve customers food and drinks. Those spaces could be open under emergency COVID-19 guidelines. That emergency state authority ended in December 2022, which reduced our seating capacity by about 40% as we no longer had access to this expanded outdoor seating and the increased table space and resulting sales opportunities that came with that expanded space in 2023.

A decrease in retail sales for the year ended December 31, 2023 compared to the year ended December 31, 2022 was due to the closure of one of our six retail tasting rooms in mid-March 2023 in Ballard. Some associated refunds to customers associated with Cask Club membership fees in that closed location meant for a brief period in the second quarter of 2023 we had negative sales for that closed location because of refunds being issued with no additional revenue associated with the closed location.

The approximately $183,000 increase in third party products sales was primarily a result of producing bulk spirits under contract for third parties and royalties from spirits sales under the new TBN model.

The approximately $246,000 decrease in net sales of services period over period included:

Services Sales	Years Ended December 31, (rounded to $000’s)
	2023	2022	Change
Third Party Production	$1,094,000	$1,172,000	$(78,000)
Retail Services	1,387,000	1,642,000	(255,000)
Consulting and Other	354,000	267,000	87,000
	$2,835,000	$3,081,000	$(246,000)

•        The approximately $78,000 decrease in third-party production resulted from the ending of a modest third-party bottling contract. The bulk of our revenue in this category included increased production services revenue related to a contract we have to produce a world-class gin for a large international spirit brand owner; increased contract bottling services; and increased third-party barrel storage revenues. We expect our barrel storage revenue to continue to increase as more third-party barrels are put into our warehouse. Our gin production contract will expire in early 2024 as we shift our focus toward putting our resources into higher margin activities under our own core brands and programs and reducing risks associated with hourly labor in certain markets.

•        The approximately $255,000 decrease in retail services sales was primarily due to decreases in Cask Club and My Batch sales; tastings sales; and other retail services revenue, primarily associated with the closure of our Ballard, WA tasting room in mid-March 2023, with offsetting increases in retail cocktail sales;

•        The approximately $87,000 increase in consulting and other revenues included increases in consulting revenues from TBN-related services as we have signed more tribes to join the TBN program, in which case the upfront consulting fees prior to opening will offset our costs associated with getting such locations up and running; and increases in royalties primarily from the TBN product sales.

Cost of Sales

Cost of sales were approximately $5,820,000 and $6,097,000 for the years ended December 31, 2023 and 2022, respectively, a decrease of approximately $277,000, or 4.5%, period over period. The reduction in cost of sales resulted primarily from an approximately $282,000 decrease in products cost of sales, to approximately $4,963,000 for the year ended December 31, 2023, compared approximately $5,245,000 for the year ended December 31, 2022.

Total Cost of Sales	Years Ended December 31, (rounded to $000’s)
	2023	2022	Change
Products	$4,963,000	$5,245,000	$(282,000)
Services	857,000	852,000	5,000
	$5,820,000	$6,097,000	$(277,000)

The approximately $282,000 decrease in net products cost of sales period over period included: a increase in product cost of approximately $191,000 to approximately $2,751,000 for the year ended 2023, from approximately $2,560,000 for the year ended 2022 and a decrease in unabsorbed overhead of approximately $473,000 to approximately $2,212,000 as of December 31, 2023 from approximately $2,685,000 as of December 31, 2022. We began analyzing unabsorbed overhead as a separate component of cost of sales in 2022.

Components of Products Cost of Sales	Years Ended December 31, (rounded to $000’s)
	2023	2022	Change
Product Cost (from inventory)	$2,751,000	$2,560,000	$191,000
Overhead – Unabsorbed	2,212,000	2,685,000	(473,000)
	$4,963,000	$5,245,000	$(282,000)
Components of Products Cost of Sales	Years Ended December 31,
	2023	2022	Change
Product Cost (from inventory)	55.4%	48.8%	6.6%
Overhead – Unabsorbed	44.6%	51.2%	(6.6)%
	100.0%	100.0%	0.0%

The approximately $282,000 decrease in net products sales cost of sales period over period is further detailed as follows:

Cost of Sales Products Sales	Years Ended December 31, (rounded to $000’s)
	2023	2022	Change
Spirits – Wholesale	$1,388,000	$1,398,000	$(10,000)
Spirits – Retail	769,000	764,000	5,000
Spirits – Third Party	230,000	37,000	193,000
Hand Sanitizer – Wholesale	35,000	—	35,000
Hand Sanitizer – Retail	11,000	—	11,000
Merchandise and Prepared Food	318,000	361,000	(43,000)
Unabsorbed Overhead	2,212,000	2,685,000	(473,000)
	$4,963,000	$5,245,000	$(282,000)

•        The larger realized increase in third-party production costs indicates low margins on those efforts, which is the principal reason why management is moving us away from those efforts starting in 2024 as we execute on our plan to open more TBN locations and look to realize significant gains in both topline revenue and high-margin DtC sales for our Special Operations Salute whiskey and expanded wholesale distribution of our core products in key states. Management is also working with our wholesale sales team to move us out of the low margin well vodka business in favor of high margin premium whiskey products.

•        The approximately $46,000 in one-time aggregate hand sanitizer cost of sales for the year ended December 31, 2023 was due to a vendor bill from 2020 that we did not receive until early 2023 when the vendor audited its billings for prior years. There was no similar expense in the year ended December 31, 2022 and we do not anticipate any future expenses associated with hand sanitizer moving forward.

•        The approximately $2,212,000 of unabsorbed overhead for the year ended December 31, 2023, which decreased by approximately $473,000 compared to approximately $2,685,000 for the year ended December 31, 2022, is a measure of our capacity more than current utilization, indicating underutilization of current production capacity. We expect that as our production volumes increase with increased sales, our unabsorbed overhead will decrease over time as overhead expenses will be more fully allocated to increased levels of production.

Gross Profit

Gross profit was approximately $2,151,000 and $2,212,000 for the years ended December 31, 2023, and 2022, respectively, a decrease of approximately $61,000, or 2.8%, period over period, and included:

Total Gross Profit	Years Ended December 31, (rounded to $000’s)
	2023	2022	Change
Products	$173,000	$(17,000)	$190,000
Services	1,978,000	2,229,000	(251,000)
	$2,151,000	$2,212,000	$(61,000)
Total Gross Margin	Years Ended December 31,
	2023	2022	Change
Products	3.4%	(0.3)%	3.7%
Services	69.8%	72.3%	(2.6)%
	27.0%	26.6%	0.4%

Total Sales	Years Ended December 31, (rounded to $000’s)
	2023	2022	Change
Products	$5,136,000	$5,229,000	$(93,000)
Services	2,835,000	3,081,000	(246,000)
	$7,971,000	$8,310,000	$(339,000)

•        Gross margin was approximately 27.0% and 26.6% for the years ended December 31, 2023, and 2022, respectively, based upon total net sales of approximately $7,971,000 and $8,310,000, respectively. As we add more Special Operations Salute sales via online channels, we expect to see our overall gross margin increase. Likewise, as we add more states into our wholesale distribution channel focused solely on high margin items, and not including any low margin well vodka in those states, we expect to see additional margin increases. Also, as we add more cases of production through our system, we expect the unabsorbed overhead costs will be reduced as each additive case of new sales volume begins to carry incremental overhead costs as part of the normal manufacturing cost accounting. Finally, the third-party production contracts are very low margin for us, which is why management made the decisions to end those contracts at the end of January 2024. Moving forward, high margin activities are the team’s focus, and we expect overall margins to increase. Likewise, as we add more volume through our system, unabsorbed overhead will decline, increasing our overall margins.

Sales and Marketing Expenses

Sales and marketing expenses were approximately $5,938,000 for the year ended December 31, 2023 compared to approximately $6,441,000 for the year ended December 31, 2022. This approximately $503,000 decrease included:

Sales and Marketing Expense	Years Ended December 31, (rounded to $000’s)
	2023	2022	Change
Personnel	$3,259,000	$3,606,000	$(347,000)
Tasting Room	119,000	166,000	(47,000)
Leases and Rentals	712,000	829,000	(117,000)
Sales and Marketing Expenses	1,006,000	1,280,000	(274,000)
Other	842,000	560,000	282,000
	$5,938,000	$6,441,000	$(503,000)

•        The approximately $347,000 decrease in personnel expense was primarily a result of our addition of four new full-time salespeople to sell into the wholesale market at the end of 2022, offset with a decrease of five full-time marketing and retail administration staff in May 2023 with a net decrease reflecting in the full year of 2023.

•        The approximately $47,000 decrease in tasting room expenses was primarily a result of decreased tasting room supplies and facility maintenance expenses.

•        The approximately $117,000 decrease in rentals and leases expenses was primarily due to the closure of our Ballard retail location in March 2023.

•        The approximately $274,000 decrease in sales and marketing expenses included: an increase in radio and television production expense, which was offset by decreases in sponsorships and print and web advertising as we shifted to a new third-party e-commerce platform. Two large sports sponsorships that were put under contract before COVID-19 shutdowns went into effect were reinstated in 2022 and 2023. In 2023, those contracts alone exceeded $1 million and could not be canceled. Those contracts are not being renewed for 2024 or beyond.

•        The approximately $282,000 increase in other sales and marketing expenses included increases in: professional fees for contracted Chief Revenue Officer services and e-commerce distribution services and travel; software for an improved point-of-sale software upgrade; location utilities and insurance; and a net increase in other sales and marketing expenses.

General and Administrative Expenses

General and administrative expenses were approximately $7,477,000 for the year ended December 31, 2023, compared to approximately $7,598,000 for the year ended December 31, 2022. This approximately $121,000 decrease included:

General and Administrative Expense	Years Ended December 31, (rounded to $000’s)
	2023	2022	Change
Personnel	$1,961,000	$2,010,000	$(49,000)
Recruiting and retention	163,000	55,000	108,000
Professional Fees	2,220,000	1,677,000	543,000
Leases and Rentals	658,000	1,253,000	(595,000)
Depreciation	1,160,000	1,246,000	(86,000)
Other	1,315,000	1,357,000	(42,000)
	$7,477,000	$7,598,000	$(121,000)

•        The approximately $49,000 decrease in personnel expense was primarily a result of hiring employees in the finance department to prepare us for this offering and the hiring of a new Senior VP of Sales and a new Acting CFO in the second quarter of 2023. This increase is net of other general and administrative expense reductions that took place during the period because of a strategic reduction in headcount in other parts of our business.

•        The approximately $108,000 increase in recruiting and retention expenses included recruiting expenses related to hiring a Senior VP of Sales in the first quarter of 2023 and hiring an Acting CFO in the second quarter of 2023.

•        The approximately $595,000 decrease in leases and rentals was primarily a result of: a portion of leases and rentals expense now being applied to Production (Cost of Sales) as increased production capacity in our Tumwater production distillery and the establishment of our Distribution Warehouse; the recording of an impairment related to closing down our Capitol Hill tasting room, closing down our Ballard tasting room and moving that lease cost from the retail and marketing category and placing it here; recording of an adjustment due to ASC 842 adoption in 2022; and other items, including an offsetting increase for tasting room closures. We recently subleased a small portion of our warehouse in Gig Harbor beginning on January 1, 2024 to be used as storage by a third party, which we anticipate will reduce our annual net lease burden by $144,000 per year. This anticipated reduction is not reflected in the current year or prior period results.

•        The approximately $86,000 decrease in depreciation expense was primarily the result of accelerating depreciation to write off the remaining assets of our Ballard tasting room, which was closed in March 2023.

•        The approximately $42,000 decrease in other general and administrative expenses included accumulative smaller changes in utilities, travel, insurance, and other expenses.

•        The approximately $543,000 increase in professional fees expense included:

Professional Fees	Years Ended December 31, (rounded to $000’s)
	2023	2022	Change
Accounting and Valuation Services	$1,318,000	$812,000	$506,000
Legal	657,000	272,000	385,000
Investment Banking	—	323,000	(323,000)
Other	245,000	270,000	(25,000)
Total	$2,220,000	$1,677,000	$543,000

•        A majority of our professional fees expense in the years ended December 31, 2023 and 2022 were incurred as a result of general preparedness of our financial reporting and capital structure for an SEC filing event, including for the proposed SPAC transaction discussed below (which was terminated in May 2023) and, after termination of the proposed SPAC transaction, for this offering. Accordingly, within that context, most of our professional fees expense and changes in expense levels between the respective year-over-year periods were as follows:

•        The approximately $506,000 increase in accounting and valuation services expenses included: approximately $1,031,000 of such SPAC-related expenses for the year ended December 31, 2023 and $52,000 for the year ended December 31, 2022; an increase in other financial statement preparation and review expenses (which was also primarily SPAC-related) of approximately $979,000; and a decrease in general accounting and financial services of approximately $149,000.

•        The approximately $385,000 increase in legal fees was primarily the result of legal work in the year ended December 31, 2023 related to the merger agreement for the proposed SPAC transaction and work associated with the preparation of related filings with the SEC.

•        The approximately $323,000 of investment banking expense for the year ended December 31, 2022 was primarily attributable to the value of warrants granted to investment advisors, which was a non-cash expense.

•        The approximately $25,000 decrease in other professional fees was a result of a decrease in human resources and payroll-related consulting and other general professional fees.

Beginning in 2022, we began exploring funding options, including preparations for the possible merger into a special purpose acquisition company (SPAC). While the costs directly associated with this activity were capitalized and deferred to the balance sheet to be recognized as a cost of the transaction upon a successful completion or other disposition, we also incurred certain other expenses related to preparing for the transaction that did not directly qualify for capitalization and deferral, such as the preparation of audited consolidated financial statements, and certain expenses for valuation and other financial services. In May 2023, we abandoned work on the proposed SPAC transaction, and as of December 31, 2023 we expensed the approximately $424,000 of related costs that had previously been capitalized and deferred to the balance sheet. See “Recent Developments” for further information.

SPAC Related Professional Fees	Years Ended December 31, (rounded to $000’s)
	2023	2022	Change
Accounting and Valuation Services	$151,000	$—	$151,000
Legal	983,000	—	983,000
Investment Banking	—	323,000	(323,000)
	$1,134,000	$323,000	$811,000

Interest Expense

Interest expense decreased by approximately $84,000 to approximately $2,527,000 for the year ended December 31, 2023, compared to approximately $2,611,000 for the year ended December 31, 2022. The decrease was primarily due to changes in the interest rate under our $12,250,000 secured credit facility, which interest rate was 15% during the year ended December 31, 2023, compared to 16.5% for the year ended December 31, 2022.

Income Taxes

The provision for income taxes for the years ended December 31, 2023 and 2022 was immaterial, primarily as we were in a net loss position for those periods.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Adjusted Gross Profit and Adjusted Gross Margin:    Adjusted gross profit represents GAAP gross profit adjusted for any nonrecurring gains and losses. Adjusted gross margin represents Adjusted gross profit as a percentage of total net sales. We use these measures (i) to compare operating performance on a consistent basis, (ii) for planning purposes, including the preparation of our internal annual operating budget, and (iii) to evaluate the performance and effectiveness of operational strategies.

EBITDA and Adjusted EBITDA:    EBITDA represents GAAP net loss adjusted for (i) depreciation of property and equipment; (ii) interest expense; and (iii) provision for income taxes. Adjusted EBITDA represents EBITDA adjusted for nonrecurring gains and losses. We believe that EBITDA and adjusted EBITDA help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we include in GAAP operating loss. These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of this non-GAAP financial measure compared to the closest comparable GAAP measure. Some of these limitations are that:

•        Adjusted gross profit, EBITDA and adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

•        Adjusted gross profit, EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•        Adjusted gross profit, EBITDA and adjusted EBITDA exclude certain recurring, non-cash charges such as depreciation of property and equipment and, although this is a non-cash charge, the assets being depreciated may have to be replaced in the future;

•        Adjusted gross profit, EBITDA and adjusted EBITDA exclude income tax benefit (expense); and

•        Other companies in our industry may calculate our non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

The following table presents a reconciliation of GAAP gross profit to adjusted gross profit for the three months ended March 31, 2024 and 2023, and for the years ended December 31, 2023 and 2022. Adjusted gross margin is the percentage obtained by dividing gross profit by our total net sales.

Gross Profit Analysis	Three Months Ended March 31, (rounded to $000’s)		Years Ended December 31, (rounded to $000’s)
	2024	2023	2023	2022
GAAP Total Net Sales	$1,706,000	$1,597,000	$7,971,000	$8,310,000
GAAP Gross Profit	$409,000	$224,000	$2,151,000	$2,212,000
GAAP Gross Profit Additions/(Deductions)
Inventory Write Off	—	—	—	884,000
Adjusted Gross Profit	$409,000	$224,000	$2,151,000	$3,096,000
GAAP Gross Margin	24%	14%	27%	26%
Adjusted Gross Margin	24%	14%	27%	37%

The following table presents a reconciliation of net loss to EBITDA and adjusted EBITDA for the three months ended March 31, 2024 and 2023, and the years ended December 31, 2023 and 2022.

	Three Months Ended March 31, (rounded to $000’s)		Years ended December 31, (rounded to $000’s)

EBITDA Analysis	2024	2023	2023	2022
Net Loss	$453,000	$(4,529,000)	$(36,798,000)	$(12,268,000)
Add (Deduct):
Income Tax	—	—	—	8,000
Interest Expense	601,000	591,000	2,527,000	2,611,000
Depreciation and Amortization	320,000	445,000	1,430,000	1,513,000
EBITDA	$1,374,000	$(3,493,000)	$(32,841,000)	$(8,136,000)
Change in fair value of convertible notes	571,000	417,000	22,765,000	(2,118,000)
Change in fair value of warrant liabilities	(430,000)	(7,000)	240,000	(148,000)
Inventory write off	—	—	—	884,000
SPAC related expenses	—	—	—	303,000
Adjusted EBITDA	$1,515,000	$(3,083,000)	$(9,836,000)	$(9,215,000)

Liquidity and Capital Resources

We have prepared our financial statements assuming we will continue as a going concern. Since our inception, we have incurred net losses and experienced negative cash flows from operations as we have invested in equipment, location buildout, inventory buildout (including laying down barrels of whiskey for aging) and marketing to grow our presence and brands. To date, our primary sources of capital have been private placements of equity securities, term loans, and convertible debt. During the three months ended March 31, 2024 and 2023, we had net gain and loss of approximately $453,000 and $(4,529,000), respectively (of which, approximately $(141,000) and $(410,000), respectively, stemmed from the (increase)/decrease in fair value of certain convertible notes and warrants). We expect to incur additional losses and higher operating expenses for the foreseeable future as we continue to invest in inventory and the growth of our business.

At March 31, 2024, we had outstanding aged payables to vendors in the aggregate amount of approximately $3,000,000, inclusive of accrued amounts to service providers who were, or are, providing services for us related to this offering. We have reached agreements with most of these aged vendors, including the vendors with the largest outstanding invoices, to pay such payables upon the closing of this offering or periodically on payment dates following the closing of this offering. Of the aforementioned vendor obligations, approximately $1,450,000 are for services related to the preparation of this offering. The outstanding payables are for services rendered in connection with this offering have been included within our offering expenses disclosed herein. Most of the remaining payables relate to services that were agreed upon or contracted for prior to the COVID-19 lockdowns, but were put on hold or held over during those lockdowns and then restarted after the COVID lockdowns ended pursuant to the terms of the agreements. Many of those contracts have been completed and will not renew or be renewed, and we expect to make payments to those vendors in a way that allows us to manage our cash on hand as we grow our higher-margin revenue in the second half of this year and into 2025. Given our shift away from low-margin products and services, management believes the use of cash for higher-margin activities and priorities, requiring fewer raw goods units to drive more top line revenue, and more profitable revenue, will also assist with reducing and eventually eliminating our cash burn. While we believe we have put in place satisfactory payment terms for the payment of our outstanding payables, there is a risk that one or more of our vendors could demand a more immediate payment or initiate litigation against us in an attempt to force payment of the amounts owed. In such a case, the litigation could cause us to incur significant costs defending such action, and any such payment could materially affect our business, financial condition or liquidity.

From time to time, we have been out of compliance with various financial and other debt covenants under the Silverview Loan, which is discussed below, with respect to our failure to meet certain financial thresholds and tests and the furnishing of some of our consolidated financial statements for the years ended December 31, 2023 and 2022. As of March 31, 2024, the lender waived any existing covenant compliance matters as of December 31, 2023 and 2022 and agreed to forbear from exercising its rights and remedies under the loan agreement. During the first quarter of 2024, we were out of compliance with certain debt covenants in connection with the furnishing of monthly income statements, meeting an EBITDA test, providing a monthly cash balance report, and providing a monthly operational performance report. In June 2024, we reached an agreement in principal to complete a loan modification with our lender that will go into effect upon the closing of this offering and will, among other changes favorable to us, waive any past defaults and covenant breaches and simplify our financial tests and reporting requirements, making it easier for us to remain in compliance as we focus on growing our business. As discussed in “Use of Proceeds,” we intend to use a portion of the net proceeds of this offering to repay a portion of the principal amount of the Silverview Loan. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors — Risks Related to Our Business Model”.

We believe the net proceeds from this offering, together with our cash generated from our sales and services, will enable us to fund our operations, including our near-term expansion plans, into at least the third quarter of 2025. After this offering, however, we will continue seeking additional financing from time to time to meet our working capital requirements, make continued investment in research and development and make capital expenditures needed for us to maintain and expand our business. We do not have any credit facilities as a source of future funds, and there can be no assurance that we will be able to raise sufficient additional capital on acceptable terms, or at all. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, or if we expend capital on projects that are not successful, our ability to continue to support our business growth and to respond to business challenges could be significantly limited, or we may have to cease our operations. These factors, among others, raise substantial doubt about our ability to continue as a going concern. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock, including shares of common stock sold in this offering.

Line of Credit and Debt Agreements

In March and September 2021, we executed a secured term loan agreement and an amendment with Silverview Credit Partners, L.P. (the “Silverview Loan”) for an aggregate borrowing capacity of $15,000,000. The Silverview Loan matures on April 15, 2025. The Silverview Loan initially accrued interest through the 18-month anniversary of the closing date at (i) a fixed rate of 10.0% per annum, which portion was payable in cash, and (ii) a fixed rate of 6.5% per annum, which portion was payable in kind and added to the outstanding obligations as principal. Effective on the 19th month anniversary of the closing date, the Silverview Loan began accruing interest at a fixed rate of 15.0% per annum through maturity. We had an option to prepay the Silverview Loan with a prepayment premium up to 30.0% of the outstanding obligations during the first 24 months of the loan, after which time we can prepay the loan with no premium due. We are now past that initial 24-month window and can prepay all or some of the outstanding balance without penalty. The Silverview Loan is secured by substantially all of our assets.

The original Silverview Loan contained certain financial and other debt covenants that, among other things, imposed certain restrictions on indebtedness, liens, investments and capital expenditures. The financial covenants required that, at the end of each applicable fiscal period, as defined pursuant to the Silverview Loan agreement, we either had (i) an EBITDA interest coverage ratio up to 2.00 to 1.00, or (ii) a cash interest coverage ratio of not less than 1.25 to 1.00. Commencing with the fiscal quarter ending June 30, 2021, we were required to maintain liquidity of not less than $500,000. The Silverview Loan may be used for general corporate purposes, including working capital needs and capital expenditures.

As discussed above, in the past, we have violated various financial and other debt covenants regarding our failure to comply with the financial covenants and to timely furnish our consolidated financial statements for the year ended December 31, 2023. As the chance of meeting the same or more restrictive covenants at subsequent compliance measurement dates within the following year was remote, we determined that the Silverview Loan should be classified as a current liability as of March 31, 2024. As of March 31, 2024 and December 31, 2023 and 2022, the outstanding balance of the Silverview Loan was $12,250,000. The lender had previously agreed to waive any existing covenant compliance matters as of December 31, 2022 and to forbear from exercising its rights and remedies under the loan agreement through December 31, 2023. In June 2024, we reached an agreement in principal to modify the Silverview Loan in the following ways, which will go into effect upon the closing of this offering:

1)      extend the maturity date by 18 months to October 25, 2026;

2)      recast the amortization schedule to reduce the amount paid each quarter to allow us to preserve cash, as follows: $300,000 due December 31, 2024, $700,000 due June 30, 2025 and then $500,000 due every six months thereafter;

3)      increase in the per annum interest rate from 15% to 16.5% in the month starting after the closing of this offering, with monthly interest payments remaining in effect;

4)      waive any past missed amortization payments;

5)      waive any past covenant faults;

6)      add a 1% additional exit fee due at loan payoff;

7)      add an additional 1% exit fee due at payoff if we do not refinance or repay the entire debt by the original maturity date;

8)      eliminate the EBITDA coverage and interest coverage ratio tests; and

9)      reduce and simplify the reporting requirements to match the reporting we must make to the SEC as a public company.

With these changes and the net proceeds we receive from this offering, we expect to remain in compliance with all financial covenants in the loan agreement. We intend to use approximately $2,375,000 of the net proceeds of this offering to repay a portion of the principal amount of the Silverview Loan.

In April 2020, we were granted a loan under the Paycheck Protection Program (“PPP”) offered by the Small Business Administration (the “SBA”) under the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), section 7(a)(36) of the Small Business Act for $3,776,100. The proceeds from the PPP loan could only be used to retain workers and maintain payroll or make mortgage interest, lease and utility payments and all or a portion of the loan could be forgiven if the proceeds are used in accordance with the terms of the program within the eight or 24-week measurement period. The loan terms required the principal balance and 1% interest to be paid back within two years of the date of the note. In June 2021, our bank approved forgiveness of the loan of $3,776,100. During the year ended of December 31, 2021, the forgiveness was partially rescinded by the SBA and we recognized $1,506,644 as other income in the consolidated statements of operations, resulting in $2,269,456 in debt. Under the terms of the PPP loan, we have also recorded interest on the PPP loan at the rate of 1%, for a total of $90,156 as of March 31, 2024. We are currently in the process of disputing a portion if not all of the difference. The terms of the agreement state that we have 18-24 months to repay the PPP loan. Following the date of the forgiveness, the remaining balance of the PPP loan of $2,269,456 is expected to be repaid in the next 12 months with our general assets.

In January 2022, we entered into an unsecured business loan and security agreement with Channel Partners Capital, LLC (the “2022 Channel Partners Loan”) for an aggregate borrowing capacity of $250,000. The Channel Partners Loan matured on June 26, 2023 and accrued interest at a fixed rate of 13.982%. Principal of $16,528 plus interest is payable monthly. We had an option to prepay the Channel Partners Loan with a prepayment discount of 5.0%. As of both March 31, 2024 and December 31, 2023, the outstanding balance of the 2022 Channel Partners Loan was $0 (having been paid off in April 2023). In April 2023, we entered into a new secured business loan and security agreement with Channel Partners Capital, LLC (the “2023 Channel Partners Loan”) for an aggregate borrowing capacity of $250,000, of which $47,104 of proceeds were used to pay off the 2022 Channel Partners Loan. The 2023 Channel Partners Loan will mature on October 5, 2024 and accrues interest at a fixed rate of 13.34%. Payment of $16,944, principal plus interest is payable monthly. We have an option to prepay the 2023 Channel Partners Loan with a prepayment discount of 5.0%. As of March 31, 2024 and December 31, 2023, the outstanding balance of the 2023 Channel Partners Loan was $108,370 and $149,824, respectively.

Cash Flows

The following table sets forth a summary of cash flows for the periods presented:

Summary of Cash Flows	Three Months Ended March 31, (rounded to $000’s)		Years ended December 31, (rounded to $000’s)
	2024	2023	2023	2022
Net Cash Used in Operating Activities	$(2,661,000)	$(1,828,000)	$(8,480,000)	$(9,297,000)
Net Cash Provided/Used in Investing Activities	5,000	—	(24,000)	(614,000)
Net Cash Provided by Financing Activities	3,032,000	1,843,000	8,358,000	9,929,000
Net increase (decrease) in cash	$376,000	$15,000	$(146,000)	$18,000

Net Cash Used in Operating Activities

During the three months ended March 31, 2024 and 2023, net cash used in operating activities was approximately $(2,661,000) and $(1,828,000), respectively, resulting primarily from net gain and (loss) of approximately $453,000 and $(4,457,000), respectively. During the three months ended March 31, 2024 and 2023, approximately $(400,000) and $1,571,000, respectively, of cash was generated by changes in account balances of operating assets and liabilities. Non-cash adjustments to reconcile net loss to net cash used in operating activities were approximately $(2,713,000) and $1,058,000 in the respective periods.

The approximately $(2,713,000) of non-cash adjustments for the three months ended March 31, 2024 consisted primarily of approximately: $571,000 of loss on change in fair value of convertible notes; $430,000 of gain on change in fair value of warrant liabilities; $320,000 of depreciation expense; $144,000 of non-cash amortization of operating lease right-of-use assets; and, $84,000 of non-cash interest expense primarily associated with our notes payable.

The approximately $1,058,000 of non-cash adjustments in the three months ended March 31, 2023 included approximately: $445,000 of depreciation expense; $112,000 of non-cash amortization of operating lease right-of-use assets; $417,000 of loss on change in fair value of convertible notes; $7,000 of gain on change in fair value of warrant liabilities; and $80,000 of non-cash interest expense primarily associated with our notes payable.

During the years ended December 31, 2023 and 2022, net cash used in operating activities was approximately $(8,480,000) and $(9,297,000), respectively, resulting primarily from net losses of approximately $(36,798,000) and $(12,268,000), respectively. During the years ended December 31, 2023 and 2022, approximately $2,893,000 and $2,002,000, respectively, of cash was generated by changes in account balances of operating assets and liabilities. Non-cash adjustments to reconcile net loss to net cash used in operating activities were approximately $25,425,000 and $970,000 in the respective periods.

The approximately $25,425,000 of non-cash adjustments for the years ended December 31, 2023 consisted primarily of approximately: $22,745,000 of loss on change in fair value of convertible notes; a $240,000 loss on change in fair value of warrant liabilities; $1,430,000 of depreciation expense; $493,000 of non-cash amortization of operating lease right-of-use assets; and, $435,000 of non-cash interest expense primarily associated with our notes payable.

The approximately $970,000 of non-cash adjustments in the year ended December 31, 2022 included approximately: $1,513,000 of depreciation expense; $377,000 of non-cash amortization of operating lease right-of-use assets; $303,000 of issuance of warrants; $2,118,000 of gain on change in fair value of convertible notes; $148,000 of gain on change in fair value of warrant liabilities; and $918,000 of non-cash interest expense primarily associated with our notes payable.

Net Cash Used in Investing Activities

During the three months ended March 31, 2024 and 2023, net cash provided in investing activities was approximately $5,000 and $0, respectively. During the years ended December 31, 2023 and 2022, net cash used in investing activities was approximately $24,000 and $614,000, respectively. Investing activities during the years ended December 31, 2023 and 2022 were related primarily to the purchase of property and equipment, net of minor amounts related to sales of assets.

Net Cash Used in Financing Activities

During the three months ended March 31, 2024 and 2023, net cash provided by financing activities was approximately $3,032,000 and $1,844,000, respectively. The cash proceeds received in the three months ended March 31, 2024 were primarily comprised of proceeds from the sale of convertible notes of approximately $3,116,000 (of which approximately $1,100,000 was from a related party). During the three months ended March 31, 2024, the aggregate proceeds of the convertible notes and notes payable of approximately $3,116,000 were slightly offset by approximately $123,000 of other expenditures, including deferred transaction costs associated with this offering of approximately $82,000, and repayment of notes payable of approximately $41,000. The cash proceeds received in the three months ended March 31, 2023 of approximately $1,844,000 were related to proceeds from convertible notes of approximately $1,990,000, of which approximately $1,200,000 was from a related party, which were partially offset by an aggregate of approximately $146,000 of other expenditures, including repayment of notes payable of approximately $41,000, and deferred transaction costs associated with our terminated business combination of approximately $105,000.

During the years ended December 31, 2023 and 2022, net cash provided by financing activities was approximately $8,358,000 and $9,929,000, respectively. The cash proceeds received in 2023 were primarily comprised of proceeds from convertible notes of approximately $8,565,000 (of which approximately $3,750,000 was from a related party) and proceeds from notes payable of approximately $250,000. During the year ended December 31, 2023, the aggregate proceeds of the convertible notes and notes payable of approximately $8,815,000 were slightly offset by approximately $457,000 of other expenditures, including deferred transaction costs associated with this offering of approximately $263,000, repayment of notes payable of approximately $183,000, and repurchase of common stock of approximately $11,000 from former employees. The cash proceeds received in 2022 were related to proceeds from convertible notes of approximately $10,740,000, of which approximately $4,675,000 was from a related party, and proceeds from notes payable of approximately $250,000, which were partially offset by an aggregate of approximately $1,009,000 of other expenditures, including repayment of notes payable of approximately $893,000, deferred transaction costs associated with our terminated business combination of approximately $147,000, repurchase of common stock of approximately $13,000, and approximately $50,000 in proceeds from an exercised warrant.

Supplemental Cash Flow Information

During the three months ended March 31, 2024, supplemental non-cash cash flow activity included approximately: $517,000 of cash paid for interest expense; and $77,000 of unpaid deferred transaction costs that were recorded as a deferred expense on the balance sheet and recorded in accounts payable and other current liabilities. For the three months ended March 31, 2023, supplemental cash flow activity included approximately: $511,000 of cash paid for interest expense; and $562,000 of unpaid deferred transaction costs that were recorded as a deferred expense on the balance sheet and recorded in accounts payable and other current liabilities.

During the year ended December 31, 2023, supplemental non-cash cash flow activity included approximately: $2,091,000 of cash paid for interest expense; $290,000 of ROU’s obtained in exchange for new operating leases; $194,000 of unpaid property additions; and $1,020,000 of unpaid deferred transaction costs that were recorded as a deferred expense on the balance sheet and recorded in accounts payable and other current liabilities. For the year ended December 31, 2022, supplemental cash flow activity included approximately: $1,694,000 of cash paid for interest expense; $4,219,000 for recording right-of-use assets obtained in exchange for new operating lease liabilities upon adoption of ASC 842; and $562,000 of deferred transaction costs associated with a now-terminated business combination agreement that were recorded as a deferred expense on the balance sheet and recorded in accounts payable and other current liabilities.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities that would be considered off-balance sheet arrangements as of March 31, 2024 or for the periods presented. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Recent Accounting Pronouncements

A discussion of recent accounting pronouncements is included in Note 2 to our audited consolidated financial statements for the years ended December 31, 2023 and 2022 included elsewhere in this prospectus.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risks from fluctuations in interest rates, which may adversely affect the results of operations and our financial condition. We seek to minimize these risks through regular operating and financing activities.

Inflation Risk

We do not believe that inflation had a significant impact on our results of operations for any periods presented in our consolidated financial statements. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs, and our inability or failure to do so could harm our business, financial condition and results of operations.

Critical Accounting Estimates

Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the U.S. The preparation of our consolidated financial statements and related disclosures requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, costs and expenses, and the disclosure of contingent assets and liabilities in our consolidated financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are described in more detail in the notes to our consolidated financial statements, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our consolidated financial statements.

Valuation of Convertible Notes

The fair value of the convertible notes at issuance and at each reporting period is estimated based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy. We use a probability weighted expected return method (“PWERM”) and the Discounted Cash Flow (“DCF”) method to incorporate estimates and assumptions concerning our prospects and market indications into a model to estimate the value of the notes. The most significant estimates and assumptions used as inputs in the PWERM and DCF valuation techniques impacting the fair value of the convertible notes are the timing and probability of an initial public offering, de-SPAC Merger, held to maturity, and default scenario outcomes. Specifically, we discounted the cash flows for fixed payments that were not sensitive to our equity value by using annualized discount rates that were applied across valuation dates from issuance dates of the convertible notes to each reporting period. The discount rates were based on certain considerations including time to payment, an assessment of our credit position, market yields of companies with similar credit risk at the date of valuation estimation, and calibrated rates based on the fair value relative to the original issue price from the convertible notes.

Valuation of Warrant Liabilities

The fair value of the warrant liabilities at issuance and at each reporting period are estimated based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy. The warrants are free-standing instruments and determined to be liability-classified in accordance with ASC 480. We use the PWERM and the Monte Carlo Simulation (“MCS”) to incorporate estimates and assumptions concerning our prospects and market indications into the models to estimate the value of the warrants. The most significant estimates and assumptions used as inputs in the PWERM and MCS valuation techniques impacting the fair value of the warrant liabilities are the timing and probability of an initial public offering, de-SPAC Merger, held to maturity, and default scenario outcomes. The most significant estimates and assumptions used as inputs in the PWERM and MCS valuation techniques impacting the fair value of the warrant liabilities are those utilizing certain weighted average assumptions such as expected stock price volatility, expected term of the warrants, and risk-free interest rates.

Stock-Based Compensation

We measure compensation for all stock-based awards at fair value on the grant date and recognize compensation expense over the service period on a straight-line basis for awards expected to vest.

The fair value of options granted is estimated on the grant date using the Black-Scholes option pricing model. We use a third-party valuation firm to assist in calculating the fair value of our options. This valuation model requires us to make assumptions and judgment about the variables used in the calculation, including the volatility of our common stock and assumed risk-free interest rate, expected years until liquidity, and discount for lack of marketability. Since we do not have sufficient trading history of our common stock, we estimate the expected volatility of our options at the grant date by taking the average historical volatility of a group of comparable publicly traded companies over a period equal to the expected term of the options. We use the U.S. Treasury yield for our risk-free interest rate that corresponds with the expected term. We determine the expected term based on the average period the options are expected to remain outstanding using the simplified method, generally calculated as the midpoint of the options’ vesting term and contractual expiration period, as we do not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. We utilize a dividend yield of zero, as we do not currently issue dividends, nor do we expect to do so in the future. Forfeitures are accounted for and are recognized in calculating net expense in the period in which they occur. Stock-based compensation from vested options, whether forfeited or not, is not reversed.

Stock option awards generally vest on time-based vesting schedules. Stock-based compensation expense is recognized based on the value of the portion of stock-based payment awards that is ultimately expected to vest and become exercisable during the period. We recognize compensation expense for all stock-based payment awards made to employees, directors, and non-employees using a straight-line method, generally over a service period of four years.

We grant stock options to purchase common stock with exercise prices equal to the value of the underlying stock, as determined by the Board of Directors on the date the equity award was granted. The fair value of the common stock underlying our stock-based awards has historically been determined by our board of directors, with input from management and corroboration from contemporaneous third-party valuations. We believe that our board of directors has the relevant experience and expertise to determine the fair value of our common stock. Given the absence of a public trading market of our common stock, and in accordance with the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately Held Company Equity Securities Issued as Compensation, our board of directors exercised reasonable judgment and considered numerous objective and subjective factors to determine the best estimate of the fair value of our common stock at each grant date. These factors include:

•        contemporaneous valuations of our common stock performed by independent third-party specialists;

•        the lack of marketability inherent in our common stock;

•        our actual operating and financial performance;

•        our current business conditions and projections;

•        the hiring of key personnel and the experience of our management;

•        our history and the introduction of new products;

•        our stage of development;

•        the likelihood of achieving a liquidity event, such as an initial public offering (IPO), a merger, or acquisition of our company given prevailing market conditions;

•        the operational and financial performance of comparable publicly traded companies; and

•        the U.S. and global capital market conditions and overall economic conditions.

In valuing our common stock, the fair value of our business was determined using various valuation methods, including combinations of income and market approaches with input from management. The income approach estimates value based on the expectation of future cash flows that a company will generate. These future cash flows are discounted to their present values using a discount rate that is derived from an analysis of the cost of capital of comparable publicly traded companies in our industry or similar business operations as of each valuation date and is adjusted to reflect the risks inherent in our cash flows. The market approach estimates value based on a comparison of the subject company to comparable public companies in a similar line of business. From the comparable companies, a representative market value multiple is determined and then applied to the subject company’s financial forecasts to estimate the value of the subject company. The fair value of our business determined by the income and market approaches is then allocated to the common stock using either the option-pricing method (OPM), or a hybrid of PWERM and OPM methods.

Application of these approaches and methodologies involves the use of estimates, judgments, and assumptions that are highly complex and subjective, such as those regarding our expected future revenue, expenses, and future cash flows, discount rates, market multiples, the selection of comparable public companies, and the probability of and timing associated with possible future events. Changes in any or all of these estimates and assumptions or the relationships between those assumptions impact our valuations as of each valuation date and may have a material impact on the valuation of our common stock.

For valuations after the closing of this offering, our board of directors will determine the fair value of each share of underlying common stock based on the closing price of our common stock as reported on the date of grant. Future expense amounts for any period could be affected by changes in our assumptions or market conditions.

Income Taxes

We follow the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 740, “Income Taxes” for establishing and classifying any tax provisions for uncertain tax positions. Our policy is to recognize and include accrued interest and penalties related to unrecognized tax benefits as a component of income tax expenses. We are not aware of any entity level uncertain tax positions.

Income taxes are accounted for under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the audited consolidated financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in operations in the period that includes the enacted date.

Leases

We adopted ASC 842, Leases (“ASC 842”) as of January 1, 2022. ASC 842 was adopted using the modified retrospective transition approach, with no restatement of prior periods or cumulative adjustments to accumulated deficit. Upon adoption, the operating lease right-of-use (“ROU”) asset was measured at cost, which included the initial measurement of the lease liability, prepaid rent and initial direct costs incurred by us, less incentives received. The operating lease liability represents the present value of the remaining minimum lease payments as of January 1, 2022. We elected the package of three practical expedients, which allowed an entity to carry forward prior conclusions related to whether any expired or existing contracts are or contain leases, the lease classification for any expired or existing leases and initial direct costs for existing leases. We elected not to apply the use-of-hindsight to reassess the lease term. We elected not to recognize leases with an initial term of 12 months or less within the consolidated balance sheets and to recognize those lease payments on a straight-line basis in the consolidated statements of operations over the lease term. We elected the practical expedient to not separate lease and non-lease components for all leases. The new lease accounting standard also provides practical expedients for an entity’s ongoing accounting.

The interest rate used to determine the present value of the future lease payments is our incremental borrowing rate, because the interest rate implicit in our operating leases is not readily determinable. The incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in the economic environments where the leased asset is located. The incremental borrowing rate is calculated by modeling our credit rating on our historical arm’s-length secured borrowing facility and estimating an appropriate credit rating for similar secured debt instruments. Our calculated credit rating on secured debt instruments determines the yield curve used. In addition, an incremental credit spread is estimated and applied to reflect our ability to continue as a going concern. Using the spread adjusted yield curve with a maturity equal to the remaining lease term, we determine the borrowing rates for all operating leases.

Impairment of Long-Lived Assets

All long-lived assets used are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. Factors that we consider in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends and significant changes or planned changes in the use of the assets. When such an event occurs, future cash flows expected to result from the use of the asset and its eventual disposition are estimated. If the undiscounted expected future cash flows are less than the carrying amount of the asset, an impairment loss is recognized for the difference between the asset’s fair value and its carrying value. We did not record any impairment losses on long-lived assets for the three months ended March 31, 2024 and 2023, or for the years ended December 31, 2023 and 2022.

Emerging Growth Company Status

The JOBS Act permits an “emerging growth company” such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies. We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies, and our financial statements may not be comparable to other public companies that comply with new or revised accounting pronouncements as of public company effective dates. We may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for private companies.

We will cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more, (ii) the last day of our fiscal year following the fifth anniversary of the date of the closing of this offering, (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Further, even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our share price may be more volatile.

BUSINESS

Overview

We are a craft distiller producing, marketing and selling a diverse line of award-winning craft spirits, including whiskeys, vodkas, gins, rums, and “ready-to-drink” canned cocktails. We recognize that taste and innovation are key criteria for consumer choices in spirits and innovate new products for trial in our company-owned distilleries and tasting rooms. We have developed differentiated products that are responsive to consumer desires for rewarding and novel taste experiences.

We compete in the craft spirits segment, which is the most rapidly-growing segment of the overall $288 billion spirits market. According to the American Craft Spirits Association, a craft distillery is defined generally as a distillery that produces fewer than 750,000 gallons annually and holds an ownership interest of 51% or more of a distilled spirits plant that is licensed by the Alcohol and Tobacco Tax and Trade Bureau of the U.S. Department of the Treasury. According to the Craft Spirits Global Market Report 2022 of Research and Markets, the craft spirits segment had revenues of in excess of $17.7 billion in 2021 and is estimated to grow at a compound annual growth rate (“CAGR”) of 30.6% to $66.0 billion in 2026. We believe we are well positioned to grow in excess of the growth rate of the market by increasing our marketing efforts, increasing the size of our sales teams and broadening our wholesale distribution.

Out of the more than 2,600 craft producers in North America, we have been recognized with more awards for our products from the American Distilling Institute, the leading independent spirits association in the U.S., than any other North American craft distiller for each of the last ten years, plus numerous other Best of Class, Double Gold and Gold medals from multiple national and international spirits competitions. We are one of the largest craft spirits producers on the West Coast based on revenues and are developing a national reach in the U.S. through traditional sales channels (wholesale, on-premises and e-commerce) and our unique and recently-developed Tribal Beverage Network (“TBN”) sales channel. Based upon our revenues and our continued track record of winning industry awards in an increasingly competitive environment, we believe we are one of the leading craft spirits producers in the United States.

We sell our products through wholesale distribution, directly to consumers through our five owned and operated distilleries and tasting rooms located in Washington and Oregon and by shipping directly to consumers on-line where legal. Currently, we sell products primarily in the Pacific Northwest with limited distribution in other states throughout the U.S. In addition, in collaboration with Native American tribes, we have recently developed a new sales, manufacturing and distribution channel on tribal lands that we expect will increase and broaden the recognition of our brand as that network expands nationally.

Our growth strategy is based on three primary areas. First, we are focused on growing our direct-to-consumer (“DtC”) sales by shipping to legal purchasers to their homes where allowed. We currently use a three-tier compliant, third-party platform to conduct these sales and deliveries in 46 states in which approximately 96.8% of the U.S. population reside. This allows us to develop a relationship directly with the consumer through higher-margin sales while collecting valuable data about our best performing products. We can then use this data to target the consumer based on location, age, key demographics and product types. With the data collected, we can also retarget and resell to these customers, thereby generating more revenue.

Our DtC sales also support our second growth area, which entails growing our wholesale volume with our distributors through key national accounts both on-premises and off-premises. By building brand recognition for key products in selected regions or states through DtC sales, we can better support the wholesale launch, marketing and product pull-through of those products in partnership with wholesalers in those targeted states. While DtC sales result in singular high-margin sales, growing volume through wholesale distribution is the most efficient way to drive large-scale growth across retail chains.

Third, we are focused on expanded growth of our collaboration with Native American tribes through the TBN model we created. In concert with tribal partners, this sales channel includes Heritage-branded micro production hubs, Heritage-branded stores and tasting rooms and the sale of our products and new tribally-branded products. In the typical TBN collaboration, the tribes will own these businesses and we will receive a royalty on gross sales through licenses we grant to use our brands, products, recipes, programs, IP, new product development, on-going compliance support and the other support we provide. The TBN is expected to form a network of regional production hubs that will support product trials and sampling, and will generate sales of finished, intermediate and bulk spirits depending on location, equipment and market. Importantly, because these premium spirits will be produced locally, we believe the TBN will promote the positioning of our brands as local and regional. We expect that, as the brands grow and the TBN footprint expands, there will be an important synergy with increased adoption and growth through our wholesale channels in the regions where the TBN locations are driving trial and awareness. Similarly, as demand for our products grow through our wholesale channels, there should be a positive effect on the demand for our products through the tribal distilleries.

Competitive Strengths

We attribute our success to the following competitive strengths.

•        Premium Aged Whiskeys.    We have been testing, distilling and aging premium whiskeys since our inception over ten years ago. Unlike many new brands entering the premium craft whiskey and bourbon category that rely on sourced liquid for their blends, we chose to produce and age all of our own product in-house for our recently-launched super premium whisky line under our Stiefel’s Select label. This approach has allowed us to leverage our experience and our innovative distillation methods while taking advantage of the Pacific Northwest’s unique climate to produce aged whiskeys that are of the highest quality and authentic to our name. We introduced our first single barrel selections to the public in late 2022 under the Stiefel’s Select brand. The initial single barrel selections, which included a four-grain bourbon, a high rye bourbon, a wheated bourbon, a peated bourbon, a 100% rye whiskey and a single malt whiskey, sold out quickly, and we have begun releasing more single barrel selections to the market. We expect to continue to release these whiskeys as either “single barrel picks” or “small batch blends” depending on the recipe and target market. We have been awarded a Double Gold Medal, Gold Medal and Best of Category for our first releases of Stiefel’s Select by some of the most prestigious spirits competitions in the world, including at the San Francisco International Spirits Competition and the Fred Minnick Ascot Awards.

•        Purposefully Aligned Products.    We recently launched a new line of spirits called Special Operations Salute under our Salute Series of whiskeys in which we created a super-premium whiskey to generate high-margin revenue and raise donations for carefully-vetted non-profit groups that support active duty, retired and injured special operations heroes, veterans, first responders and their families. Each bottle of our initial release comes in a specially-designed bespoke whiskey tube with a commissioned reproduction lithograph from Michael Solovey, a well-known military artist. Each bottle currently sells for $125, of which $10 is donated to our non-profit partners. Our current partners include 21 national and local charities, such as the Green Beret Foundation, the Marine Raider Foundation, the Honor Foundation, the Special Forces Foundation, the Army Special Operations Association, the Special Operations Memorial Foundation, and the Foundation for Exceptional Warriors, among others. Since the launch of the Army SOF version in late October 2023, we have sold more than 8,000 bottles directly to consumers in our tasting rooms and online, representing more than $1,000,000 in retail revenue. In May 2024, we launched a three-bottle set commemorating the 80th anniversary of D Day, also featuring artwork by Michael Solovey depicting the combined air, land and sea efforts of June 6, 2044 along the coast of Normandy, France. In the first month after our pre-sale launch on May 7, 2024, we sold more than 1,250 bottles of this series, with a portion of the funds going to the Green Beret Foundation and other partnering charities. These bottles retail for $95 each, plus taxes and shipping (if shipped DtC). We plan to launch additional versions honoring other branches of the military, first responders and military special occasions. This new product follows on the successful seven years of learnings producing and selling 1st Special Forces Group whiskey, from which we supported Special Forces charities at Joint Base Lewis McChord. We view our new Special Operations Salute line to be a significant new development for our growth.

•        Compelling Product Offerings — Flavored Craft Spirits and Ready-to-Drink (“RTD”) Segments.    We offer a diverse line of traditional and flavored craft spirits and innovative and refreshing canned RTD alcoholic beverages with appealing taste profiles, such as Cocoa Bomb Chocolate Whiskey, Florescence Grapefruit & Pomelo Vodka, Peachy Bourbon Canned Cocktail, and Blood Orange Vodkarita. This is evidenced by the more than 300 awards we have received over the past ten years. We were the original creator of Flavored Bourbon, a flavored bourbon that won “World’s Best Flavored Whiskey” by Whiskey Magazine in London two years in a row — an unprecedented feat. Through our recent acquisition of Thinking Tree Spirits, we added several of its super premium spirits to our portfolio of flavored craft spirits, including its Butterfly Pea Lavendar Vodka, which was named Vodka of the Year for 2023 by Wine and Spirits Magazine.

•        Differentiated Distribution Strategy.    We believe we have a strong distribution approach that increases the availability of our brands and product offerings to our target consumers.

•        Direct to Consumer (“DtC”).

•        We have five Heritage-branded tasting rooms and one Thinking Think Tree Spirits tasting room in the Pacific Northwest that allow us to sell directly to consumers and that we use to sample new products and ideas.

•        We also sell through e-commerce and engage in other subscription-based program activities to target customers to generate recurring revenue and customer loyalty. Commencing in March 2023, we contracted with a third-party e-commerce platform to sell online to consumers in 34 states via its three-tier compliant system. In March 2024, we ended that relationship and began migrating to LiquidRails, a third-party, three-tier compliant platform that relies on delivery to consumers via licensed retailers. This new platform expands our DtC outreach to 45 states and the District of Columbia and eliminates our shipping costs to the consumer, which will help us to both increase net margin and expand our sales opportunities. Prior to March 2023, we shipped directly to consumers in only nine states. We also recently added our offerings from our Special Operations Salute line on to the Seelbach’s DtC platform, a third-party, three-tier complaint DtC platform that is well known to whiskey enthusiasts around the country, which expanded our reach to a new whiskey-focused DtC audience. This sales method allows us to collect high-margin sales and consumer data to drive future sales and to support the growth of our traditional spirits through the three-tier wholesale system.

•        In our Cask Club® program, consumers join as members and work with our distilling team to develop their own 10-liter barrel batches, which are custom aged, flavored, bottled, proofed and labeled in our retail locations. Over the last ten years we have demonstrated that this program creates repeat customer foot traffic in our tasting rooms and encourages members to bring friends and family to the locations to sample products, enjoy cocktails and purchase products of their own. It also serves as an innovation laboratory that provides us with an opportunity to develop and test new products and concepts with the goal of bringing the strongest performers to the market.

•        In our Spirits Club®, a DtC subscription service, we offer members the opportunity to purchase three or four selections of spirits per year, which are automatically shipped to their homes or are available for pick up in our tasting rooms.

•        Wholesale.    We have distribution agreements with the two largest spirits distributors in the U.S., Southern Glazers Wine and Spirits (“SGWS”) and Republic National Distributing Company (“RNDC”), each of which has a dedicated sales force in our core states of Washington, Oregon and Alaska focused on our portfolios. The revenues of these two distributors in 2023 collectively represented more than 50% of the market share of the total wine and spirits wholesale market in the U.S. Our existing wholesale footprint includes the seven states in the Pacific Northwest (Washington, Oregon, Alaska, Idaho, Montana, Utah and Wyoming), Oklahoma and special-order options in Virginia through the state liquor system. Since the beginning of 2024, we have secured new wholesale distribution in Kansas, Kentucky, and portions of Colorado, and we are in the final stages of implementing agreements with distributors in portions of Texas. We expect to begin wholesale distribution in those states in the third quarter of 2024. Our wholesale leadership team is actively meeting with additional distributors in other states, including several large beer wholesalers that are starting to distribute spirits as they see the volumes of beer in decline and the growth of spirits emerging in their markets, to expand our footprint for wholesale sales in 2024 and beyond.

•        Tribal Beverage Network.    According to 500nations.com, a website focused on Native American tribal casinos and casino gambling, there are currently 245 tribes in the U.S. operating 524 gaming operations in 29 states, generating annual revenues of approximately $32 billion. In most counties across the U.S. in which there are tribal casinos, the casinos are the largest accounts for spirits, beer and wine in such counties. We believe a significant percentage of the millions of visitors collectively visiting those tribal-owned operations will patronize Heritage-branded TBN distillery tasting rooms to sample and consume cocktails, sign up for one or more of our subscription-based member programs and purchase bottles of spirits to go. Under this model, the tribes exercise their tribal sovereignty and enter a new business with significant revenue and margin potential. The TBN model also includes us working with each of the participating tribes to develop their own unique brands to feature in their properties and regions.

We believe the TBN model is unique in the adult beverage industry. To set up this network, we have leveraged the role of our Chief Executive Officer in overturning in 2018 a 184-year-old law prohibiting Native Americans from distilling spirits on tribal lands. We designed the TBN to assist Native American tribes in developing a new business, complementary to their existing casino and entertainment businesses, to attract new visitors and consumers. By working with us, tribes get access to our expertise and our full portfolio of brands. We believe this is a significant new business opportunity for tribes with the potential for strong revenue and profit growth, allowing tribes to capture the full margin benefit as manufacturers and the ability to collect and keep state spirits taxes for products made and sold on their sovereign land. Following the announcement of our partnership with the Tonto Apache Tribe in Arizona in 2023, in May 2024, we announced a landmark agreement with the Coquille Tribe of Oregon after helping the Tribe navigate negotiations with the Oregon Liquor Control Board to allow for the first Tribal distillery in Oregon. This is the first of such agreements between a Native American tribe and one of the 18 liquor control states in the United States.

•        Co-Located Retail Spaces.    Our marketing plan includes partnering with some of the most highly-regarded premium craft spirits producers in key regions across the U.S. to co-brand and cross operate retail tasting rooms. Qualified partners must have the key attributes of high-quality products, a consumer-focused tasting room opportunity to drive trial and sales, and the ability to send and receive spirits in bulk for localized bottling. As we and these other producers cross-brand our collective tasting rooms to consumers who do not otherwise have access to them in their general markets, we believe we will collectively be driving more consumer trials and increased sales, as well as building co-marketed brands in other regions of the country without the expense of new buildings, leased spaces, production capacity, employees or other capital expenditures.

•        Capital-Efficient and Scalable Operational Structure.    We have strategically structured, and plan to continue to structure, our organization and operations to minimize and most effectively manage our capital investment requirements while maintaining flexibility to rapidly scale our production capabilities to meet consumer demands. We do this by utilizing our internal distilling and bottling capabilities while leveraging a network of reputable third-party providers with industry expertise and experience performing various functions falling outside of our internal core competencies.

For example, we are able to contract with third-party canning and packaging companies to pack our RTDs rather than investing in the required equipment and supporting infrastructure and personnel for in-house canning operations. We can also source specific spirits or buy bulk spirits in the market or have them produced at tribal and non-tribal facilities under contract. We believe the planned expansion of the TBN will also enhance our ability to scale our production, distribution and selling operations with limited capital expenditures across many regions of the U.S. while allowing us to retain “local” brand status in those areas. We plan to continually review the structure of our organization and operations, and to make any changes we deem necessary, to best accommodate our growth and changing market conditions.

•        Food and Beverage Industry Experience.    Our executive team and board of directors operate with a focus on human capital management and hold a firm belief that quality people with proven track records can produce quality results. Our leadership team and board of directors are made up of multi-disciplinary executives with proven track records of successfully launching, growing and operating companies of all sizes and across many industries, including in the spirits industry.

Strategies for Growth

Our growth plan focuses on gaining brand and product visibility, thereby increasing sales and market share, by executing the following strategies:

•        Grow Brand Recognition for Our Principal Product Lines Through High-Margin DtC Sales.    By taking advantage of the internet and targeted digital marketing, we can place our brands in front of consumers and make direct sales to them. These sales generate high-margin revenue for us while building our customer database and product data. We plan to further leverage direct-to-consumer sales through company-owned tasting rooms, through the TBN and through co-located tasting rooms. Growing on our successful launch of the Army Special Operations Salute, our D-Day 80th Anniversary edition, and adding new versions for other branches of the military, first responders and military special events, we expect that our Special Operations Salute line of spirits will be an important part of our accelerating reach with consumers.

•        Grow Our Principal Product Lines Through High-Volume Distribution.    By leveraging the data we collect from our DtC sales, we plan to continue to produce and sell innovative, premium-branded products through our primary channels of distribution. These channels consist of wholesale distribution to retail establishments such as retail supermarkets, liquor stores, state liquor stores (in control states), hotels, casinos, bars and restaurants.

•        Grow the TBN model.    One of our primary focus areas is the expansion of the TBN to create a national network of tribal spirits production and retail operation locations in or around tribal casinos and high-foot-traffic entertainment districts on tribal lands. We believe these operations will benefit from the fact that, as sovereign nations, tribes are exempt from a variety of state and local zoning and construction codes and can collect and keep state and local excise and sales taxes on the products they produce and sell on tribal lands, along with distributing products to their own properties.

•        Continue to Innovate New Products.    We plan to continue to employ a synergistic process of rapid development and testing of new products through DtC sales, sampling in our company-owned distilleries and tasting rooms and, in collaboration with the TBN, selling products to consumers in our Heritage-branded TBN distilleries. Once we obtain positive feedback on a new product, we can then launch it for sale directly to consumers via the internet to generate revenue and collect more data from consumers across the country. With new data in hand, we can make decisions with our wholesale partners on which products should be taken to the wholesale market. This direct-to-consumer launch model is a strategy we have utilized since our inception. It has been an important part of our ability to launch, test, re-formulate and re-launch products that have subsequently proven to be appealing to consumers.

•        Continue to Innovate Marketing Through the Adoption of Artificial Intelligence (“AI”).    We plan to continue testing new AI technology, methods and tools focused on the creation of content, designs, themes and audience identification to maximize the efficiency of our marketing efforts.

Market

We believe we are well positioned to grow as the overall spirits market continues its growth at the expense of beer and wine. Recent studies demonstrate that the spirits market is growing annually in terms of total alcohol volume and as a percentage share of alcohol dollars. According to drink market analysis firm IWSR, a leading source of data and intelligence in the alcoholic beverage market, spirits have gained market share among other alcoholic beverages continuously since 1998 (23 years), as consumers trend away from beer and wine into spirits. From 2000 to 2021, the market share of spirits by value increased nearly 13 percentage points, from 28.7% to 41.3%, according to Statista. Statista reports spirits now represent the largest dollar share of the alcohol beverage market in the U.S., surpassing total beer value for the first time in 2022. IWSR anticipates that by 2029, for the first time ever, beer will no longer drive the lion’s share of alcoholic beverage sales by volume. In the U.S., spirits sales are projected by Grandview Research, a market research firm, to be $279 billion by 2028, growing at a 7.7% CAGR. Because spirits are worth more per ounce in the market than beer, as the spirits volume occupies more of the consumer share, the value of that share for spirits as a percentage of all alcohol dollars spent will be even higher. We believe we are leaning into the market just as the rate of increase in spirits volume and value are set to achieve historic growth, making us well positioned to grow with the predicted growth of the overall spirits segment.

According to IWSR, in 2015, craft spirits volume market share was just 2% of the total spirits market; by 2020, this had more than doubled to almost 5%. An even greater gain was seen in value terms, with 2015’s market share of 3% increasing to 7% by 2020. IWSR predicts that by 2025, craft spirits are forecasted to increase their volume market share to nearly 10%, and over 13% in market share value. This growth is in line with historic and current trends across the craft beer market from its inception in the 1980s, which initially represented less than 1% of the overall beer market and now commands more than 20% of the beer market by volume. IWSR posits that the driving force behind this growth will be the expansion of national distribution of craft spirits, some of which will be the result of acquisitions by larger groups. Confirming the IWSR predictions, the American Craft Spirits Association annual data project for 2022 shows that the market share for craft spirits has doubled since 2016.

Due to our position in the craft spirits segment of the overall spirits market, we are situated in the fastest-growing segment of the spirits market, which itself is the highest growth segment of the adult beverage market. In addition, according to the Distilled Spirits Council of The United States, consumers are increasingly shifting towards higher premium products in the spirits market, with spirits brands in the U.S. enjoying a multi-decade-long trend towards high-end and super premium products. Goldman Sachs Equity Research predicts super premium spirits products will soon represent almost 38% of the overall spirits market, and spirits have also demonstrated to be recession resistant in the U.S. over time, with a correlation coefficient of 0.002 since 1962 by volume.

Our Brands and Products

When we first opened in 2012, we produced only a limited line of traditional spirits products. However, in response to customer demand and consumer testing that we performed through our tasting rooms, we moved into the flavored segment in 2014 and launched 22 different flavored vodkas. As sales increased, we offered eight products through local distribution and over time have winnowed those products down to a core six flavors at wholesale. In 2014 we created a line of spirits products under the BATCH No. 12 banner, which we still sell today. It is primarily featured in the well at on premise accounts. It provides a baseline of volume for us as we execute on our plan to transition to higher margins spirits.

In 2015, we launched Special Forces Whiskey, a premium brand positioned towards active-duty military, retired military, military families, and others supportive of the armed forces in the Pacific Northwest, where the 1st Special Forces Group is stationed at Joint Base Lewis McChord (“JBLM”). We have produced seven blends of Special Forces Whiskey annually since 2015, and a portion of the sales proceeds of this brand are donated by us to special forces charities annually. These donations currently support the 1st Special Forces Group at JBLM, and we have raised more than $150,000 for charities at JBLM to support military personnel and their families. We are expanding this concept to the multiple Special Forces groups across the country with a greater emphasis on distribution in more states and direct to consumer shipping through our e-commerce platform. The new series is called Special Operations Salute, consisting of various bottlings branded for U.S. military branches and first responders. Since the launch of the Army SOF version in late October 2023, we have sold more than 8,000 bottles directly to consumers in our tasting rooms and online, representing more than $1,000,000 in retail revenue.

There are approximately 18.3 million active-duty military and retirees in the U.S., including National Guard, Air National Guard and reservists in each branch of the military. Assuming 1.5 dependents per person (a dependent is defined by the military as a spouse, child under 21 unmarried or under 23 if a student, parent or custodian dependent), the total population of active military, retired military and dependent affiliated persons is 45.75 million people. There are another 660,000 active-duty civilian law enforcement officers, 1 million career and volunteer firefighters, plus millions of retirees and affiliated family members. We believe the new Special Operations Salute line will garner a large following given the specialty packaging and non-profit charitable partnerships we are forming to support the launch and sale of the line.

In 2015, we also launched our Dual Barrel series of bourbon and rye whiskey, which through the end of 2022 was sold nationwide primarily through Total Wine and More under their Spirits Direct program. At the end of 2022, we withdrew that brand out of the Total Wine exclusive program so we can sell it across more states and across more retailers to achieve higher volume and growth.

On February 17, 2024, we acquired Thinking Tree Spirits, a small craft spirits producer and retailer located in Eugene, Oregon. In integrating Thinking Tree Spirits into our existing operations, we plan to continue to produce the best-performing products in its portfolio while working to expand its wholesale reach. We also plan to combine the Thinking Tree Spirits production facilities and tasting rooms with our production facilities and retail tasting rooms in Eugene to create a larger consumer experience while driving more high-margin revenue activity. We believe that with our broader sales reach and our more efficient production capabilities, we can generate revenue from this acquisition that exceed the annual revenues that we were generating from the products that were produced under our low-margin, third-party production contract we terminated on January 31, 2024. We believe the third-party production contract we terminated was not capable of increasing in value for us, was limiting the amount of profit we could generate from the products produced and created potential risk exposure from the number of employees involved in the operation. We believe the Thinking Tree Spirits acquisition will increase growth in the brands we continue to produce and sell, which could increase the value of those brands based on valuations multiples in the spirits industry. For example, Thinking Tree Spirit’s Butterfly Pea Lavendar Vodka was named Vodka of the Year for 2023 by Wine and Spirits Magazine, making it one of the most premium products in the industry. We believe the addition of that product to our existing portfolio will strengthen the perception of our product offerings in the marketplace and help us grow our wholesale and retail revenues.

In 2017, we created and launched Flavored Bourbon, a bourbon flavored with brown sugar and cinnamon. It quickly grew into one of the fastest-growing flavored whiskeys in the Pacific Northwest and was named “World’s Best Flavored Whiskey” in 2018 and 2019 by Whiskey Magazine in London. In 2020, we sold a majority interest in the brand to an industry group and retained a significant minority position. We have an economic right to participate in any ultimate sales proceeds of any sale or other disposition of substantially all of the purchaser’s business or assets (for example, if the brand is sold, or if distributions or revenue shares from brand profits are generated). Following on the success of the Flavored Bourbon brand, and after examining the market, we created Cocoa Bomb chocolate whiskey, and tested it in limited distribution in the Pacific Northwest in 2022 with plans for wholesale expansion in 2023 and beyond. Cocoa Bomb was recently recognized as the best flavored whiskey in the West by Sunset Magazine.

While we were producing the whiskey products described above, we were aging additional whiskey with the goal of creating bottles of single-barrel selections with specific flavor profiles to appeal to the growing “bourbon hunter” demographic — a subset of whiskey drinkers who seek out small batch and unique high-quality whiskeys. Unlike many new brands entering the premium craft whiskey and bourbon category that rely on sourced liquid for all or a portion of their blends, we produce and age all of our products in-house for our Stiefel’s Select line. This allows us to leverage our experience and our innovative distillation methods while taking advantage of the Pacific Northwest’s unique climate to produce aged whiskeys that are authentic to our name and of the highest quality. Depending on the particular product, ingredients are blends of corn, rye, malted barley, unmalted barley, peated malt and wheat. Once aged in heavy-charred American Oak barrels, the finished product is bottled at 94 to 100 proof. Future releases could also include barrel-strength releases to be priced at the high end of the super-premium range. Each barrel is bottled, hand labeled, and hand numbered with sequentially-numbered bottles. All whiskeys under this brand are aged at least four years and are selected based on stringent tasting protocols we developed. We are working with Julia Nourney, an international whiskey expert, on additional blending and maturation protocols for the selection of barrels qualified for bottling under the brand. We also plan to build up our inventory of aging whiskey in barrels to increase product availability over time. Aged whiskeys are priced at super-premium prices and are frequently supply-constrained due to market demand and the time required to produce these products. As of March 31, 2024, we had 1,142 barrels of aged spirits in our warehouse that we distilled and are aging for ourselves and others. As of June 15, 2024 we added another 525 barrels of aged bourbon and rye whiskey to our inventory as part of the Series A Preferred Stock offering, bringing our total barrel inventory to 1,667 through that date. The new 525 barrels are housed in licensed and bonded warehouses in Indiana and Kentucky and range in age from two to five years old. Our original barrel inventory prior to the addition of the new 525 barrels was comprised primarily of aged whiskeys but also included barrels of rum and brandy. The prices at which we sell a barrel ranges from a low of $5,500 when product is bottled for sale through the wholesale channel to a high of approximately $20,000 or more if the contents are sold by the bottle through our own retail channels. Since the launch of Stiefel’s Select, we have already been awarded a Double Gold Medal, Gold Medal and Best of Category for our first releases by some of the most prestigious spirits competitions in the world.

In late 2022, we also launched Florescence Vodka, a bold and clean vodka flavored with pomelo and grapefruit and made in collaboration with cookbook author and celebrity chef, Danielle Kartes. The product flavor and label of this product is geared toward female consumers, and through Ms. Kartes’s strong media presence, this product has already received significant media placement. It was recently approved for sale by Total Wine & More across Washington, Oregon and Alaska.

In keeping with consumer trends, we also developed a line of super premium spirits-based RTDs in 12-ounce cans for on-the-go consumers. The RTD segment is among the fastest-growing segments of the alcoholic beverage market in the U.S., and our line of award-winning RTDs began to gain wholesale momentum in the Pacific Northwest in late 2022. These products come in four flavors: Peachy Bourbon, Gin Jam Fizzzz, Easy Peasy Lemon Squeezy and Blood Orange Vodkarita. Each recipe features a burst of flavors, low carbonation and a low 6.9% ABV (alcohol by volume). In a recent survey of 993 customers in our tasting rooms, 70% replied they would purchase our RTD products at a retailer, with the largest group of responders to the survey in the 26-45 age demographic. All four products have won awards from respected tasting competitions, including Peachy Bourbon, which was named best overall RTD among all RTD products by the Seattle Cocktail Club, a collection of the top bartenders and industry insiders in the region. In May 2023, all four RTDs ran the table at the International SIP judging with 3 Gold Medals, a Double Gold Medal, two Consumer Choice Awards and an Innovation Award. In the U.S., RTDs are projected by Grand View Research to reach $2.4 billion in revenue by 2030 with a 13% CAGR from 2020 to 2030. Consumers are increasingly favoring RTDs because of their convenience, consistent flavor profiles and lower alcohol content, which we believe helps to position the products in the growing “better for you” segment of the adult beverages market.

We also feature a series of gins, rums and limited-edition products, primarily in our tasting rooms as we examine which products perform well enough to try to push into broader distribution.

Distribution and Sales

We utilize an omni-channel approach for the distribution of our products, which includes sales through our-branded distilleries and tasting rooms; wholesale through distributors to retailers and on-premises accounts, such as bars and restaurants; DtC online sales; sales through state control systems; and sales through the TBN.

This approach includes five company-owned and Heritage-branded tasting rooms, two of which are attached to our distilleries in Washington and Oregon. We are also in the process of licensing out our brand, products and programs under our TBN model to several tribes for HDC branded tasting room facilities in or next to their casino operations. More information on our TBN effort is detailed in the next section.

As part of our innovation cycle, we utilize our owned distilleries and tasting rooms in the Pacific Northwest and partner tasting rooms to test products and trial and sell directly to consumers. In our tasting rooms, consumers can try new products as well as the mainstay or limited-production branded spirits and cocktails while they experience the excitement of drinking in a differentiated environment. We have developed a strong membership base across our facilities with over 2,500 active members, many of whom participate in our surveys on trends and taste preferences. These members are either part of our Cask Club, which allows them to develop custom products selected from a list of pre-approved recipes in our portfolio and to age them in their own 10-liter casks in our facility, or they are members of our Spirits Club, receiving regular shipments of spirits throughout the year.

We also rely upon, and intend to increasingly grow, the wholesale distribution of our products. SGWS, the leading U.S. spirits distributor with an approximately 34.6% market share across the U.S. in 2021, distributes our original mainstream products in Washington, Oregon and Alaska. For the years ended December 31, 2023 and 2022, SGWS represented over 10% of our revenues. In July 2021, we began a distribution arrangement with RNDC, the second largest U.S. spirits distributor with an approximate 20.3% market share in 2021, covering 39 of the 50 states in the U.S. plus Canada. In February 2024, we launched wholesale distribution in Oklahoma through the MillerCoors beer network and are in final planning for added penetration in the second quarter of 2024 in Kansas, Kentucky and portions of Colorado. We will be working to add additional states to expand our distribution reach later in 2024 and early 2025.

We supplement the work of our distributors with a direct sales force of individuals assigned to specific sales territories. These individuals manage the relationships with the applicable distributor’s sales teams, who themselves have teams of varying sizes selling products to accounts. This team works directly with retailers and on-premises operators to build demand and support their needs for marketing and other Heritage-specific information. In the first quarter of 2024, we sold approximately 5,098 cases of product through our wholesale channel, an increase of approximately 9% compared to the 4,677 cases we sold on a wholesale basis in the first quarter of 2023, while seeing an decrease in our wholesale revenue in the first quarter of 2024 of $318,157 compared to wholesale revenue of $327,272 in the first quarter of 2023, an decrease of 3%. We believe this percentage increase in wholesale revenue, which almost doubled the percentage increase in wholesale volume for the same time period, demonstrates that our migration away from lower-margin spirits to higher margin spirits is working.

In 2023, we sold approximately 23,738 cases of product through our wholesale channel, year-over-year increase of approximately 3.2% over the approximately 23,000 cases we sold through wholesale distribution in 2022, while preparing to transition our focus on higher-margin products and away from very low margin and quasi-private label products for a select national spirits retailer.

To achieve our growth objective of increasing wholesale sales and revenue, we recently hired a national sales executive to work directly with our distributors and key accounts to gain greater focus and execution. In the U.S., liquor sales in approximately 17 states are controlled by state governments (such states, “Control States”), and as a result, all spirits products in such states are sold and distributed through state liquor warehouses and state owned or controlled stores. In those jurisdictions, distributors function like brokers, increasing product awareness to gain placement in retail and on-premises outlets. We also utilize sales managers who handle regional and local sales for specific stores. Sales managers are responsible for all activities related to the sales, distribution and marketing of our brands to the retail partners and distribution network.

As for our DtC channel, we have started to utilize new technologies and collaborations with the goal of reaching consumers in more than 46 states in 2024. This direct-to-consumer opportunity allows us to sell products to consumers in more states and enables the collection of consumer data and supports growth in product demand, which helps our distributors sell branded products in more states.

Tribal Beverage Network (TBN)

In addition to our traditional distribution channels, we have formed the TBN, which we believe will become an important production, sales and marketing channel over time, while helping to build our overall brand. This network was formed in collaboration with Native American tribes interested in entering a new business line that became available to them for the first time in 2018. In 2018, Justin Stiefel, our Co-Founder, Chairman and Chief Executive Officer, worked to lobby the U.S. Congress to pass legislation that overturned a 184-year federal law prohibiting spirits production on tribal lands. As a result of this landmark legislation, Native American tribes have a new economic opportunity and we are working with several Native American tribes on the development of our branded distilleries and tasting rooms, as well as the sale of our products and the creation of brands unique to participating tribes.

Today, Native American tribes that sell spirits to visitors at their casinos, restaurants, golf courses, hotels, resorts and shops are the largest sales accounts for spirits, wine and beer in each county in which they are present. Accordingly, we believe the potential revenue for participating Native American tribes is significant. As of December 31, 2023, there were approximately 245 Native American tribes in the U.S. with 524 tribal casinos in 29 states that generated annual revenues of approximately $32 billion. Not all tribes own casinos and several do not permit the sale of alcohol on their tribal lands. Each tribal casino that serves alcoholic beverages is the largest beer, wine and spirits account in the county or state in which they are located. Of the 524 tribal casinos, we estimate that approximately 250 are viable candidates for our TBN model. We calculate that with 100 TBN production and retail locations up and running in or near tribal casinos and entertainment districts, the participating tribes collectively can earn revenue from spirits sales and taxes on the products produced on their lands in excess of $450 million per year, and that we can earn royalties of approximately $45 million annually from these activities based on the value we bring to the relationships and operations. We believe the combination of growing TBN locations with more consumer exposure to our brand and products and the resulting product adoption within each region will support wholesale product sales with a positive feedback loop for our wholesale growth initiatives.

Using a “distributive and localized” network model, we expect to collaborate with tribes to lead the development of a nationwide tribal network for the production and sale of premium, branded craft spirits. The network is comprised of tribally-owned, localized distilleries with a centralized high-volume distributive distillery serving a specific area or region of the United States. Initial distilling production will occur at a single facility with additional distillers receiving bulk spirits for final production and sale. By using this approach to production, each localized distillery is expected to be able to produce finished spirits through bottling, canning and labeling without the need for excess distilling equipment and unused capacity.

We generally seek to negotiate multi-year contracts with tribes of up to nine years, plus extensions, and to charge a mix of advisory fees and royalties. In exchange for these fees, we provide services relating to economic analysis, location design, pre-opening hiring and training, marketing support, centralized marketing development, raw input sourcing, bulk buying power for direct inputs such as glass, labels, caps, merchandise, new product development, monthly reporting, compliance and back-office support, halo marketing, staff training and new product development. Upon the commencement of a contract, we charge development fees associated with analysis, pre-design, design and pre-opening service for advising the tribe on the development of distilleries, tasting rooms and brands, and then charge a royalty on gross revenue once the distillery is operating. As part of the agreement, the applicable tribe is expected to produce and sell our branded products, and we are expected to work jointly with the tribe on products and brands unique to the tribe and its locations and regions. We have already entered into agreements with multiple tribes, including the recently announced agreement with the Tonto Apache Tribe in Arizona, which is working to open its tasting room in early 2025 and its storage and bottling facility in 2025. In May 2024, we announced a landmark agreement with the Coquille Tribe of Oregon after helping the Tribe navigate negotiations with the Oregon Liquor Control Board to allow for the first Tribal distillery in Oregon. This is the first of such agreements between a Tribe and one of the 18 liquor control states in the United States. We have additional agreements in place with several other tribes in Washington, Idaho, and Oklahoma, which will each be publicly announced based on each Tribe’s own schedule. We are in discussions with several additional tribes in other states as we work to build out this model.

Pursuant to our multi-year agreement with the tribes, we license portions of our intellectual property, including our brands, recipes, awards and programs, to the tribe for use at their branded facility. We also assist the tribe with new product development, marketing, distribution, and tasting room operations, and Cask Club operations. We also provide training, expertise and experience in the design, construction and operation of the tribe’s distillery. We earn a monthly management fee from the tribe based on the monthly revenue of the tribe’s distillery, and receive a portion of the revenue earned by the tribe, in each case, for retail operations related to distilled spirits sales and services on site and based on additional production we bring to the facility. The parties can terminate the agreement under certain circumstances, including upon certain events of default, including a material breach of the agreement, failure to achieve profitability after five years, changes in federal or state laws related to alcohol, and a change of control of our company, among other limited events. We intend to enter into similar agreements with other Native American tribes going forward.

We believe that membership in the TBN provides extensive benefits to participating U.S. tribes, whether a tribe owns and operates a distributive facility or a localized distillery within the network, including profit margins that are estimated to equal or exceed 80% on retail activities before fees are charged. Tribes also enjoy unique benefits related to property and sales taxes associated with the production and sale of spirits on tribal trust land, including:

•        Tribes keep state and local liquor taxes on the sale of spirits they produce and sell to consumers on their lands, which allows tribes to generate strong profitability.

•        Tribal land is sovereign land, so tribes control their own zoning and permitting, which enables them to substantially reduce the time and expense required to begin construction as compared to building on non-tribal land.

•        Tribes pay no sales tax on purchases of equipment or construction of distilleries and tasting rooms, which lowers start-up costs as compared to non-tribal locations.

•        Tribes also pay no state or county property tax, inventory tax, personal property tax or ad valorem tax, which lowers their overall cost of operations compared to operations set up outside of the tribal land.

In addition to the revenue generated by spirits produced on-site, we plan to create a member-based rebate for each tribe participating in the TBN based upon the production and sale of products on tribal lands and the overall growth of the brands produced on tribal lands and benefitting from marketing support at tribal casinos and entertainment districts. We believe this rebate will encourage more tribes to enter the TBN and will enable participating tribes to share in the overall growth. In addition, by aligning with our nationwide branding and marketing efforts, TBN member tribes will receive support for the promotion of their own spirits production and associated events and activities. We believe that tribes that choose to locate a TBN distillery and our branded tasting room on, in or near a gaming and hospitality property will find the refined presentation of our locations adds a sophisticated, appealing experience to a dynamic space. The addition of this new customer amenity to a casino resort can highlight certain programs, thereby driving customer loyalty and repeat visits, while increasing margins through beverage sales via on-site restaurants and bars.

Under the TBN model, the participating tribes will fund the construction of their own distilleries and production and storage facilities and will pay all of the operating expenses of those facilities while we provide support for the tribe’s operations, marketing, new product development and regulatory compliance functions. Heritage will provide tasting room managers to ensure consistency of operations, training and product and brand integrity. The recovery of the cost to Heritage associated with these employees comes off the top of retail revenue generated in the TBN tasting rooms. To facilitate the efficient construction of tribal distilleries, we have a strategic relationship with Haskell Corporation (“Haskell”), a leading architectural, design and construction company in the beverage space. Under this arrangement, Haskell will serve as the engineering, procurement and construction partner for the tribal properties developing a larger production facility. Haskell has been recognized for its work in the design and construction of distilleries and was the highest-ranked food and beverage manufacturing contractor by Engineering News-Record in 2021 and 2020.

Marketing

We believe we have developed a successful sales and marketing approach with our limited resources and anticipate that investing additional resources will be an important element in increasing the visibility of our brands and product offerings to our target consumers to support our ongoing growth.

Omni-Channel Marketing Approach.    Today’s consumers interact with brands through many channels, from traditional media to social media and other digital channels, and through various in-person and online purchasing methods. To build the visibility of our brands and create a grassroots consumer following to support our distribution channels, we have employed a strategic multichannel marketing approach that we believe allows consumers to engage with our company on their own terms and permits us to expand and deepen recognition for our brands. In addition to promotional activities, our marketing strategy utilizes data analytics, digital techniques and efficiency metrics, across a cross section of social media, lifestyle and brand influencer activities.

Working with one of our strategic advisors, we have developed an area of focus on DtC sales channels. While still in its early development and testing phases, the concept is to develop and streamline ways to get our products directly in front of consumers for trial, sampling and purchasing in our branded tasting rooms, partner TBN tasting rooms, TBN-specific entertainment districts with pop-up shops, trial, sampling, and bottle sales, and future planned co-located collaborative tasting rooms in partnership with other premium craft producers across the United States. The platform is built upon one-to-one marketing efforts through digital, social email and text to drive consumer trial and adoption of products and brands. We are also experimenting with artificial intelligence (“AI”) to create dynamic content to better identify and connect directly with consumers in key target demographic for each product and brand. The sales resulting from such efforts tends to be higher margin than the traditional wholesale route to market, which is the norm in the spirits industry right now. While all the other craft brands fight for shelf space in an increasingly crowded marketplace bottlenecked by more and more distributor consolidation, we are developing a route to go straight to the consumer through multiple paths in a one-stop retail way that allows us to control the dialog and the brand position and to collect the consumer data. This effort has the combined positive attributes of allowing us to generate sales at high margins, capture consumer data and contact information for future sales targeting, and to build brand and product recognition to better support the wholesale launches of the best performing products and brands in the general market.

Labelling and Innovative Packaging Initiatives.    We recognize the importance of packaging and product labelling and their influences on consumers’ purchasing practices. We conduct surveys and consumer research to validate the taste profile and positioning of our products. As we grow and can access more resources, we expect our ability to refine our products in response to consumer interests will improve.

Production

We have two distilleries and two warehouses comprising an aggregate of approximately 100,000 square feet dedicated to end-to-end production and storage. Each distillery has and maintains mash, fermentation, distillation and bottling equipment. We began production of spirits after a thorough market search for high-quality equipment at each stage of the production process. For example, we selected Italian distilling equipment that provides for gentle treatment of the spirits and easy calibration to produce clean flavor profiles. Additionally, we source barrels made by Spanish coopers using American white oak that is cured in Spain for two years. We believe these special barrels and the charring levels in each one allows us to make consistent, smooth and flavorful spirits.

Sustainability is also an important aspect of our selection of grains. Where possible, we select family farms using organic and regenerative processes. As an example, according to the research database Science Direct, regeneratively grown grains typically save approximately 170,000 gallons of water per barrel produced over the course of the growing cycle.

Based on management’s estimates, we believe our current production capacity can expand by approximately six times without the need for additional investment. As volumes grow, we expect that future production capacity will also be provided by distilleries affiliated with member tribes in the TBN.

Raw Materials and Suppliers

Generally, the principal raw materials used in our products include corn and other grains (including rye, barley, wheat, barley malt and milo) and flavorings. The principal materials used in the packaging of our spirits include oak barrels, glass bottles, labels, aluminum cans and cartons. These materials are generally readily available from several sources, except for new oak barrels, which are available from only a more limited number of sources. As we have historically sourced grains from farms with which we have personal relationships, we have few long-term contracts in place with suppliers. However, these raw materials are sometimes affected by weather and other forces that could impact production and quantity.

Competition

The alcoholic beverage industry is highly competitive. We believe the principal areas of competition include, among others, flavor, packaging and positioning innovations, pricing, and distribution locations and shelf space, as well as promotional and marketing strategies. Our products compete with a wide range of other beverages, including spirits, beers and wines, and other alcoholic beverages, and increasingly non-alcoholic beverages designed and marketed to mimic the flavor of alcoholic beverages. Many of these products are produced by a relatively large number of companies, many of which have substantially greater financial, marketing and distribution resources than we do.

Within the craft spirits segment of the market, important factors affecting our ability to compete include speed of innovation, product appeal and differentiation to consumers, brand and product image, taste and flavor of products, trade and consumer promotions, attractive packaging, product placement and distribution, access to capital and other resources, marketing and pricing. We also rely on our distributors to provide stable and reliable distribution and to secure adequate shelf space in retail outlets. Competitive pressures could cause our products to lose market share or experience price erosion, which could materially impact our business and the results of operations. These pressures could include directly competitive innovations, new products that are better aligned with consumer preferences, greater marketing spending, better placements, or a decline in consumer interest in the craft spirits segment overall.

We have experienced, and continue to experience, competition from new entrants in the craft spirits category. According to the American Craft Spirits Association, in 2021 there were approximately 2,600 active craft distilleries in the United States. Leading global participants entering and operating in the craft spirits market through the acquisition of small brands include Rémy Cointreau, William Grant & Sons, Pernod Ricard SA (OTC: PRNDY), Anchor Brewers & Distillers, Diageo PLC (NYSE: DEO) and Rogue Ales & Spirits.

While competition in the craft spirits space is growing, most craft producers attempt to boast about a singular accomplishment, such as a singular product, a special package or a single marketing idea. We believe we offer several advantages relative to our competitors, including: a complete and end-to-end experience and product positioning; superior production methods resulting in award-winning products; a savvy and experienced team; an on-ramp for national distribution growth; a unique go-to-market growth route through the TBN; and creative marketing strategies. We believe few participants in the craft spirits segment can point to a similar collection of assets and opportunities.

Regulatory Matters

Along with our distributors, retail accounts and ingredients and packaging suppliers, we are subject to extensive regulation in the United States by federal, state and local government authorities with respect to registration, production processes, product attributes, packaging, labeling, storage and distribution of the craft spirits, RTD canned cocktails and other products we produce. When we work with tribes, we are also subject to certain tribal requirements.

We are subject to state and local tax requirements in all states in which our products are sold, as well as federal excise taxes on spirits we remove from bond. We monitor the requirements of relevant jurisdictions to maintain compliance with all tax liability and reporting matters. In states in which we maintain distilleries and tasting rooms, we are subject to several governmental authorities, including city and county buildings, land use, licensing and other codes and regulations.

We have contracted with a third party to manage our regulatory licensing and renewal activities. We maintain licenses that enable us to distribute our craft spirits and RTD pre-mixed cocktails in all 50 states plus Washington, D.C., and to sell directly to consumers in 46 states via a three-tier compliant third-party firm. We currently utilize software tools available to the industry and work with our license compliance service provider to navigate and manage the complex state-by-state tax and other regulations that apply to our operations in the alcoholic beverage industry. This has enabled us to expand our operations and to grow our revenue while reducing the administrative burden of tax compliance, reporting and product registration. We plan to leverage our expertise and relationships with third-party service providers in this area to assist tribes participating in the TBN.

Alcohol-related regulation

We are subject to extensive regulation in the United States by federal, state and local laws and regulations regulating the production, distribution and sale of consumable food items, and specifically alcoholic beverages, including by the Alcohol and Tobacco Tax and Trade Bureau (the “TTB”) and the Food and Drug Administration (the “FDA”). The TTB is primarily responsible for overseeing alcohol production records supporting tax obligations, issuing spirits labeling guidelines, including input and alcohol content requirements, as well as reviewing and issuing certificates of label approval, which are required for the sale of spirits and alcoholic beverages through interstate commerce. We carefully monitor compliance with TTB rules and regulations, as well as the state laws of each state in which we sell our products. In the states in which our distilleries are located, we are subject to alcohol-related licensing and regulations by many authorities, including the state department of alcohol beverage control or liquor control. State agents and representatives investigate applications for licenses to sell alcoholic beverages, report on the moral character and fitness of alcohol license applicants and the suitability of premises where sales are to be conducted and enforce state alcoholic beverages laws. We are subject to municipal authorities with respect to aspects of our operations, including the terms of our use permits. These regulations may limit the production of alcoholic beverages and control the sale of alcoholic beverages, among other elements.

Employee and occupational safety regulation

We are subject to certain state and federal employee safety and employment practices regulations, including regulations issued pursuant to the U.S. Occupational Safety and Health Act (“OSHA”), and regulations governing prohibited workplace discriminatory practices and conditions, including those regulations relating to COVID-19 virus transmission mitigation practices. These regulations require us to comply with manufacturing safety standards, including protecting our employees from accidents, providing our employees with a safe and non-hostile work environment and being an equal opportunity employer. We are also subject to employment and safety regulations issued by state and local authorities.

Environmental regulation

Due to our distilleries and production activities, we and certain third parties with which we work are subject to federal, state and local environmental laws and regulations. Federal regulations govern, among other things, air emissions, wastewater and stormwater discharges, and the treatment, handling and storage and disposal of materials and wastes. State environmental regulations and authorities intended to address and oversee environmental issues are largely state-level analogs to federal regulations and authorities intended to perform similar purposes.

Privacy and security regulation

We collect personal information from individuals. Accordingly, we are subject to several data privacy and security related regulations, including but not limited to: U.S. state privacy, security and breach notification laws; the General Data Protection Regulation (“GDPR”); and other European privacy laws, as well as privacy laws being adopted in other regions around the world. In addition, the Federal Trade Commission and many state attorneys general have interpreted existing federal and state consumer protection laws to impose evolving standards for the online collection, use, dissemination and security of information about individuals. Certain states have also adopted robust data privacy and security laws and regulations. In response to such data privacy laws and regulations and those in other countries in which we do business, we have implemented several technological safeguards, processes, contractual third-party provisions, and employee trainings to help ensure that we handle information about our employees and customers in a compliant manner. We maintain a global privacy policy and related procedures and train our workforce to understand and comply with applicable privacy laws.

Intellectual Property

We strive to protect the reputation of our brand. We establish, protect and defend our intellectual property in several ways, including through employee and third-party nondisclosure agreements, copyright laws, domestic and foreign trademark protections, intellectual property licenses and social media and information security policies for employees. We have been granted over 75 trademark registrations in the United States for, among others, Heritage Distilling®, Heritage Distilling Co. (Stylized)®, our HDC Logo®, Cask Club®, Tribal Beverage Network® and the individual names and logos of certain of our products and numerous trademark registrations in other countries for the Heritage Distilling®, Heritage Distilling Co. (Stylized)®, HDC Logo® marks and the names and logos of certain Heritage products. We expect to continue to file trademark applications to protect our spirits brands.

We have also been granted copyright registration in the first version of our website located at www.heritagedistilling.com. Information contained on or accessible through our website is not incorporated by reference in or otherwise a part of this prospectus. As a copyright exists in a work of art once it is fixed in tangible medium, we intend to continue to file copyright applications to protect newly-developed works of art that are important to our business.

We also rely on, and carefully protect, proprietary knowledge and expertise, including the sources of certain supplies, formulations, production processes, innovation regarding product development and other trade secrets necessary to maintain and enhance our competitive position.

Human Capital

As of March 31, 2024, we had 93 employees, of which 22 worked part-time. Of our 93 employees, we employed 15 in corporate and administrative capacities, five in marketing and sales and e-commerce activities, 50 in retail activities, 22 in production, warehouse and product development activities and one dedicated to TBN activities. None of our employees is covered by a collective bargaining agreement.

We believe our employees are key to achieving our business objectives. Our key human capital measures include employee safety, turnover, absenteeism and productivity. We frequently benchmark our compensation practices and benefit programs against those of companies in comparable industries and in the geographic areas where our facilities are located. We believe our compensation and employee benefits are competitive and allow us to attract and retain skilled and unskilled labor throughout our organization. Our notable health, welfare and retirement benefits include:

•        company-subsidized health insurance;

•        401(k) Plan;

•        tuition assistance program via FSA savings plan; and

•        paid time off.

Employee safety is one of our top priorities. We develop and administer company-wide policies designed to ensure the safety of each team member and compliance with OSHA standards. Throughout the COVID-19 pandemic, we were deemed an essential employer and continued to operate with COVID-19 prevention protocols in place to minimize the risk of the spread of COVID-19 in our workplaces. Many of our administrative staff were required to work from home.

We strive for workforce retention with semi-annual retention bonuses for hourly employees and critical new hires. New and open positions are posted for viewing by our current workforce, and internal promotions are encouraged.

We strive to maintain an inclusive environment free from discrimination of any kind, including sexual or other discriminatory harassment. We require and provide training for our employees covering harassment, discrimination and unconscious bias. This training is tracked and recorded by us and is mandatory for all new hires. Our employees have multiple avenues available through which inappropriate behavior can be reported, including a confidential hotline. Our policies require all reports of inappropriate behavior to be promptly investigated with appropriate action taken.

Seasonality

We experience some seasonality whereby the peak summer months and the winter holidays show a higher level of sales and consumption. However, the structure of our business and range of products in our portfolio are designed to mitigate major fluctuations. Based on historical activities, more than one-third of our annual revenue is earned in the fourth quarter of each year, and absent a major disruption or change in operations, management does not anticipate that to change in the foreseeable future.

Properties

We maintain our principal corporate offices, distribution warehouse and barrel-aging rickhouse in Gig Harbor, Washington. We have production distilleries in both Tumwater, Washington and Eugene, Oregon. We also maintain retail tasting rooms in Gig Harbor, Roslyn and Tumwater, Washington and two tasting rooms in Eugene, Oregon. All of our facilities are leased, and we believe our facilities are adequate for our current needs and that suitable additional space will be available on commercially-acceptable terms as required.

Legal Proceedings

We may be subject to legal disputes and subject to claims that arise in the ordinary course of business. We are not a party or subject to any pending legal proceedings the resolution of which we expect to have a material adverse effect on our business, operating results, cash flows or financial condition.

MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our executive officers and directors:

Name	Age	Position(s)
Executive Officers
Justin Stiefel	48	Chairman, Chief Executive Officer, and Treasurer
Jennifer Stiefel	48	Director, President, and Secretary
Michael Carrosino	63	Executive Vice President of Finance, Acting Chief Financial Officer
Beth Marker	63	Senior Vice President of Retail Operations
Danielle Perkins	34	Senior Vice President of Wholesale Operations
Non-Employee Directors
Troy Alstead	60	Director Nominee
Christopher (Toby) Smith	85	Director
Eric S. Trevan, Ph.D.	47	Director
Andrew Varga	58	Director Nominee
Jeffery Wensel, M.D., Ph.D.	62	Director

Executive Officers

Justin Stiefel was a co-founder of our company and has been our Chief Executive Officer and a director since 2011 and Treasurer and Chairman of the Board since 2022. Mr. Stiefel is the driving force behind our focus on consumer-friendly products and experiences and is the creator of the TBN concept, having worked in 2018 to secure in Congress the repeal of an 1834 statute that prohibited distilling in Indian country. Prior to our founding, Mr. Stiefel served as a top staff member in the United States Senate, first as Deputy Press Secretary, then Legislative Aide, then Chief Counsel to the senior Senator for Alaska, Ted Stevens. He then become one of the youngest Chiefs of Staff in the history of the U.S. Senate for Lisa Murkowski, the junior Senator for Alaska. In 2004, Mr. Stiefel joined the international law firm of Dorsey and Whitney LLP as Of Counsel. Mr. Stiefel later formed his own consulting firm assisting clients, individual businesses and tribes (American Indian, Alaskan Native and Native Hawaiians), with their needs in advancing legislation, regulations and policy initiatives in Washington, DC. Mr. Stiefel holds a BS in Chemical Engineering from the University of Idaho and a Juris Doctor from Catholic University of America, where he graduated in the top ten in his class, Magna Cum Laude. He has also completed coursework at the United States Naval War College, focused on strategic decision making. He has served as a director for several non-profit organizations and sits on the Milgard Executive Counsel at the Milgard School of Business at the University of Washington. Mr. Stiefel is a member of three bar associations, in Washington State, Alaska and Washington, DC. He is active in advocating for legislative modernization in spirits, liquor laws and regulations, including drafting and negotiating legislative and regulatory changes at the state and federal levels on behalf of the craft spirits industry.

Jennifer Stiefel was a co-founder of our company, has been our President and a director since 2011 and Secretary since 2022. She oversees our brand preservation and consumer experience portions of our operations to ensure consistency and excellence throughout. She also is an instrumental part of the executive team focused on growing the TBN. Prior to our founding, Ms. Stiefel served in the United States Senate as a staff member of the Senate Appropriations Committee. She subsequently taught elementary school in Virginia, acting as team lead for science. In her younger years she worked in her family’s manufacturing business in Alaska, growing up to work in all facets of the company. She holds a BA in Elementary Education from the University of Idaho and a Masters in Instructional Education from Central Michigan University. Ms. Stiefel is a director for several non-profit organizations. Ms. Stiefel is the wife of Justin Stiefel, our Chairman and Chief Executive Officer.

Michael Carrosino has served as our Executive Vice President of Finance and Acting Chief Financial Officer since June 2023. He will transition into the office of Chief Financial Officer upon the completion of this offering. Mr. Carrosino is a veteran Finance and Operations executive with over 40 years of experience across multiple public and private industries. Mr. Carrosino’s functional experience is broad in the areas of Accounting, FP&A, Human Resources, and Operations and includes multiple acquisitions and divestitures, fundraisings, restructurings and other strategic events. Since January 2017, Mr. Carrosino held several independent fractional/interim chief financial officer consulting roles through CFO Selections, a provider of fractional chief financial officer and controller services, and related recruiting and placement. While with CFO Selections, Mr. Carrosino provided fractional chief financial officer services for several companies in various industries, including: Foss Maritime (marine services); The Space Needle (tourism and hospitality); Oberto Brands (consumer meat snacks); and, Concure Oncology (cancer treatment). From October 1999 to January 2017, Mr. Carrosino held several senior-level/chief financial officer positions, including: CFO & Co-Founder of Tatoosh Distillery (June 2010 to July 2014); CFO of SASH Senior Home Sale Services (real estate services) (November 2011 to January 2014); VP Finance/CFO of Maxwell IT (outsourced I/EMR IT services) (January 2005 to October 2008); VP Finance/CFO of Hyperion Innovations/ColdHeat (innovative consumer products) (June 2006 to October 2008); CFO & Treasurer of Pacific Biometrics OTC: PBME,OB (lab services) (June 2003 to October 2004); VP Finance/CFO of Inologic, Inc. (start-up biotechnology) (May 2002 to June 2003); CFO & Co-Founder of Vrtise (VPN B2C Information Distribution Network) (January 2001 to June 2003); VP Finance of Classmates.com (online directory) (April 2000 to December 2000); CFO of VacationSpot (vacation rental website) (October 1999 to April 2000 sale to Expedia); VP Finance of Advanced Research Systems (EMR software developer) (January 1999 to September 1999); and, Acting CFO for America Online’s Sprynet division (February 1998 acquisition from CompuServe to December 1998 sale to MindSpring). Mr. Carrosino’s prior experience includes tenures with Cell Therapeutics, Inc. from 1993 to 1997 where he managed the SEC Form 10 Registration, IPO, and subsequent SEC filings; Esterline Technologies from 1988 to 1993 where his responsibilities included all SEC filings; and, Arthur Andersen from 1981 to 1987. Mr. Carrosino has also served on a number of non-profits Boards, including Treasurer and Director of Festa Italiana (since 1989); Treasurer and Board Member of Whim W’him Dance Company (2009 to 2012); and Trustee of Seattle Yacht Club (2019 to 2022). Mr. Carrosino is a CPA-inactive (State of WA). He received a B.A. degree in Humanities in 1980 and a B.A. degree in Business Administration — Accounting in 1981 from Seattle University.

Beth Marker has served as our Senior Vice President of Retail Operations since February 2024. She joined our company in 2017 to launch the Roslyn, WA location. She recently initiated a Retail Realignment Project that under her new role as SVP of Retail Operations, seeks to drive increasingly robust and cost-effective growth across all retail channels. With decades of experience in field sales, project management and marketing, she built an extensive career launching new products and brand assets on a national level. Prior to joining our company, she held various executive positions within the cosmetic and fragrance industry at both Revlon and Lancôme before joining Nordstrom in product development. After relocating to the Cascade foothills of central Washington, Ms. Marker joined Safeway’s store management group where she further honed her skills in product promotion, diversity and retail management. Having grown up on her generational family farm in Indiana, she learned the value of maximizing resources early on. She holds a BS in Fine Arts Administration from Butler University. Ms. Marker has served as a director for various local non-profits.

Danielle Perkins has served as our Senior Vice President of Wholesale Operations since February 2024 and has been with our company since 2018. She brings 14 years of experience in the alcohol industry and oversees wholesale sales and distribution, including managing our wholesale sales team and contractors, setting goals and targets for our sales team and our distribution partners, overseeing the data resulting from wholesale sales and then reporting on the same to management. Ms. Perkins previously held the roles of Regional Vice President of Sales — West and Vice President of Control States. During this time, she has overseen expansion, distribution and sales in over 20 states for our company and our brands. Before joining our company, Ms. Perkins worked as a Sales Manager with New Holland Brewing Company, managing spirit sales and distributor partners in the Midwest. She began her career in the beverage industry working on-premises as a Beverage Director in Chicago, IL. She holds a BA in Musical Theatre from Columbia College Chicago.

Non-Employee Directors

Troy Alstead will join our board of directors upon consummation of this offering. Since 2017, Mr. Alstead has been the founder and proprietor of Ocean5 and Table 47, concepts opened in 2017 for dining, entertainment and events. In February 2016, Mr. Alstead retired from Starbucks Corporation (Nasdaq: SBUX), an American coffee company and coffeehouse chain, after 24 years with the company, having most recently served as Chief Operating Officer. Mr. Alstead served as Chief Operating Officer beginning in 2014. From 2008 to 2014, Mr. Alstead served as that company’s Chief Financial Officer and Chief Administrative Officer. Additionally, Mr. Alstead served as Group President from 2013 until his promotion to Chief Operating Officer. Mr. Alstead joined Starbucks in 1992 and over the years served in several operational, general management, and finance roles. Mr. Alstead spent a decade in Starbucks’ international business, including roles as Senior Leader of Starbucks International, President Europe/Middle East/Africa headquartered in Amsterdam, and Chief Operating Officer of Starbucks Greater China, headquartered in Shanghai. Mr. Alstead is also a member of the board of directors of Levi Strauss & Co. (NYSE: LEVI), Harley-Davidson, Inc. (NYSE: HOG), Array Technologies Inc. (Nasdaq: ARRY), OYO Global and RASA Indian Grill. Mr. Alstead earned a B.A. in business administration from the University of Washington.

Christopher H. “Toby” Smith has been a director of our company since 2022. Mr. Smith is actively engaged in the practice of law in representing both domestic and international corporate clients. At the outset of his career he was a partner of the New York firm of Whitman & Ransom (now Winston & Strawn LLP.) and later served as Of Counsel to the firm of Foley & Lardner. Mr. Smith is licensed to practice law in New York, Connecticut and Washington, D.C. Mr. Smith founded and, since February 1986 has been, an attorney at Alexander, Smith & Company, Inc., a Connecticut-based legal and financial advisory firm. Mr. Smith has served numerous public and private enterprises, nationally and internationally, as Executive Chairman of the Board, Lead Director, Chief Executive Officer, Chief Financial Officer, and General Counsel. Representative experience includes Puma USA, Sylvania International, Escada, London Fog, Medical Staffing Network, Barnes Engineering, Atkins Nutritionals, Thompson Media, and Oneida, Ltd. Mr. Smith also served as Chief Executive Officer of the Wildlife Conservation Society, which is better known as the Bronx Zoo. Mr. Smith is a graduate of Williams College and the Yale Law School. His post-graduate work included clerkships on the United States Court of Appeals in Washington, D.C. and the Supreme Court of Connecticut. He also served as a Fellow of the Organization of American States and studied comparative law in Venezuela.

Eric S. Trevan, Ph.D. has been a director of our company since 2022. Dr. Trevan has been an Assistant Professor at California State University San Marcos since 2020 and was previously a Visiting Scholar of Innovation, Business and Economic Policy for Tribal Nations at the Evergreen State College from 2016 to 2021. Since January 2019, he has also served as President of Local Solutions, an artificial intelligence (AI) market analytics company. Dr. Trevan is an economist and is regarded as a thought leader on Native economies and economic policy, specializing in complex financial arrangements that mediate public and private regulations, policies and economic resources. Beginning in 2021, Dr. Trevan served as Chairman of Twelve Clans Inc., the sovereign wealth fund of the Ho-Chunk Nation, has served since 2022 on the Boards of Directors of Gun Lake Investments, the non-gaming investment arm of the Match-E-Be-Nash-She-Wish Band of Pottawatomi Indians, has served since 2022 on the board of directors of Northern Initiatives, a non-profit Community Development Financial Institution, has served since 2017 on the board of directors of the Noo-Kayet Development Corporation, the economic development arm of the Port Gamble S’Klallam Tribe, and has served since 2019 on the board of directors of the Cheyenne and Arapaho Business Development Corporation of the Cheyenne and Arapaho Tribes. Dr. Trevan was formerly a Policy Advisor to the Treasury Tribal Advisory Committee at the U.S. Department of Treasury. Dr. Trevan has a PhD from Arizona State University Watts College of Public Solutions, Community Resources and Development (Local and Native Economies), a Master’s Degree in Administration (Public Administration) from Central Michigan University, and a Bachelor’s Degree in Public Administration/Economics from Western Michigan University. He is a Tribal citizen of the Match-E-Be-Nash-She-Wish Band of Pottawatomi Indians, Gun Lake Tribe in Michigan.

Andrew Varga has served as a consultant to our company since April 2023 and will join our board of directors upon consummation of this offering. Since June 2015, Mr. Varga has been the founder and principal of AV Train Consulting, a strategy and marketing consulting firm primarily serving the pizza, wine and bourbon industries. From July 2013 to February 2015, Mr. Varga was the President of Zimmerman Advertising, an advertising firm. From September 2009 to July 2013, Mr. Varga served as Senior Vice President and Chief Marketing Officer of Papa John’s International, Inc. (Nasdaq: PZZA). From January 1988 to September 2009, Mr. Varga held various executive positions with Brown-Forman Corporation (NYSE: BF-A; BF-B), a company engaged in the production and distribution of alcoholic beverages, including Jack Daniel’s Tennessee Whiskey and its associated brand extensions, Woodford Reserve and Old Forester. Mr. Varga was responsible for the company’s Wines and Spirits portfolio in the North American Region, Mr. Varga was Senior Vice President/Managing Director, Wines Marketing, with global responsibility for the wine portfolio, Vice President/Director of Corporate Strategy, leading Brown-Forman’s strategic planning process and reporting to the company’s Chairman and Chief Executive Officer, and various positions of increasing responsibility for Brown-Forman, including Brand Director for Korbel Champagne. While at Brown-Forman, he helped launch the Woodford Reserve and Old Forester brands. Mr. Varga received a BBA degree from the University of Kentucky and an M.B.A. degree from Queens College.

Jeffery Wensel, M.D., Ph.D. has been a director of our company since 2017. Dr. Wensel is a practicing neuroradiologist and inventor with multiple patents to his name since 1995. Dr. Wensel’s fascination with distillation and spirits began years before his medical education. He earned his medical degree from the University of Iowa in 1990. Dr. Wensel completed his residency at the University of Arizona and his Neuroradiology Fellowship at the UCLA Medical Center in Los Angeles. For more than the past five years, Dr. Wensel has engaged in the private practice in radiology in Eugene, Oregon and has consulted for other doctors around the U.S. Dr. Wensel is fluent in a Spanish and has functioning knowledge of nine other languages. He is active in our Eugene operations and is focused on leading our efforts around rum production.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.      any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.      any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.      being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.      being found by a court of competent jurisdiction in a civil action, the SEC or the CFTC to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.      being the subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.      being the subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Composition and Structure; Director Independence

Our business and affairs are managed under the direction of our board of directors. At the closing of this offering, our board of directors will consist of eight members. In accordance with the terms of our amended and restated certificate of incorporation and amended and restated bylaws, our board of directors will be divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. Set forth below is information regarding the membership of each class of directors, effective at the closing of this offering.

Director:	Initial Term Expires:
Class I Directors:	At the 2026 annual meeting of stockholders
Justin Stiefel
Troy Alstead
Eric S. Trevan
Class II Directors:	At the 2025 annual meeting of stockholders
Jennifer Stiefel
Andrew Varga
Class III Directors:	At the 2024 annual meeting of stockholders
Jeffrey Wensel, M.D., PhD.
Christopher (Toby) Smith

While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by stockholders, we believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities. As set forth in our corporate governance guidelines, when considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors and director nominees will provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Our board of directors expects a culture of ethical business conduct. Our board of directors encourages each member to conduct a self-review to determine if he or she is providing an effective service to our company and our stockholders. Should it be determined that a member of our board of directors is unable to effectively act in the best interests of our stockholders, such member would be encouraged to resign.

Board Leadership Structure

Our amended and restated bylaws and our corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of our company. Justin Stiefel currently serves as our Chief Executive Officer and Chairman of the Board.

As Chairman of the Board, Mr. Stiefel’s key responsibilities will include facilitating communication between our board of directors and management, assessing management’s performance, managing board members, preparation of the agenda for each board meeting, acting as chair of board meetings and meetings of our company’s stockholders and managing relations with stockholders, other stakeholders and the public.

We will take steps to ensure that adequate structures and processes are in place to permit our board of directors to function independently of management. The directors will be able to request at any time a meeting restricted to independent directors for the purpose of discussing matters independently of management and are encouraged to do so should they feel that such a meeting is required. Further, at the conclusion of each regular or special meeting of the board of directors, the Chairman will enquire of the Lead Director and/or the independent members of the Board if they wish to meet in executive session. Minutes of the executive session will be taken by the Lead Director and filed with the minutes of our company but sealed unless corporate action is taken.

Committees of our Board of Directors

The standing committees of our board of directors consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the committees reports to our board of directors as they deem appropriate and as our board may request. Each committee of our board of directors has a committee charter that will set out the mandate of such committee, including the responsibilities of the chair of such

The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The audit committee is responsible for, among other matters:

•        appointing, retaining and evaluating our independent registered public accounting firm and approving all services to be performed by them;

•        overseeing our independent registered public accounting firm’s qualifications, independence and performance;

•        overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•        reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

•        establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and

•        reviewing and approving related person transactions.

Our audit committee consists of three of our directors, Messrs. Alstead, Smith and Varga, each of whom meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 under the Exchange Act and the Nasdaq rules. Mr. Alstead serves as chairman of our audit committee. Our board of directors has determined that Mr. Alstead qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K under the Securities Act. The written charter for our audit committee will be available on our corporate website at www.HeritageDistilling.com, upon the completion of this offering. The information on our website is not part of this prospectus.

Compensation Committee

The compensation committee is responsible for, among other matters:

•        reviewing key employee compensation goals, policies, plans and programs;

•        reviewing and approving the compensation of our directors, chief executive officer and other executive officers;

•        producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC;

•        reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and

•        administering our stock plans and other incentive compensation plans.

Our compensation committee consists of three of our directors, Messrs. Varga, Wensel and Alstead, each of whom meets the definition of “independent director” under the rules of Nasdaq and the definition of non-employee director under Rule 16b-3 promulgated under the Exchange Act. Mr. Varga serves as chairman of our compensation committee. Our board of directors has adopted a written charter for the compensation committee in connection with this offering, which will be available on our corporate website at www.HeritageDistilling.com, upon the completion of this offering. The information on our website is not part of this prospectus.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee will be responsible for, among other matters:

•        determining the qualifications, qualities, skills and other expertise required to be a director and developing and recommending to the board for its approval criteria to be considered in selecting nominees for director;

•        identifying and screening individuals qualified to become members of our board of directors, consistent with criteria approved by the Committee and our board of directors;

•        overseeing the organization of our board of directors to ensure that the duties and responsibilities of the board are discharged properly and efficiently;

•        reviewing the committee structure of the board of directors and the composition of such committees and recommending directors for appointment to each committee together with recommendations for the Chairs of such committees; and

•        identifying best practices for the board’s discharge of its duties and responsibilities including policies and principles that ensure good governance throughout the enterprise.

Our nominating and corporate governance committee consists of three of our directors, Messrs. Smith, Varga and Trevan, each of whom meets the definition of “independent director” under the rules of Nasdaq. Mr. Smith serves as chairman of our nominating and corporate governance committee. Our board of directors has adopted a written charter for the nominating and corporate governance committee in connection with this offering, which will be available on our corporate website at www.HeritageDistilling.com, upon the completion of this offering. The information on our website is not part of this prospectus.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that had one or more of its executive officers serving as a member of our board of directors or compensation committee. None of our compensation committee members, when appointed, will have at any time been one of our officers or employees.

Other Committees

Our board of directors may establish other committees as it deems necessary or appropriate.

Director Term Limits

Our board of directors has not adopted policies imposing an arbitrary term or retirement age limit in connection with individuals serving as directors as it does not believe that such a limit is in the best interests of our company. Our nominating and corporate governance committee will annually review the composition of our board of directors, and its collective and individual performance. Our board of directors will strive to achieve a balance between the desirability of its members having a depth of relevant experience, on the one hand, and the need for renewal and new perspectives, on the other hand.

Diversity Policy

Our board of directors is committed to nominating the best individuals to fill director and executive roles. Our board has not adopted policies relating to the identification and nomination of diverse directors and executives as it does not believe that it is necessary in the case of our company to have such written policies at this time. Our board of directors believes that diversity is important to ensure that board members and senior management provide the necessary range of perspectives, experience and expertise required to achieve effective stewardship and management. We have not adopted a target regarding diverse candidates on our board or in executive officer positions as our board believes that such arbitrary targets are not appropriate for our company. We currently have one female director on our board, one Native American director and three women holding an executive position within our company.

Risk Oversight

Our board of directors oversees the risk management activities designed and implemented by our management. Our board of directors executes its oversight responsibility for risk management both directly and through its committees. The full board of directors also considers specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, our board of directors regularly receives detailed reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Our board of directors has delegated to the audit committee the principal oversight of our risk management process. Our other board committees, however, also consider and address risks and risk management as they perform their respective committee responsibilities. All committees report to the full board of directors as appropriate, including when a matter rises to the level of a material or enterprise risk.

Code of Ethics

Our board of directors has adopted a Code of Ethics that applies to all of our employees, contractors, and consultants, including our chief executive officer, (acting) chief financial officer and principal accounting officer. Our Code of Ethics will be available on our website at www.HeritageDistilling.com by clicking on “Investors.” If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, financial and accounting officers by posting the required information on our website at the above address within four business days of such amendment or waiver. The information on our website is not part of this prospectus.

Our board of directors, management and all employees of our company are committed to implementing and adhering to the Code of Ethics. Therefore, it is up to each individual to comply with and follow the Code of Ethics. If an individual is concerned that there has been a violation of the Code of Ethics, he or she will be able to report in good faith to his or her superior. While a record of such reports will be kept confidential by our company for the purposes of investigation, the report may be made anonymously and no individual making such a report will be subject to any form of retribution.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to any individual who served as chief executive officer at any time during the year ended December 31, 2023 and each other person who was serving as an executive officer of our company at the end of such year whose total compensation exceeded $100,000. These individuals are referred to in this prospectus as the “named executive officers”. For each executive officer who also served as a director of our private company, we have included in such compensation any compensation earned as stock awards and deferred and accrued cash fees for service as a director.

Name and Principal Position	Year	Salary(1)	Bonus(1)	Stock Awards(2)	All Other Compensation(3)	Total
Justin Stiefel	2023	$98,653	—	$—	$10,000	$108,653
Chief Executive Officer; Treasurer	2022	190,377	—	91,710	10,000	283,087

Jennifer Stiefel	2023	97,962	—	—	10,000	107,962
President; Secretary	2022	176,300	—	91,710	10,000	278,010

Beth Marker(4)	2023	84,917	—	—	—	84,917
SVP Retail Operations	2022	84,990	—	—	—	84,990

Danielle Perkins(4)	2023	150,831	—	—	—	150,831
SVP Wholesale	2022	95,577	—	—	—	95,577

____________

(1)      Does not include deferred compensation from 2023 that will be paid upon the closing of this offering, as follows:

•      $27,962 to Justin Stiefel;

•      $27,692 to Jennifer Stiefel;

•      $26,654 to Beth Marker;

•      $12,981 to Danielle Perkins.

(2)      Represents the aggregate grant date fair value of shares of restricted stock granted to the executive officer during the applicable fiscal year, computed in accordance with FASB ASC Topic 718. These amounts do not reflect the actual value that will eventually be realized by the executive officer at the time the award becomes vested. For additional information regarding the assumptions used in calculating these amounts, see Note 9, “Stockholders Equity” to our consolidated financial statements, and the discussion under the heading “Critical Accounting Policies — Stock-Based Compensation” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each included elsewhere in this prospectus. Restricted Stock Units (RSUs) issued in 2022 were issued with a value based on a 2022 409A valuation at $91.71 per share. These RSUs were voluntarily cancelled by the recipients in May 2024 and the expenses that we would have incurred as detailed in the table if the awards had settled after this offering will no longer be recognized by our company as an expense.

(3)      Other compensation consisted of deferred compensation payable for service as a director. Fees will be paid out following the closing of this offering. Following the closing of this offering, employee directors will not be eligible for additional compensation for service on the board.

(4)      These officers were appointed in the first quarter of 2024 and have been added to this table for informational and disclosure purposes.

In addition to our named executive officers, Michael Carrosino’s service as our Executive Vice President of Finance and Acting Chief Financial Officer since June 2023 includes compensation at the rate of $80,000 per annum, which will increase to $237,500 per annum upon the closing of this offering when he becomes our Chief Financial Officer. Through June 21, 2024, we had accrued $157,500 in deferred compensation for Mr. Carrosino, which will be paid upon the closing of this offering. For every two-week pay period beyond June 21, 2024 until the closing of this offering, we will accrue an additional $6,058 for his services. When Mr. Carrosino becomes our Chief Financial Officer, we expect to grant to Mr. Carrosino a mix of RSUs and options for approximately 300,000 shares of common stock, assuming a grant value of $5.00 per share at the time of grant, which is the midpoint of the price range for our common stock set forth on the cover page of this prospectus. Such equity will vest over time taking into account the time of service already accrued.

Employment Contracts and Potential Payments Upon Termination or Change in Control

We intend to enter into employment agreements with Justin Stiefel, our Chief Executive Officer, and Jennifer Stiefel, our President, prior to or immediately after the closing of this offering. It is expected that the agreements will contain typical provisions for a company of our size.

We anticipate that as an incentive to continue employment with us, pursuant to such agreements, we will issue to each of them restricted stock awards of common stock or options on vesting schedules to be defined under the 2024 Plan. We also anticipate that under each of these employment agreements, the executive will be entitled to severance in the event we terminate his or her employment without Cause (as defined in the employment agreement), he or she resigns from his or her employment for Good Reason (as defined in the employment agreement), or he or she is terminated as a result of death or disability.

Each of such executives has previously executed agreements with our standard confidentiality restrictions and work-product provisions, as well as customary non-competition covenants and non-solicitation covenants with respect to our employees, consultants and customers.

Equity Compensation Plan Information

The following table provides information as of March 31, 2024, regarding our compensation plans under which equity securities are authorized for issuance:

Plan category(1)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
2019 Equity compensation plan approved by security holders	17,228	$157.89	239,272
Equity compensation plans not approved by security holders	—	—	—
Total	17,228	$157.89	239,272

Of the 116,504 RSUs originally issued under the 2019 Plan at the fair grant value of $157.89 per share, 105,360 RSUs were voluntarily cancelled and 80 RSU’s were forfeited by the holders as of May 2024, leaving 11,064 RSUs outstanding with that $157.89 grant value. RSUs that have met the service vesting requirement at the time of the closing of this offering will settle upon the termination of any lock-up agreement executed by the holder in connection with this offering. We expect to recognize $1,746,895 in previously-unrecognized compensation expense for these RSU awards upon the expiration of the lock-up agreements entered into in connection with this offering. In June 2024, the Compensation Committee of our board of directors awarded 232,025 RSUs to employees, directors and consultants with a fair grant value of $4.00 per unit. These RSUs contain a double trigger, and upon grant, were deemed to have met their time-based service requirements for vesting. They will settle on the expiration of the lock-up agreements to be entered into in connection with this offering. Assuming all of the recently-granted RSUs settle into common stock, we would expect to book an expense of $928,100 at the fair grant value of $4.00 per RSU.

Equity Incentive Plans

2019 Equity Incentive Plan.

On April 25, 2019, our board of directors adopted our 2019 Equity Incentive Plan (the “2019 Plan”) to provide an additional means to attract, motivate, retain and reward selected employees and other eligible persons. Our stockholders approved the plan on or about April 25, 2019. Employees, officers, directors and consultants that provided services to us or one of our subsidiaries were eligible to receive awards under the 2019 Plan. Awards under the 2019 Plan were issuable in the form of incentive or nonqualified stock options, stock appreciation rights, stock bonuses, restricted stock, stock units and other forms of awards including cash awards.

As of March 31, 2024, stock grants of an aggregate of 116,504 restricted stock units and 6,164 options had been made under the 2019 Plan, and 133,832 shares authorized under the 2019 Plan remained available for award purposes. As of June 15, 2024, stock grants of an aggregate of 243,089 restricted stock units and 6,164 options had been made under the 2019 Plan, and 7,247 shares authorized under the 2019 Plan remained available for award purposes.

Our board of directors may amend or terminate the 2019 Plan at any time. Plan amendments will be submitted to stockholders for their approval as required by applicable law or any applicable listing agency. The 2019 Plan is not exclusive — our board of directors and the Compensation Committee of the board may grant stock and performance incentives or other compensation, in stock or cash, under other plans or authority.

The 2019 Plan will terminate on April 25, 2029. However, the plan administrator will retain its authority until all outstanding awards are exercised or terminated. The maximum term of options under the 2019 Plan is seven years after the initial date of the award, unless the options were granted to a stockholder holding stock with more than ten percent of the total combined voting power of all classes of stock of the Company, in which case the maximum term will be five years.

2024 Equity Incentive Plan.

Upon the closing of this offering, our 2024 Equity Incentive Plan (the “2024 Plan”) will become effective.

Purpose.    The purpose of our 2024 Plan is to encourage and enable our and our affiliates’ officers, employees, directors and other key persons (including consultants and prospective employees) upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business to acquire a proprietary interest in our company.

Eligibility.    Participants in our 2024 Plan may include full or part-time officers, employees, directors and key persons (including advisors and consultants) of our company or our affiliates who are selected to receive awards from time to time by the administrator in its sole discretion.

Administration.    Our 2024 Plan is administered by our compensation committee, or, if at any time our compensation committee is not in existence, our board of directors. In addition, to the extent applicable law permits, our board of directors may delegate any of its authority under our 2024 Plan to another committee or one or more officers, and our compensation committee may delegate any of its authority hereunder to a sub-committee or to one or more officers, except that no such delegation is permitted with respect to awards made to individuals who are subject to Section 16 of the Exchange Act unless the delegation is to another committee consisting entirely of “nonemployee directors” within the meaning of Rule 16b-3 of the Exchange Act. Subject to the provisions of our 2024 Plan, the administrator has the power to administer the plan, including but not limited to, the power to select the eligible officers, employees, directors, and key employees to whom awards are granted; to determine the number of shares to be covered by each award; to determine the terms and conditions of any award and to amend any outstanding award.

Authorized Shares.    2,500,000 shares of our common stock will be authorized for issuance under our 2024 Plan. All authorized shares may be issued as described below under Types of Awards. The shares available for issuance may be authorized but unissued shares or shares reacquired by us and held in its treasury. The share reserve under our 2024 Plan is depleted by the maximum number of shares, if any, that may be issuable under an award as determined at the time of grant. However, awards that may only be settled in cash (determined at the time of grant) do not deplete the share reserve.

If (i) an award lapses, expires, terminates or is cancelled without the issuance of shares, (ii) it is determined during or at the conclusion of the term of an award that all or some portion of the shares with respect to which the award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) shares are forfeited under an award, (iv) shares are issued under any award and we subsequently reacquire them pursuant to rights reserved upon the issuance, (v) an award or a portion thereof is settled in cash, or shares are withheld by us in payment of the exercise price or withholding taxes of an award, then such shares will be recredited to the reserve and may again be used for new awards. However, shares recredited to reserve pursuant to clause (iv) in the preceding sentence may not be issued pursuant to incentive stock options.

Adjustments to Shares.    If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in our capital stock, the outstanding shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of our company, or additional shares or new or different shares or other securities of our company or other non-cash assets are distributed with respect to such shares or other securities, or, if, as a result of any merger, consolidation or sale of all or substantially all of our assets, the outstanding shares are converted into or exchanged for a different number or kind of securities of our company or any successor entity (or a parent or subsidiary thereof), the administrator will make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under our 2024 Plan; (ii) the number and kind of shares or other securities subject to any then outstanding awards under our 2024 Plan; and (iii) the exercise price for each share subject to any then outstanding stock options. The administrator also may adjust the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the administrator that such adjustment is appropriate to avoid distortion in the operation of our 2024 Plan, subject to the limitations described in our 2024 Plan.

Effect of a Sale Event.    Unless otherwise provided in an award or other agreement, upon a “sale event,” if the successor or surviving corporation (or parent thereof) so agrees, then, without the consent of any holder of an award (or other person with rights in an award), some or all outstanding awards may be assumed, or replaced with the same type of award with similar terms and conditions, subject to adjustments described in our 2024 Plan, by the successor or surviving corporation (or parent thereof) in the sale event. A “sale event” is generally defined for this purpose as (i) any person becoming the beneficial owner of 50% or more of the combined voting power of our then-outstanding securities (subject to exceptions and other limitations scribed in our 2024 Plan), (ii) our stockholders approving a plan of complete liquidation or dissolution of our company, (iii) the consummation of (a) an agreement for the sale or disposition of all or substantially all of our assets (other than to certain excluded persons), (b) a merger, consolidation or reorganization of our company with or involving any other corporation (subject to specified exceptions), or (iv) a change in the majority of our board of directors that is not approved by a supermajority of the existing board. More detailed descriptions and additional information on limitations relating to each of these sale events is in our 2024 Plan.

If, after a sale event in which the awards are assumed or replaced, the award holder experiences a termination event as a result of a termination of service without cause, due to death or disability, or as a result of a resignation for good reason, in each case within 24 months after a sale event, then the award holder’s awards will be vested in full or deemed earned in full (assuming target performance, if applicable).

To the extent the awards are not assumed or replaced in the sale event, then, (i) each option will become immediately and fully vested and, unless the administrator determines otherwise, will be canceled on the sale event in exchange for a cash payment equal to the excess of the price paid in the sale event over the exercise price of the option, and all options with an exercise price lower than the price paid in the sale event will be canceled for no consideration, (ii) restricted stock and restricted stock units (not subject to performance goals) will be vested in full and settled, along with any accompanying dividend equivalent units, and (iii) all awards subject to performance goals with outstanding performance periods will be canceled in exchange for a cash payment equal to the amount that would have been due under the award if performance had been satisfied at the better of target or the performance trend through the sale event.

Solely with respect to awards granted on and after the completion of this offering, and except as otherwise expressly provided in any agreement with an award holder, if the receipt of any payment by an award holder under the circumstances described above would result in the payment by the award holder of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

Limit on Director Awards.    The maximum value of awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid during the fiscal year to the non-employee director in respect of the director’s service as a member of our board of directors during such year (including service as a member or chair of any committees of the board), shall not exceed $250,000 in any calendar year, although our board of directors may, in its discretion, make exceptions to the limit in extraordinary circumstances..

Types of Awards.    Awards under our 2024 Plan may consist of incentive stock options, non-qualified stock options, restricted stock awards, unrestricted stock awards, restricted stock units, or any combination of those awards, or other legal instruments approved by the Compensation Committee of our board of directors. Some provisions of our 2024 Plan relating to these award types are summarized below.

Stock Options.    A stock option is an award entitling the recipient to acquire shares, at such exercise price as determined by the administrator (which may not be lower than the fair market value of the underlying shares on the date of grant) and subject to such restrictions and conditions as the administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationships) and/or achievement of pre-established performance goals and objectives. Stock options granted under our 2024 Plan may be either non-qualified stock options or incentive stock options. Incentive stock options may be granted only to our employees or employees of our subsidiaries and must meet certain requirements specified in our 2024 Plan and the Code. Stock options will become exercisable at such time or times as determined by the administrator at or after the grant date and set forth in the stock option agreement. The administrator may at any time accelerate the exercisability of all or any portion of any stock option.

Restricted Stock.    A restricted stock award is a grant (or sale, at such purchase price as determined by the administrator) of shares that are subject to such restrictions and conditions as the administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationships) or achievement of pre-established performance goals and objectives. The terms and conditions of each such agreement shall be determined by the administrator.

Unrestricted Stock.    The administrator may grant (or sell at par value or such higher purchase price determined by the administrator) unrestricted shares, in respect of past services, in exchange for cancellation of a compensation right, as a bonus, or any other valid consideration, or in lieu of any cash compensation due to such individual.

Restricted Stock Units and Dividend Equivalent Units.    The administrator may grant restricted stock units representing the right to receive a future payment of cash, the amount of which is determined by reference to our shares, shares or a combination of cash and shares. The administrator will determine all terms and conditions of an award of restricted stock units, including but not limited to the number granted, in what form they will be settled, whether performance goals must be achieved for the restricted stock units to be earned, the length of any vesting or performance period and the date of payment, and whether the grant will include dividend equivalent units. The administrator will determine all terms and conditions of an award of dividend equivalent units, including whether payment will be made in cash or shares. However, no dividend equivalent units may be paid for restricted stock units not earned or that do not become vested.

Termination of Employment or Service.    Except as otherwise provided in any award agreement or an award holder’s employment offer letter, severance letter or services agreement, or as determined by administrator at the time of the award holder’s termination of employment or service:

•        If the termination is for cause, the award holder will forfeit all outstanding awards immediately upon termination and will not be permitted to exercise any stock options following termination.

•        If the termination is due to the award holder’s death or disability (when the award holder could not have been terminated for cause), the award holder will forfeit the unvested portion of any award, and any vested stock options will remain exercisable until the earlier of the original stock option expiration date or 12 months from the date of termination.

•        If the termination was for any reason other than cause, death or disability (when the award holder could not have been terminated for cause), the award holder will forfeit the unvested portion of any award, and any vested stock options will remain exercisable until the earlier of the original stock option expiration date or three months from the date of termination.

Term of Plan and Plan Amendments.    Our 2024 Plan will continue until all shares reserved for issuance under it are issued, or, if earlier, until the administrator terminates it as described below. No incentive stock options may be granted after the ten (10) year anniversary of the date of stockholder approval of our 2024 Plan unless the stockholders have approved an extension.

Our board of directors may, at any time, amend, terminate or discontinue our 2024 Plan, except that our stockholders must approve any amendment to the extent approval is required by Section 16 of the Exchange Act, the Code, the listing requirements of any principal securities exchange or market on which our shares are then traded or any other applicable law. In addition, stockholders must approve any amendment to our 2024 Plan that would materially increase the number of shares reserved (except as permitted by the adjustment provisions of our 2024 Plan) or that would diminish the protections afforded by the anti-repricing provisions of our 2024 Plan.

Any termination of our 2024 Plan will not affect the authority of our board of directors and the administrator to administer outstanding awards or affect the rights of award holders with respect to awards previously granted to them.

Award Amendments, Cancellation and Disgorgement.    Subject to the anti-repricing and other requirements of our 2024 Plan, the administrator may modify, amend or cancel any award. However, except as otherwise provided in our 2024 Plan or an award agreement, the consent of the award holder is required for any amendment that materially diminishes the holder’s rights under the award. Our 2024 Plan includes exceptions to the consent requirement for actions necessary to comply with applicable law or the listing requirements of securities exchanges, to preserve favorable accounting or tax treatment of any award for our company or to the extent the administrator determines that an action does not materially and adversely affect the value of the award or is in the best interest of the affected award holder or any other person who has an interest in the award.

The administrator has full power and authority to terminate or cause an award holder to forfeit an award, and require an award holder to disgorge to us, any gains attributable to the award, if the award holder engages in any action constituting, as determined by the administrator in its discretion, cause for termination, or a breach of any award agreement or any other agreement between the award holder and us or one of our affiliates concerning noncompetition, non-solicitation, confidentiality, trade secrets, intellectual property, non-disparagement or similar obligations. In addition, any awards granted pursuant to our 2024 Plan, and any shares issued or cash paid pursuant to an award, will be subject to any recoupment or claw-back policy that is adopted by us from time to time, or any recoupment or similar requirement otherwise made applicable to us by law, regulation or listing standards.

Repricing and Backdating Prohibited.    Notwithstanding anything in our 2024 Plan to the contrary, and except for the adjustments provided for in our 2024 Plan, neither the administrator nor any other person may (i) amend the terms of outstanding stock options to reduce the exercise or grant price of such outstanding stock options; (ii) cancel outstanding stock options in exchange for stock options with an exercise or grant price that is less than the exercise or grant price of the original stock options; or (iii) cancel outstanding stock options with an exercise or grant price above the current fair market value of a share in exchange for cash or other securities. In addition, the administrator may not make a grant of a stock option with a grant date that is effective prior to the date the administrator takes action to approve the award.

Incentive Plan Awards

We did not make any stock option grants or other equity awards to our executive officers during the year ended December 31, 2023.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding equity awards to our named executive officers as of December 31, 2023.

	Option Awards			Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Option Exercise Price (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that have not Vested(1) (g)	Market Value of Shares or Units of Stock that have not Vested(2) (h)
Justin Stiefel
Restricted Stock Unit Award(3)	—	—	—	26,647	$4,287,236
Restricted Stock Unit Award(4)	—	—	—	1,140	$183,415
Restricted Stock Unit Award(5)	—	—	—	2,174	$349,775
Restricted Stock Unit Award(6)	—	—	—	950	$152,846
Restricted Stock Unit Award(7)	—	—	—	1,282	$206,261
Restricted Stock Unit Award(5)	—	—	—	2,280	$366,829

Jennifer Stiefel
Restricted Stock Unit Award(3)	—	—	—	26,647	$4,287,236
Restricted Stock Unit Award(4)	—	—	—	1,140	$183,415
Restricted Stock Unit Award(5)	—	—	—	2,469	$397,237
Restricted Stock Unit Award(6)	—	—	—	950	$152,846
Restricted Stock Unit Award(7)	—	—	—	1,282	$206,261
Restricted Stock Unit Award(5)	—	—	—	2,280	$366,829

__________

(1)      All Restricted Stock Unit Awards outstanding at December 31, 2023 had a “double trigger,” including a service-based component and a liquidity-event component (including applicable lock-up periods) must had to be satisfied prior to an award being settled. The liquidity-event component of these Restricted Stock Unit Awards consisted of (a) a Change of Control (as defined in the related Restricted Stock Unit Award), (b) the expiration of any lock-up in connection with an IPO (as defined in the related Restricted Stock Unit Award), (c) the Sale of a Heritage Brand (as defined in the related

Restricted Stock Unit Award) or the sale a subsidiary or any entity in which we have an ownership stake of no less than 10%, or upon the receipt by us of a third-party valuation or outside investment valuing us as a whole or any subsidiary, or any entity in which we have an ownership stake of no less than 10% at $200 million or more, (d) the occurrence of a Qualified Financing (as defined in the related Restricted Stock Unit Award) or (e) the date that is one day prior to the tenth anniversary of the grant date. Upon settlement, the Restricted Stock Unit Awards were to be paid in shares of our common stock. These RSUs were voluntarily cancelled by the recipients in May 2024 and expenses that would have been incurred as detailed in the table if the awards had settled after this offering will no longer be recognized by us as an expense. The following footnotes provide details on the vesting.

(2)      The value reflected is based upon the fair market value of a share of our common stock of $160.89 on June 30, 2022 based upon a 409A valuation received by us on such date. These RSUs were voluntarily cancelled by the recipients in May 2024 and the expenses that would have been incurred as detailed in the table if the awards had settled after this offering will no longer be recognized by us as an expense.

(3)      As of December 31, 2023, 26,549 of the shares of our common stock granted under this Restricted Stock Unit Award had met the service-based vesting requirement and would have been settleable upon the fulfillment of the liquidity event requirement upon the closing of this offering. The 98 remaining unvested shares met the service-based vesting requirement on January 1, 2024.

(4)      As of December 31, 2023, 1,140 of the shares of our common stock granted under this Restricted Stock Unit Award had met the service-based vesting requirement and would have been settleable upon the fulfillment of the liquidity event requirement. As of such date, this Restricted Stock Unit Award had met the service-based vesting requirement and would have been settleable upon the fulfillment of the liquidity event requirement upon the closing of this offering.

(5)      As of December 31, 2023, this Restricted Stock Unit Award had met the service-based vesting requirement and would have been settleable upon the fulfillment of the liquidity event requirement upon the closing of this offering.

(6)      As of December 31, 2023, 771 of the shares of our common stock granted under this Restricted Stock Unit Award had met the service-based vesting requirement and would have been settleable upon the fulfillment of the liquidity event requirement upon the closing of this offering. The 179 unvested shares of our common stock were subject to a monthly vesting schedule whereby approximately 19 shares of our common stock would have met the service-based vesting requirement monthly until the service-based vesting requirement was met on September 1, 2024.

(7)      As of December 31, 2023, 721 of the shares of our common stock granted under this Restricted Stock Unit Award had met the service-based vesting requirement and would have been settleable upon the fulfillment of the liquidity event requirement upon the closing of this offering. The 561 unvested shares were subject to a monthly vesting schedule whereby approximately 26 shares of our common stock would have met the service-based vesting requirement monthly until the service-based vesting requirement was met on September 29, 2025.

In May 2024, the RSUs outstanding as of December 31, 2023 were voluntarily cancelled by the holders. On June 5, 2024, the Compensation Committee of our board of directors granted RSUs to executive officers as follows:

	Stock Awards
	Number of Shares or Units of Stock that have not	Market Value of Shares or Units of Stock that have not
Name	Vested(1)	Vested(2)
Justin Stiefel
Restricted Stock Unit Award	40,000	$160,000
Jennifer Stiefel
Restricted Stock Unit Award	40,000	$160,000
Beth Marker
Restricted Stock Unit Award	1,500	$6,000
Danielle Perkins
Restricted Stock Unit Award	2,500	$10,000

__________

(1)      All Restricted Stock Unit Awards are “double trigger” and both a service-based component and a liquidity-event component (including applicable lock-up periods) must be satisfied prior to an award being settled. The liquidity-event component of these Restricted Stock Unit Awards consists of (a) a Change of Control (as defined in the related Restricted Stock Unit Award), (b) the expiration of any lock-up in connection with an IPO (as defined in the related Restricted Stock Unit Award), (c) the Sale of a Heritage Brand (as defined in the related Restricted Stock Unit Award) or the sale

(2)      The value reflected is based upon the fair grant value of $4.00 per share.

DIRECTOR COMPENSATION

General

The following discussion describes the significant elements of the expected compensation program for members of the board of directors and its committees. The compensation of our directors is designed to attract and retain committed and qualified directors and to align their compensation with the long-term interests of our shareholders. Directors who are also executive officers (each, an “Excluded Director”) will not be entitled to receive any compensation for his or her service as a director, committee member or Chair of our board of directors or of any committee of our board of directors.

Director Compensation

We have accrued, but never paid, a cash retainer to directors for their service on the Board. Independent directors who served in 2023 and 2022 agreed to defer cash compensation until this offering is completed. Upon the successful closing of this offering, independent directors will receive $10,000 per year in cash compensation for services rendered in 2023 and 2022, to be calculated pro rata if a full year was not served.

In addition, directors were historically granted incentive options or restricted stock units for annual service on the Board. The granting of these awards annually was disrupted between 2019 and the end of 2022. On December 9, 2022, each director received non-cash restricted stock units in the amount of 570 units for every year of service for the years 2019 through 2022. Newer directors received a pro rata number of restricted stock units relative to the amount of time they had served on the Board. Directors did not incur any travel expenses to attend Board and committee meetings.

The following table sets forth the aggregate non-employee director compensation earned, but agreed to be deferred, for services for the year ended December 31, 2023 (excluding compensation to our executive officers set forth in the summary compensation table above).

Name	Fees Earned or Paid in Cash(1)	Stock Awards	All Other Compensation	Total ($)
Jeffery Wensel, M.D., Ph.D.	$10,000	$—	$—	$10,000
Laura Baumann(2)	10,000	—	—	10,000
Eric S. Trevan, Ph.D.	10,000	—	—	10,000
Christopher (Toby) Smith	10,000	—	—	10,000
Total:	$40,000	$—	$—	$40,000

____________

(1)      Represents cash fees payable to the members of our board of directors for the year ended December 31, 2023. Directors have agreed to defer their cash fees until after the closing of this offering.

(2)      Ms. Baumann resigned from our board of directors in February 2024.

In May 2024 the RSUs depicted on the previous table that were outstanding as of December 31, 2023 were voluntarily cancelled by the holders. On June 5, 2024 the Compensation Committee of our board of directors approved granting RSUs to directors as follows:

	Stock Awards
	Number of Shares or Units of Stock that have not	Market Value of Shares or Units of Stock that have not
Name	Vested(1)	Vested(2)
Justin Stiefel
Restricted Stock Unit Award	2,000	$8,000
Jennifer Stiefel
Restricted Stock Unit Award	2,000	$8,000
Jeffery Wensel, M.D., Ph.D.
Restricted Stock Unit Award	2,000	$8,000
Christopher (Toby) Smith
Restricted Stock Unit Award	2,000	$8,000
Eric S. Trevan, Ph.D.	2,000	$8,000
Restricted Stock Unit Award

Cash Compensation.    Under a new director compensation program adopted in connection with this offering, we will pay each non-employee director a cash fee, payable quarterly, of $40,000 per year for service on our board of directors.

Committee Fees.    If a non-employee director is designated to participate on a committee of our board of directors as either a chairperson or non-chairperson member, such director will be entitled to compensation in addition to the quarterly cash fee in accordance with the following table:

	Chair	Member
Audit Committee	$5,000/qtr	$2,500/qtr
Compensation Committee	$5,000/qtr	$2,500/qtr
Nominating and Governance Committee	$5,000/qtr	$2,500/qtr

Equity Awards.    Each non-employee director will receive a one-time initial restricted stock unit award for shares of our common stock, which shares shall vest in arrears in two equal tranches on the first and second anniversaries of service on our Board. The amount will be set by the Compensation Committee. Each non-employee director shall also be eligible to receive grants of stock options, each in an amount designated by the Compensation Committee of our board of directors, from any equity compensation plan approved by the Compensation Committee of our Board. Directors who receive such awards for their service on the board will be entitled to keep the vested grants for the year pro rata up to the date of a “qualified event”. A “qualified event” includes (i) death, (ii) incapacitation from which the director is not likely to return, (iii) removal other than for cause, (iv) resignation, (v) voluntarily electing not to stand for re-election, or (vi) not being nominated for election to the board for an additional term. In the case of (v) and (vi), the last date shall be the date on which the new director’s term begins.

In addition to such compensation, we will reimburse each non-employee director for all preapproved expenses within 30 days of receiving satisfactory written documentation setting out the expense actually incurred by such director. These include reasonable transportation and lodging costs incurred for attendance at any meeting of our Board of Directors.

Additionally, On April 1, 2023, we entered into a consulting agreement with AV Train Consulting, LLC (“AV Train”), an entity wholly owned by Andrew Varga, our director nominee, pursuant to which Mr. Varga agreed to act as our Acting Chief Revenue Officer and provide other related sales, marketing and strategic planning services. In exchange for the provision of such services, we paid AV Train an amount equal to $12,500 per month. The consulting agreement with AV Train expired on April 1, 2024 and AV Train is now consulting and providing such services on a month-to-month basis.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 15, 2024 by:

•        each person known by us to be a beneficial owner of more than 5% of our outstanding common stock;

•        each of our directors and director nominees;

•        each of our named executive officers; and

•        all directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported based on regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after June 15, 2024. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as indicated by footnote, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

In the table below, the percentage of beneficial ownership of our common stock is based on 6,613,875 shares of common stock outstanding as of June 15, 2024. Unless otherwise noted below, the address of the persons listed on the table is c/o Heritage Distilling Holding Company, Inc., 9668 Bujacich Road, Gig Harbor, Washington 98332.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class (%)(1)
Named Executive Officers and Directors
Justin Stiefel	40,699	(2)	*
Jennifer Stiefel	64,844	(3)	*
Beth Marker	189	(4)	*
Danielle Perkins	—		—
Troy Alstead	570	(5)	*
Christopher (Toby) Smith	—		—
Eric S. Trevan, Ph.D.	—		—
Andrew Varga	—		—
Jeffery Wensel, M.D., Ph.D.	26,193		*
Executive Officers and Directors as a Group (9 persons)	132,495		2.00
Other 5% Shareholders
Tiburon Opportunity Investment Fund L.P.(6)	3,368,653	(7)	50.93
Daniel B. Cathcart	653,471	(8)	9.88
Anson Investments Master Fund LP(9)	515,061	(10)	7.79
Douglas A. George	473,710	(11)	7.16

____________

*        less than 1%.

(1)      The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on June 15, 2024. On June 15, 2024, there were 6,613,875 shares of our common stock outstanding. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator the common stock outstanding and all shares of our common stock issuable to that person in the event of the exercise of outstanding options and other derivative securities owned by that person which are exercisable or will come into existence within 60 days of June 15, 2024. Common stock options and derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.

(2)      Includes 27,000 shares issuable upon the exchange of warrants for common stock at the offering and 1,737 shares held in Mr. Stiefel’s IRA account. Mr. Stiefel disclaims beneficial ownership of the shares held by Ms. Stiefel.

(3)      Includes 27,000 shares issuable upon the exchange of warrants for common stock at the offering and 260 shares held in Ms. Stiefel’s IRA account. Ms. Stiefel disclaims beneficial ownership of the shares held by Mr. Stiefel.

(4)      Includes 184 shares issuable upon the exercise of options that may be exercised within 60 days of June 15, 2024.

(5)      Represents shares issuable upon the exercise of options that may be exercised within 60 days of June 15, 2024.

(6)      Bortel Investment Management, LLC is the general partner of Tiburon Opportunity Investment Fund L.P. and the investment adviser of Tiburon Opportunity Investment Fund L.P. Peter Bortel is the sole manager of Bortel Investment Management, LLC. Bortel Investment Management, LLC and Mr. Bortel disclaim beneficial ownership of the reported securities in reliance on Rule 16a-1(a)(1)(v) and (vii), and disclaim any obligation to file reports under Section 16 other than as directors by deputization. Bortel Investment Management, LLC and Mr. Bortel have no pecuniary interest in the reported securities held in Tiburon Opportunity Investment Fund L.P.’s account and disclaim: (a) beneficial ownership thereof for purposes of Rule 16a-1(a)(2), and (b) beneficial ownership securities held by of Tiburon Opportunity Investment Fund L.P, for purposes of Rule 16a-1(a)(2), except to the extent of their pecuniary interest therein.

(7)      Includes 389,583 shares issuable upon the exercise of warrants that may be exercised within 60 days of June 15, 2024.

(8)      Includes 141,250 shares issuable upon the exercise of warrants that may be exercised within 60 days of June 15, 2024.

(9)      Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the shares held by Anson. Bruce Winson is the manager of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(10)    Includes 148,000 shares issuable upon the exercise of warrants that may be exercised within 60 days of June 15, 2024.

(11)    Includes 87,208 shares issuable upon the exercise of warrants that may be exercised within 60 days of June 15, 2024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Procedures for Approval of Related Party Transactions

A “related party transaction” is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related party had or will have a direct or indirect material interest. A “related party” includes:

•        any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

•        any person who beneficially owns more than 5% of our common stock;

•        any immediate family member of any of the foregoing; or

•        any entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

In connection with the consummation of this offering, our board of directors will adopt a written related-party transactions policy. Pursuant to this policy, the Audit Committee of our board of directors will review all material facts of all related-party transactions and either approve or disapprove entry into the related-party transaction. In determining whether to approve or disapprove entry into a related-party transaction, our Audit Committee shall take into account, among other factors, the following: (i) the benefits of the transaction; (ii) the terms of the transaction; and (iii) whether the transaction would impact the independence of a Related Party, as defined in the policy.

Related Party Transactions

With the exception of the compensation arrangements for our named executive officers and directors, which are describe above, and the transactions set forth below, we were not a party to any related party transactions during the year ended December 31, 2023 or since December 31, 2023, and there are no currently proposed related-party transaction that is under consideration by us.

Between April 19, 2022 and November 8, 2022, Tiburon Opportunity Investment Fund L.P., as well as the lead investor in Tiburon Opportunity Investment Fund L.P. individually (together “Tiburon”), a related party that is a current stockholder of our company that owned more than 10% of our outstanding common stock as of December 31, 2023 and 2022, purchased our unsecured convertible promissory notes in the aggregate principal amount of $6,311,250 that bore interest at the rate of 29% per annum and were to mature on July 31, 2024. In connection with the purchase of such unsecured convertible promissory notes, we issued to Tiburon common stock purchase warrants to purchase up to $2,337,500 shares of common stock after the closing of this offering for a purchase price equal to the purchase price of the shares of common stock to be sold in this offering. In April 2024, we amended the exercise price of such warrants to a fixed price of $6.00 per share, which fixed the number of shares issuable upon the exercise of such warrants at 389,583 shares.

Additionally, in March 2023, Tiburon purchased from us an unsecured convertible promissory note in the principal amount of $1,620,000 that bore interest at the rate of 29% per annum and was to mature on July 31, 2024. Between May 1 2023 and September 30, 2023, Tiburon (as well as the lead investor in Tiburon) purchased from us unsecured convertible promissory notes in the aggregate principal amount of $2,362,500 that bore interest at the rate of 10% per annum and were to mature on July 31, 2024. Between October 1, 2023 and April 17, 2024, Tiburon purchased from us additional unsecured convertible promissory notes in the aggregate principal amount of $3,247,425 ($2,405,500 of principal before exchange into common stock) that bear interest at the rate of 12.5% per annum and were to mature on August 29, 2026. We have not made any payments of principal or interest on the promissory notes issued to Tiburon (or the lead investor in Tiburon). On November 1, 2023, the convertible promissory notes issued in 2022 and prior to August 29, 2023 were exchanged (contingent upon the consummation of this offering) for an aggregate of 1,717,559 shares of our common stock. On April 18, 2024, the remaining promissory notes issued to Tiburon (as well as the lead investor in Tiburon) were exchanged (contingent upon the consummation of this offering) for an aggregate of 1,203,783 shares of our common stock.

On May 3, 2024, we secured $100,000 under the terms of an accounts receivable factoring arrangement with Tiburon, a related party, for which we paid a $10,000 origination fee and are obligated to pay a fee of $1,000 for every two weeks any payment remains overdue. Payment under the factoring is due the earlier of: (i) the third day following our receipt of payment under the factored receivable; (ii) our achievement of certain fundraising milestones; or (iii) on June 15, 2024.

For further information, please see Notes 5,14 and 16 of our unaudited condensed consolidated financial statements for the three months ended March 31, 2024 included elsewhere in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our common stock, certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws as they will be in effect upon completion of this offering and applicable law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Our authorized capital stock consists of 75,000,000 shares of capital stock, of which 70,000,000 shares are common stock, par value $0.0001 per share, and 5,000,000 shares are preferred stock, par value $0.0001 per share, of which 500,000 shares have been designated Series A Convertible Preferred Stock.

Common Stock

Voting, Dividend and Other Rights.    Each outstanding share of common stock entitles the holder to one vote on all matters presented to the shareholders for a vote. Holders of shares of common stock have no cumulative voting, pre-emptive, subscription or conversion rights. All shares of common stock to be issued pursuant to this registration statement will be duly authorized, fully paid and non-assessable. Our board of directors determines if and when distributions may be paid out of legally available funds to the holders. To date, we have not declared any dividends with respect to our common stock. Our declaration of any cash dividends in the future will depend on the determination of our board of directors as to whether, considering our earnings, financial position, cash requirements and other relevant factors existing at the time, it appears advisable to do so. We do not anticipate paying cash dividends on the common stock in the foreseeable future.

Rights Upon Liquidation.    Upon liquidation, subject to the right of any holders of preferred stock to receive preferential distributions, each outstanding share of common stock may participate pro rata in the assets remaining after payment of, or adequate provision for, all our known debts and liabilities.

Majority Voting.    The holders of a majority of the outstanding shares of common stock constitute a quorum at any meeting of the stockholders. A plurality of the votes cast at a meeting of shareholders elects our directors. The common stock does not have cumulative voting rights. Therefore, the holders of a majority of the outstanding shares of common stock can elect all of our directors. In general, a majority of the votes cast at a meeting of shareholders must authorize shareholder actions other than the election of directors. Amendments to our certificate of incorporation require the vote of two thirds of all outstanding voting shares.

Preferred Stock

Authority of Board of Directors to Create Series and Fix Rights.    Under our amended and restated certificate of incorporation, our board of directors is authorized to issue up to 5,000,000 shares of preferred stock from time to time in one or more series. The board of directors is authorized to fix by resolution as to any series the designation and number of shares of the series, the voting rights, the dividend rights, the redemption price, the amount payable upon liquidation or dissolution, the conversion rights, and any other designations, preferences or special rights or restrictions as may be permitted by law. Unless the nature of a particular transaction and the rules of law applicable thereto require such approval, our board of directors is authorized to issue shares of preferred stock without shareholder approval.

Series A Convertible Preferred Stock

In May 2024, our board of directors designated 500,000 shares of our authorized shares of preferred stock as Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”). The Series A Preferred Stock has a stated value of $12 per share (the “Stated Value”). As of the date of this prospectus, 183,000 shares of Series A Preferred Stock are issued and outstanding.

Dividends.    The holders of Series A Preferred Stock are entitled to receive, out of funds legally available therefor, cumulative dividends on the Series A Preferred Stock at the rate of 15% per annum of the Stated Value (or $1.80 per share) payable if and when declared by our board of directors or upon conversion or redemption of the Series A Preferred Stock. Dividends on the Series A Preferred Stock may be paid by us in cash, by delivery of shares of common stock or through a combination of cash and shares of common stock. If paid in common stock, the holder shall receive a number of shares of common stock equal to the quotient of 110% of the accrued dividends to be paid in common stock divided by the Conversion Price (as defined below). We may make payments of dividends in common stock only if the average closing price of our common stock over the five trading days preceding the dividend payment date is at or above the Conversion Price.

Voting Rights.    Holders of the Series A Preferred Stock have no voting rights except as required by law.

Optional Conversion.    Each share of Series A Preferred Stock may be converted at any time at the election of the holder into a number of shares of common stock determined by dividing (a) an amount equal to 110% of the sum of (i) the Stated Value plus (ii) the amount of all accrued and unpaid dividends, by (b) the then applicable Conversion Price. The “Conversion Price” shall initially be equal to $5.00 per share, subject to adjustment to the price per share at which our common stock is sold in this offering if lower than the initial Conversion Price.

Mandatory Conversion.    Each share of Series A Preferred Stock will automatically be converted on June 15, 2027 into a number of shares of common stock determined by dividing (a) an amount equal to 110% of the sum of (i) the Stated Value plus (ii) the amount of all accrued and unpaid dividends, by (b) the then-applicable Conversion Price. Any time on or after June 15, 2025, we have the right to redeem some or all of the outstanding shares of Series A Preferred Stock from funds legally available therefor, upon at least 30 days prior written notice to the holders of the Series A Preferred Stock, at a redemption price per share equal to 110% of the sum of the Stated Amount plus all accrued and unpaid dividends on such share of Series A Preferred Stock.

Outstanding Warrants

Excluding the Common Warrants to be sold concurrent with this offering, as of the date of this prospectus, the following warrants are outstanding:

•        Pre-paid warrants giving the holder the right to exercise those warrants for 927,430 shares of our common stock. Such pre-paid warrants will automatically exercise without the payment of additional consideration at any time that the holder beneficially owns a number of shares of common stock that is less than 4.99% of our outstanding shares of common stock for a number of shares that would cause the holder to beneficially own 4.99% of our outstanding shares of common, and having no expiration date;

•        Warrants to purchase up to 908,334 shares of our common stock with an exercise price equal to $6.00 per share, which are fixed and non-adjustable for stock splits, stock dividends or any other reason, that expire in August 2028;

•        Warrants to purchase up to 762,984 shares of common stock issuable upon the exercise of warrants to be issued upon the closing of this offering to our common stockholders of record as of May 31, 2023, that will be exercisable, if at all, when the volume weighted average price per share (“VWAP”) of our common stock over a 10-trading-day period reaches 200% of the price per share at which common stock is sold in this offering provided the warrant holder continuously holds the shares such holder owned on May 31, 2023 through the date the warrant is exercised, and that will expire on the second anniversary of the closing of this offering;

•        Warrants to purchase up to 1,525,968 shares of common stock issuable upon the exercise of warrants to be issued upon the closing of this offering to our common stockholders of record as of May 31, 2023, that will be exercisable, if at all, when the VWAP of our common stock over a 10-trading-day period reaches 300% of the price per share at which common stock is sold in this offering, provided the warrant holder continuously holds the shares such holder owned on May 31, 2023 through the date the warrant is exercised, and that will expire on the 42-month anniversary of the closing of this offering;

•        Warrants to purchase up to 1,907,460 shares of common stock issuable upon the exercise of warrants to be issued upon the closing of this offering to our common stockholders of record as of May 31, 2023, that will be exercisable, if at all, when the VWAP of our common stock over a 10-trading-day period reaches 500% of the price per share at which common stock is sold in this offering, provided the warrant holder continuously holds the shares such holder owned on May 31, 2023 through the date the warrant is exercised, and that will expire on the 42-month anniversary of the closing of this offering;

•        Warrants to purchase up to 91,500 shares of common stock at an exercise price equal to the lesser of $5.00 per share or the price per shares at which our common stock is sold in this offering and are subject to mandatory cashless exercise after June 15, 2027 if the closing price of our common stock for a period of five consecutive trading days equals or exceeds an amount equal to 125% of the exercise price of such warrants, and that expire on June 15, 2029.

Pursuant to the terms of such warrants, except as otherwise noted above, the applicable exercise price of such warrants is subject to adjustment in the event of stock splits, combinations or the like of our common stock.

Options

As of the date of this prospectus, we have outstanding options to purchase an aggregate 6,164 shares of our common stock with a weighted-average exercise price of $157.89 per share that expire between June 2025 and November 2026, all of which were issued under the 2019 Plan.

Restricted Stock Units

As of the date of this prospectus, we had 243,089 shares of outstanding restricted stock units, all issued under the 2019 Plan.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation, which will be filed immediately prior to the completion of this offering, will limit the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the DGCL. Consequently, our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:

•        any breach of their duty of loyalty to us or our stockholders;

•        acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•        unlawful payments of dividends or unlawful stock repurchases, or redemptions as provided in Section 174 of the DGCL; or

•        any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws will also provide that we will indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our amended and restated bylaws would permit indemnification. We plan on obtaining directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and may be unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and amended and restated bylaws, which will become effective in connection with the completion of this offering, will provide that we will indemnify each of our directors and officers to the fullest extent permitted by the DGCL. Under the employment agreements for Justin Stiefel and Jennifer Stiefel, we have agreed to indemnify and relieve them jointly and severally from all liabilities that they undertook in the past or will undertake in the future as individuals to underwrite operations of the business. Examples of this include personal guarantees on real estate leases, vehicle leases, company credit cards, revolving accounts, vendor accounts, federal bonds, and tax payment agreements.

To the best of our knowledge, during the past two fiscal years, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds the lesser of (A) $120,000 or (B) one percent of our average total assets at year-end for the last two completed fiscal years, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation, and Bylaws

The provisions of our amended and restated certificate of incorporation, and our amended and restated bylaws, each to be effective upon the consummation of this offering, could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Calling of Special Meetings of Stockholders.    Our bylaws will provide that special meetings of the stockholders may be called only by the board of directors pursuant to a resolution adopted by the majority of the board of directors.

Removal of Directors; Vacancies.    Our bylaws will provide that a director may be removed for cause by the affirmative vote of at least two-thirds of the voting power of the issued and outstanding stock entitled to vote; provided, however, that notice of intention to act upon such matter shall have been given in the notice calling such meeting.

Amendment of Bylaws.    The bylaws will provide that the bylaws may be altered, amended or repealed at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting.

Preferred Stock.    Our certificate of incorporation authorizes the issuance of 4,500,000 additional shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 48 Wall Street, 23rd Floor, New York, New York 10005 and its telephone number is (800) 468-9716.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no public market for our common stock. Future sales of substantial amounts of our common stock in the public market following this offering, or the possibility of such sales occurring, could cause the prevailing market price of our common stock to fall and impede our ability to raise capital through an offering of equity securities.

Upon the completion of this offering, we will have a total of 8,113,875 shares of common stock outstanding, assuming an initial public offering price of $5.00 per share of common stock, assuming no exercise by the underwriters’ option to purchase additional shares of common stock, and no exercise or conversion of outstanding options, RSUs or warrants to purchase shares of common stock prior to completion of this offering. All the shares sold in this offering will be freely tradable unless held by our “affiliates,” as defined in Rule 144 under the Securities Act. Shares purchased by affiliates may generally only be sold pursuant to an effective registration statement under the Securities Act or in compliance with Rule 144.

Lock-Up Agreements

An aggregate of 2,237,280 shares of common stock are held by our stockholders who beneficially own less than 5% of our outstanding shares of common stock. Of these shares, 1,011,773 shares are not subject to any restriction on transfer and will be freely tradeable on the public market immediately after the effectiveness of this registration statement. An additional 1,577,292 shares will be freely tradeable subject to Rule 144 under the Securities Act, and 871,826 shares are being registered under the Securities Act for resale pursuant to a resale registration statement that will become effective upon the consummation of this offering and thereby become freely tradeable on the public market so long as the related prospectus remains current.

However, we and certain of our executive officers, directors and holders of 5% or more of our outstanding common stock will enter into “lock-up” agreements that will be effective upon the consummation of this offering. As a result of these contractual restrictions and the provisions of Rules 144 and 701 promulgated under the Securities Act, in addition to the shares that may be immediately sold by our non-affiliated stockholders, an aggregate of 5,143,390 shares of common stock (including shares issued upon exercise of currently-exercisable warrants and options) will be eligible for sale in the public market upon expiration of the lock-up agreements 180 days after the date of this prospectus, subject, in certain circumstances to the volume, manner of sale and other limitations under Rule 144 and Rule 701, assuming the exercise of all outstanding options and warrants. The representative of the underwriters may, in its discretion, release any of the securities subject to these lock-up agreements at any time.

Rule 144

In general, under Rule 144, as amended, a person (or persons whose shares are required to be aggregated) who is not deemed to have been an affiliate of ours at any time during the six months preceding a sale, and who has beneficially owned our common stock for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell those shares, subject only to the availability of current public information about us and provided that we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. If such person has held our shares for at least one year, such person can resell such shares under Rule 144(b)(1) without regard to any Rule 144 restrictions, including the 90-day public company and current public information requirements.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any six-month period a number of shares that does not exceed the greater of:

•        1% of the number of shares of common stock then outstanding, which will equal approximately 86,138 shares immediately after this offering (assuming a public offering price of $5.00 per share of common stock, the midpoint of the initial public offering price range reflected on the cover page of this prospectus, no exercise of the underwriters’ option to purchase additional shares); or

•        the average weekly trading volume of our common stock on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

Rule 701

Under Rule 701 under the Securities Act, shares of our common stock acquired upon the exercise of currently outstanding options or pursuant to other rights granted under our stock plan may be resold, by:

•        persons, other than affiliates, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, subject only to the manner-of-sale provisions of Rule 144; and

•        our affiliates, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, subject to the manner-of-sale and volume limitations, current public information and filing requirements of Rule 144, in each case, without compliance with the six-month holding period requirement of Rule 144.

Notwithstanding the foregoing, our Rule 701 shares held by our executive officers and directors are subject to lock-up agreements as described above and, in the section, titled “Underwriting” and will become eligible for sale upon the expiration of the restrictions set forth in those agreements.

Form S-8 Registration Statement

We intend to file a registration statement on Form S-8 under the Securities Act after the closing of this offering to register the shares of our common stock that are issuable pursuant to the 2019 Plan and the 2024 Plan. The registration statement is expected to be filed and become effective as soon as possible after the completion of this offering. Accordingly, shares registered under the registration statement will be available for sale in the open market following its effective date, subject to Rule 144 volume limitations applicable to affiliates and the lock-up arrangement described above, if applicable.

PRIVATE PLACEMENT TRANSACTION

Concurrently with the sale of common stock in this offering, we will issue and sell to certain investors in this offering Common Warrants to purchase up to an aggregate of 500,000 shares of common stock at an exercise price equal to $0.01 per share. The Common Warrants will be sold to such purchasers for a purchase price per Common Warrant equal to the price per share at which the common stock is sold in this offering less $0.01.

The Common Warrants and the shares of common stock issuable upon the exercise of such warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers may only sell shares of common stock issued upon exercise of the Common Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption from registration under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

In connection with the concurrent private placement, we are obligated to file a registration statement with the SEC to register under the Securities Act the shares of common stock underlying the Common Warrants sold in the private placement within 180 days of the closing of this offering and to have such registration statement declared effective by the SEC as soon as practicable following such filing.

The following is a summary of the material terms and provisions of the Common Warrants that are being offered in the concurrent private placement. This summary is subject to and qualified in its entirety by the form of Common Warrant, which has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part.

Duration and Exercise Price.    The Common Warrants will have an exercise price of $0.01 per share. The Common Warrants will be immediately exercisable upon issuance and will be exercisable for five years from the date of issuance. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock. The Common Warrants will be issued in certificated form only.

Exercisability.    The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately after exercise, except that prior to the issuance of the Common Warrants, the holder may elect to increase the amount of ownership of outstanding shares of common stock after exercising the holder’s Common Warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants.

Cashless Exercise.    If at the time of exercise of the Common Warrant there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the shares of common stock issuable upon exercise of the Common Warrant, then the Common Warrants will only be exercisable on a “cashless exercise” basis under which the holder will receive upon such exercise a net number of common shares determined according to a formula set forth in the Common Warrants.

Transferability.    In accordance with its terms and subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares.    No fractional shares of common stock will be issued upon the exercise of the Common Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market.    There is no established trading market for the Common Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Common Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants will be limited.

Rights as a Shareholder.    Except as otherwise provided in the Common Warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of Common Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises such holder’s Common Warrants. The Common Warrants will provide that the holders of the Common Warrants have the right to participate in distributions or dividends paid on our shares of common stock.

UNDERWRITING

Newbridge Securities Corporation (the “Representative”) is acting as sole underwriter of this offering. We have entered into an underwriting agreement with Newbridge Securities Corporation, dated [            ], 2024, with respect to the shares of common stock subject to this offering. Subject to the terms and conditions in the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us on a firm commitment basis, the number of shares of common stock set forth opposite its name in the table below:

Underwriter	Number of Shares of Common Stock
Newbridge Securities Corporation

The underwriter is committed to purchase all the shares of common stock offered by us other than those covered by the option to purchase additional shares of common stock described below. The underwriter’s obligations may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions.

Discounts and Commissions; Expenses

The underwriter has advised us that it proposes to offer the shares of common stock at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession of not more than $            per share. After this offering, the public offering price, concession and reallowance to dealers may be changed by the underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The shares of common stock are offered by the underwriter as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriter has informed us that it does not intend to confirm sales to any accounts over which it exercises discretionary authority.

The following table shows the public offering price, underwriting discount and commissions and proceeds, before expenses to us.

Total
	Per Share	Without Over-Allotment	With Over-Allotment
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

We have agreed to reimburse the underwriter for accountable expenses not to exceed $185,000. We estimate that expenses payable by us in connection with this offering, including reimbursement of the underwriter’s out-of-pocket expenses, but excluding the underwriting discount referred to above, will be approximately $1,573,000.

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriter or other indemnified parties may be required to make in respect of any such liabilities.

Over-allotment Option

We have granted to the underwriter an option exercisable not later than 30 days after the date of this prospectus to purchase up to an additional 225,000 shares of common stock at the public offering price per share set forth on the cover page hereto less the underwriting discounts and commissions. The underwriter may exercise the option solely to cover overallotments, if any, made in connection with this offering. If any additional shares of common stock are purchased pursuant to the over-allotment option, the underwriter will offer these shares on the same terms as those on which the other shares of common stock are being offered.

Placement Agent Fees

We have agreed to pay the underwriter a placement agent fee equal to 8% of the gross proceeds raised from the placement and sale of the 500,000 Common Warrants being privately placed concurrently with this offering.

Stabilization

Until the distribution of shares of common stock is complete, SEC rules may limit the ability of the underwriter to bid for and purchase our shares of common stock. As an exception to these rules, underwriters can engage in certain transactions which stabilize the price of our common stock, which may include short sales, covering transactions and stabilizing transactions. Short sales involve sales of shares of common stock in excess of the number of shares to be purchased by the underwriter in the offering, which creates a short position. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares of common stock from us in the offering. The underwriter may close out any covered short position by either exercising its option to purchase additional shares of common stock or purchasing shares of common stock on the open market. In determining the source of shares of common stock to close out the covered short position, the underwriter will consider, among other things, the price of shares of common stock available for purchase in the open market as compared to the share price at which they may purchase through its option to purchase additional shares. “Naked” short sales are any sales in excess of such option. The underwriter must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the shares of common stock made by the underwriter in the open market prior to the completion of the offering.

The underwriter may also impose a penalty bid. This occurs when a particular underwriter repays to the other underwriter a portion of the underwriting discount received by it because the Representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on our shares of common stock. Any of these activities may have the effect of preventing or retarding a decline in the market price of our shares of common stock. They may also cause the price of the shares of common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. If the underwriter commences any of these transactions, it may discontinue them at any time without notice.

We expect that delivery of the shares will be made to investors on or about [            ], 2024 (such settlement being referred to as “T+1d”).

In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their clients and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Lock-Up Agreements

We and our directors and executive officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, shares of common stock during a period ending 180 days after the date of this prospectus supplement, without first obtaining the written consent of the Representative of the underwriters. Specifically, these individuals have agreed, in part, not to:

•        offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, of any Ordinary Shares or securities convertible, exchangeable or exercisable into, Ordinary Shares;

•        establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act with respect to shares of common stock or securities convertible, exchangeable or exercisable into, shares of common stock; or

•        make any demand for or exercise any right or cause to be filed a registration, including any amendments thereto, with respect to the registration of any shares of common stock or any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time shares of common stock, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of common stock; or

•        publicly disclose the intention to do any of the foregoing.

Notwithstanding these limitations, these shares of common stock may be transferred under limited customary circumstances, including, without limitation, by gift, will or intestate succession.

Representative’s Warrants

We have agreed to issue to the Representative (or its permitted designees) warrants to purchase up to a total of shares of common stock (5.0% of the shares of common stock sold in this offering, including the over-allotment, if any). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the five (5) year period commencing 180 days from the commencement of sales of the common stock in this offering, which is also the effective date of the registration statement of which this prospectus is a part, which period is in compliance with applicable FINRA rules. The warrants are exercisable at a per share price equal to $[            ] per share, or 100% of the public offering price per share of common stock sold in this offering. The registration statement of which this prospectus forms a part registers the issuance of the shares of common stock issuable upon exercise of the Representative’s warrants. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1)(A) of FINRA. The Representative (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period commencing 180 days from the commencement of sales of the common stock in this offering. In addition, the warrants provide for cashless exercise and registration rights upon request, in certain cases. The unlimited piggyback registration rights provided will not be greater than three (3) years from the closing date of this offering in compliance with applicable FINRA rules (provided such registration rights will not apply to any universal shelf registration statement). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger, or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Electronic Prospectus

This prospectus may be made available in electronic format on Internet sites or through other online services maintained by the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. Other than this prospectus in electronic format, any information on the underwriter’s or its affiliates’ websites and any information contained in any other website maintained by the underwriter or any affiliate of the underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Certain Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates may provide from time to time in the future in the ordinary course of their business certain commercial banking, financial advisory, investment banking and other services to us for which they will be entitled to receive customary fees and expenses.

Offer Restrictions Outside the United States

This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the securities or possession or distribution of this prospectus or any other offering or publicity material relating to the securities in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, the underwriters have undertaken that they will not, directly or indirectly, offer or sell any securities offered hereby or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of their knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of securities by them will be made on the same terms.

United Kingdom

This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA, as received in connection with the issue or sale of the ordinary shares in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to the ordinary shares in, from or otherwise involving the United Kingdom.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks; portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors must submit written confirmation that they fall within the scope of the Addendum.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Pryor Cashman LLP, New York, New York. Certain other legal matters will be passed upon for the underwriters by Ellenoff Grossman & Schole, New York, New York.

EXPERTS

The consolidated financial statements of Heritage Distilling Holding Company, Inc. as of December 31, 2023 and 2022 and for the years then ended have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph regarding our ability to continue as a going concern, appearing herein. Such consolidated financial statements are included in this prospectus and registration statement in reliance upon the report of Marcum LLP appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common stock, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document is not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. You may inspect the registration statement and its exhibits and schedules and other information on SEC’s website at www.sec.gov.

We also maintain a website at www.heritagedistilling.com, at which, following the completion of this offering, you may access our SEC filings free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus. You may also request a copy of these filings, at no cost, by writing to us at 9668 Bujacich Road, Gig Harbor, Washington 98332, or telephoning us at (253) 509-0008.

HERITAGE DISTILLING HOLDING COMPANY, INC.
CONSOLIDATED FINANCIAL STATEMENTS

Heritage Distilling Holding Company, Inc.
Condensed Consolidated Balance Sheet
(unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current Assets
Cash	$453,552	$76,878
Accounts Receivable	425,063	721,932
Inventory	2,701,225	2,756,350
Other Current Assets	2,056,803	1,717,650
Total Current Assets	5,636,643	5,272,810

Long Term Assets
Property and Equipment, net of Accumulated Depreciation	6,217,252	6,428,112
Operating Lease Right-of-Use Assets, net	3,514,109	3,658,493
Investment in Flavored Bourbon LLC	14,285,222	10,864,000
Intangible Assets (Note 10)	850,000	—
Goodwill (Note 10)	636,997	—
Other Long Term Assets	44,817	44,817
Total Long Term Assets	25,548,397	20,995,422
Total Assets	$31,185,040	$26,268,232

LIABILITIES & STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts Payable	$5,488,357	$5,228,786
Accrued Payroll	1,414,395	1,321,298
Accrued Tax Liability	1,420,632	1,468,994
Other Current Liabilities	1,842,104	1,827,013
Operating Lease Liabilities, Current	1,229,380	1,294,706
Notes Payable, Current	14,348,414	14,270,956
Convertible Notes at fair value-Current (including related party convertible notes of $9,476,928 and $17,220,203 as of March 31, 2024 and December 31, 2023, respectively)(See Notes 5 and 15)	20,008,458	36,283,891
Accrued Interest, Current	1,166,524	1,152,998
Total Current Liabilities	46,918,264	62,848,642

Long Term Liabilities
Operating Lease Liabilities, net of Current Portion	2,970,009	3,081,924
Notes Payable, net of Current Portion	389,875	—
Convertible Notes (Whiskey Notes)(including a related party convertible note of $7,178,641 and $390,607 as of March 31, 2024 and December 31, 2023, respectively)	21,112,934	1,452,562
Warrant Liabilities (2022 and 2023 Convertible Notes)(including a related party warrant liability of $691,523 and $340,918 as of March 31, 2024 and December 31, 2023, respectively)	1,612,322	794,868
Warrant Liabilities (Whiskey Notes)(including a related party warrant liability of $178,997 and $406,774 as of March 31, 2024 and December 31, 2023, respectively)	567,050	1,512,692
Other Long Term Liabilities	584,203	—
Total Long Term Liabilities	27,236,393	6,842,046
Total Liabilities	74,154,657	69,690,688

Commitments and Contingencies (Note 10)

Stockholders’ Deficit
Common Stock, par value $0.0001 per share; 10,000,000 shares authorized; 432,456 and 381,484 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	72	67
Additional Paid-In-Capital	31,421,948	31,421,953
Accumulated Deficit	(74,391,637)	(74,844,476)
Total Stockholders’ Deficit	(42,969,617)	(43,422,456)
Total Liabilities & Stockholders’ Deficit	$31,185,040	$26,268,232

The accompanying notes are an integral part of these consolidated financial statements.

Heritage Distilling Holding Company, Inc.
Condensed Consolidated Statement of Operations
(unaudited)

	For the Three Months Ended March 31,
	2024	2023
NET SALES
Products	$1,231,823	$953,606
Services	474,336	643,466
Total Net Sales	1,706,159	1,597,072

COST OF SALES
Products	1,213,565	1,073,924
Services	84,057	216,178
Total Cost of Sales	1,297,622	1,290,101
Gross Profit	408,537	306,971

OPERATING EXPENSES
Sales and Marketing	1,189,854	1,375,573
General and Administrative	1,445,553	2,387,491
Total Operating Expenses	2,635,407	3,763,064
Operating Loss	(2,226,870)	(3,456,094)

OTHER INCOME (EXPENSE)
Interest Expense	(601,006)	(590,929)
Gain on investments	3,421,222
Change in Fair Value of Convertible Notes	(571,089)	(416,874)
Change in Fair Value of Warrant Liabilities	430,208	6,874
Other Income	374	—
Total Other Expense	2,679,709	(1,000,929)
Income/(Loss) Before Income Taxes	452,839	(4,457,023)
Income Taxes	—	—
Net Income/(Loss)	$452,839	$(4,457,023)

Net Income/(Loss) Per Share, Basic	$1.12	$(11.68)

Weighted Average Common Shares Outstanding, Basic	403,329	381,616

Net Income/(Loss) Per Share, Diluted	$0.10	$(11.68)

Weighted Average Common Shares Outstanding, Diluted	4,625,884	381,616

The accompanying notes are an integral part of these consolidated financial statements.

Heritage Distilling Holding Company, Inc.
Condensed Consolidated Statements of Stockholders’ Deficit
(unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Number of Shares	Amount
Beginning Balance December 31, 2023	381,484	$67	$31,421,953	$(74,844,476)	$(43,422,456)
Issuance of common stock in connection with Thinking Tree Spirits Acquisition (Note 10)	50,972	5	(5)		—
Net Income	—	—	—	452,839	452,839
Ending Balance March 31, 2024	432,456	$72	$31,421,948	$(74,391,637)	$(42,969,617)
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Number of Shares	Amount
Beginning Balance December 31, 2022	381,616	$67	$31,414,699	$(38,046,057)	$(6,631,291)
Share-based Compensation			10,542		10,542
Net Loss				(4,457,023)	(4,457,023)
Ending Balance March 31, 2023	381,616	$67	$31,425,241	$(42,503,080)	$(11,077,772)

The accompanying notes are an integral part of these consolidated financial statements.

Heritage Distilling Holding Company, Inc.
Condensed Consolidated Statements of Cash flows
(unaudited)

	For the Three Months Ended March 31,
	2024	2023
Net Income/(Loss)	$452,839	$(4,457,023)
Adjustments to Reconcile Net Income/(Loss) to Net Cash Used in Operating Activities:
Depreciation Expense	320,465	445,464
Amortization of operating lease right-of-use assets	144,384	112,139
Loss on disposal of property and equipment	17,994	—
Gain on Investment	(3,421,222)	—
Change in Fair Value of Convertible Notes	571,089	416,874
Change in Fair Value of Warrant Liabilities	(430,208)	(6,874)
Non-cash Interest Expense	84,447	80,165
Non-cash Share-based Compensation	—	10,540

Changes in Operating Assets and Liabilities:
Accounts Receivable	296,870	193,160
Inventory	198,547	(17,956)
Other Current Assets	(260,047)	174,863
Other Long Term Assets	—	76,269
Accounts Payable	252,981	230,238
Other Current Liabilities	(710,980)	1,099,286
Operating Lease Liabilities	(177,242)	(185,347)
Net Cash Used in Operating Activities	(2,660,083)	(1,828,202)

Cash Flow from Investing Activities
Acquisition, net of cash acquired	5,090	—
Net Cash Used in Investing Activities	5,090	—

Cash Flow from Financing Activities
Proceeds from Notes Payable	39,247
Proceeds from Whiskey Notes (including proceeds from related party Whiskey Notes of $1,100,000 and $0 for the Three months ended March 31, 2024 and 2023, respectively)	3,115,870	—
Proceeds from Convertible Notes (including proceeds from related party convertible notes of $0 and $1,200,000 for the Three months ended March 31, 2024 and 2023, respectively)	—	1,990,000
Repayment of Notes Payable	(41,454)	(41,539)
Deferred Transaction Costs associated with S-1 Filing	(81,996)	—
Deferred Transaction Costs associated with Business Combination	—	(104,936)
Net Cash Provided by Financing Activities	3,031,667	1,843,525
Net Increase in Cash	376,674	15,323
Cash – Beginning of Period	76,878	223,034
Cash – End of Period	$453,552	$238,357

Supplemental Cash Flow Information related to Interest Paid & Income Taxes Paid:
Cash Paid during the Period for:
Interest Expense	$516,559	$510,765

Supplemental Schedule of Non-cash Investing and Financing Activities:
Deferred Transaction Costs associated with S-1 Filing in Accounts Payable and Other Current Liabilities	$76,608	$412,420

The accompanying notes are an integral part of these consolidated financial statements.

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 1 — DESCRIPTION OF OPERATIONS AND BASIS OF PRESENTATION

Description of operations — Heritage Distilling Holding Company (“HDHC” or the “Company”) is a Delaware corporation, for the purpose of investing in, managing, and/or operating businesses that are engaged in the production, sale, or distribution of alcoholic beverages. The Company is headquartered in Gig Harbor, Washington and has one wholly owned subsidiary, Heritage Distilling Company, Inc., (“HDC”) that is included in the consolidated financial statements.

HDC has operated since 2011 as a craft distillery making a variety of whiskeys, vodkas, gins and rums as well as RTDs and operates distillery tasting rooms in Washington and Oregon.

Business Combination Agreement — On December 9, 2022, the Company entered into a business combination agreement (as amended, the “Business Combination Agreement”) with a publicly-traded special purpose acquisition company (“SPAC”). On May 18, 2023, the Business Combination Agreement was terminated and deferred expenses related to the transaction were expensed. Subsequent to the termination of the Business Combination, the Company contemplates an initial public offering (“IPO”).

Basis of Presentation — The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the Company’s wholly-owned subsidiary. All intercompany transactions and balances have been eliminated in the consolidation process. Certain accounts relating to the prior year have been reclassified to conform to the current period’s presentation. These reclassifications had no effect on the net loss or net assets as previously reported.

Stock Split — On May 14, 2024, the Board and Shareholders of the Company approved a .57-for-1 reverse stock split. All share and per share numbers included in these Financial Statements as of and for the three months ended March 31, 2024 and 2023 and the years ended December 31, 2023 and 2022 reflect the effect of that stock split unless otherwise noted.

Unaudited Interim Financial Information — The accompanying condensed consolidated balance sheet as of March 31, 2024, the condensed consolidated statement of operations and the condensed consolidated statements of stockholders’ deficit, for the three months ended March 31, 2024 and 2023, and the condensed consolidated statement of cash flows for the three months ended March 31, 2024 and 2023 are unaudited. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which include normal recurring adjustments, necessary for the fair statement of the Company’s financial position as of March 31, 2024 and the results of its operations and cash flows for the three months ended March 31, 2024 and 2023. The financial data and other information disclosed in these notes related to the three months ended March 31, 2024 and 2023 are also unaudited. The results for the three-month periods ended March 31, 2024 are not necessarily indicative of results to be expected for the year ending December 31, 2024, any other interim periods, or any future year or period.

The accompanying consolidated balance sheet as of December 31, 2023 has been derived from the Company’s audited financial statements for the year ended December 31, 2023. These unaudited interim condensed consolidated financial statements should be read in conjunction with the audited annual consolidated financial statements and notes thereto as of December 31, 2023 and for each of the two years in the period ended December 31, 2023 included elsewhere in this registration statement.

Liquidity and Going Concern — The accompanying condensed consolidated financial statements have been prepared in conformity with U.S. GAAP, which contemplate continuation of the Company as a going concern. The Company’s recurring net losses, negative working capital, increased accumulated deficit and stockholders’ deficit, raise substantial doubt about its ability to continue as a going concern. During the three months ended March 31, 2024, the Company incurred a net income of approximately $0.5 million (of which approximately $0.1 million stemmed from the net increase in fair value of certain convertible notes and warrants) and reported net cash used in operations of approximately $2.7 million, and approximately $3.4 million stemmed from the net gain recognized on investments. On March 31, 2024, the accumulated deficit was approximately $74.4 million and the stockholders’

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 1 — DESCRIPTION OF OPERATIONS AND BASIS OF PRESENTATION (cont.)

deficit was approximately $43.0 million. Excluding the approximately $0.1 million from the three months ended March 31, 2024 increase in fair value ($20.9 million inception to date increase in fair value) of the aforementioned convertible notes and warrants: the Company would have incurred a net gain for the three months ended March 31, 2024 of approximately $0.6 million; at March 31, 2024, the accumulated deficit would have been approximately $53.5 million and the stockholders’ deficit would have been approximately $22.0 million. In connection with these condensed consolidated financial statements, management evaluated whether there were conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to meet its obligations as they become due within one year from the date of issuance of these financial statements. Management assessed that there were such conditions and events, including a history of recurring operating losses, and negative cash flows from operating activities, and significant current debt obligations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As of March 31, 2024, the Company believes its current cash balances coupled with anticipated cash flow from operating activities may not be sufficient to meet its working capital requirements for at least one year from the date of the issuance of the accompanying condensed consolidated financial statements. The Company has issued an aggregate principal amount of $22,146,023 in unsecured 2022 and 2023 convertible notes, plus an additional $6,263,370 in the current round of Whiskey Special Ops 2023 Notes (See Notes 5, 14 and 16) to various new and existing investors including a related party, which together, have generated net cash proceeds of $22,420,870 through March 31, 2024.

In October and November 2023, the holders of the unsecured 2022 and 2023 convertible notes agreed to exchange the 2022 and 2023 convertible notes and accrued interest for common stock and prepaid warrants to purchase common stock of the Company. In April 2024, the holders of the Whiskey Notes agreed to exchange the notes and related warrants and accrued interest for common stock and prepaid warrants to purchase common stock of the Company. The aggregate fair value of the 2022 and 2023 convertible notes and the Whiskey Notes will be reclassified from Convertible Notes to equity under the terms of the respective Subscription Exchange Agreements upon the effectiveness of the Company’s anticipated IPO. (See Notes 5, 14 and 16.) Subsequent to March 31, 2024, the Company issued $540,000 of additional Whiskey Special Ops 2023 Notes. (See Note 16.)

In December 2023, the Company entered into an agreement with a wholesaler distributor network in Oklahoma, which purchases products from the Company at wholesale and resells and distributes that product throughout the state through the state’s three tier system. Since the beginning of January 2024, the Company has secured new wholesale distribution in Kansas, Kentucky, and portions of Colorado, all scheduled to start in July and August, and the leadership team is in the final stages of implementing agreements with distributors in portions of Texas to begin wholesale distribution there in the third quarter of 2024.

On January 31, 2024, we terminated a contract to produce a brand of gin for a large international spirit brand owner as we shift our focus toward putting our resources into higher margin activities under our own core brands and programs and reducing risks associated with hourly labor in certain markets. The termination of this contract is expected to result in decreased production services revenue beginning in the first quarter of 2024 while also helping us to improve our margin as we focus on higher margin activities.

Subsequent to March 31, 2024, the Company raised $100,000 under the terms of an accounts receivable factoring arrangement with a related party. (See Note 16.)

Subsequent to March 31, 2024, in May 2024, the Company filed a third amendment to its amended and restated certificate of incorporation to increase authorized capital to 75,000,000 shares, including 5,000,000 shares of preferred stock. In May 2024, the Company opened a $5,000,000 round of Series A Preferred Stock. (See Note 16.) As of June 15, 2024, as part of the Series A Preferred Stock offering, the Company received subscriptions of $1,830,000 of Series A Preferred Stock, including $675,000 in cash, and $1,155,000 in the form of 525 barrels of aged whiskey. In connection with the $1,830,000 of Series A Preferred Stock, the Company also issued 91,500 warrants to purchase common stock at the lesser of $5.00 per share or the price per share at which the common stock is sold in the Company’s initial public offering. (See Note 16.)

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 1 — DESCRIPTION OF OPERATIONS AND BASIS OF PRESENTATION (cont.)

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

Risks and Uncertainties

Global Conflict

Management continues to monitor the changing landscape of global conflicts and their potential impacts on its business. First among these concerns is the ongoing conflict in Ukraine, which has caused disruption in the grain, natural gas and fertilizer markets, and the result of which is uncertainty in pricing for those commodities. Because the Company relies on grains for part of its raw inputs, these disruptions could increase the supply costs. However, since the Company sources all its grain from local or known domestic suppliers, management considers that the impact of the Ukraine war is not significant based on the Company’s history and relationship with the existing farmers and growers. The other potential conflict the Company monitors is the threatening military activity between China and Taiwan. The Company used to source its glass bottles from suppliers in China and has recently migrated this production to Taiwan. Although the Company now has what it considers an adequate supply of its glass bottles at the current utilization rate, considering the potential disruption in Taiwan, the Company has started to evaluate new producers who can produce glass bottles in other countries. Finally, most recently the attacks on Israel and the resulting and potentially escalating tensions in the region could feed uncertainty in the oil markets, impacting prices for fuel, transportation, freight and other related items, impacting costs directly and indirectly leading to more inflation.

Inflation

The inflation rate could remain high in the foreseeable future. This could put cost pressure on the Company faster than it can raise prices on its products. In such cases the Company could lose money on products, or its margins or profits could decline. In other cases, consumers may choose to forgo making purchases that they do not deem to be essential, thereby impacting the Company’s growth plans. Likewise, labor pressures could continue to increase as employees become increasingly focused on their own standard of living, putting upward labor costs on the Company before the Company has achieved some or all of its growth plans. Management continues to focus on cost containment and is monitoring the risks associated with inflation and will continue to do so for the foreseeable future.

Interest Rates

Interest rates have been rising lately, and there are no signs that rates will drop soon. If interest rates continue to rise or remain higher than recent history has experienced, there is a risk it will cost more for the Company to conduct its business or to get access to credit. There is also a risk that consumers may feel increased economic pressure and not be willing to spend on the Company’s goods or services. Management continues to focus on interest rates and their impact on the business, the cost of borrowing and the potential impacts on its future capital-raising efforts.

U.S. Government Operations

The chance that continued inaction in Congress to secure final passage of annual spending bills puts the Company at risk of a government shutdown, which could impact its ability to secure certain federal permits through the TTB, including transfer in bond permits, and formula or label approvals. Likewise, tribal partners the Company is working with to open HDC branded distilleries and tasting rooms will rely on securing their own TTB permits. Any government shutdown could slow down progress on development, opening or operating those locations.

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates — The presentation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Significant estimates and assumptions reflected in these consolidated financial statements include the valuation of common stock, common stock warrants, convertible notes, warrant liabilities, and stock options. Results could differ from those estimates. Estimates are periodically reviewed due to changes in circumstances, facts, and experience. Changes in estimates are recorded in the period in which they become known.

Fair value option — As permitted under ASC Topic 825, Financial Instruments (“ASC Topic 825”), the Company has elected the fair value option to account for its convertible notes issued since 2022. In accordance with ASC Topic 825, the Company records the convertible notes at fair value with changes in fair value recorded as a component of other income (expense) in the consolidated statements of operations. As a result of applying the fair value option, direct costs and fees related to the convertible notes are expensed as incurred and are not deferred. The Company concluded it is appropriate to apply the fair value option as they are liabilities not classified as a component of stockholders’ equity (deficit). In addition, the convertible notes meet other applicable criteria for electing fair value option under ASC Topic 825.

Fair value measurements — Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. There is a hierarchy based upon the transparency of inputs used in the valuation of an asset or liability. The valuation hierarchy contains three levels:

Level 1 —	Valuation inputs are unadjusted quoted market prices for identical assets or liabilities in active markets.
Level 2 —

Valuation inputs are quoted prices for identical assets or liabilities in markets that are not active, quoted market prices for similar assets and liabilities in active markets and other observable inputs directly or indirectly related to the assets or liabilities being measured.

Level 3 —	Valuation inputs are unobservable and significant to the fair value measurement.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize observable inputs and minimize unobservable inputs.

In determining the appropriate levels, the Company analyzes the assets and liabilities measured and reported on a fair value basis. At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3.

The Company’s financial instruments consist primarily of cash, accounts receivable, inventory and accounts payable. The carrying amount of such instruments approximates fair value due to their short-term nature. The carrying value of long-term debt approximates fair value because of the market interest rate of the debt. The convertible notes and warrant liabilities associated with the Company’s convertible promissory notes are carried at fair value, determined according to Level 3 inputs in the fair value hierarchy described above.

During the three months ended March 31, 2024 and 2023, there were no transfers between Level 1, Level 2, and Level 3.

Convertible notes — The Company’s convertible promissory notes are recognized initially and subsequently at fair value, inclusive of their respective accrued interest at their stated interest rates, which are included in convertible notes on the Company’s consolidated balance sheets. The changes in the fair value of these convertible notes are recorded as “changes in fair value of convertible notes” as a component of other income (expenses) in the consolidated statements of operations. The changes in fair value related to the accrued interest components are also included within the single line of change in fair value of convertible notes on the consolidated statements of operations.

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Warrant liabilities — The Company issued certain warrants for the purchase of shares of its common stock in connection with the Company’s convertible notes (see Note 7) and classified them as a liability on its consolidated balance sheets. These warrants are classified as a liability under ASC 480 as the Company may settle the warrants by issuing a variable number of its common shares and the monetary value of the obligation is based solely or predominantly on a fixed monetary amount known at inception. The warrant liabilities are initially recorded at fair value on the issuance date of each warrant and are subsequently remeasured to fair value at each reporting date. Changes in the fair value of the warrant liabilities are recognized as a component of other income (expense) in the consolidated statements of operations. Changes in the fair value of the warrant liabilities will continue to be recognized until the warrants are exercised, expire or qualify for equity classification.

Concentrations of credit risk — Financial instruments potentially subjecting the Company to concentrations of credit risk consist primarily of accounts receivable, accounts payable and bank demand deposits that may, from time to time, exceed Federal Depository Insurance Corporation (“FDIC”) insurance limits. To mitigate the risks associated with FDIC insured limits the Company recently opened an Insured Cash Swap (“ICS”) service account at its primary bank. Under terms of the ICS, when the bank places funds for the Company using ICS, the deposit is sent from the Company’s transaction account into deposit accounts at other ICS Network banks in amounts below the standard FDIC insured maximum of $250,000 for overnight settling. If the Company’s account exceeds the FDIC limit of $250,000 at the end of the business day, funds are automatically swept out by our bank and spread among partner banks in accounts, each totaling less than $250,000. This makes the Company’s funds eligible for FDIC insurance protection each day. The funds are then swept back into the Company’s account at the beginning of the next business day. The aggregate limit that can be protected for the Company under this program is approximately $150 million.

The Company considers the concentration of credit risk associated with its accounts receivable to be commercially reasonable and believes that such concentration does not result in the significant risk of near-term severe adverse impacts. As of March 31, 2024 and Decembre 31, 2023, the Company had customers that individually represented 10% or more of the Company’s accounts receivable. There were four and two individual customers that represented 82% and 71% of total accounts receivable, as of March 31, 2024 and December 31, 2023, respectively. There were five and five individual customer accounts that represented 81% and 85% of total revenue for the three months ended March 31, 2024 and 2023, respectively. There were three and three individual suppliers that represented 44% and 48% of total accounts payable, as of March 31, 2024 and December 31, 2023, respectively.

Accounts receivable — Accounts receivable are reported at net realizable value. Receivables consist of amounts due from distributors. In evaluating the collectability of individual receivable balances, the Company considers several factors, including the age of the balance, the customers’ historical payment history, its credit worthiness and economic trends. There was no allowance for credit losses to reflect CECL adoption as of March 31, 2024 and December 31, 2023.

Inventories — Inventories are stated at the lower of cost or net realizable value, with cost being determined under the weighted average method, and consist of raw materials, work-in-process, and finished goods. Costs associated with spirit production and other costs related to manufacturing of products for sale, are recorded as inventory. Work-in-process inventory is comprised of all accumulated costs of raw materials, direct labor, and manufacturing overhead to the respective stage of production. Finished goods and raw materials inventory includes the supplier cost, shipping charges, import fees, and federal excise taxes. Management routinely monitors inventory and periodically writes off damaged and unsellable inventory. There was no valuation allowance as of March 31, 2024 and December 31, 2023.

The Company holds volumes of barreled whiskey, which will not be sold within one year due to the duration of the aging process. Consistent with industry practices, all barreled whiskey is classified as work-in-process inventory and is included in current assets.

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Goodwill — Goodwill represents the excess of the purchase price over the fair value of the net assets acquired in a business combination. Goodwill is not subject to amortization, and instead, assessed for impairment annually at the end of each fiscal year, or more frequently when events or changes in circumstances indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying amount in accordance with ASC 350 — Intangibles — Goodwill and Other.

The Company has the option to first assess qualitative factors to determine whether events or circumstances indicate it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, in which case a quantitative impairment test is not required.

As provided for by ASU 2017-04, Simplifying the Test for Goodwill Impairment, the quantitative goodwill impairment test is performed by comparing the fair value of the reporting unit with its carrying amount, including goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not impaired. An impairment loss is recognized for any excess of the carrying amount of the reporting unit over its fair value up to the amount of goodwill allocated to the reporting unit. Income tax effects from any tax-deductible goodwill on the carrying amount of the reporting unit are considered when measuring the goodwill impairment loss, if applicable.

Finite-Lived Intangible Assets — Intangible assets are recorded at cost less any accumulated amortization and any accumulated impairment losses. Intangible assets acquired through business combinations are measured at fair value at the acquisition date.

Intangible assets with finite lives are comprised of customer relationships and intellectual property and are amortized over their estimated useful lives on an accelerated basis over the projected pattern of economic benefits. Finite-lived intangible assets are reviewed for impairment annually, or more frequently when events or changes in circumstances indicate that it is more likely than not that the fair value has been reduced to less than its carrying amount.

Business Combinations — The Company accounts for business combinations under the acquisition method of accounting in accordance with ASC 805 — Business Combinations, by recognizing the identifiable tangible and intangible assets acquired and liabilities assumed, measured at the acquisition date fair value. The determination of fair value involves assumptions, estimates and judgments. The initial allocation of the purchase price is considered preliminary and therefore subject to change until the end of the measurement period (up to one year from the acquisition date). Goodwill as of the acquisition date is measured as the excess of consideration transferred over the net assets acquired. Contingent consideration is included within the purchase price and is initially recognized at fair value as of the acquisition date. Contingent consideration classified as either an asset or liability, is remeasured to fair value each reporting period, until the contingency is resolved. Changes in contingent consideration period-over-period are recognized in earnings.

Acquisition related expenses are recognized separately from the business combination and are expensed as incurred.

Deferred transaction costs — Deferred transaction costs consist of direct legal, accounting, filing and other fees and costs directly attributable to: the proposed Business Combination Agreement that was terminated in May 2023 (see Note 1); and, the Company’s contemplated IPO. Deferred transaction costs were approximately $1,556,568 and $1,397,964 as of March 31, 2024 and December 31, 2023, respectively. As of May 18, 2023, the Business Combination Agreement was terminated. Subsequent to the termination of the Business Combination Agreement, the Company is contemplating an initial public offering (“IPO”). Accordingly, the deferred offering costs relating to the Company’s contemplated IPO will continue to be deferred and capitalized as incurred, and were $1,556,568 and $1,397,964 as of March 31, 2024 and December 31, 2023, respectively. The deferred offering costs relating to the Company’s contemplated IPO will be offset against IPO proceeds upon the consummation of the offering. In the event the IPO is terminated, abandoned or significantly delayed, any deferred transaction costs will be immediately recognized in operating expenses.

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Property and equipment, net of accumulated depreciation — Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets — generally three to twenty years. Leasehold improvements are amortized on a straight-line basis over the shorter of the asset’s estimated useful life or the term of the lease. Construction in progress is related to the construction or development of property and equipment that have not yet been placed in service for their intended use. When the asset is available for use, it is transferred from construction in progress to the appropriate category of property and equipment and depreciation on the item commences.

Upon retirement or sale, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the consolidated statements of operations. Costs of maintenance and repairs are charged to expense as incurred; significant renewals and betterments are capitalized.

Leases — The Company adopted ASC 842, Leases (“ASC 842”) as of January 1, 2022. ASC 842 was adopted using the modified retrospective transition approach, with no restatement of prior periods or cumulative adjustments to accumulated deficit. Upon adoption, the operating lease right-of-use (“ROU”) asset was measured at cost, which included the initial measurement of the lease liability, prepaid rent and initial direct costs incurred by the Company, less incentives received. The operating lease liability represents the present value of the remaining minimum lease payments as of January 1, 2022. The Company elected the package of three practical expedients, which allowed an entity to carry forward prior conclusions related to whether any expired or existing contracts are or contain leases, the lease classification for any expired or existing leases and initial direct costs for existing leases. The Company elected not to apply the use-of-hindsight to reassess the lease term. The Company elected not to recognize leases with an initial term of 12 months or less within the consolidated balance sheets and to recognize those lease payments on a straight-line basis in the consolidated statements of operations over the lease term. The Company elected the practical expedient to not separate lease and non-lease components for all leases. The new lease accounting standard also provides practical expedients for an entity’s ongoing accounting.

The Company has operating leases for corporate offices, warehouses, distilleries and tasting rooms that are accounted for under ASC 842. The Company determines if an arrangement is a lease at inception. Operating lease ROU assets represent the Company’s right to use an underlying asset for the lease term and operating lease liabilities represent the Company’s obligation to make lease payments arising from a lease. Operating lease ROU assets and lease liabilities are recognized at the commencement date based on the present value of the future minimum lease payments over the lease term. The Company recognizes lease expense for lease payments on a straight-line basis over the term of the lease. Operating lease ROU assets also include the impact of any lease incentives. An amendment to a lease is assessed to determine if it represents a lease modification or a separate contract. Lease modifications are reassessed as of the effective date of the modification. For modified leases, the Company also reassess the lease classification as of the modification’s effective date.

The interest rate used to determine the present value of the future lease payments is the Company’s incremental borrowing rate, because the interest rate implicit in the Company’s operating leases is not readily determinable. The incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in the economic environments where the leased asset is located. The incremental borrowing rate is calculated by modeling the Company’s credit rating on its history arm’s-length secured borrowing facility and estimating an appropriate credit rating for similar secured debt instruments. The Company’s calculated credit rating on secured debt instruments determines the yield curve used. In addition, an incremental credit spread is estimated and applied to reflect the Company’s ability to continue as a going concern. Using the spread adjusted yield curve with a maturity equal to the remaining lease term, the Company determines the borrowing rates for all operating leases.

The Company’s operating lease terms include periods under options to extend or terminate the operating lease when it is reasonably certain that the Company will exercise that option in the measurement of its operating lease ROU assets and liabilities. The Company considers contractual-based factors such as the nature and terms of the renewal or termination, asset-based factors such as the physical location of the asset and entity-based factors such as the importance

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

of the leased asset to the Company’s operations to determine the operating lease term. The Company generally uses the base, non- cancelable lease term when determining the operating lease ROU assets and lease liabilities. The ROU asset is tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable in accordance with Accounting Standards Codification Topic 360, Property, Plant, and Equipment.

Operating lease transactions are included in operating lease ROU assets, current operating lease liabilities and operating lease liabilities, net of current portion on the consolidated balance sheets.

Impairment of long-lived assets — All of the Company’s long-lived assets held and used are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends and significant changes or planned changes in the use of the assets. When such an event occurs, future cash flows expected to result from the use of the asset and its eventual disposition is estimated. If the undiscounted expected future cash flows are less than the carrying amount of the asset, an impairment loss is recognized for the difference between the asset’s fair value and its carrying value. The Company did not record any impairment losses on long-lived assets for the three months ended March 31, 2024 and 2023.

Investments/Investment in Flavored Bourbon LLC — Non-marketable equity investments of privately held companies are accounted for as equity securities without readily determinable fair value at cost minus impairment, as adjusted for observable price changes in orderly transactions for identical or similar investment of the same issuer pursuant to Accounting Standards Codification (“ASC”) Topic 321 Investments — Equity Securities (“ASC 321”) as the Company does not exert any significant influence over the operations of the investee company.

The Company performs a qualitative assessment at each reporting period considering impairment indicators to evaluate whether the investment is impaired. Impairment indicators that the Company considers include but are not limited to; i) a significant deterioration in the earnings performance, credit rating, asset quality, or business prospects of the investee, ii) a significant adverse change in the regulatory, economic, or technological environment of the investee, iii) a significant adverse change in the general market condition of either the geographical area or the industry in which the investee operates, iv) a bona fide offer to purchase, an offer by the investee to sell, or a completed auction process for the same or similar investment for an amount less than the carrying amount of that investment; v) factors that raise significant concerns about the investee’s ability to continue as a going concern, such as negative cash flows from operations, working capital deficiencies, or noncompliance with statutory capital requirements or debt covenants. If the qualitative assessment indicates that the investment is impaired, a loss is recorded equal to the difference between the fair value and carrying value of the investment.

As of March 31, 2024 and December 31, 2023, the Company had a 12.2% and 15.1% ownership interest in Flavored Bourbon, LLC, respectively, and did not record any impairment charges related to its investment in Flavored Bourbon, LLC for the year ended December 31, 2023. See also Note 5 — Payment Upon Sale of Flavored Bourbon, LLC. In January 2024, Flavored Bourbon LLC conducted a capital call, looking to raise $12 million from current and new investors at the same valuation as the last raise. The Company chose not to participate in the raise, but still retained its rights to full recovery of is capital account of $25.3 million, with the Company being guaranteed a pay out of this $25.3 million in the event the brand is sold to a third party, or the Company can block such sale. As of March 31, 2024, a total of $9,791,360 of the $12 million was raised, with the remainder targeted to be raised by the end of 2024. The Company retains 12.2% ownership interest in this entity plus a 2.5% override in the waterfall of distributions. As a result of the January 2024 capital call, in accordance with adjusting for observable price changes for similar investments of the same issuer pursuant to ASC 321 as noted above, the Company performed a qualitative assessment of its Investment in Flavored Bourbon, LLC. The company’s analysis determined the fair value of its Investment in Flavored Bourbon, LLC, should be adjusted to $14,285,000, with the resulting increase in fair value of $3,421,000 recorded as gain on increase in value of Flavored Bourbon, LLC on the condensed consolidated statement of operations for the three months ended March 31, 2024.

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Treasury stock — Treasury stock is shares of the Company’s own stock that have been issued and subsequently repurchased by the Company. Converting outstanding shares to treasury shares does not reduce the number of shares issued but does reduce the number of shares outstanding. These shares are not eligible to receive dividends.

The Company accounts for treasury stock under the cost method. Upon the retirement of treasury shares, the Company deducts the par value of the retired treasury shares from common stock and allocates the excess of cost over par as a deduction to additional paid-in capital based on the pro-rata portion of additional paid-in-capital, and the remaining excess as an increase to accumulated deficit. Retired treasury shares revert to the status of authorized but unissued shares. All shares repurchased to date have been retired. For the three months ended March 31, 2024 and 2023, the Company repurchased no shares of common stock.

Segment reporting — The Company operates in a single segment. The segment reflects how the Company’s operations are evaluated by senior management and the structure of its internal financial reporting. Both financial and certain non-financial data are reported and evaluated to assist senior management with strategic planning.

Revenue recognition — The Company’s revenue consists primarily of the sale of spirits domestically in the United States. Customers consist primarily of direct consumers. The Company’s revenue generating activities have a single performance obligation and are recognized at the point in time when control transfers and the obligation has been fulfilled, which is when the related goods are shipped or delivered to the customer, depending upon the method of distribution and shipping terms. Revenue is measured as the amount of consideration the Company expects to receive in exchange for the sale of a product. Revenue is recognized net of any taxes collected from customers, which are subsequently remitted to governmental authorities. Sales terms do not allow for a right of return unless the product is damaged. Historically, returns have not been material to the Company. Amounts billed to customers for shipping and handling are included in sales. The results of operations are affected by economic conditions, which can vary significantly by time of year and can be impacted by the consumer disposable income levels and spending habits.

Direct to Consumer — The Company sells its spirits and other merchandise directly to consumers through spirits club memberships, at the Heritage Distilling tasting rooms and through the internet (e-commerce).

Spirits club membership sales are made under contracts with customers, which specify the quantity and timing of future shipments. Customer credit cards are charged in advance of quarterly shipments in accordance with each contract. The Company transfers control and recognizes revenue for these contracts upon shipment of the spirits to the customer.

Tasting room and internet spirit sales are paid for at the time of sale. The Company transfers control and recognizes revenue for the spirits and merchandise when the product is either received by the customer (on-site tasting room sales) or upon shipment to the customer (internet sales).

The Company periodically offers discounts on spirits and other merchandise sold directly to consumers through spirits club memberships, at the Heritage Distilling tasting rooms and through the internet. All discounts are recorded as a reduction of retail product revenue.

Wholesale — The Company sells its spirits to wholesale distributors under purchase orders. The Company transfers control and recognizes revenue for these orders upon shipment of the spirits from the Company’s warehouse facilities. Payment terms to wholesale distributors typically range from 30 to 45 days. The Company pays depletion allowances to its wholesale distributors based on their sales to their customers which are recorded as a reduction of wholesale product revenue. The Company also pays certain incentives to distributors which are reflected net within revenues as variable consideration. The total amount of depletion allowances and sales incentives for three months ended March 31, 2024 and 2023 were $18,106 and $8,951, respectively.

In December 2023, the Company entered into an agreement with a wholesaler distributor network in Oklahoma, which purchases products from the Company at wholesale and resells and distributes that product throughout the state through the state’s three tier system. Since the beginning of January 2024, the Company has secured new wholesale distribution in Kansas, Kentucky, and portions of Colorado and scheduled to start in July and

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

August, and the leadership team is in the final stages of implementing agreements with distributors in portions of Texas to begin wholesale distribution there in the third quarter of 2024. This is a significant expansion from the Company’s core distribution footprint in the Pacific Northwest.

Third Party — The Company produces and sells barreled spirits to Third Party customers who either hold them for investment or who have a plan to use the product in the future once the spirits are finished aging. Third Party Barreled Spirits are paid with a deposit up front, with the remainder billed at the time of completion when the finished spirits are then produced and supplied to the customer. In most cases, the barrels are stored during aging for the customer at a fee. As of March 31, 2024 and December 31, 2023, the Company had deferred revenues of $518,823 and $1,214,504, respectively, included in other current liabilities within the consolidated balance sheets. These performance obligations are expected to be satisfied within one year.

Service revenue — Represents fees for distinct value-added services that the Company provides to third parties, which may include production, bottling, marketing consulting and other services aimed at growing and improving brands and sales. Revenue is billed monthly and earned and recognized over-time as the agreed upon services are completed. The Company recorded $474,178 and $643,466 in service revenue in the condensed consolidated statements of operations for the three months ended March 31, 2024 and 2023, respectively. There is no contractually committed service revenue that would give rise to an unsatisfied performance obligation at the end of each reporting period.

The following table presents revenue disaggregated by sales channel:

	For the Three Months Ended March 31,
	2024	2023
Direct to Consumer	$742,443	$546,248
Wholesale	318,157	327,272
Third Party	171,223	80,086
Total Products Net Sales	1,231,823	953,606
Services	474,336	643,466
Total Net Sales	$1,706,159	$1,597,072

Substantially all revenue is recognized from sales of goods or services transferred when contract performance obligations are met. As such, the accompanying consolidated financial statements present financial information in a format which does not further disaggregate revenue, as there are no significant variations in economic factors affecting the nature, amount, timing, and uncertainty of cash flows.

Excise taxes — Excise taxes are levied on alcoholic beverages by governmental agencies. For imported alcoholic beverages, excise taxes are levied at the time of removal from the port of entry and are payable to the U.S. Customs and Boarder Protection (the “CBP”). For domestically produced alcoholic beverages, excise taxes are levied at the time of removal from a bonded production site and are payable to the Alcohol and Tobacco Tax and Trade Bureau (the “TTB”). These taxes are not collected from customers but are instead the responsibilities of the Company. The Company’s accounting policy is to include excise taxes in “Cost of Sales” within the consolidated statements of operations, which totaled $45,842 and $35,195 for the three months ended March 31, 2024 and 2023, respectively.

Shipping and handling costs — Shipping and handling costs of $89,926 and $9,551 were included in “Cost of Sales” within the condensed consolidated statements of operations for the three months ended March 31, 2024 and 2023 respectively. Costs are higher in 2024 versus the same time period in 2023 as the Company incurred additional shipping charges from a third party for much of the Company’s eCommerce sales.

Stock-based compensation — The Company measures compensation for all stock-based awards at fair value on the grant date and recognizes compensation expense over the service period on a straight-line basis for awards expected to vest.

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The fair value of stock options granted is estimated on the grant date using the Black-Scholes option pricing model. The Company uses a third-party valuation firm to assist in calculating the fair value of the Company’s stock options. This valuation model requires the Company to make assumptions and judgment about the variables used in the calculation, including the volatility of the Company’s common stock and assumed risk-free interest rate, expected years until liquidity, and discount for lack of marketability. Forfeitures are accounted for and are recognized in calculating net expense in the period in which they occur. Stock-based compensation from vested stock options, whether forfeited or not, is not reversed.

In the past the Company granted stock options to purchase common stock with exercise prices equal to the value of the underlying stock, as determined by the Company’s Board of Directors on the date the equity award was granted.

The Board of Directors determines the value of the underlying stock by considering several factors, including historical and projected financial results, the risks the Company faced at the time, the preferences of the Company’s stockholders, and the lack of liquidity of the Company’s common stock. Subsequent to March 31, 2024 in June 2024, after reviewing market value analysis presented to it by is underwriter and a separate market analysis from its outside valuation service provider, the Board of Directors determined the fair market value of the underlying stock to be $5.00 per share.

During the three months ended March 31, 2024 and 2023, the Company did not grant any stock option awards. The Company has not granted any stock options since 2019, when the Company’s 2018 Plan was terminated in favor of the 2019 Plan, under which the Company has granted RSUs. See Note 9. Subsequent to March 31, 2024, the Company has prepared for approval by the Board of Directors and Shareholders prior to the effective date of this offering the 2024 Plan (the “2024 Plan”), which would authorize up to 2,500,000 shares of common stock to be issued under the new 2024 Plan upon its adoption and the consummation of Company’s planned offering (See Note 16.)

Stock option awards generally vest on time-based vesting schedules. Stock-based compensation expense is recognized based on the value of the portion of stock-based payment awards that is ultimately expected to vest and become exercisable during the period. The Company recognizes compensation expense for all stock-based payment awards made to employees, directors, and non-employees using a straight-line method, generally over a service period of four years.

Advertising — The Company expenses costs relating to advertising either as costs are incurred or the first time the advertising takes place. Advertising expenses totaled $85,278 and $120,949 for the three months ended March 31, 2024 and 202 respectively and were included in “Sales and marketing” in the condensed consolidated statements of operations. Costs were higher in 2023 as one additional large sponsorship contract existed at that time that was not renewed in 2024.

Income taxes — The Company follows the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 740, “Income Taxes” for establishing and classifying any tax provisions for uncertain tax positions. The Company’s policy is to recognize and include accrued interest and penalties related to unrecognized tax benefits as a component of income tax expenses. The Company is not aware of any entity level uncertain tax positions.

Income taxes are accounted for under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the condensed consolidated financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in operations in the period that includes the enacted date.

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net loss per share attributable to common stockholders — The Company computed basic net loss per share attributable to common stockholders by dividing net loss attributable to common stockholders by the weighted-average number of common stock outstanding for the period, without consideration for potentially dilutive securities. The Company computes diluted net loss per common share after giving consideration to all potentially dilutive common stock, including stock options, restricted stock unit (“RSU”) awards, and warrants to purchase common stock outstanding during the period determined using the treasury-stock method as well as the convertible notes outstanding during the period determined using the if-converted method, except where the effect of including such securities would be antidilutive.

Recently adopted accounting pronouncements standards — In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326), which establishes a new approach to estimate credit losses on certain financial instruments. The update requires financial assets measured at amortized cost to be presented at the net amount expected to be collected. The amended guidance will also update the impairment model for available-for-sale debt securities, requiring entities to determine whether all or a portion of the unrealized loss on such securities is a credit loss. The standard became effective for interim and annual periods beginning after December 15, 2022. Effective January 1, 2023, the Company adopted the provisions of ASU No. 2016-13 and determined that adoption did not have a material impact on our consolidated financial statements.

NOTE 3 — INVENTORIES

Inventories consisted of the following:

	March 31, 2024	December 31, 2023
Finished Goods	$570,623	$531,302
Work-in-Process	996,407	989,712
Raw Materials	1,134,195	1,235,336
Total Inventory	$2,701,225	$2,756,350

NOTE 4 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	Estimated Useful Lives (in years)	March 31, 2024	December 31, 2023
Machinery and Equipment	5 to 20	$3,545,572	$3,469,204
Leasehold Improvements	Lease term	7,378,639	7,378,639
Computer and Office Equipment	3 to 10	2,478,715	2,492,310
Vehicles	5	248,304	248,304
Construction in Progress	N/A	11,500	11,500
Total Property and Equipment		13,662,730	13,599,957
Less: Accumulated Depreciation		(7,445,478)	(7,171,845)
Property and Equipment, net of Accumulated Depreciation		$6,217,252	$6,428,112

Depreciation expense related to property and equipment for the three months ended March 31, 2024 and 2023 was $320,465 and $445,464 respectively.

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 5 — CONVERTIBLE NOTES

Increased Authorized Capital for Convertible Notes

On October 30, 2023, the Company’s Board of Directors and shareholders took certain actions and approved amendments to the Company’s amended and restated certificate of incorporation and bylaws in preparation for a planned initial public offering (the “Actions and Amendments”). These Actions and Amendments, among other things: increased the Company’s authorized capital from 3,000,000 shares to 10,000,000 shares, including 9,500,000 shares of common stock and 500,000 shares of Founders Common Stock (which Founders Common Stock has four votes per share). Subsequent to December 31, 2023, the Company filed a second amendment to its amended and restated certificate of incorporation to increase authorized capital to 70,000,000 shares. Further, in May 2024, the Company filed a third amendment to its amended and restated certificate of incorporation to increase authorized capital to 75,000,000 shares, including 5,000,000 shares of preferred stock. (See Note 16.). Upon approval of the October 30, 2023 increase in authorized shares, the 2022 and 2023 Convertible Notes were exchanged (contingent upon the consummation of this offering) for 3,312,148 shares of common stock and 507,394 prepaid warrants; The actual unconditional exchange of the Convertible Notes and reclassification of the aggregate March 31, 2024 fair value of $20,008,458 in Convertible Notes to equity under the terms of the Subscription Exchange Agreement will occur upon the effectiveness of the Company’s anticipated IPO — which is the remaining prerequisite for the unconditional exchange of the 2022 and 2023 Convertible Notes for equity. Until such time, the Convertible Notes will remain on our balance sheet and the change in their fair value will also continue to be recognized as Other Income/(Expense) in our Statement of Operations.

2022 Convertible Promissory Notes

During April 2022 through December 2022, the Company issued multiple unsecured convertible promissory notes (the “2022 Notes”) with aggregate net cash proceeds of approximately $10,740,000 and aggregate principal sum of $14,599,523 to various new and existing investors, including $4,675,000 in cash proceeds and $6,311,250 in principal to a related party (See Note 14). In February 2023, the Company issued one convertible note to an existing investor under the terms of the 2022 Notes with net cash proceeds of $260,000 and a principal sum of $351,000. In May 2023, the Company agreed with one investor to transfer their 2022 Note with a principal sum of $135,000 to instead be included under their 2023 Round 3 Note (for a total Round 3 Note of $2,160,000 for said investor). Aggregate cash proceeds and principal sum of the 2022 Notes totaled $10,900,000 and $14,815,523, respectively, including $4,675,000 of cash proceeds and $6,311,250 of principal to a related party. The 2022 Notes have a maturity date of July 31, 2024. The 2022 Notes are convertible, in whole or in part, into shares of the Company’s common stock at a conversion price of $157.89 per share at the option of the convertible noteholders, at any time and from time to time. If the Company consummates an IPO or a merger with a SPAC (a “deSPAC merger”), the unpaid and accrued balances of the 2022 Notes and the associated interest will automatically convert into the Company’s common stock at a discounted conversion price from either the price per share at which the Company’s common stock is sold in the IPO or the redemption price per share under a deSPAC merger. The 2022 Notes also contain certain other covenants that, among other things, impose certain restrictions on indebtedness and investments. The 2022 Notes may be used for general corporate purposes, including working capital needs, capital expenditures, and the share repurchase program. In October & November 2023, the holders of the 2022 Notes agreed to exchange the convertible notes and accrued interest under the mandatory conversion provision of the 2022 Notes, for common stock of the Company. (See “Exchange of 2022 and 2023 Convertible Promissory Notes“ below.)

2023 Convertible Promissory Notes

Beginning in March 2023 through August 2023, the Company issued multiple convertible promissory notes (collectively the “2023 Convertible Notes”) with various terms to various new and existing investors with aggregate net cash proceeds of $5,330,000 and aggregate principal sum of $7,230,500 (of which $2,950,000 in cash proceeds and $3,982,500 in principal was from a related party). In October & November 2023, the holders of the 2023 Convertible Notes agreed to exchange the convertible notes and accrued interest for common stock and prepaid warrants to purchase common stock of the Company. (See “Exchange of 2022 and 2023 Convertible Promissory Notes“ below.)

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 5 — CONVERTIBLE NOTES (cont.)

Exchange of 2022 and 2023 Convertible Promissory Notes

In October 2023 the holders of the 2022 and 2023 Convertible Notes entered into a Subscription Exchange Agreement to exchange into equity the value of their 2022 and 2023 Convertible Notes with all accrued interest and fees through, and effective as of, June 30, 2023. In October 2023, in accordance with the Subscription Exchange Agreement, and upon approval of an increase in authorized capital to accommodate such exchange, an aggregate fair value of $33,849,109 in convertible notes was exchanged (contingent upon the consummation of this offering) for an aggregate of 3,312,148 shares of common stock (with a previous fair value of $30,344,094 as of September 30, 2023 and a principal amount of $24,795,755, including accrued interest) and 507,394 prepaid warrants to purchase common stock (with a previous fair value of $3,505,015 as of September 30, 2023 and a principal amount of $1,714,574, including accrued interest). As of March 31, 2024, the aggregate fair value of the convertible notes had decreased to $20,008,458 (with $19,126,031 attributable to the 3,312,148 shares of common stock, and $882,427 attributable to the 507,394 prepaid warrants to purchase common stock.) As of March 31, 2024, the $16,275,433 decrease in fair value of the 2022 and 2023 Convertible Notes, is included as a gain in the change in fair value of convertible notes in our condensed consolidated statement of operations for the three months ended March 31, 2024. As further discussed below (See Note 8 — Fair Value Measurement) such valuation reflects the fixed number of shares and prepaid warrants exchanged for the convertible notes as impacted by the valuation methodologies and inputs, including an estimated common stock share value of $7.50 ($13.16 post split) per share as of March 31, 2024.

The aggregate fair value of the exchanged notes will be reclassified from Convertible Notes to equity under the terms of the Subscription Exchange Agreement upon the effectiveness of the Company’s anticipated IPO — which is the remaining prerequisite for the unconditional exchange of the 2022 and 2023 Convertible Notes for equity. At which time, the value of the shares and prepaid warrants will be recorded as common stock at the IPO price per share (currently estimated at $5.00 per share), and the remaining fair value of the Convertible Notes will be recognized as a gain in Change in Value of Convertible Notes on our condensed consolidated statement of operations for the three months ended March 31, 2024 (calculated using an assumed IPO price of $5.00 per share as of the anticipated IPO.)

The agreement had a true up provision in the event the eventual IPO price is higher or lower than the conversion rate of $13.16 per share stated in the document. Under the terms of the Subscription Exchange Agreement, the true up provision was eliminated and the strike price of the warrants related to the 2022 Notes was fixed at a negotiated fixed, non-adjustable rate of $6.00 per share. If the Company has not listed the Common Stock on a national or international securities exchange by October 31, 2024, the Holder will have the right to exchange the Common Stock issued under the Subscription Exchange Agreement for promissory notes (the “New Notes”) on terms substantially similar to the Notes exchanged (contingent upon the consummation of this offering) in October 2023. When the Subscription Exchange Agreement was executed, the company did not have enough shares of common stock in the authorized capital account to accommodate all shares due. The Note Holders agreed to waive any requirement of the Company to have enough shares in the authorized capital account to account for the exchange for common stock and prepaid warrants.

Payment Upon Sale of Flavored Bourbon, LLC

Under the terms of the 2022 and 2023 Convertible Promissory Notes’ Securities Purchase Agreements, upon the sale of the Flavored Bourbon brand to an arm’s length third party and the receipt by the Company of any proceeds due to it from such brand sale, the holders of the 2022 and 2023 Convertible Promissory Notes shall receive a one-time payment in an amount equal to 150% of their original subscription amount. Such payment shall be in addition to any other amounts otherwise due and shall survive the conversion or repayment of the 2022 and 2023 Convertible Promissory Notes. Accordingly, the $10,900,000 in 2022 Convertible Promissory Notes subscriptions and $5,430,000 in 2023 Convertible Promissory Notes subscriptions will be due an aggregate of $24,495,000 upon the sale of Flavored Bourbon, LLC to an arm’s length third party.

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 5 — CONVERTIBLE NOTES (cont.)

2023 Series — Convertible Whiskey Special Ops 2023 Notes

In September 2023, the Company opened a $5,000,000 round of convertible notes with a 12.5% interest rate and an August 29, 2026 maturity date (the “Whiskey Special Ops 2023 Notes” or the “Whiskey Notes”). In March 2024, the round was increased to $10,000,000. As of March 31. 2024 and December 31, 2023, the Company had $6,263,370 and $2,975,000, respectively, in outstanding principal of Whiskey Special Ops 2023 Notes with: a fair value for the Notes (separately) of $21,112,934 and $1,452,568, respectively, (of which, $2,072,500 and $800,000, respectively, in principal and $7,178,641 and $390,607, respectively, in Fair Value was with a related party); and a fair value for the related Warrant Liability of $567,050 and $1,512,692, respectively, (of which $178,997 and $406,774, respectively, in Fair Value was with a related party). The Whiskey Special Ops 2023 Notes include warrant coverage equal to the Subscription Amount actually paid by the Holder pursuant to the Securities Purchase Agreement, divided by the Exercise Price, as defined as the price per share of the Company’s assumed IPO or, in the event the Company has not consummated the IPO, $10.00 dollars per share. Total warrants outstanding if calculated using an assumed IPO price of $5.00 per share as of March 31, 2024 would be 1,218,174 (of which 380,000 would be to a related party). The warrants include a mandatory cashless exercise provision whereby any warrants not previously exercised, will be automatically cashlessly exercised, beginning on the third anniversary of their issuance date, on any trading day that the 20-day VWAP of the common stock equals or exceeds a price per share equal to or greater than 125% of the exercise price of the warrant.

The Company agreed to make royalty payments on the Whiskey Special Ops 2023 Notes at the rate of $10 per bottle of a new product offering of Special Forces labelled spirits. As of March 31, 2024, the Company had sold 7,564 bottles of the new product offering of Special Forces labelled spirits, representing more than $686,418 in retail shelf value, and recorded $75,640 of royalties due to the Whiskey Special Ops Noteholders. These royalties were eliminated in conjunction with the exchange of the Whiskey Notes and related Warrants into common stock subsequent to March 31, 2024.

The outstanding balance of the Whiskey Special Ops 2023 Notes and accrued interest may, in whole or part, be converted into common stock prior to maturity at the option of the holder so long as the price per share is equal to or greater than the original IPO price. Any principal and accrued interest remaining outstanding upon maturity will be mandatorily converted into common stock of the Company at the rate of $1.25 per $1.00 of outstanding principal and accrued interest at a price per share equal to the then market price per share, but in no case less than 80% of the Company’s original IPO price. The aggregate Fair Value of $21,112,934 and $1,452,562, respectively, in Whiskey Notes (separately) and the related Fair Value of the Warrant Liability of $567,050 and $1,512,692, respectively, as of March 31, 2024 and December 31, 2023 will be reclassified from being a liability to equity under the terms of the Subscription Exchange Agreement upon the effectiveness of the Company’s anticipated IPO — which is the remaining prerequisite for the unconditional conversion of the Whiskey Notes into equity.

Exchange of Whiskey Notes

Subsequent to March 31, 2024, through April 26, 2024 the Whiskey Notes (including 755,919 related Warrants based on a $5.00 per share exercise price) agreed to exchange for common stock. The then outstanding $22,695,125 in aggregate fair value, (including $8,492,828 which was with a related party); $8,526,245 of principal amount, including accrued interest (including $3,247,425 which was with a related party); $6,630,870 of proceeds, (of which $2,233,000 was with a related party) of the Whiskey Notes and related Warrants (Warrant Liability), in accordance with a Subscription Exchange Agreement, exchanged (contingent upon the consummation of this offering) for a total of 2,399,090 shares of our common stock and 546,927 prepaid warrants to purchase our common stock (of which 1,203,783 shares were with a related party). The aggregate fair value of the exchanged Whiskey Notes and related Warrants will be reclassified from liabilities to equity under the terms of the Subscription Exchange Agreement upon the effectiveness of the Company’s anticipated IPO — which is the remaining prerequisite for the unconditional exchange of the Whiskey Notes for equity. At which time, the value of the shares and prepaid warrants will be recorded as common stock at the IPO price per share (currently estimated at $5.00 per share), and the remaining fair value of the Convertible Notes will be recognized as a gain in Change in Value of Convertible Notes on our condensed consolidated statement of operations for the three months ended March 31, 2024 (calculated using an assumed IPO price of $5.00 per share as of the anticipated IPO.)

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 5 — CONVERTIBLE NOTES (cont.)

Convertible Notes at fair value consisted of the following:

	March 31, 2024	December 31, 2023
2022 Convertible Promissory Notes	$10,704,697	$18,801,206
2023 Convertible Promissory Notes	9,303,761	17,482,685
Whiskey Special Ops 2023 Notes	21,112,934	1,452,568
Total Convertible Notes Payable	$41,121,392	$37,736,459
Less: Convertible Notes Payable, Current	(20,008,458)	(36,283,891)
Convertible Notes Payable, net of Current Portion	$21,112,934	$1,452,568

NOTE 6 — BORROWINGS

Borrowings of the Company, not including the Convertible Notes discussed in Note 5, consisted of the following:

	March 31, 2024	December 31, 2023
Silverview Loan	$12,250,000	$12,250,000
PPP Loan	2,269,456	2,269,456
COVID19 TTS Loan	39,247	—
City of Eugene	389,875	—
Channel Partners Loan	108,370	149,824
Total Notes Payable	15,056,948	14,669,280
Less: Debt Issuance Costs	(318,659)	(398,324)
	14,738,289	14,270,956
Less: Notes Payable, Current	(14,348,414)	(14,270,956)
Notes Payable, net of Current Portion	$389,875	$—

In March and September 2021, the Company executed a secured term loan agreement and an amendment with Silverview Credit Partners, L.P. (the “Silverview Loan”) for an aggregate borrowing capacity of $15,000,000. The Silverview Loan matures on April 15, 2025. The Silverview Loan accrued interest through the 18-month anniversary of the closing date at (i) a fixed rate of 10.0%, which portion was payable in cash, and (ii) at a fixed rate of 6.5%, which portion was payable in kind and added to the outstanding obligations as principal. Effective on the 19th month anniversary of the closing date, the Silverview Loan accrues interest at a fixed rate of 15.0% through maturity. Interest payable in cash is required to be repaid on the fifteenth day of each calendar month. The Company had an option to prepay the Silverview Loan with a prepayment premium up to 30.0% of the obligations during the first twenty-four months of the loan, after which time the Company can prepay the loan with no premium due.

The Company is now past that initial twenty-four-month window and can prepay all or some of the outstanding balance without penalty. The Silverview Loan also contains certain financial and other debt covenants that, among other things, impose certain restrictions on indebtedness, liens, investments and capital expenditures. The financial covenants require that, at the end of each applicable fiscal period as defined pursuant to the Silverview Loan agreement, the Company has either (i) an EBITDA interest coverage ratio up to 2.00 to 1.00, or (ii) a cash interest coverage ratio of not less than 1.25 to 1.00. Commencing with the fiscal quarter ending June 30, 2021, the Company shall maintain liquidity of not less than $500,000. The Silverview Loan may be used for general corporate purposes, including working capital needs and capital expenditures.

The Company violated various financial and other debt covenants regarding its failure to comply with the financial covenants and to timely furnish its consolidated financial statements for the year ended December 31, 2023. As the chance of meeting the same or more restrictive covenants at subsequent compliance measurement dates within the following year is remote, the Company determined that the Silverview Loan should be classified

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 6 — BORROWINGS (cont.)

as a current liability as of December 31, 2023. As of both March 31, 2024 and December 31, 2023, the outstanding balance of the Silverview Loan was $12,250,000. The lender had previously agreed to waive any existing covenant compliance matters as of December 31, 2022 and to forbear exercising its rights and remedies under the loan agreement through December 31, 2023.

In June 2024, the Company reached an agreement in principal with Silverview to complete a loan modification of the Silverview Loan in the following ways, which will go into effect upon the close of the Company’s planned offering: 1) extend the maturity date by 18 months to October 25, 2026; 2) recast the amortization schedule to reduce the amount paid each quarter to allow the Company to preserve cash, as follows: $300,000 due 12/31/2024, $700,000 due 6/30/2025 and then $500,000 due every six months thereafter; 3) increase in the coupon rate from 15% to 16.5% in the month starting after the close of the Company’s planned offering, with monthly interest payments remaining in effect; 4) waiver of any past missed amortization payments; 5) waiver of any past missed covenant faults; 6) 1% additional exit fee due at loan payoff; 7) an additional 1% exit fee due at payoff if the Company does not refinance or repay the entire debt by the original maturity date; 8) the elimination of EBITDA coverage and interest coverage ratio tests; and 9) greatly reduced and simplified reporting requirements to match the reporting the Company must make as a public company.

In April 2020, the Company was granted a loan under the Paycheck Protection Program (“PPP”) offered by the Small Business Administration (the “SBA”) under the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), section 7(a)(36) of the Small Business Act for $3,776,100. The proceeds from the PPP loan may only be used to retain workers and maintain payroll or make mortgage interest, lease and utility payments and all or a portion of the loan may be forgiven if the proceeds are used in accordance with the terms of the program within the 8 or 24-week measurement period. The loan terms require the principal balance and 1% interest to be paid back within two years of the date of the note. In June 2021, the Company’s bank approved forgiveness of the loan of $3,776,100. During the year ended of December 31, 2021, the forgiveness was partially rescinded by the SBA and the Company recognized $1,506,644 as other income in the consolidated statements of operations, resulting in $2,269,456 in debt. Under the terms of the PPP loan, the Company has also recorded interest on the PPP loan at the rate of 1%, for a total of $5,596 and $84,561 as of March 31, 2024 and December 31, 2023, respectively. The Company is currently in the process of disputing a portion if not all of the difference. The terms of the agreement state that the Company has 18-24 months to repay the PPP loan. Following the date of the forgiveness, the remaining balance of the PPP loan of $2,269,456 is expected to be repaid in the next 12 months with the Company’s general assets.

In January 2022, the Company entered into an unsecured business loan and security agreement with Channel Partners Capital, LLC (the “2022 Channel Partners Loan”) for an aggregate borrowing capacity of $250,000. The Channel Partners Loan matured on June 26, 2023 and accrued interest at a fixed rate of 13.982%. Principal of $16,528 plus interest is payable monthly. The Company had an option to prepay the Channel Partners Loan with a prepayment discount of 5.0%. As of December 31, 2022, the outstanding balance of the 2022 Channel Partners Loan was $82,887. In April 2023, the Company entered into a new secured business loan and security agreement with Channel Partners Capital, LLC (the “2023 Channel Partners Loan”) for an aggregate borrowing capacity of $250,000, of which. $47,104 of proceeds were used to pay off the 2022 Channel Partners Loan. The 2023 Channel Partners Loan will mature on October 5, 2024 and accrues interest at a fixed rate of 13.34%. Payment of $16,944, principal plus interest is payable monthly. The Company has an option to prepay the 2023 Channel Partners Loan with a prepayment discount of 5.0%. As of March 31, 2024 and December 31, 2023, the outstanding balance of the 2023 Channel Partners Loan was $108,370 and $149,824, respectively.

In February 2024, the Company acquired debt with Thinking Tree Spirits with City of Eugene in the amount of $389,875. The City of Eugene loan will mature on May 1. 2028 with an accrual rate of 0% interest through July 31, 2025, beginning August 1, 2025 the City of Eugene loan begins accruing interest at the rate of 5%. Monthly payments begin September 1, 2025 in the amount of $6,714.

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 6 — BORROWINGS (cont.)

As of March 31, 2024, the principal repayments of the Company’s debt measured on an amortized basis of $15,056,948 are expected to be due within five years from the issuance of these condensed consolidated financial statements. The outstanding principal of $14,348,414 and $14,270,956, respectively, net of debt issuance costs of $318,659 and $398,324, respectively, was classified as a current liability on the Company’s consolidated balance sheets as of March 31, 2024 and December 31, 2023. The outstanding principal of $389,875 was classified as a long-term liability on the Company’s consolidated balance sheet as of March 31,2024.

The following table represents principal repayments from 2024 and the years through 2028 and thereafter:

Years Ending	Amount
2024	$14,667,073
2025	20,466
2026	63,539
2027	66,789
2028	239,082
there after	—
$15,056,948

Liabilities for Deferred Revenue — During 2023, the Company entered into a distilled spirits barreling production agreement with a related party for production of 1,200 barrels of distilled spirits over time. There was a prepayment of $1,000,000 made in January 2023. In March 2024, the agreement was amended to 600 barrels for $500,000, with the then $500,000 excess prepayment used to purchase a Whiskey Note in the principal amount of $672,500, which was subsequently exchanged (contingent upon the consummation of this offering) under the terms of a Subscription Exchange Agreement for common stock in conjunction with the February 29, 2024 exchange of Whiskey Notes for common stock. (See Note 16.).

NOTE 7 — WARRANT LIABILITIES

2022 and 2023 Convertible Promissory Notes Warrants

During 2022 and 2023, the Company issued warrants to purchase the Company’s common stock to the 2022 Notes holders, including a related party, in an amount equal to 50% of the cash proceeds (see Notes 5, 14 and 16). These warrants are exercisable on or after the occurrence of an IPO or a deSPAC merger and expire on July 31, 2027. The warrant exercise price is equal to: (i) if the Company consummates an IPO, 100% of the price per share at which the Company’s common stock is sold in the IPO, or (ii) if the Company consummates a deSPAC merger, 100% of the redemption price related to such deSPAC merger. The warrants will automatically be exercised cashlessly if the stock price hits 125% of the IPO price. The warrants are free-standing instruments and determined to be liability-classified in accordance with ASC 480. More specifically, ASC 480 requires a financial instrument to be classified as a liability if such financial instrument contains a conditional obligation that the issuer must or may settle by issuing a variable number of its equity securities if, at inception, the monetary value of the obligation is predominantly based on a known fixed monetary amount.

The Company measured the warrant liabilities at fair value at the respective issuance dates of the 2022 Notes, including the notes issued in February 2023, and March 31, 2023, using a probability weighted expected return method and the Monte Carlo Simulation. The fair value of the warrant liabilities at the issuance dates of the 2022 Notes issued in 2022 was approximately $581,364, of which $300,059 was associated with the related party warrant liabilities. The fair value of the warrant liabilities at the issuance dates of the 2022 Notes issued in February 2023 was approximately $12,874. The warrant liabilities are subsequently remeasured to fair value at each reporting date with changes in fair value recognized as a component of total other income (expense) in the consolidated statements of operations. The Company recorded a net loss of $817,454 and a net gain of $6,874 resulting from the change in fair value of the warrant liabilities for the three months ended March 31, 2024 and 2023 respectively, of

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 7 — WARRANT LIABILITIES (cont.)

which $347,418 and $2,921, respectively was related to the change in value of the related party warrant liabilities. On March 31, 2024 and December 31, 2023, the fair value of the warrant liabilities was $1,612,322 and $794,868, respectively of which $691,523 and $340,918 were associated with the related party warrant liabilities.

In April of 2024,under a Securities Exchange Agreement, the strike price of the warrants became fixed at a negotiated fixed, non-adjustable price of $6.00 per share (as opposed to the previous pricing which was contingent on the IPO price), whereas these 908,334 warrants now have a fixed price and include a cashless exercise provision, and will no longer qualify to be classified as liabilities in accordance with ASC 480, and their fair value that has previously been recorded as warrant liabilities will be reclassified to equity. (See Note 16.)

2023 Series — Convertible Whiskey Special Ops 2023 Notes Warrants

From August 2023 to April 2024, the Company issued warrants to purchase the Company’s common stock to the Whiskey Note holders, including a related party, in an amount equal to the cash proceeds divided by the exercise price. (see Notes 5, 14 and 16). These warrants are exercisable on or after the earlier of (i) occurrence of an IPO, or (ii) August 29, 2024, and expire on August 29, 2028. The warrant exercise price is equal to the lesser of: (i) if the Company consummates an IPO, 100% of the price per share at which the Company’s common stock is sold in the IPO, or (ii) $10.00 per share. The warrants will automatically be exercised on a cashless basis after the three-year anniversary of the issuance date if the stock price hits 125% of the warrant exercise price. The warrants are free-standing instruments and determined to be liability-classified in accordance with ASC 480. More specifically, ASC 480 requires a financial instrument to be classified as a liability if such financial instrument contains a conditional obligation that the issuer must or may settle by issuing a variable number of its equity securities if, at inception, the monetary value of the obligation is predominantly based on a known fixed monetary amount.

The Company measured the warrant liabilities at fair value at the respective issuance dates of the Whiskey Notes using a probability weighted expected return method and the Monte Carlo Simulation. The fair value of the warrant liabilities at the issuance dates in the three months ended March 31, 2024 and in 2023 was approximately $302,020 and $1,621,527, respectively, of which $111,112 and $436,041, respectively, was associated with the related party warrant liabilities. The fair value of the warrant liabilities at the issuance dates in April 2024 was approximately $48,889, of which $26,706 was associated with the related party warrant liabilities. The warrant liabilities are subsequently remeasured to fair value at each reporting date with changes in fair value recognized as a component of total other income (expense) in the consolidated statements of operations. The Company recorded a net gain of $1,247,662 (of which $338,890 was to a related party) resulting from the change in fair value of the warrant liabilities to $567,050 (of which $178,997 was to a related party) for the three months ended March 31, 2024. Subsequent to March 31, 2024 and through April 26, 2024, the Whiskey Notes (including 755,919 related warrants) were exchanged (contingent upon the consummation of this offering) for common stock. The then outstanding $23,311,063 in aggregate fair value ($8,655,232 of principal amount, including accrued interest; $6,630,870 of proceeds) of the Whiskey Notes and related Warrants (Warrant Liability) in accordance with a Subscription Exchange Agreement, exchanged for a total of 2,399,090 shares of our common stock and 546,927 prepaid warrants to purchase our common stock. The Whiskey Notes and related warrants were exchanged (contingent upon the consummation of this offering) for common stock; however, the Whiskey Notes and related Warrant Liabilities remain on our balance sheet until subsequent to March 31, 2024 (upon the effectiveness of the Company’s anticipated IPO — which is the remaining prerequisite for the unconditional exchange of the outstanding indebtedness and related warrants for equity). (See Note 16.)

Subsequent to March 31, 2024, as of June 15, 2024 as part of the Series A Preferred Stock offering, the holders of the Series A Preferred Stock have received a Warrant entitling its holder to purchase a number of shares of Common Stock determined by dividing (a) 25% of the Subscription Amount of such Investor by (b) $5.00, and shall have an exercise price equal to the lesser of $5.00 or the price per share at which the Common Stock is sold in the Company’s Initial Public Offering (the “Exercise Price”), subject to splits, combinations or other like adjustments. The Warrants will expire June 15, 2029. At any time after June 15, 2027, the Warrants shall automatically exercise on a cashless basis if the Common Stock has traded for 5 consecutive trading days at or above 125% of the Exercise Price.

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 8 — FAIR VALUE MEASUREMENT

The following table presents information about the Company’s financial liabilities that are measured at fair value on a recurring basis and indicates the fair value hierarchy of the valuation as of March 31, 2024 and December 31, 2023 under Level 3.

	Fair Value Measurement as of
	March 31, 2024	December 31, 2023
2022 and 2023 Convertible Notes	$20,008,458	$36,283,891
Whiskey Special Ops 2023 Notes	21,112,934	1,452,562
Warrant Liabilities 2022 and 2023	1,612,322	794,868
Warrant Liabilities Whiskey Special Ops	567,050	1,512,692
Total Liabilities at Fair Value	$43,300,764	$40,044,013

In November of 2023, the Convertible Notes were exchanged (contingent upon the consummation of this offering) for common stock and prepaid warrants effective as of June 30, 2023. (See Note 5.). As of March 31, 2024, the $16,275,433 decrease in fair value of the 2022 and 2023 Convertible Notes, is included as a gain in the change in fair value of convertible notes in our condensed consolidated statement of operations. As further discussed below, such valuation reflecting the fixed number of shares and prepaid warrants exchanged for the convertible notes as impacted by the valuation methodologies and inputs, including an estimated common stock share value of $7.50 ($13.16 post split) per share as of March 31, 2024.

As of March 31, 2024, the then outstanding $21,112,934 in aggregate fair value, of the Whiskey Notes and related Warrants (Warrant Liability), in accordance with a Subscription Exchange Agreement, exchanged (contingent upon the consummation of this offering) for a total of 2,399,090 shares of our common stock and 546,927 prepaid warrants to purchase our common stock.

As further discussed in Note 7, the Convertible Notes (and related Warrant Liabilities) remain as liabilities on our balance sheet, and the change in their fair value will continue to be recognized as Other Income/(Expense) in our Statement of Operations, until subsequent to March 31, 2024 (upon the effectiveness of the Company’s anticipated IPO — which is the remaining prerequisite for the unconditional conversion of the outstanding indebtedness and related warrants into equity). At which time, the value of the shares and prepaid warrants will be recorded as common stock at the IPO price per share, and the remaining fair value of the Convertible Notes will be recognized as Change in Value of Convertible Notes on our condensed consolidated statement of operations. (See Note 16.)

Valuation of Convertible Notes — The fair value of the Convertible Notes at issuance and at each reporting period is estimated based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy. The Company used a probability weighted expected return method (“PWERM”) and the Discounted Cash Flow (“DCF”) method to incorporate estimates and assumptions concerning the Company’s prospects and market indications into a model to estimate the value of the notes. The most significant estimates and assumptions used as inputs in the PWERM and DCF valuation techniques impacting the fair value of the 2022 Notes are the timing and probability of an IPO, deSPAC Merger and default scenario outcomes (see the table below). Specifically, the Company discounted the cash flows for fixed payments that were not sensitive to the equity value of the Company at payment by using annualized discount rates that were applied across valuation dates from issuance dates of the Convertible Notes to March 31, 2024 and December 31, 2023. The discount rates were based on certain considerations including time to payment, an assessment of the credit position of the Company, market yields of companies with similar credit risk at the date of valuation estimation, and calibrated rates based on the fair value relative to the original issue price from the Convertible Notes.

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 8 — FAIR VALUE MEASUREMENT (cont.)

The significant unobservable inputs that are included in the valuation of the 2022 and 2023 Convertible Notes as of March 31, 2024 and December 31, 2023, include:

Significant Unobservable Input	March 31, 2024		December 31, 2023
	Input Range	Weighted Average	Input Range	Weighted Average
Discount Rate	25 – 75%	25 – 75%	48.5%	48.5%
Expected Term (in years)	0.83	0.83	0.122 – 1.081	0.122 – 1.081
Probability Scenarios
IPO	70%		70%
deSPAC	0%		0%
Default/Dissolution/Forced Liquidation	20%		20%
Held to Maturity	10%		10%

The significant unobservable inputs that are included in the valuation of the Whiskey Special Ops 2023 Notes as of March 31, 2024 and December 31, 2023 include:

Significant Unobservable Input	March 31, 2024		December 31, 2023
	Input Range	Weighted Average	Input Range	Weighted Average
Discount Rate	50.68%	50.68%	54.0%	91.3%
Expected Term (in years)	0.83	0.83	0.125 – .667	0.125 – .667
Probability Scenarios
IPO	70%		70%
deSPAC	0%		0%
Default/Dissolution/Forced Liquidation	20%		20%
Held to Maturity	10%		10%

Valuation of Warrant Liabilities — The fair value of the warrant liabilities at issuance and at each reporting period was estimated based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy. The warrants are free-standing instruments and determined to be liability-classified in accordance with ASC 480. The Company used the PWERM and the Monte Carlo Simulation (“MCS”) to incorporate estimates and assumptions concerning the Company’s prospects and market indications into the models to estimate the value of the warrants. The most significant estimates and assumptions used as inputs in the PWERM and MCS valuation techniques impacting the fair value of the warrant liabilities are the timing and probability of IPO, deSPAC Merger and default scenario outcomes (see the table below). The most significant estimates and assumptions used as inputs in the PWERM and MCS valuation techniques impacting the fair value of the warrant liabilities are those utilizing certain weighted average assumptions such as expected stock price volatility, expected term of the warrants, and risk-free interest rates.

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 8 — FAIR VALUE MEASUREMENT (cont.)

The significant unobservable inputs that are included in the valuation of the 2022 Convertible Promissory Notes warrant liabilities as of March 31, 2024 and December 31, 2023, include:

	March 31, 2024		December 31, 2023
Significant Unobservable Input	Input Range	Weighted Average	Input Range	Weighted Average
Expected Term (in years)	0.122 – 1.081		0.122 – 1.081
Volatility	70%	70%	70%	70%
Risk-free Rate	74%	74%	74%	74%
Probability scenarios
IPO	70%		70%
deSPAC	0%		0%
Default/Dissolution/Liquidation	20%		20%
Held to Maturity	10%		10%

The significant unobservable inputs that are included in the valuation of the 2023 Series — Convertible Whiskey Special Ops 2023 Notes warrant liabilities as of March 31, 2024 and December 31, 2023 include:

Significant Unobservable Input	March 31, 2024		December 31, 2023
	Input Range	Weighted Average	Input Range	Weighted Average
Expected Term (in years)	.83		0.125 – 4.667
Volatility	70%	70%	70%	70%
Risk-free Rate	74%	74%	74%	74%
Probability scenarios
IPO	70%		70%
deSPAC	0%		0%
Default/Dissolution/Liquidation	20%		20%
Held to Maturity	10%		10%

The following table provides a roll forward of the aggregate fair values of the Company’s financial instruments described above, for which fair value is determined using Level 3 inputs:

	2022 and 2023 Convertible Notes	Whiskey Special Ops Notes	2022 Notes Warrant Liabilities	Whiskey Special Ops Notes Warrant Liabilities
Balance as of January 1, 2023	$8,041,000	$—	$433,000	$—
Issuance	5,577,126	1,353,473	12,874	1,621,527
Change in Fair Value	22,665,765	99,089	348,994	(108,835)
Balance as of December 31, 2023	$36,283,891	$1,452,562	$794,868	$1,512,692
Issuances	—	2,813,850	—	302,020
Change in Fair Value	(16,275,433)	16,846,522	817,454	(1,247,662)
Balance as of March 31, 2024	$20,008,458	$21,112,934	$1,612,322	$567,050

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 9 — STOCKHOLDERS’ EQUITY

Common stock — On October 31, 2023, the Company’s Board of Directors and shareholders increased the number of shares the Company is authorized to issue from 3,000,000 shares to 10,000,000 shares, including 9,500,000 shares of common stock and 500,000 shares of Founders Common Stock, par value of $0.0001 per share. (which Founders Common Stock has four votes per share). Subsequent to December 31, 2023, the Company filed a second amendment to its amended and restated certificate of incorporation to increase authorized capital to 70,000,000 shares. Further, in May 2024, the Company filed a third amendment to its amended and restated certificate of incorporation to increase authorized capital to 75,000,000 shares, including 5,000,000 shares of preferred stock. Subsequent to March 31, 2024, through June 15, 2024, the Company sold $1,830,000 in Series A Preferred Stock. (See Note 16.) The key terms of the common stocks are summarized below:

Dividends — The holders of common stock and Founders Common Stock are entitled to receive dividends if declared by the Board of Directors. No dividends have been declared since the inception of the Company.

Voting rights — The holders of Founders Common Stock are entitled to four votes for each share of Founders Common Stock and general common stockholders are entitled to one vote for each share of general common stock.

Upon approval of this increase in authorized shares, the 2022 and 2023 Convertible Notes were exchanged (contingent upon the consummation of this offering) for 3,312,148 additional shares of common stock and 507,394 prepaid warrants; The actual unconditional exchange of the Convertible Notes and reclassification of the aggregate fair value of exchanged notes (of $20,008,458 and $36,283,891 as of March 31, 2024 and December 31, 2023, respectively) will be reclassified from Convertible Notes to equity under the terms of the Subscription Exchange Agreement will occur upon the effectiveness of the Company’s anticipated IPO — which is the remaining prerequisite for the unconditional exchange of the 2022 and 2023 Convertible Notes for equity. (See Note 5.) As of March 31, 2024, the Company had 432,456 shares of common stock issued and outstanding. As of March 31, 2024, including the 3,312,148 shares of common stock related to the conversion of the 2022 and 2023 Convertible Notes, the Company had 3,744,604 shares of common stock issued and outstanding. During the three months ended March 31, 2024 and year ended December 31, 2023, respectively, the Company repurchased 0 and 126 shares of common stock and no common stock warrants were exercised.

On May 11, 2024, the Board and Shareholders of the Company approved a .57-for-1 reverse stock split. All share and per share numbers included in these Financial Statements as of and for the three months ended March 31, 2024 and 2023 and the year ended December 31, 2023 reflect the effect of that stock split unless otherwise noted.

Subsequent to March 31, 2024, the Company has prepared for approval by the Board of Directors and Shareholders prior to the effective date of this offering the 2024 Plan (the “2024 Plan”), which would authorize up to 2,500,000 shares of common stock to be issued under the new 2024 Plan upon its adoption and the consummation of Company’s planned offering (See Note 16).

Subsequent to March 31, 2024, on June 4, 2024, 126,891 of the October 2023 prepaid warrants to purchase common stock were exercised into 126,891 shares of common stock.

Stock options — The Company’s 2018 Equity Incentive Plan was approved by the HDC Board and the HDC shareholders in March 2018. On April 27, 2019, in anticipation of the Company’s reorganization on May 1, 2019, the HDHC Board and the HDHC sole stockholder approved HDHC’s 2019 Equity Incentive Plan (the “2019 Plan”).

The 2019 Plan allows for the grant of incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”), stock appreciation rights (“SARs”), restricted stock, RSU awards, performance shares, and performance units to eligible participants for ten (10) years (until April 2029). The cost of awards under the 2019 Plan generally is based on the fair value of the award on its grant date. The maximum number of shares that may be utilized for awards under the 2019 Plan is 450,000.

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 9 — STOCKHOLDERS’ EQUITY (cont.)

The following sets forth the outstanding ISOs and related activity for the three months ended March 31, 2024:

Options Outstanding	Number of Shares	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding at December 31, 2023	6,178	$157.89	1.85	$0.00
Forfeited	(14)	$157.89
Outstanding at March 31, 2024	6,164	$157.89	1.60	$0.00
Exercisable at March 31, 2024	6,164	$157.89	1.60	$0.00

ISOs require a recipient to remain in service to the Company, ISOs generally vest ratably over periods ranging from one to four years from the vesting start date of the grant and vesting of ISOs ceases upon termination of service to the Company. Vested ISOs are exercisable for three months after the date of termination of service. The terms and conditions of any ISO shall comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder. The exercise price of each ISO is the fair market value of the Company’s stock on the applicable date of grant. The Company used the mean volatility estimate from Carta’s 409A valuation based on the median 5-year volumes of select peer companies. Fair value is estimated based on a combination of shares being sold at $157.89 up through February of 2019 and the most recent 409A completed when these ISOs were issued in April of 2018 valuing the Company’s stock at $157.89 per share. No ISOs may be granted more than ten (10) years after the earlier of the approval by the Board, or the stockholders, of the 2019 Plan.

There were no grants in the three months ended March 31, 2024 and the year ended December 31, 2023. As of March 31, 2024, the Company had $0 of unrecognized compensation expense related to ISOs expected to vest over a weighted average period of 0.0 years. The weighted average remaining contractual life of outstanding and exercisable ISOs is 1.60 years.

The following table presents stock-based compensation expense included in the condensed consolidated statements of operations related to ISOs issued under the 2019 Plan:

	For the Twelve Months Ended March 31,
	2024	2023
Cost of Sales	$—	$—
Sales and Marketing	—	—
General and Administrative	—	10,542
Total Share-based Compensation	$—	$10,542

Restricted stock units — The RSU awards granted in 2019 under the 2019 Plan were granted at the fair market value of the Company’s stock on the applicable date of grant. RSU awards generally vest ratably over periods ranging from one to four years from the grant’s start date. Upon termination of service to the Company, vesting of RSU awards ceases, and most RSU grants are forfeited by the participant, unless the award agreement indicates otherwise. The majority of RSU awards are “double trigger” and both the service-based component, and the liquidity-event component (including applicable lock-up periods) must be satisfied prior to an award being settled. Upon settlement, the RSU awards are paid in shares of the Company’s common stock. The Company recognizes the compensation expense for the restricted stock units based on the fair value of the shares at the grant date amortized over the stated period for only those shares that are not subject to the double trigger.

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 9 — STOCKHOLDERS’ EQUITY (cont.)

The following table summarizes the RSU activity for the three months ended March 31, 2024:

	Restricted Stock Units	Weighted Average Exercise Price Per Share
Unvested and Outstanding at December 31, 2023	116,944	$157.89
Granted	—	$157.89
Forfeited/Canceled/Expired	(440)	$157.89
Unvested and Outstanding at March 31, 2024	116,504	$157.89

During the three months ended March 31, 2024 and 2023, the Company recognized no stock-based compensation expense in connection with RSU awards granted under the plans. Compensation expense for RSU awards is recognized upon meeting both the time-vesting condition and the triggering event condition. As of March 31, 2024, based upon the grant date fair value of then granted RSU awards of $157.89 per share, we would expect to recognize $18,394,817 of previously-unrecognized compensation expense for such RSU awards upon the settling of those RSUs on the expiration any lock-up agreements entered into in connection with this offering. As of May 2024, 105,360 RSUs were voluntarily terminated and 80 RSUs were forfeited. As a result, we now expect to recognize $1,746,895 in previously-unrecognized compensation expense for these retained RSU awards upon the expiration of the lock-up agreements entered into in connection with this offering, which is a reduction in unrecognized expenses of $16,647,922. In June 2024, the Compensation Committee of the Board of Directors approved awarding 232,025 RSUs to employees, directors and consultants with a fair grant value of $4.00 per unit. These RSUs contain a double trigger and were deemed to have met their time service requirements for vesting upon award. They will settle on the expiration of any lock-up agreements entered into in connection with this offering. Assuming all of them settle into common stock we would expect to book an expense of $928,100 at the fair grant value of $4.00 per RSU for these June 2024 awards.

Equity-classified warrants — The Company estimates the fair values of equity warrants using the Black-Scholes option-pricing model on the date of issuance. During the three months ended March 31, 2024 and 2023, the Company did not issue any warrants to purchase the Company’s common stock. As of March 31, 2024 and December 31, 2023, there were outstanding and exercisable warrants to purchase 116,928 and 116,928, respectively, shares of the Company’s common stock. As of March 31, 2024, the weighted-average remaining contractual term was 1.56 years for the outstanding and exercisable warrants.

Deferred Compensation — Beginning in May 2023, certain senior level employees elected to defer a portion of their salary until such time as the Company completed a successful public registration of its stock. Upon success of the public registration, each employee will then be paid their deferred salary plus $2 dollars in RSUs or stock options (under the new 2024 Plan noted above) for every $1 dollar of deferred salary. As of March 31, 2024, the Company recorded approximately $523,916 including employer tax obligation of such deferred payroll expense, in accrued liabilities. Accordingly, as of March 31, 2024 the Company has also committed to issue approximately $858,875 in equity compensation related to the deferred compensation.

NOTE 10 — ACQUISITION OF THINKING TREE SPIRITS

Business Combinations — On February 17, 2024, the Company purchased all the outstanding stock of Thinking Tree Spirits, Inc. (“TTS”), which was accounted for as a business combination, requiring assets and liabilities assumed to be measured and recorded at their acquisition date fair values in the quarter ended March 31, 2024. The resolution of the contingent earn out payments, will be reviewed at each subsequent reporting period, and any increases or decreases in fair value will be recorded in the income statement as an operating gain or loss.

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 10 — ACQUISITION OF THINKING TREE SPIRITS (cont.)

Under the terms of the stock sale, the Company paid the shareholders of TTS $670,686 (net of $50,000 held back for post-closing accounting true-ups) using shares of common stock of the Company. The $670,686 was paid using common stock of the Company at a negotiated price of $13.16 per share (or 50,972 shares), subject to a true-up provision that expires August 31, 2024 to the price per share of the Company’s anticipated IPO, if lower, (currently $5.00, or 134,137 shares).

ASC 480 requires a financial instrument to be classified as a liability if such financial instrument contains a conditional obligation that the issuer must or may settle by issuing a variable number of its equity securities if, at inception, the monetary value of the obligation is predominantly based on a known fixed monetary amount. Under the terms of a TTS stock sale, the true-up provision for the $670,686 purchase price payment in the form of common stock (contingent upon the consummation of this offering) the purchase price is recorded as a current liability until the earlier of August 31, 2024 or the Company’s anticipated IPO . At which time, the conversion price will become fixed and the purchase price will no longer qualify to be classified as a liability in accordance with ASC 480, and will be reclassified to equity. The estimated fair value of the $584,203 in estimated future contingent values (discussed also below) is recorded as a (long term) liability until such time as their obligation for potential payment becomes established as something more than zero and the payment number of shares is established, at which time, such future contingent payments will likewise be reclassified from liabilities to equity in accordance with ASC 480.

Allocation of the purchase price based on the estimated fair values of the assets acquired assets and liabilities assumed as of February 17, 2024 are as follows:

Amounts
Assets:
Inventory	$143,423
Other Current Assets, net	(3,068)
Property and Equipment	127,600
Intangible Asset – Thinking Tree Trade Name	490,000
Intangible Asset – Thinking Tree Customer Relationships	360,000
Goodwill	636,997
Total Assets	$1,754,952
Liabilities:
Accounts Payable and Other Current Liabilities	42,739
SBA Loan	389,875
Other Non-Current Liabilities	17,449
Total Liabilities	450,063
Total Purchase Consideration	$1,304,889

In conjunction with the acquisition, for the quarter ended March 31, 2024, the Company recorded estimated fair values of: $1,254,889 for payments in the form of Company common stock (including $670,686 in common stock of the Company and $584,203 in estimated future contingent payments). The acquisition was recorded at estimated fair values, based on the payments made, and a fair value probability applied to the contingent earn out payments. The fair value of the acquisition will be re-measured for each subsequent reporting period until resolution of the contingent earn out payments, and any increases or decreases in fair value will be recorded in the income statement as an operating loss or gain. Under the terms of the TTS acquisition, TTS shareholders will be eligible to receive contingent earn out payments from the Company through February 17, 2027 of:

•        Up to $800,000 per year (payable in Company common stock) in each of the first 3 years post acquisition (for an aggregate of up to $2,400,000), calculated as $1.00 worth of Company common stock for every $1.00 of revenue of TTS brands and activities that exceed the previous year’s TTS associated revenue. Shortfalls in years 1 and 2 to be caught up in years 2 and/or 3, if revenues are then sufficient.

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 10 — ACQUISITION OF THINKING TREE SPIRITS (cont.)

•        $395,000 if TTS is successful in securing an agreement for a new tasting room location, to be branded TTS and Heritage Distilling, or as a Company approved sub-brand or collective brand, within a certain confidential retail location in Portland OR within 3 years, TTS shareholders will receive an additional $395,000, payable at HDHC’s election either in cash or in shares of the Company’s common stock (based on closing price 30 days post opening of such location).

The fair value of property and equipment was estimated by applying the cost approach, which estimates fair value using replacement or reproduction cost of an asset of comparable utility, adjusted for loss in value due to depreciation and economic obsolescence. The fair value of the contingent earn-out was estimated using a discounted cash flow approach, which included assumptions regarding the probability-weighted cash flows of achieving certain capacity development milestones.

Intangible assets were determined to meet the criterion for recognition apart from tangible assets acquired and liabilities assumed. The fair values of intangible assets were estimated based on various valuation techniques including the use of discounted cash flow analyses, and multi-period excess earnings valuation approaches, which use significant unobservable inputs, or Level 3 inputs, as defined by the fair value hierarchy. These valuation inputs included estimates and assumptions about forecasted future cash flows, long-term revenue growth rates, and discount rates. The fair value of the customer relationships intangible asset was determined using a discounted cash flow model that incorporates the excess earnings method and will be amortized on an accelerated basis over the projected pattern of economic benefits of approximately 3 years.

As described in more detail above, Intangible Assets and Goodwill related to the TTS acquisition are composed of the following as of March 31, 2024:

	Life	Cost	Accumulated Amortization	Accumulated Impairment Charge	Net
Intangible Assets:
Thinking Tree Trade Name	6 years	$490,000	$—	$—	$490,000
Thinking Tree Customer Relationships	10 years	360,000	—	$—	$360,000
Goodwill – Thinking Tree Acquisition	N/A	636,997	N/A	$—	$636,997
Total		$1,486,997	$—	$—	$1,486,997

There were no intangible assets or goodwill as of December 31, 2023.

NOTE 11 — LEASES

The Company adopted ASC Topic 842 on January 1, 2022 using the modified retrospective approach. Comparative information has not been restated and continues to be reported under ASC Topic 840, Leases, which was the accounting standard in effect for those periods. The Company has operating leases for corporate offices, warehouses, distilleries, tasting rooms and certain equipment which have been accounted for using the adopted standard. The Company’s operating lease terms include periods under options to extend or terminate the operating lease when it is reasonably certain that the Company will exercise that option in the measurement of its operating lease ROU assets and liabilities. The Company considers contractual-based factors such as the nature and terms of the renewal or termination, asset-based factors such as the physical location of the asset and entity-based factors such as the importance of the leased asset to the Company’s operations to determine the operating lease term. The Company generally uses the base, non-cancelable lease term when determining the operating lease ROU assets and lease liabilities. The ROU asset is tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable in accordance with Accounting Standards Codification Topic 360, Property, Plant, and Equipment.

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 11 — LEASES (cont.)

The following table presents the consolidated lease cost for amounts included in the measurement of lease liabilities for operating leases for the three months ended March 31, 2024 and 2023, respectively:

	Three Months Ended March 31,
	2024	2023
Lease Cost:
Amortization of Right-of-Use Assets	$7,152	$7,844
Interest on Lease Liabilities	0	181
Operating lease cost(1)	370,682	370,682
Total lease cost	$377,834	$378,707

____________

(1)      Included in “Cost of sales”, “Sales and Marketing” and “General and Administrative “expenses in the accompanying consolidated statements of operations.

The following table presents weighted-average remaining lease terms and weighted-average discount rates for the consolidated operating leases as of March 31, 2024 and 2023, respectively:

	March 31,
	2024	2023
Weighted-average remaining lease term – operating leases (in years)	5.9	6
Weighted-average discount rate – operating leases	22%	22%

The Company’s ROU assets and liabilities for operating leases were $3,514,109 and $4,199.389, respectively, as of March 31, 2024. The ROU assets and liabilities for operating leases were $3,658,493 and $4,376,630, respectively, as of December 31, 2023. The ROU assets for operating leases were included in “Operating Lease Right-of-Use Assets, net” in our accompanying consolidated balance sheets. The liabilities for operating leases were included in the “Operating Lease Liabilities, Current” and “Operating Lease Liabilities, net of Current Portion” in the accompanying consolidated balance sheets.

Maturities of lease liabilities for the remainder of 2024 and the years through 2028 and thereafter are as follows:

Amounts
Years Ending
2024	$1,041,988
2025	1,241,697
2026	1,183,044
2027	1,195,392
2028	1,223,664
thereafter	1,886,083
Total lease payments	$7,771,868
Less: Interest	(3,572,479)
Total Lease Liabilities	$4,199,389

NOTE 12 — COMMITMENTS AND CONTINGENCIES

As an inducement to obtain financing in 2022 and 2023 through convertible notes, the Company agreed to pay a portion of certain future revenues we may receive from the sale of FBLLC or the Flavored Bourbon brand to the investors in such financings in the amount of 150% of their subscription amount for an aggregate of approximately $24,495,000. See Note 5 — Payment Upon Sale of Flavored Bourbon, LLC.

The Company maintains operating leases for various facilities. See Note 11, Leases, for further information.

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 12 — COMMITMENTS AND CONTINGENCIES (cont.)

Litigation — From time to time, the Company may become involved in various legal proceedings in the ordinary course of its business and may be subject to third-party infringement claims.

In the normal course of business, the Company may agree to indemnify third parties with whom it enters into contractual relationships, including customers, lessors, and parties to other transactions with the Company, with respect to certain matters. The Company has agreed, under certain conditions, to hold these third parties harmless against specified losses, such as those arising from a breach of representations or covenants, other third-party claims that the Company’s products when used for their intended purposes infringe the intellectual property rights of such other third parties, or other claims made against certain parties. It is not possible to determine the maximum potential amount of liability under these indemnification obligations due to the Company’s limited history of prior indemnification claims and the unique facts and circumstances that are likely to be involved in each claim.

As of March 31, 2024 and December 31, 2023, the Company has not been subject to any pending litigation claims.

Management Fee — The Company is required to pay a monthly management fee to Summit Distillery, Inc (see Note 14).

NOTE 13 — RETIREMENT PLAN

The Company sponsors a Roth 401(k) and profit-sharing plan (the “Plan”), in which all eligible employees may participate after completing 3 months of employment. No contributions have been made by the Company during the three months ended March 31, 2024 and 2023.

NOTE 14 — RELATED-PARTY TRANSACTIONS

Management Agreement

On October 6, 2014, the Company entered into a management agreement with Summit Distillery, Inc., an Oregon corporation, to open a new Heritage Distilling Company location in Eugene, Oregon. The Company engaged Summit Distillery, Inc., to manage the Eugene location for an annual management fee. The principals and sole owners of Summit Distillery, Inc., are also shareholders of HDHC. For each of the three months ended March 31, 2024 and 2023, the Company expensed a management fee of $45,000 and $45,000 respectively, to Summit Distilling, Inc. The fee is based upon a percentage of the Company’s trailing twelve months, earnings before interest, taxes and depreciation expense, as defined in the management agreement.

2022 and 2023 Convertible Notes

During 2022, the Company issued multiple unsecured convertible promissory notes under the terms of the 2022 Notes to a related party who is a current shareholder of the Company and owns more than 10% of the Company’s outstanding common stock as of March 31, 2024 and December 31, 2023 and 2022. The aggregate principal sum of the related party convertible 2022 Notes was $6,311,250 with an aggregate cash proceed of $4,675,000 (See Note 5). Concurrent with the execution of the 2022 Notes, the Company issued warrants to the related party in an amount equal to 50% of the cash proceeds from the convertible notes (see Note 7). The Company initially allocated the $4,675,000 aggregate cash proceeds from the related party to the convertible 2022 Notes and the associated warrants on their respective issuance dates in the aggregate amounts of $4,422,379 and $252,621, respectively.

During 2023, the Company issued multiple additional unsecured convertible promissory notes under the terms of the 2023 Notes to the same related party for a principal sum of $3,982,500 with a cash proceed of $2,950,000 (See Note 5).

As of March 31, 2024, the fair value of the related party convertible notes and warrant liabilities was $9,476,928 and $691,522, respectively. As of December 31, 2023, the fair value of the related party convertible notes and warrant liabilities was $17,220,203 and $340,918, respectively.

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 14 — RELATED-PARTY TRANSACTIONS (cont.)

In October 2023, the related party agreed to exchange its then held 2022 and 2023 Convertible Promissory Notes for 1,717,559 shares of common stock. (See Note 5 — Exchange of 2022 and 2023 Convertible Promissory Notes.)

As of March 31, 2024, $7,357,638 of Whiskey Special Ops 2023 Notes were held by the related party, plus 380,000 warrants to purchase common stock, calculated using an estimated IPO price of $5.00 per share. As of December 31, 2023, $800,000 in principal of the Whiskey Special Ops 2023 Notes were held by the related party, plus 160,000 warrants to purchase common stock, calculated using an estimated IPO price of $5.00 per share. Subsequent to March 31, 2024, the Company issued an additional $333,000 of Whiskey Special Ops 2023 Notes with a similarly calculated 66,600 warrants to the same related party.

On February 29, 2024, the related party agreed to exchange its then held Whiskey Notes and related warrants for 2,921,342 shares of common stock under the terms of the most recent round of 2023 Convertible Notes and the aforementioned warrants were terminated. (See Notes 5 and 16.)

2023 Barrel Production Contract

During 2023, the Company entered into a distilled spirits barreling production agreement with the related party for production of 1,200 barrels of distilled spirits over time. There was a prepayment of $1,000,000 made in January 2023. In March 2024, the agreement was amended to 600 barrels for $500,000, with the then $500,000 excess prepayment used to purchase a Whiskey Note in the principal amount of $672,500 and subsequently exchanged (contingent upon the consummation of this offering) under the terms of a Subscription Exchange Agreement for common stock in conjunction with the February 29, 2024 exchange of Whiskey Notes for common stock. (See Note 16.).

Subsequent to March 31, 2024, the Company raised $100,000 under the terms of an accounts receivable factoring arrangement with the related party, with fees of 10% (or $10,000) and $1,000 for every 2 weeks payment remains overdue. (See Note 16.) Payment under the factoring is due the earlier of: within 3 days of receipt of payment under the factored receivable; the achievement of certain fundraising milestones; or June 15, 2024.

NOTE 15 — BASIC AND DILUTED NET LOSS PER SHARE

The Company computes basic net income (loss) per share by dividing net income (loss) for the period by the weighted-average number of common shares outstanding during the period. The Company computes diluted net income (loss) per share by dividing net income (loss) for the period by the weighted-average number of common shares outstanding during the period, plus the dilutive effect of the stock options, RSU awards and exercisable common stock warrants, as applicable pursuant to the treasury stock method, and the convertible notes, as applicable pursuant to the if-converted method. The following table sets forth the computation of basic and diluted net loss per share:

	For the Three Months Ended March 31,
	2024	2023
Basic earnings per share of common stock:
Net Income (Loss) per share of common stock – basic	$452,839	$(4,528,618)
Weighted average shares of common stock – basic	403,329	381,616
Net income (loss) per share of common stock – basic	$1.12	$(11.87)
Diluted earnings per share of common stock:
Net Income (Loss) per share of common stock – basic	$452,839	$(4,528,618)
Add: Notes interest expense, net of tax	—	—
Net income (loss) per share of common stock – diluted	$452,839	$(4,528,618)
Weighted average shares of common stock – basic	403,329	381,616
Convertible notes	3,070,503	—
Weighted average shares of common stock – diluted	3,473,832	2,160,097
Net income (loss) per share of common stock – diluted	$0.13	$(2.10)

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 15 — BASIC AND DILUTED NET LOSS PER SHARE (cont.)

Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. The following outstanding shares of potentially dilutive securities were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because including them would have been antidilutive:

	For the Three Months Ended March 31,
	2024	2023
ISOs	6,164	8,095
Equity-classified Warrants	116,928	106,524
Liability-classified Warrants	2,020,139	—
RSU Awards	116,581	118,854
Total	2,259,812	233,473

NOTE 16 — SUBSEQUENT EVENTS

For its condensed consolidated financial statements as of March 31, 2024 and for the period then ended, the Company evaluated subsequent events through July 5, 2024, the date on which those financial statements were issued. Other than the item noted below, there were no subsequent events identified for disclosure as of the date the financial statements were available to be issued.

On May 14, 2024, the Board and Shareholders of the Company approved a .57-for-1 reverse stock split. All share and per share numbers included in these Financial Statements as of and for all periods presented reflect the effect of that stock split unless otherwise noted.

The Company’s Board of Directors and shareholders took certain actions and approved amendments to the Company’s amended and restated certificate of incorporation and bylaws in preparation for a planned initial public offering (the “Actions and Amendments”). These Actions and Amendments, included, among other things:

•        filing a second amendment to the Company’s amended and restated certificate of incorporation on April 1, 2024, to increase the Company’s authorized capital stock from 10,000,000 shares to 70,000,000 shares, including 69,500,000 shares of common stock and 500,000 shares of Founders Common Stock. The increase in authorized shares included provision for the additional shares to be issued with the Company’s anticipated IPO, including those discussed in the following paragraphs, and other future equity activities not yet known.

•        filing a third amendment to the Company’s amended and restated certificate of incorporation on May 14, 2024, to further increase the Company’s authorized capital stock to 75,000,000 shares, including 5,000,000 shares of preferred stock.

Subsequent to March 31, 2024, the Company has prepared for approval by the Board of Directors and Shareholders prior to the effective date of this offering the 2024 Plan (the “2024 Plan”), which would authorize up to 2,500,000 shares of common stock to be issued under the new 2024 Plan upon its adoption and the consummation of Company’s planned offering.

Subsequent to March 31, 2024, in June 2024, using information provided to it by its underwriter in preparation for its public offering, and with the help of the Company’s outside valuation analysis firm performing a separate valuation analysis, the Board of Directors established the fair market value of the Company’s common stock at $5.00 per share.

Subsequent to March 31, 2024, the Company raised $100,000 under the terms of an accounts receivable factoring arrangement with a related party. (See Note 14.)

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 16 — SUBSEQUENT EVENTS (cont.)

Subsequent to $6,090,870 raised through March 31, 2024, the Company raised additional proceeds under the terms of the Whiskey Special Ops 2023 Notes (“Whiskey Notes”) of $540,000 in April 2024, for aggregate total principal of $6,803,370 and proceeds of $6,630,870 (of which, $2,405,500 of principal and $2,233,000 of proceeds was with a related party). Beginning in January 2024, the Company offered holders of the Whiskey Notes an option to exchange their Whiskey Notes and related warrants for equity under the terms of the most recent round of 2023 Convertible Notes. Subsequent to March 31, 2024 and through April 26, 2024, the Whiskey Notes holders (including 755,919 related warrants) agreed to exchange for common stock. The then-outstanding $26,797,284 in aggregate fair value of the Whiskey Notes and related Warrants (Warrant Liability) were exchanged (contingent upon the consummation of this offering) for a total of 2,399,090 shares of the Company’s common stock and prepaid warrants for 546,927 shares of common stock under a negotiated Subscription Exchange Agreement. The actual unconditional exchange of the Whiskey Notes and related warrants and reclassification to equity under the terms of the Subscription Exchange Agreement will occur upon the effectiveness of the Company’s anticipated IPO — which is the remaining prerequisite for the unconditional exchange of the Whiskey Notes and related warrants for equity. Until such a time, the Whiskey Notes and related Warrant Liabilities will remain on the Company’s balance sheet, and the change in their fair values will also continue to be recognized as Other Income/(Expense) in the Company’s Statement of Operations. (See Note 5.)

In December 2023, the Company entered into an agreement with a wholesaler distributor network in Oklahoma, which will purchase products from the Company at wholesale and resell and distribute that product throughout the state through the state’s three tier system. Since the beginning of January 2024, the Company has secured new wholesale distribution in Kansas, Kentucky, and portions of Colorado and scheduled to start in July and August 2024, and the leadership team is in the final stages of implementing agreements with distributors in portions of Texas to begin wholesale distribution there in the third quarter of 2024.

In May 2024, 105,360 RSUs were voluntarily terminated and 80 RSUs were forfeited, leaving 11,064 issued RSUs to settle at a grant value of $157.89 per share. The Company had previously anticipated recognizing $18,394,817 of previously unrecognized compensation expense for those RSU awards upon the expiration of lock up agreements entered into in connection with this offering. As a result of the termination of the aforementioned RSUs, the Company now expects to recognize an expense of $1,746,895 upon the expiration of any lock ups for the remaining. In June 2024, the Compensation Committee of the Board of Directors approved awarding 232,025 RSUs to employees, directors and consultants with a fair grant value of $4.00 per unit. These RSUs contain a double trigger and were deemed to have met their time service requirements for vesting upon award. They will settle on the expiration of any lock-up agreements entered into in connection with this offering. Assuming all of them settle into common stock we would expect to book an expense of $928,100 at the fair grant value of $4.00 per RSU for these June 2024 awards.

In April 2024 certain holders of common stock and prepaid warrants received from the 2023 October Subscription Exchange Agreements agreed to amend those agreements as they relate to the exercise price for warrants offered as part of the 2022 Convertible Notes. Under the terms of a Subscription Exchange Agreement, the strike price of the warrants related to the 2022 Notes was fixed at a negotiated fixed, non-adjustable $6.00 per share and include a cashless exercise provision. Accordingly, these 908,334 warrants will no longer qualify to be classified as liabilities in accordance with ASC 480, and their fair value that has previously been recorded as warrant liabilities will be reclassified to equity.

In April 2024 all holders of Whiskey Notes agreed to exchange their notes and warrants for common stock under a Subscription Exchange Agreement. Under the terms of a Subscription Exchange Agreements, the Whiskey Notes and related 755,919 warrants were exchanged (contingent upon the consummation of this offering) for 2,399,090 shares of common stock and 546,927 prepaid warrants. Accordingly, those warrants will no longer qualify to be classified as liabilities in accordance with ASC 480, and their fair value that has previously been recorded as warrant liabilities will be reclassified to equity. (See Note 7.) The Whiskey Notes and related warrants were exchanged (contingent upon the consummation of this offering) for common stock; however, the Whiskey Notes and related Warrant Liabilities remain on our balance sheet until the effectiveness of the Company’s anticipated IPO — which is the remaining prerequisite for the unconditional conversion of the outstanding indebtedness and related warrants into equity.

Heritage Distilling Holding Company, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

NOTE 16 — SUBSEQUENT EVENTS (cont.)

In May 2024, the Company’s Board of Directors and Shareholders approved an offering of Series A Preferred Stock of up to $5,000,000. The shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) were sold at a Subscription Price of $10 per share and have a Stated Value of $12 per shares, and included stock purchase warrants to purchase shares of common stock calculated at 25% of the subscription price then divided by $5.00, with an exercise price equal to the lesser of $5.00 per share or the price per share at which the Common Stock is sold in the Company’s initial public offering. The warrants expire June 15, 2029. At any time after June 15, 2027, the Warrants shall be automatically exercised on a cashless basis if the Common Stock has traded for 5 consecutive trading days at or above 125% of the Exercise Price. The Series A Preferred Stock are entitled to receive, out of funds legally available therefor, cumulative dividends at the rate of 15% per annum of the Stated Amount (or $1.80 per share) payable if and when declared by the board of directors of the Company or upon conversion or redemption of the Series A Preferred Stock. Dividends on the Series A Preferred Stock may be paid by the Company in cash, by delivery of shares of common stock or through a combination of cash and shares of common stock. If paid in common stock, the holder shall receive a number of shares of common stock equal to the quotient of 110% of the accrued dividends to be paid in common stock divided by the Conversion Price (as defined below). The Company may make payments of dividends in common stock only if the average closing price of the common stock over the five trading days preceding the dividend payment date is at or above the Conversion Price. Holders of the Series A Preferred Stock have no voting rights except as required by law. Each share of Series A Preferred Stock may be converted at any time at the election of the holder into a number of shares of common stock determined by dividing (a) an amount equal to 110% of the sum of (i) the Stated Value plus (ii) the amount of all accrued dividends, by (b) the then applicable Conversion Price. The “Conversion Price” shall initially be equal to $5.00 per share, subject to adjustment to the price per share at which the common stock is sold at the Company’s Initial Public Offering if lower than the initial Conversion Price. Each share of Series A Preferred Stock will automatically be converted on June 15, 2027 into a number of shares of common stock determined by dividing (a) an amount equal to 110% of the sum of (i) the Stated Value plus (ii) the amount of all accrued dividends, by (b) the then-applicable Conversion Price. Any time on or after June 15, 2025, the Company shall have the right to redeem some or all of the outstanding shares of Series A Preferred Stock from funds legally available therefor, upon at least 30 days prior written notice to the holders of the Series A Preferred Stock, at a redemption price per share equal to 110% of the sum of the Stated Amount plus all accrued and unpaid dividends on such share of Series A Preferred Stock. As of June 15, 2024, the Company had received subscriptions of $1,830,000 of Series A Preferred Stock, including $675,000 in cash, and $1,155,000 in the form of 525 barrels of aged whiskey at an average price of approximately $2,200 per barrel. In connection with the $1,830,000 of Series A Preferred Stock, the Company also issued 91,500 warrants to purchase common stock at the lesser of $5.00 per share or the price per share at which the common stock is sold in the Company’s initial public offering.

In June 2024 we reached an agreement in principal with Silverview to complete a loan modification of the Silverview Loan in the following ways, which will go into effect upon the close of this offering: 1) extend the maturity date by 18 months to October 25, 2026; 2) recast the amortization schedule to reduce the amount paid each quarter to allow us to preserve cash, as follows: $300,000 due 12/31/2024, $700,000 due 6/30/2025 and then $500,000 due every six months thereafter; 3) increase in the coupon rate from 15% to 16.5% in the month starting after the close of this offering, with monthly interest payments remaining in effect; 4) waiver of any past missed amortization payments; 5) waiver of any past missed covenant faults; 6) 1% additional exit fee due at loan payoff; 7) an additional 1% exit fee due at payoff if we do not refinance or repay the entire debt by the original maturity date; 8) the elimination of EBITDA coverage and interest coverage ratio tests; and 9) greatly reduced and simplified reporting requirements to match the reporting we must make as a public company.

Subsequent to March 31, 2024, on June 4, 2024, 126,891 of the October 2023 prepaid warrants to purchase common stock were exercised into 126,891 shares of common stock.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
Heritage Distilling Holding Company, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Heritage Distilling Holding Company, Inc. (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements were prepared assuming the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management and the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2022. To be completed as to date, confirming with Marcum.

Costa Mesa, California

May 13, 2024 (except for the effects of the reverse stock split described in Note 1, as to which the date is July 5, 2024)

Heritage Distilling Holding Company, Inc.

Consolidated Balance Sheet

	As of December 31,
	2023	2022
ASSETS
Current Assets
Cash	$76,878	$223,034
Accounts Receivable	721,932	494,714
Inventory	2,756,350	3,641,895
Other Current Assets	1,717,650	1,089,734
Total Current Assets	5,272,810	5,449,377

Long Term Assets
Property and Equipment, net of Accumulated Depreciation	6,428,112	7,683,163
Operating Lease Right-of-Use Assets, net	3,658,493	3,841,480
Investment in Flavored Bourbon LLC	10,864,000	10,864,000
Other Long Term Assets	44,817	121,087
Total Long Term Assets	20,995,422	22,509,730
Total Assets	$26,268,232	$27,959,107

LIABILITIES & STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts Payable	$5,228,786	$3,153,423
Accrued Payroll	1,321,298	989,850
Accrued Tax Liability	1,468,994	1,287,728
Other Current Liabilities	1,827,013	997,363
Operating Lease Liabilities, Current	1,294,706	1,453,456
Notes Payable, Current	14,270,956	13,883,471
Convertible Notes Payable (including related party convertible notes of $17,220,203 and $0 as of December 31, 2023 and 2022, respectively) (See Notes 5 and 15)	36,283,891	—
Accrued Interest, Current	1,152,998	88,065
Total Current Liabilities	62,848,642	21,853,356

Long Term Liabilities
Operating Lease Liabilities, net of Current Portion	3,081,924	3,285,726
Convertible Notes Payable (2022 and 2023 Convertible Notes) (including a related party convertible note of $0 and $3,476,057 as of December 31, 2023 and 2022, respectively)	—	8,041,000
Convertible Notes Payable (Whiskey Notes) (including a related party convertible note of $390,607 and $0 as of December 31, 2023 and 2022, respectively)	1,452,562	—
Warrant Liabilities (2022 and 2023 Convertible Notes) (including a related party warrant liability of $340,918 and $187,181 as of December 31, 2023 and 2022, respectively)	794,868	433,000
Warrant Liabilities (Whiskey Notes) (including a related party warrant liability of $406,774 and $0 as of December 31, 2023 and 2022, respectively)	1,512,692	—
Accrued Interest, net of Current Portion	—	977,316
Total Long-Term Liabilities	6,842,046	12,737,042
Total Liabilities	69,690,688	34,590,398

Commitments and Contingencies (Note 10)

Stockholders’ Deficit
Common Stock, par value $0.0001 per share; 10,000,000 and 3,000,000 shares authorized as of December 31, 2023 and 2022 respectively; 381,484 and 381,555 shares issued and outstanding as of December 31, 2023 and 2022, respectively	67	67
Additional Paid-In-Capital	31,421,953	31,414,699
Accumulated Deficit	(74,844,476)	(38,046,057)
Total Stockholders’ Deficit	(43,422,456)	(6,631,291)
Total Liabilities & Stockholders’ Deficit	$26,268,232	$27,959,107

The accompanying notes are an integral part of these consolidated financial statements.

Heritage Distilling Holding Company, Inc.
Consolidated Statement of Operations

	For the Years Ended December 31,
	2023	2022
NET SALES
Products	$5,136,482	$5,228,682
Services	2,834,742	3,080,884
Total Net Sales	7,971,224	8,309,566

COST OF SALES
Products	4,963,176	5,245,106
Services	857,007	852,034
Total Cost of Sales	5,820,183	6,097,140
Gross Profit	2,151,041	2,212,426

OPERATING EXPENSES
Sales and Marketing	5,938,315	6,441,449
General and Administrative	7,477,285	7,598,319
Total Operating Expenses	13,415,600	14,039,768
Operating Loss	(11,264,559)	(11,827,342)

OTHER INCOME (EXPENSE)
Interest Expense	(2,526,740)	(2,611,371)
Change in Fair Value of Convertible Notes	(22,764,854)	2,117,636
Change in Fair Value of Warrant Liabilities	(240,159)	148,364
Other Income	4,892	(87,402)
Total Other Expense	(25,526,860)	(432,773)
Loss Before Income Taxes	(36,791,419)	(12,260,115)
Income Taxes	(7,000)	(8,101)
Net Loss	$(36,798,419)	$(12,268,216)

Net Loss Per Share, Basic and Diluted	$(96.45)	$(32.18)

Weighted Average Common Shares Outstanding, Basic and Diluted	381,543	381,266

The accompanying notes are an integral part of these consolidated financial statements.

Heritage Distilling Holding Company, Inc.
Consolidated Statements of Stockholders’ Deficit

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Number of Shares	Amount
Beginning Balance December 31, 2022	381,555	$67	$31,414,699	$(38,046,057)	$(6,631,291)
Shares Repurchased	(71)	—	(11,340)	—	(11,340)
Share-based Compensation	—	—	18,594	—	18,594
Net Loss	—	—	—	(36,798,419)	(36,798,419)
Ending Balance December 31, 2023	381,484	$67	$31,421,953	$(74,844,476)	$(43,422,456)
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Number of Shares	Amount
Beginning Balance December 31, 2021	381,163	$67	$30,988,020	$(25,777,841)	$5,210,246
Shares Repurchased	(82)	—	(12,960)	—	(12,960)
Share-based Compensation	—	—	86,659	—	86,659
Warrants Issued	—	—	303,000	—	303,000
Warrants Exercised	474	—	49,980	—	49,980
Net Loss	—	—	—	(12,268,216)	(12,268,216)
Ending Balance December 31, 2022	381,555	$67	$31,414,699	$(38,046,057)	$(6,631,291)

The accompanying notes are an integral part of these consolidated financial statements.

Heritage Distilling Holding Company, Inc.
Consolidated Statements of Cash flows

	For the Twelve Months Ended December 31,
	2023	2022
Net Loss	$(36,798,419)	$(12,268,216)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Depreciation Expense	1,430,240	1,512,661
Amortization of operating lease right-of-use assets	492,806	377,169
Loss on disposal of property and equipment	43,290	38,383
Non-cash Warrant Issued	—	303,000
Change in Fair Value of Convertible Notes	22,764,854	(2,117,636)
Change in Fair Value of Warrant Liabilities	240,159	(148,364)
Non-cash Interest Expense	435,373	917,645
Non-cash Share-based Compensation	18,594	86,659

Changes in Operating Assets and Liabilities:
Accounts Receivable	(227,218)	(270,243)
Inventory	885,547	685,011
Other Current Assets	61,230	875,198
Other Long Term Assets	76,270	—
Accounts Payable	1,078,467	1,359,727
Other Current Liabilities	1,691,432	(42,613)
Operating Lease Liabilities	(672,371)	(604,987)
Net Cash Used in Operating Activities	(8,479,746)	(9,296,606)

Cash Flow from Investing Activities
Purchase of Property and Equipment	(26,512)	(639,383)
Proceeds from Sale of Asset	2,400	25,000
Net Cash Used in Investing Activities	(24,112)	(614,383)

Cash Flow from Financing Activities
Proceeds from Notes Payable	250,000	250,000
Proceeds from Whiskey Notes (including proceeds from related party Whiskey Notes of $800,000 for the year ended December 31, 2023)	2,975,000	—
Proceeds from Convertible Notes (including proceeds from related party convertible notes of $2,950,000 and $4,675,000 for the Twelve months ended December 31, 2023 and 2022, respectively)	5,590,000	10,740,000
Debt Issuance Cost	—	(6,250)
Repayment of Notes Payable	(183,062)	(892,622)
Repayment of Finance Lease Obligations		(52,703)
Proceeds from Warrant exercised		49,980
Deferred Transaction Costs associated with S-1 Filing	(262,896)	—
Deferred Transaction Costs associated with Business Combination	—	(146,700)
Common Stock Shares Repurchased	(11,340)	(12,960)
Net Cash Provided by Financing Activities	8,357,702	928,745
Net Increase (Decrease) in Cash	(146,156)	17,756
Cash – Beginning of Period	223,034	205,278
Cash – End of Period	$76,878	$223,034

Heritage Distilling Holding Company, Inc.
Consolidated Statements of Cash flows — (Continued)

	For the Twelve Months Ended December 31,
	2023	2022
Supplemental Cash Flow Information related to Interest Paid & Income Taxes Paid:
Cash Paid during the Period for:
Interest Expense	$2,091,366	$1,693,726
Income Tax Expense	$7,000	$8,101

Supplemental Schedule of Non-cash Investing and Financing Activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$290,060	$4,218,649
Deferred Transaction Costs associated with S-1 Filing in Accounts Payable and Other Current Liabilities	$1,020,004	$562,117
Unpaid property and equipment additions	$194,366	$3,175

The accompanying notes are an integral part of these consolidated financial statements.

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 1 — DESCRIPTION OF OPERATIONS AND BASIS OF PRESENTATION

Description of operations — Heritage Distilling Holding Company (“HDHC” or the “Company”) is a Delaware corporation, for the purpose of investing in, managing, and/or operating businesses that are engaged in the production, sale, or distribution of alcoholic beverages. The Company is headquartered in Gig Harbor, Washington and has one wholly owned subsidiary, Heritage Distilling Company, Inc., (“HDC”) that is included in the consolidated financial statements.

HDC has operated since 2011 as a craft distillery making a variety of whiskeys, vodkas, gins and rums as well as RTDs and operates distillery tasting rooms in Washington and Oregon.

Business Combination Agreement — On December 9, 2022, the Company entered into a business combination agreement (as amended, the “Business Combination Agreement”) with a publicly-traded special purpose acquisition company (“SPAC”). On May 18, 2023, the Business Combination Agreement was terminated and deferred expenses related to the transaction were expensed. Subsequent to the termination of the Business Combination, the Company contemplates an initial public offering (“IPO”).

Basis of Presentation — The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the Company’s wholly-owned subsidiary. All intercompany transactions and balances have been eliminated in the consolidation process. Certain accounts relating to the prior year have been reclassified to conform to the current period’s presentation. These reclassifications had no effect on the net loss or net assets as previously reported.

Stock Split — On May 14, 2024, the Board and Shareholders of the Company approved a .57-for-1 reverse stock split. All share and per share numbers included in these Financial Statements as of and for the years ended December 31, 2023 and 2022 reflect the effect of that stock split unless otherwise noted.

Liquidity and Going Concern — The accompanying consolidated financial statements have been prepared in conformity with U.S. GAAP, which contemplate continuation of the Company as a going concern. The Company’s recurring net losses, negative working capital, increased accumulated deficit and stockholders’ deficit, raise substantial doubt about its ability to continue as a going concern. During the year ended December 31, 2023, the Company incurred a net loss of approximately $36.8 million (of which approximately $23.0 million of the net loss stemmed from the increase in fair value of certain convertible notes and warrants) and reported net cash used in operations of approximately $8.3 million. On December 31, 2023, the accumulated deficit was approximately $74.8 million and the stockholders’ deficit was approximately $43.4 million. Excluding the approximately $23.0 million from the 2023 increase in fair value ($20.7 inception to date increase in fair value) of the aforementioned convertible notes and warrants: the Company would have incurred a 2023 net loss of approximately $13.8 million; reported net cash used in operations of approximately $8.5 million; at December 31, 2023, the accumulated deficit would have been approximately $51.8 million and the stockholders’ deficit would have been approximately $20.4 million. In connection with these consolidated financial statements, management evaluated whether there were conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to meet its obligations as they become due within one year from the date of issuance of these financial statements. Management assessed that there were such conditions and events, including a history of recurring operating losses, and negative cash flows from operating activities, and significant current debt obligations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As of December 31, 2023, the Company believes its current cash balances coupled with anticipated cash flow from operating activities may not be sufficient to meet its working capital requirements for at least one year from the date of the issuance of the accompanying consolidated financial statements. The Company has issued an aggregate principal amount of $22,146,023 in unsecured 2022 and 2023 convertible notes, plus an additional $2,975,000 in the current round of Whiskey Special Ops 2023 Notes (See Notes 5 and 16) to various new and existing investors including a related party, which together, have generated net cash proceeds of $19,305,000 through December 31, 2023.

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 1 — DESCRIPTION OF OPERATIONS AND BASIS OF PRESENTATION (cont.)

In October and November 2023, the holders of the unsecured 2022 and 2023 convertible notes agreed to exchange the 2022 and 2023 convertible notes and accrued interest for common stock and prepaid warrants to purchase common stock of the Company. In February 2024, the holders of the Whiskey Notes agreed to exchange the notes and related warrants and accrued interest for common stock and prepaid warrants to purchase common stock of the Company. The aggregate fair value of the 2022 and 2023 convertible notes and the Whiskey Notes will be reclassified from Convertible Notes to equity under the terms of the respective Subscription Exchange Agreements upon the effectiveness of the Company’s anticipated IPO. (See Notes 5 and 16.) Subsequent to December 31, 2023, the Company continued to issue additional Whiskey Special Ops 2023 Notes. (See Note 16.)

The accompanying consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

Risks and Uncertainties

Global Conflict

Management continues to monitor the changing landscape of global conflicts and their potential impacts on its business. First among these concerns is the ongoing conflict in Ukraine, which has caused disruption in the grain, natural gas and fertilizer markets, and the result of which is uncertainty in pricing for those commodities. Because the Company relies on grains for part of its raw inputs, these disruptions could increase the supply costs. However, since the Company sources all its grain from local or known domestic suppliers, management considers that the impact of the Ukraine war is not significant based on the Company’s history and relationship with the existing farmers and growers. The other potential conflict the Company monitors is the threatening military activity between China and Taiwan. The Company used to source its glass bottles from suppliers in China and has recently migrated this production to Taiwan. Although the Company now has what it considers an adequate supply of its glass bottles at the current utilization rate, considering the potential disruption in Taiwan, the Company has started to evaluate new producers who can produce glass bottles in other countries. Finally, most recently the attacks on Israel and the resulting and potentially escalating tensions in the region could feed uncertainty in the oil markets, impacting prices for fuel, transportation, freight and other related items, impacting costs directly and indirectly leading to more inflation.

Inflation

The inflation rate could remain high in the foreseeable future. This could put cost pressure on the Company faster than it can raise prices on its products. In such cases the Company could lose money on products, or its margins or profits could decline. In other cases, consumers may choose to forgo making purchases that they do not deem to be essential, thereby impacting the Company’s growth plans. Likewise, labor pressures could continue to increase as employees become increasingly focused on their own standard of living, putting upward labor costs on the Company before the Company has achieved some or all of its growth plans. Management continues to focus on cost containment and is monitoring the risks associated with inflation and will continue to do so for the foreseeable future.

Interest Rates

Interest rates have been rising lately, and there are no signs that rates will drop soon. If interest rates continue to rise or remain higher than recent history has experienced, there is a risk it will cost more for the Company to conduct its business or to get access to credit. There is also a risk that consumers may feel increased economic pressure and not be willing to spend on the Company’s goods or services. Management continues to focus on interest rates and their impact on the business, the cost of borrowing and the potential impacts on its future capital-raising efforts.

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 1 — DESCRIPTION OF OPERATIONS AND BASIS OF PRESENTATION (cont.)

U.S. Government Operations

The chance that continued inaction in Congress to secure final passage of annual spending bills puts the Company at risk of a government shutdown, which could impact its ability to secure certain federal permits through the TTB, including transfer in bond permits, and formula or label approvals. Likewise, tribal partners the Company is working with to open HDC branded distilleries and tasting rooms will rely on securing their own TTB permits. Any government shutdown could slow down progress on development, opening or operating those locations.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates — The presentation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Significant estimates and assumptions reflected in these consolidated financial statements include the valuation of common stock, common stock warrants, convertible notes, warrant liabilities, and stock options. Results could differ from those estimates. Estimates are periodically reviewed due to changes in circumstances, facts, and experience. Changes in estimates are recorded in the period in which they become known.

Fair value option — As permitted under ASC Topic 825, Financial Instruments (“ASC Topic 825”), the Company has elected the fair value option to account for its convertible notes issued in 2022 and 2023. In accordance with ASC Topic 825, the Company records the convertible notes at fair value with changes in fair value recorded as a component of other income (expense) in the consolidated statements of operations. As a result of applying the fair value option, direct costs and fees related to the convertible notes are expensed as incurred and are not deferred. The Company concluded it is appropriate to apply the fair value option as they are liabilities not classified as a component of stockholders’ equity (deficit). In addition, the convertible notes meet other applicable criteria for electing fair value option under ASC Topic 825.

Fair value measurements — Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. There is a hierarchy based upon the transparency of inputs used in the valuation of an asset or liability. The valuation hierarchy contains three levels:

Level 1 —	Valuation inputs are unadjusted quoted market prices for identical assets or liabilities in active markets.
Level 2 —

Valuation inputs are quoted prices for identical assets or liabilities in markets that are not active, quoted market prices for similar assets and liabilities in active markets and other observable inputs directly or indirectly related to the assets or liabilities being measured.

Level 3 —	Valuation inputs are unobservable and significant to the fair value measurement.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize observable inputs and minimize unobservable inputs.

In determining the appropriate levels, the Company analyzes the assets and liabilities measured and reported on a fair value basis. At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3.

The Company’s financial instruments consist primarily of cash, accounts receivable, inventory and accounts payable. The carrying amount of such instruments approximates fair value due to their short-term nature. The carrying value of long-term debt approximates fair value because of the market interest rate of the debt. The convertible notes and warrant liabilities associated with the Company’s convertible promissory notes are carried at fair value, determined according to Level 3 inputs in the fair value hierarchy described above.

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

During the years ended December 31, 2023 and 2022, there were no transfers between Level 1, Level 2, and Level 3.

Convertible notes — The Company’s convertible promissory notes are recognized initially and subsequently at fair value, inclusive of their respective accrued interest at their stated interest rates, which are included in convertible notes on the Company’s consolidated balance sheets. The changes in the fair value of these convertible notes are recorded as “changes in fair value of convertible notes” as a component of other income (expenses) in the consolidated statements of operations. The changes in fair value related to the accrued interest components are also included within the single line of change in fair value of convertible notes on the consolidated statements of operations.

Warrant liabilities — The Company issued certain warrants for the purchase of shares of its common stock in connection with the Company’s convertible notes (see Note 7) and classified them as a liability on its consolidated balance sheets. These warrants are classified as a liability under ASC 480 as the Company may settle the warrants by issuing a variable number of its common shares and the monetary value of the obligation is based solely or predominantly on a fixed monetary amount known at inception. The warrant liabilities are initially recorded at fair value on the issuance date of each warrant and are subsequently remeasured to fair value at each reporting date. Changes in the fair value of the warrant liabilities are recognized as a component of other income (expense) in the consolidated statements of operations. Changes in the fair value of the warrant liabilities will continue to be recognized until the warrants are exercised, expire or qualify for equity classification.

Concentrations of credit risk — Financial instruments potentially subjecting the Company to concentrations of credit risk consist primarily of accounts receivable, accounts payable and bank demand deposits that may, from time to time, exceed Federal Depository Insurance Corporation (“FDIC”) insurance limits. To mitigate the risks associated with FDIC insured limits the Company recently opened an Insured Cash Swap (“ICS”) service account at its primary bank. Under terms of the ICS, when the bank places funds for the Company using ICS, the deposit is sent from the Company’s transaction account into deposit accounts at other ICS Network banks in amounts below the standard FDIC insured maximum of $250,000 for overnight settling. If the Company’s account exceeds the FDIC limit of $250,000 at the end of the business day, funds are automatically swept out by our bank and spread among partner banks in accounts, each totaling less than $250,000. This makes the Company’s funds eligible for FDIC insurance protection each day. The funds are then swept back into the Company’s account at the beginning of the next business day. The aggregate limit that can be protected for the Company under this program is approximately $150 million.

The Company considers the concentration of credit risk associated with its accounts receivable to be commercially reasonable and believes that such concentration does not result in the significant risk of near-term severe adverse impacts. As of December 31, 2023 and 2022, the Company had customers that individually represented 10% or more of the Company’s accounts receivable. There were two and three individual customers that represented 71% and 57% of total accounts receivable, as of December 31, 2023 and 2022, respectively. There were four and three individual customer accounts that represented 64% and 57% of total revenue for the years ended December 31, 2023 and 2022, respectively. There were three and one individual suppliers that represented 48% and 19% of total accounts payable, as of December 31, 2023 and 2022, respectively.

Accounts receivable — Accounts receivable are reported at net realizable value. Receivables consist of amounts due from distributors. In evaluating the collectability of individual receivable balances, the Company considers several factors, including the age of the balance, the customers’ historical payment history, its credit worthiness and economic trends. There was no allowance for credit losses to reflect CECL adoption as of December 31, 2023 and 2022.

Inventories — Inventories are stated at the lower of cost or net realizable value, with cost being determined under the weighted average method, and consist of raw materials, work-in-process, and finished goods. Costs associated with spirit production and other costs related to manufacturing of products for sale, are recorded as inventory. Work-in-process inventory is comprised of all accumulated costs of raw materials, direct labor, and manufacturing overhead to the respective stage of production. Finished goods and raw materials inventory includes the supplier cost, shipping charges, import fees, and federal excise taxes. Management routinely monitors inventory and periodically writes off damaged and unsellable inventory. There was no valuation allowance as of December 31, 2023 and 2022.

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company holds volumes of barreled whiskey, which will not be sold within one year due to the duration of the aging process. Consistent with industry practices, all barreled whiskey is classified as work-in-process inventory and is included in current assets.

Deferred transaction costs — Deferred transaction costs consist of direct legal, accounting, filing and other fees and costs directly attributable to the proposed Business Combination Agreement that (see Note 1). Deferred transaction costs were approximately $1,397,964 and $708,817 as of December 31, 2023 and 2022, respectively. As of May 18, 2023, the Business Combination Agreement was terminated. Accordingly, the related balance of deferred transaction costs related to the Business Combination in the amount of $423,869 were expensed to general and administrative expense during the period ended June 30, 2023, deferred transaction costs expensed related to the Business Combination Agreement portion were $208,682 and $215,187 as of June 30, 2023 and December 31, 2022, respectively. Subsequent to the termination of the Business Combination Agreement, the Company is contemplating an initial public offering (“IPO”). Accordingly, the deferred offering costs relating to the Company’s contemplated IPO will continue to be deferred and capitalized as incurred, and were $1,397,964 and $493,630 as of December 31, 2023 and 2022, respectively. The deferred offering costs relating to the Company’s contemplated IPO will be offset against IPO proceeds upon the consummation of the offering. In the event the IPO is terminated, abandoned or significantly delayed, any deferred transaction costs will be immediately recognized in operating expenses.

Liabilities for Deferred Revenue — During 2023, the Company entered into a distilled spirits barreling production agreement with Tiburon Opportunity Fund LP. This agreement is for production of 1,200 barrels of distilled spirits over time. There was a prepayment of $1,000,000 made in January 2023. Subsequent to December 31, 2023, this agreement was amended in March 2024 to a reduced number of 600 barrels for $500,000. The then $500,000 excess prepayment was then used to purchase a Whiskey Note in the principal amount of $672,500 and subsequently exchanged (contingent upon the consummation of this offering) under the terms of a Subscription Exchange Agreement for common stock in conjunction with the February 29, 2024 exchange of Whiskey Notes for common stock. (See Note 16.).

Property and equipment, net of accumulated depreciation — Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets — generally three to twenty years. Leasehold improvements are amortized on a straight-line basis over the shorter of the asset’s estimated useful life or the term of the lease. Construction in progress is related to the construction or development of property and equipment that have not yet been placed in service for their intended use. When the asset is available for use, it is transferred from construction in progress to the appropriate category of property and equipment and depreciation on the item commences.

Upon retirement or sale, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the consolidated statements of operations. Costs of maintenance and repairs are charged to expense as incurred; significant renewals and betterments are capitalized.

Leases — The Company adopted ASC 842, Leases (“ASC 842”) as of January 1, 2022. ASC 842 was adopted using the modified retrospective transition approach, with no restatement of prior periods or cumulative adjustments to accumulated deficit. Upon adoption, the operating lease right-of-use (“ROU”) asset was measured at cost, which included the initial measurement of the lease liability, prepaid rent and initial direct costs incurred by the Company, less incentives received. The operating lease liability represents the present value of the remaining minimum lease payments as of January 1, 2022. The Company elected the package of three practical expedients, which allowed an entity to carry forward prior conclusions related to whether any expired or existing contracts are or contain leases, the lease classification for any expired or existing leases and initial direct costs for existing leases. The Company elected not to apply the use-of-hindsight to reassess the lease term. The Company elected not to recognize leases with an initial term of 12 months or less within the consolidated balance sheets and to recognize those lease payments on a straight-line basis in the consolidated statements of operations over the lease term. The Company elected the practical expedient to not separate lease and non-lease components for all leases. The new lease accounting standard also provides practical expedients for an entity’s ongoing accounting.

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company has operating leases for corporate offices, warehouses, distilleries and tasting rooms that are accounted for under ASC 842. The Company determines if an arrangement is a lease at inception. Operating lease ROU assets represent the Company’s right to use an underlying asset for the lease term and operating lease liabilities represent the Company’s obligation to make lease payments arising from a lease. Operating lease ROU assets and lease liabilities are recognized at the commencement date based on the present value of the future minimum lease payments over the lease term. The Company recognizes lease expense for lease payments on a straight-line basis over the term of the lease. Operating lease ROU assets also include the impact of any lease incentives. An amendment to a lease is assessed to determine if it represents a lease modification or a separate contract. Lease modifications are reassessed as of the effective date of the modification. For modified leases, the Company also reassess the lease classification as of the modification’s effective date.

The interest rate used to determine the present value of the future lease payments is the Company’s incremental borrowing rate, because the interest rate implicit in the Company’s operating leases is not readily determinable. The incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in the economic environments where the leased asset is located. The incremental borrowing rate is calculated by modeling the Company’s credit rating on its history arm’s-length secured borrowing facility and estimating an appropriate credit rating for similar secured debt instruments. The Company’s calculated credit rating on secured debt instruments determines the yield curve used. In addition, an incremental credit spread is estimated and applied to reflect the Company’s ability to continue as a going concern. Using the spread adjusted yield curve with a maturity equal to the remaining lease term, the Company determines the borrowing rates for all operating leases.

The Company’s operating lease terms include periods under options to extend or terminate the operating lease when it is reasonably certain that the Company will exercise that option in the measurement of its operating lease ROU assets and liabilities. The Company considers contractual-based factors such as the nature and terms of the renewal or termination, asset-based factors such as the physical location of the asset and entity-based factors such as the importance of the leased asset to the Company’s operations to determine the operating lease term. The Company generally uses the base, non- cancelable lease term when determining the operating lease ROU assets and lease liabilities. The ROU asset is tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable in accordance with Accounting Standards Codification Topic 360, Property, Plant, and Equipment.

Operating lease transactions are included in operating lease ROU assets, current operating lease liabilities and operating lease liabilities, net of current portion on the consolidated balance sheets.

Impairment of long-lived assets — All of the Company’s long-lived assets held and used are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends and significant changes or planned changes in the use of the assets. When such an event occurs, future cash flows expected to result from the use of the asset and its eventual disposition is estimated. If the undiscounted expected future cash flows are less than the carrying amount of the asset, an impairment loss is recognized for the difference between the asset’s fair value and its carrying value. The Company did not record any impairment losses on long-lived assets for the years ended December 31, 2023 and 2022.

Investments/Investment in Flavored Bourbon LLC — Non-marketable equity investments of privately held companies are accounted for as equity securities without readily determinable fair value at cost minus impairment, as adjusted for observable price changes in orderly transactions for identical or similar investment of the same issue pursuant to Accounting Standards Codification (“ASC”) Topic 321 Investments — Equity Securities (“ASC 321”) as the Company does not exert any significant influence over the operations of the investee company.

The Company performs a qualitative assessment at each reporting period considering impairment indicators to evaluate whether the investment is impaired. Impairment indicators that the Company considers include but are not limited to; i) a significant deterioration in the earnings performance, credit rating, asset quality, or business prospects of the investee, ii) a significant adverse change in the regulatory, economic, or technological environment

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

of the investee, iii) a significant adverse change in the general market condition of either the geographical area or the industry in which the investee operates, iv) a bona fide offer to purchase, an offer by the investee to sell, or a completed auction process for the same or similar investment for an amount less than the carrying amount of that investment; v) factors that raise significant concerns about the investee’s ability to continue as a going concern, such as negative cash flows from operations, working capital deficiencies, or noncompliance with statutory capital requirements or debt covenants. If the qualitative assessment indicates that the investment is impaired, a loss is recorded equal to the difference between the fair value and carrying value of the investment.

As of December 31, 2023 and 2022, the Company had a 15.1% ownership interest in Flavored Bourbon, LLC. and did not record any impairment charges related to its investments. See also Note 5 — Payment Upon Sale of Flavored Bourbon, LLC. In January 2024, Flavored Bourbon LLC conducted a capital call, successfully raising $12 million from current and new investors at the same valuation as the last raise. The Company chose not to participate in the raise, but still retained its rights to full recovery of is capital account of $25.3 million, with the Company being guaranteed a pay out of this $25.3 million in the event the brand is sold to a third party, or the Company can block such sale. The Company retains 11.2071% ownership interest in this entity plus a 2.5% override in the waterfall of distributions. The valuation and accounting for this event will be recorded in the Company’s financial statements for the quarter ended March 31, 2024. See Note 16.

Treasury stock — Treasury stock is shares of the Company’s own stock that have been issued and subsequently repurchased by the Company. Converting outstanding shares to treasury shares does not reduce the number of shares issued but does reduce the number of shares outstanding. These shares are not eligible to receive dividends.

The Company accounts for treasury stock under the cost method. Upon the retirement of treasury shares, the Company deducts the par value of the retired treasury shares from common stock and allocates the excess of cost over par as a deduction to additional paid-in capital based on the pro-rata portion of additional paid-in-capital, and the remaining excess as an increase to accumulated deficit. Retired treasury shares revert to the status of authorized but unissued shares. All shares repurchased to date have been retired. For the years ended December 31, 2023 and 2022, the Company repurchased 71 and 82 shares of common stock at a price of $157.89 per share, respectively.

Segment reporting — The Company operates in a single segment. The segment reflects how the Company’s operations are evaluated by senior management and the structure of its internal financial reporting. Both financial and certain non-financial data are reported and evaluated to assist senior management with strategic planning.

Revenue recognition — The Company’s revenue consists primarily of the sale of spirits domestically in the United States. Customers consist primarily of direct consumers. The Company’s revenue generating activities have a single performance obligation and are recognized at the point in time when control transfers and the obligation has been fulfilled, which is when the related goods are shipped or delivered to the customer, depending upon the method of distribution and shipping terms. Revenue is measured as the amount of consideration the Company expects to receive in exchange for the sale of a product. Revenue is recognized net of any taxes collected from customers, which are subsequently remitted to governmental authorities. Sales terms do not allow for a right of return unless the product is damaged. Historically, returns have not been material to the Company. Amounts billed to customers for shipping and handling are included in sales. The results of operations are affected by economic conditions, which can vary significantly by time of year and can be impacted by the consumer disposable income levels and spending habits.

Direct to Consumer — The Company sells its spirits and other merchandise directly to consumers through spirits club memberships, at the Heritage Distilling tasting rooms and through the internet (e-commerce).

Spirits club membership sales are made under contracts with customers, which specify the quantity and timing of future shipments. Customer credit cards are charged in advance of quarterly shipments in accordance with each contract. The Company transfers control and recognizes revenue for these contracts upon shipment of the spirits to the customer.

Tasting room and internet spirit sales are paid for at the time of sale. The Company transfers control and recognizes revenue for the spirits and merchandise when the product is either received by the customer (on-site tasting room sales) or upon shipment to the customer (internet sales).

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company periodically offers discounts on spirits and other merchandise sold directly to consumers through spirits club memberships, at the Heritage Distilling tasting rooms and through the internet. All discounts are recorded as a reduction of retail product revenue.

Wholesale — The Company sells its spirits to wholesale distributors under purchase orders. The Company transfers control and recognizes revenue for these orders upon shipment of the spirits from the Company’s warehouse facilities. Payment terms to wholesale distributors typically range from 30 to 45 days. The Company pays depletion allowances to its wholesale distributors based on their sales to their customers which are recorded as a reduction of wholesale product revenue. The Company also pays certain incentives to distributors which are reflected net within revenues as variable consideration. The total amount of depletion allowances and sales incentives for years ended December 31, 2023 and 2022 were $66,271 and $44,591, respectively.

Third Party — The Company produces and sells barreled spirits to Third Party customers who either hold them for investment or who have a plan to use the product in the future once the spirits are finished aging. Third Party Barreled Spirits are paid with a deposit up front, with the remainder billed at the time of completion when the finished spirits are then produced and supplied to the customer. In most cases, the barrels are stored during aging for the customer at a fee. As of December 31, 2023 and 2022, the Company had deferred revenues of $1,039,863 and $244,248, respectively, included in other current liabilities within the consolidated balance sheets. These performance obligations are expected to be satisfied within one year.

Service revenue — Represents fees for distinct value-added services that the Company provides to third parties, which may include production, bottling, marketing consulting and other services aimed at growing and improving brands and sales. Revenue is billed monthly and earned and recognized over-time as the agreed upon services are completed. The Company recorded $2,834,742 and $3,080,884 in service revenue in the consolidated statements of operations for the years ended December 31, 2023 and 2022, respectively. There is no contractually committed service revenue that would give rise to an unsatisfied performance obligation at the end of each reporting period.

The following table presents revenue disaggregated by sales channel:

	For the Years Ended December 31,
	2023	2022
Direct to Consumer	$3,183,664	$3,473,326
Wholesale	1,657,851	1,643,356
Third Party	294,967	112,000
Total Products Net Sales	5,136,482	5,228,682
Services	2,834,742	3,080,884
Total Net Sales	$7,971,224	$8,309,566

Substantially all revenue is recognized from sales of goods or services transferred when contract performance obligations are met. As such, the accompanying consolidated financial statements present financial information in a format which does not further disaggregate revenue, as there are no significant variations in economic factors affecting the nature, amount, timing, and uncertainty of cash flows.

Excise taxes — Excise taxes are levied on alcoholic beverages by governmental agencies. For imported alcoholic beverages, excise taxes are levied at the time of removal from the port of entry and are payable to the U.S. Customs and Boarder Protection (the “CBP”). For domestically produced alcoholic beverages, excise taxes are levied at the time of removal from a bonded production site and are payable to the Alcohol and Tobacco Tax and Trade Bureau (the “TTB”). These taxes are not collected from customers but are instead the responsibilities of the Company. The Company’s accounting policy is to include excise taxes in “Cost of Sales” within the consolidated statements of operations, which totaled $230,230 and $258,706 for the years ended December 31, 2023 and 2022, respectively.

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Shipping and handling costs — Shipping and handling costs of $165,961 and $184,712 were included in “Cost of Sales” within the consolidated statements of operations for the years ended December 31, 2023 and 2022, respectively. Costs are lower in 2023 versus the same time period in 2022 as the Company transferred fulfillment and shipping responsibility for much of the Company’s eCommerce sales to consumers to a third party.

Stock-based compensation — The Company measures compensation for all stock-based awards at fair value on the grant date and recognizes compensation expense over the service period on a straight-line basis for awards expected to vest.

The fair value of stock options granted is estimated on the grant date using the Black-Scholes option pricing model. The Company uses a third-party valuation firm to assist in calculating the fair value of the Company’s stock options. This valuation model requires the Company to make assumptions and judgment about the variables used in the calculation, including the volatility of the Company’s common stock and assumed risk-free interest rate, expected years until liquidity, and discount for lack of marketability. Forfeitures are accounted for and are recognized in calculating net expense in the period in which they occur. Stock-based compensation from vested stock options, whether forfeited or not, is not reversed.

In the past the Company granted stock options to purchase common stock with exercise prices equal to the value of the underlying stock, as determined by the Company’s Board of Directors on the date the equity award was granted.

The Board of Directors determines the value of the underlying stock by considering several factors, including historical and projected financial results, the risks the Company faced at the time, the preferences of the Company’s stockholders, and the lack of liquidity of the Company’s common stock.

During the years ended December 31, 2023 and 2022, the Company did not grant any stock option awards. The Company has not granted any stock options since 2019, when the Company’s 2018 Plan was terminated in favor of the 2019 Plan, under which, the Company has granted RSUs. See Note 9.

Stock option awards generally vest on time-based vesting schedules. Stock-based compensation expense is recognized based on the value of the portion of stock-based payment awards that is ultimately expected to vest and become exercisable during the period. The Company recognizes compensation expense for all stock-based payment awards made to employees, directors, and non-employees using a straight-line method, generally over a service period of four years.

Advertising — The Company expenses costs relating to advertising either as costs are incurred or the first time the advertising takes place. Advertising expenses totaled $920,879 and $1,223,985 for the years ended December 31, 2023 and 2022, respectively and were included in “Sales and marketing” in the consolidated statements of operations. Costs were higher in 2022 as one additional large sponsorship contract existed at that time that was not renewed in 2023.

Income taxes — The Company follows the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 740, “Income Taxes” for establishing and classifying any tax provisions for uncertain tax positions. The Company’s policy is to recognize and include accrued interest and penalties related to unrecognized tax benefits as a component of income tax expenses. The Company is not aware of any entity level uncertain tax positions.

Income taxes are accounted for under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in operations in the period that includes the enacted date.

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net loss per share attributable to common stockholders — The Company computed basic net loss per share attributable to common stockholders by dividing net loss attributable to common stockholders by the weighted-average number of common stock outstanding for the period, without consideration for potentially dilutive securities. The Company computes diluted net loss per common share after giving consideration to all potentially dilutive common stock, including stock options, restricted stock unit (“RSU”) awards, and warrants to purchase common stock outstanding during the period determined using the treasury-stock method as well as the convertible notes outstanding during the period determined using the if-converted method, except where the effect of including such securities would be antidilutive.

Recently adopted accounting pronouncements standards — In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326), which establishes a new approach to estimate credit losses on certain financial instruments. The update requires financial assets measured at amortized cost to be presented at the net amount expected to be collected. The amended guidance will also update the impairment model for available-for-sale debt securities, requiring entities to determine whether all or a portion of the unrealized loss on such securities is a credit loss. The standard became effective for interim and annual periods beginning after December 15, 2022. Effective January 1, 2023, the Company adopted the provisions of ASU No. 2016-13 and determined that adoption did not have a material impact on our consolidated financial statements.

NOTE 3 — INVENTORIES

Inventories consisted of the following:

	As of December 31,
	2023	2022
Finished Goods	$531,302	$877,847
Work-in-Process	989,712	1,233,462
Raw Materials	1,235,336	1,530,586
Total Inventory	$2,756,350	$3,641,895

NOTE 4 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	Estimated Useful Lives (in years)	December 31, 2023	December 31, 2022
Machinery and Equipment	5 to 20	$3,469,204	$3,270,528
Leasehold Improvements	Lease term	7,378,639	7,350,908
Computer and Office Equipment	3 to 10	2,492,310	2,492,310
Vehicles	5	248,304	171,629
Construction in Progress	N/A	11,500	128,598
Total Property and Equipment		13,599,957	13,413,973
Less: Accumulated Depreciation		(7,171,845)	(5,730,810)
Property and Equipment, net of Accumulated Depreciation		$6,428,112	$7,683,163

Depreciation expense related to property and equipment for the years ended December 31, 2023 and 2022 was $1,430,240 and $1,512,661 respectively.

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 5 — CONVERTIBLE NOTES

Increased Authorized Capital for Convertible Notes

On October 30, 2023, the Company’s Board of Directors and shareholders took certain actions and approved Amendments to the Company’s certificate of incorporation and bylaws in preparation for a planned initial public offering (the “Actions and Amendments”). These Actions and Amendments, among other things: increased the Company’s authorized capital from 3,000,000 shares to 10,000,000 shares, including 9,500,000 shares of common stock and 500,000 shares of Founders Common Stock (which Founders Common Stock has four votes per share). Subsequent to December 31, 2023, the Company is in process filing a Second Amendment to its Amended and Restated Certificate of Incorporation to increase authorized capital to 70,000,000 shares. (See Note 16.). Upon approval of the October 30, 2023 increase in authorized shares, the 2022 and 2023 Convertible Notes were exchanged (contingent upon the consummation of this offering) for 3,312,148 additional shares of common stock and 507,394 prepaid warrants; The actual unconditional exchange of the Convertible Notes and reclassification of the aggregate fair value of $36,283,890 in Convertible Notes to equity (of Common Stock Par Value and Paid-in-capital of $387 and $36,283,504, respectively) under the terms of the Subscription Exchange Agreement will occur upon the effectiveness of the Company’s anticipated IPO — which is the remaining prerequisite for the unconditional exchange of the 2022 and 2023 Convertible Notes for equity. Until such time, the Convertible Notes will remain on our balance sheet and the change in their fair value will also continue to be recognized as Other Income/(Expense) in our Statement of Operations.

2020 Convertible Promissory Note

In March and August 2020, the Company issued multiple unsecured convertible promissory notes (the “March 2020 Notes” and “August 2020 Notes”, respectively) with an aggregate principal sum of $1,120,000 with a maturity date of December 31, 2021. The outstanding amounts plus accrued and unpaid interest could be converted into shares of the Company’s common stock at the conversion price. Unless earlier converted into shares, the August 2020 Notes could automatically convert if upon the closing of a private offering of common stock or one of its subsidiaries of at least $5,000,000, the note plus any accrued and unpaid interest could automatically convert into common stock at the lesser of $143.20, or a 20% discount off the price per share of common stock sold in private offering. In 2021, all but one of the notes were converted into shares of the Company at a discounted conversion price of $75.00 per share. As of December 31, 2021, the Company had one investor that did not elect to convert, with a convertible note balance of $450,000 and accrued interest of $49,425. This remaining note plus accrued interest were paid in full in 2022.

2022 Convertible Promissory Notes

During April 2022 through December 2022, the Company issued multiple unsecured convertible promissory notes (the “2022 Notes”) with aggregate net cash proceeds of approximately $10,740,000 and aggregate principal sum of $14,599,523 to various new and existing investors, including $4,675,000 in cash proceeds and $6,311,250 in principal to a related party (See Note 14). In February 2023, the Company issued one convertible note to an existing investor under the terms of the 2022 Notes with net cash proceeds of $260,000 and a principal sum of $351,000. In May 2023, the Company agreed with one investor to transfer their 2022 Note with a principal sum of $135,000 to instead be included under their 2023 Round 3 Note (for a total Round 3 Note of $2,160,000 for said investor). As of December 31, 2023, the cash proceeds and principal sum of the 2022 Notes totaled $10,900,000 and $14,815,523, respectively, including $4,675,000 of cash proceeds and $6,311,250 of principal to a related party. The 2022 Notes have a maturity date of July 31, 2024. The 2022 Notes are convertible, in whole or in part, into shares of the Company’s common stock at a conversion price of $157.89 per share at the option of the convertible noteholders, at any time and from time to time. If the Company consummates an IPO or a merger with a SPAC (a “deSPAC merger”), the unpaid and accrued balances of the 2022 Notes and the associated interest will automatically convert into the Company’s common stock at a discounted conversion price from either the price per share at which the Company’s common stock is sold in the IPO or the redemption price per share under a deSPAC merger. The 2022 Notes also contain certain other covenants that, among other things, impose certain restrictions on indebtedness and investments. The 2022 Notes may be used for general corporate purposes, including working capital needs, capital

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 5 — CONVERTIBLE NOTES (cont.)

expenditures, and the share repurchase program. In October & November 2023, the holders of the 2022 Notes agreed to exchange the convertible notes and accrued interest under the mandatory conversion provision of the 2022 Notes, for common stock of the Company. (See below.)

2023 Convertible Promissory Notes

Beginning in March 2023 through August, 2023, the Company issued multiple convertible promissory notes (collectively the “2023 Convertible Notes”) with various terms to various new and existing investors with aggregate net cash proceeds of $5,330,000 and aggregate principal sum of $7,230,500 (of which $2,950,000 in cash proceeds and $3,982,500 in principal was from a related party). In October & November 2023, the holders of the 2023 Convertible Notes agreed to exchange the convertible notes and accrued interest for common stock and prepaid warrants to purchase common stock of the Company. (See below.)

Exchange of 2022 and 2023 Convertible Promissory Notes

In October 2023 the holders of the 2022 and 2023 Convertible Notes entered into a Subscription Exchange Agreement to exchange into equity the value of their 2022 and 2023 Convertible Notes with all accrued interest and fees through, and effective as of, June 30, 2023. In October 2023, in accordance with the Subscription Exchange Agreement, and upon approval of an increase in authorized capital to accommodate such exchange, an aggregate fair value of $33,849,109 in convertible notes was exchanged (contingent upon the consummation of this offering) for an aggregate of 3,312,148 shares of common stock (with a previous fair value of $30,344,094 as of September 30, 2023 and a principal amount of $24,795,755, including accrued interest) and 507,394 prepaid warrants to purchase common stock (with a previous fair value of $3,505,015 as of September 30, 2023 and a principal amount of $1,714,574, including accrued interest). The aggregate fair value of the exchanged notes will be reclassified from Convertible Notes to equity under the terms of the Subscription Exchange Agreement upon the effectiveness of the Company’s anticipated IPO — which is the remaining prerequisite for the unconditional exchange of the 2022 and 2023 Convertible Notes for equity. As of December 31, 2023, the aggregate fair value of the convertible notes had increased to $36,283,891 (with $31,665,014 attributable to the 3,312,148 shares of common stock, and $4,618,876 attributable to the 507,394 prepaid warrants to purchase common stock.) The agreement had a true up provision in the event the eventual IPO price is higher or lower than the conversion rate of $13.16 per share stated in the document. Under the terms of the Subscription Exchange Agreement, the true up provision was eliminated and the strike price of the warrants related to the 2022 Notes was fixed at a negotiated fixed, non-adjustable rate of $6.00 per share. If the Company has not listed the Common Stock on a national or international securities exchange by October 31, 2024, the Holder will have the right to exchange the Common Stock issued under the Subscription Exchange Agreement for promissory notes (the “New Notes”) on terms substantially similar to the Notes exchanged (contingent upon the consummation of this offering) in October 2023. When the Subscription Exchange Agreement was executed, the company did not have enough shares of common stock in the authorized capital account to accommodate all shares due. The Note Holders agreed to waive any requirement of the Company to have enough shares in the authorized capital account to account for the exchange for common stock and prepaid warrants.

Payment Upon Sale of Flavored Bourbon, LLC

Under the terms of the 2022 and 2023 Convertible Promissory Notes’ Securities Purchase Agreements, upon the sale of the Flavored Bourbon brand to an arm’s length third party and the receipt by the Company of any proceeds due to it from such brand sale, the holders of the 2022 and 2023 Convertible Promissory Notes shall receive a one-time payment in an amount equal to 150% of their original subscription amount. Such payment shall be in addition to any other amounts otherwise due and shall survive the conversion or repayment of the 2022 and 2023 Convertible Promissory Notes. Accordingly, the $10,900,000 in 2022 Convertible Promissory Notes subscriptions and $5,430,000 in 2023 Convertible Promissory Notes subscriptions will be due an aggregate of $24,495,000 upon the sale of Flavored Bourbon, LLC to an arm’s length third party.

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 5 — CONVERTIBLE NOTES (cont.)

2023 Series — Convertible Whiskey Special Ops 2023 Notes

In September 2023, the Company opened a $5,000,000 Round of convertible notes with a 12.5% interest rate and an August 29, 2026 maturity date (the “Whiskey Special Ops 2023 Notes” or the “Whiskey Notes”). Subsequent to December 31, 2023, the Round was increased to $10,000,000.

As of December 31, 2023, the Company had $2,975,000 in outstanding principal of Whiskey Special Ops 2023 Notes with: a fair value for the Notes (separately) of $1,452,562 (of which, $800,000 in principal and $390,607 in Fair Value was with a related party); and a fair value for the related Warrant Liability of $1,512,692 (of which $406,774 in Fair Value was with a related party). The Whiskey Special Ops 2023 Notes include warrant coverage equal to the Subscription Amount actually paid by the Holder pursuant to the Securities Purchase Agreement, divided by the Exercise Price, as defined as the price per share of the Company’s assumed IPO or, in the event the Company has not consummated the IPO, $10.00 dollars per share. Total warrants outstanding if calculated using an assumed IPO price of $5.00 per share as of December 31, 2023 would be 595,000 (of which 160,000 would be to a related party). The warrants include a mandatory cashless exercise provision whereby any warrants not previously exercised, will be automatically cashlessly exercised, beginning on the third anniversary of their issuance date, on any trading day that the 20-day VWAP of the common stock equals or exceeds a price per share equal to or greater than 125% of the exercise price of the warrant.

The Company agreed to make royalty payments on the Whiskey Special Ops 2023 Notes at the rate of $10 per bottle of a new product offering of Special Forces labelled spirits. As of December 31, 2023, the Company had sold 4,680 bottles of the new product offering of Special Forces labelled spirits, representing more than $465,274 in retail shelf value, and recorded $46,800 of royalties due to the Whiskey Special Ops Noteholders. These royalties were eliminated in conjunction with the exchange of the Whiskey Notes and related Warrants into common stock subsequent to December 31, 2023.

The outstanding balance of the Whiskey Special Ops 2023 Notes and accrued interest may, in whole or part, be converted into common stock prior to maturity at the option of the holder so long as the price per share is equal to or greater than the original IPO price. Any principal and accrued interest remaining outstanding upon maturity will be mandatorily converted into common stock of the Company at the rate of $1.25 per $1.00 of outstanding principal and accrued interest at a price per share equal to the then market price per share, but in no case less than 80% of the Company’s original IPO price. The aggregate Fair Value of $1,452,562 in Whiskey Notes (separately) and the related Fair Value of the Warrant Liability of $1,512,692 will be reclassified from being a liability to equity under the terms of the Subscription Exchange Agreement upon the effectiveness of the Company’s anticipated IPO — which is the remaining prerequisite for the unconditional conversion of the Whiskey Notes into equity.

Subsequent to December 31, 2023, through April 26, 2024 the Whiskey Notes (including 884,116 related Warrants based on a $7.50 per share exercise price) agreed to exchange for common stock. The then outstanding $26,797,284 (including $10,895,111 which was with a related party) in aggregate fair value ($8,678,433 of principal amount, including accrued interest; $6,630,870 of proceeds), of which $3,247,425 was with a related party) of the Whiskey Notes and related Warrants (Warrant Liability), in accordance with a Subscription Exchange Agreement, exchanged (contingent upon the consummation of this offering) for a total of 2,399,090 shares of our common stock and 546,927 prepaid warrants to purchase our common stock (of which 2,111,900 shares were with a related party). The aggregate fair value of the exchanged Whiskey Notes and related Warrants will be reclassified from liabilities to equity under the terms of the Subscription Exchange Agreement upon the effectiveness of the Company’s anticipated IPO — which is the remaining prerequisite for the unconditional exchange of the Whiskey Notes for equity.

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 5 — CONVERTIBLE NOTES (cont.)

Convertible Notes at fair value consisted of the following:

	December 31, 2023	December 31, 2022
2022 Convertible Promissory Notes	$18,801,206	$8,041,000
2023 Convertible Promissory Notes	17,482,685	—
Whiskey Special Ops 2023 Notes	1,452,562	—
Total Convertible Notes Payable	$37,736,453	$8,041,000
Less: Convertible Notes Payable, Current	(36,283,891)	—
Convertible Notes Payable, net of Current Portion	$1,452,562	$8,041,000

NOTE 6 — BORROWINGS

Borrowings of the Company, not including the Convertible Notes discussed in Note 5, consisted of the following:

	December 31, 2023	December 31, 2022
Silverview Loan	$12,250,000	$12,250,000
PPP Loan	2,269,456	2,269,456
Channel Partners Loan (January 2022)	—	82,887
Channel Partners Loan (April 2023)	149,824	—
Total Notes Payable	14,669,280	14,602,343
Less: Debt Issuance Costs	(398,324)	(718,872)
	$14,270,956	$13,883,471

In March and September 2021, the Company executed a secured term loan agreement and an amendment with Silverview Credit Partners, L.P. (the “Silverview Loan”) for an aggregate borrowing capacity of $15,000,000. The Silverview Loan matures on April 15, 2025. The Silverview Loan accrued interest through the 18-month anniversary of the closing date at (i) a fixed rate of 10.0%, which portion was payable in cash, and (ii) at a fixed rate of 6.5%, which portion was payable in kind and added to the outstanding obligations as principal. Effective on the 19th month anniversary of the closing date, the Silverview Loan accrues interest at a fixed rate of 15.0% through maturity. Interest payable in cash is required to be repaid on the fifteenth day of each calendar month. The Company had an option to prepay the Silverview Loan with a prepayment premium up to 30.0% of the obligations during the first twenty-four months of the loan, after which time the Company can prepay the loan with no premium due.

The Company is now past that initial twenty-four-month window and can prepay all or some of the outstanding balance without penalty. The Silverview Loan also contained certain financial and other debt covenants that, among other things, impose certain restrictions on indebtedness, liens, investments and capital expenditures. The financial covenants required that, at the end of each applicable fiscal period as defined pursuant to the Silverview Loan agreement, the Company either had (i) an EBITDA interest coverage ratio up to 2.00 to 1.00, or (ii) a cash interest coverage ratio of not less than 1.25 to 1.00. Commencing with the fiscal quarter ending June 30, 2021, the Company was to maintain liquidity of not less than $500,000. The Silverview Loan may be used for general corporate purposes, including working capital needs and capital expenditures.

The Company violated various financial and other debt covenants regarding its failure to comply with the financial covenants and to timely furnish its consolidated financial statements for the year ended December 31, 2023. As the chance of meeting the same or more restrictive covenants at subsequent compliance measurement dates within the following year is remote, the Company determined that the Silverview Loan should be classified as a current liability as of December 31, 2023. As of both December 31, 2023 and 2022, the outstanding balance of the Silverview Loan was $12,250,000. The lender had previously agreed to waive any existing covenant compliance matters as of December 31, 2022 and to forbear exercising its rights and remedies under the loan agreement through December 31, 2023.

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 6 — BORROWINGS (cont.)

In April 2020, the Company was granted a loan under the Paycheck Protection Program (“PPP”) offered by the Small Business Administration (the “SBA”) under the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), section 7(a)(36) of the Small Business Act for $3,776,100. The proceeds from the PPP loan may only be used to retain workers and maintain payroll or make mortgage interest, lease and utility payments and all or a portion of the loan may be forgiven if the proceeds are used in accordance with the terms of the program within the 8 or 24-week measurement period. The loan terms require the principal balance and 1% interest to be paid back within two years of the date of the note. In June 2021, the Company’s bank approved forgiveness of the loan of $3,776,100. During the year ended of December 31, 2021, the forgiveness was partially rescinded by the SBA and the Company recognized $1,506,644 as other income in the consolidated statements of operations, resulting in $2,269,456 in debt. Under the terms of the PPP loan, the Company has also recorded interest on the PPP loan at the rate of 1%, for a total of $84,561 as of December 31, 2023. The Company is currently in the process of disputing a portion if not all of the difference. The terms of the agreement state that the Company has 18-24 months to repay the PPP loan. Following the date of the forgiveness, the remaining balance of the PPP loan of $2,269,456 is expected to be repaid in the next 12 months with the Company’s general assets.

In January 2022, the Company entered into an unsecured business loan and security agreement with Channel Partners Capital, LLC (the “2022 Channel Partners Loan”) for an aggregate borrowing capacity of $250,000. The Channel Partners Loan matured on June 26, 2023 and accrued interest at a fixed rate of 13.982%. Principal of $16,528 plus interest is payable monthly. The Company had an option to prepay the Channel Partners Loan with a prepayment discount of 5.0%. As of December 31, 2023 and 2022, the outstanding balance of the 2022 Channel Partners Loan was $0 and $82,887, respectively. In April 2023, the Company entered into a new secured business loan and security agreement with Channel Partners Capital, LLC (the “2023 Channel Partners Loan”) for an aggregate borrowing capacity of $250,000, of which. $47,104 of proceeds were used to pay off the 2022 Channel Partners Loan. The 2023 Channel Partners Loan will mature on October 5, 2024 and accrues interest at a fixed rate of 13.34%. Payment of $16,944, principal plus interest is payable monthly. The Company has an option to prepay the 2023 Channel Partners Loan with a prepayment discount of 5.0%. As of December 31, 2023 and 2022, the outstanding balance of the 2023 Channel Partners Loan was $149,824 and $0, respectively.

As of December 31, 2023, the principal repayments of the Company’s debt measured on an amortized basis of $14,669,280 are expected to be due within one year from the issuance of these consolidated financial statements. The outstanding principal of $14,270,956, net of debt issuance costs of $398,324, was classified as a current liability on the Company’s consolidated balance sheets as of December 31, 2023.

NOTE 7 — WARRANT LIABILITIES

2022 and 2023 Convertible Promissory Notes Warrants

During 2022 and 2023, the Company issued warrants to purchase the Company’s common stock to the 2022 Notes holders, including a related party, in an amount equal to 50% of the cash proceeds (see Note 5 and Note 14). These warrants are exercisable on or after the occurrence of an IPO or a deSPAC merger and expire on July 31, 2027. The warrant exercise price is equal to: (i) if the Company consummates an IPO, 100% of the price per share at which the Company’s common stock is sold in the IPO, or (ii) if the Company consummates a deSPAC merger, 100% of the redemption price related to such deSPAC merger. The warrants will automatically be exercised cashlessly if the stock price hits 125% of the IPO price. The warrants are free-standing instruments and determined to be liability-classified in accordance with ASC 480. More specifically, ASC 480 requires a financial instrument to be classified as a liability if such financial instrument contains a conditional obligation that the issuer must or may settle by issuing a variable number of its equity securities if, at inception, the monetary value of the obligation is predominantly based on a known fixed monetary amount.

The Company measured the warrant liabilities at fair value at the respective issuance dates of the 2022 Notes, including the note issued in February 2023, and March 31, 2023 using a probability weighted expected return method and the Monte Carlo Simulation. The fair value of the warrant liabilities at the issuance dates of the 2022 Notes issued in 2022 was approximately $581,364, of which $300,059 was associated with the related party warrant

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 7 — WARRANT LIABILITIES (cont.)

liabilities. The fair value of the warrant liabilities at the issuance dates of the 2022 Notes issued in February 2023 was approximately $12,874. The warrant liabilities are subsequently remeasured to fair value at each reporting date with changes in fair value recognized as a component of total other income (expense) in the consolidated statements of operations. The Company recorded a net loss of $348,994 and a net gain of $148,364 resulting from the change in fair value of the warrant liabilities for the years ended December 31, 2023 and 2022, respectively, of which $149,710 and $68,635, respectively was related to the change in value of the related party warrant liabilities. On December 31, 2023 and 2022, the fair value of the warrant liabilities was $794,868 and $433,000, respectively of which $340,918 and $188,480 were associated with the related party warrant liabilities.

In April of 2024,under a Securities Exchange Agreement, the strike price of the warrants became fixed at a negotiated fixed, non-adjustable price of $6.00 per share (as opposed to the previous pricing which was contingent on the IPO price), whereas these 908,334 warrants now have a fixed price and include a cashless exercise provision, and will no longer qualify to be classified as liabilities in accordance with ASC 480, and their fair value that has previously been recorded as warrant liabilities will be reclassified to equity. (See Note 16.)

2023 Series — Convertible Whiskey Special Ops 2023 Notes Warrants

During 2023, the Company issued warrants to purchase the Company’s common stock to the Whiskey Note holders, including a related party, in an amount equal to the cash proceeds divided by the exercise price. (see Note 5 and Note 14). These warrants are exercisable on or after the earlier of (i) occurrence of an IPO, or (ii) August 29, 2024, and expire on August 29, 2028. The warrant exercise price is equal to the lesser of: (i) if the Company consummates an IPO, 100% of the price per share at which the Company’s common stock is sold in the IPO, or (ii) $10.00 per share. The warrants will automatically be exercised cashlessly after the three-year anniversary of the issuance date if the stock price hits 125% of the warrant exercise price. The warrants are free-standing instruments and determined to be liability-classified in accordance with ASC 480. More specifically, ASC 480 requires a financial instrument to be classified as a liability if such financial instrument contains a conditional obligation that the issuer must or may settle by issuing a variable number of its equity securities if, at inception, the monetary value of the obligation is predominantly based on a known fixed monetary amount.

The Company measured the warrant liabilities at fair value at the respective issuance dates of the Whiskey Notes using a probability weighted expected return method and the Monte Carlo Simulation. The fair value of the warrant liabilities at the issuance dates in 2023 was approximately $1,621,527, of which $436,041 was associated with the related party warrant liabilities. The warrant liabilities are subsequently remeasured to fair value at each reporting date with changes in fair value recognized as a component of total other income (expense) in the consolidated statements of operations. The Company recorded a net gain of $108,835 (of which $29,267 was to a related party) resulting from the change in fair value of the warrant liabilities to $1,512,692 (of which $406,774 was to a related party) for the year ended December 31, 2023.

Subsequent to December 31, 2023 and through April 26, 2024, the Whiskey Notes (including 884,116 related warrants) were exchanged (contingent upon the consummation of this offering) for common stock. The then outstanding $26,797,284 in aggregate fair value ($8,678,433 of principal amount, including accrued interest; $6,630,870 of proceeds) of the Whiskey Notes and related Warrants (Warrant Liability) in accordance with a Subscription Exchange Agreement, exchanged (contingent upon the consummation of this offering) for a total of 2,399,090 shares of our common stock and 546,927 prepaid warrants to purchase our common stock. The Whiskey Notes and related warrants were exchanged (contingent upon the consummation of this offering) for common stock; however, the Whiskey Notes and related Warrant Liabilities remain on our balance sheet until subsequent to December 31, 2023 (upon the effectiveness of the Company’s anticipated IPO — which is the remaining prerequisite for the unconditional exchange of the outstanding indebtedness and related warrants for equity). (See Note 16.)

The following table presents information about the Company’s financial liabilities that are measured at fair value on a recurring basis and indicates the fair value hierarchy of the valuation as of December 31, 2023 and 2022 under Level 3.

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 8 — FAIR VALUE MEASUREMENT

	Fair Value Measurement as of

	December 31, 2023	December 31, 2022
2022 and 2023 Convertible Notes	$36,283,891	$8,041,000
Whiskey Special Ops 2023 Notes	1,452,562	—
Warrant Liabilities 2022 and 2023	794,868	433,000
Warrant Liabilities Whiskey Special Ops	1,512,692	—
Total Liabilities at Fair Value	$40,044,013	$8,474,000

In November of 2023, the aggregate fair value of the Convertible Notes (which was $33,849,109 as of September 30, 2023 and $36,283,891 as of December 31, 2023) was exchanged (contingent upon the consummation of this offering) for common stock and prepaid warrants effective as of June 30, 2023. (See Note 5.).

As further discussed in Note 7, the Convertible Notes (and related Warrant Liabilities) remain on our balance sheet, and the change in their fair value will continue to be recognized as Other Income/(Expense) in our Statement of Operations, until subsequent to December 31, 2023 (upon the effectiveness of the Company’s anticipated IPO — which is the remaining prerequisite for the unconditional conversion of the outstanding indebtedness and related warrants into equity). (See Note 16.)

Valuation of Convertible Notes — The fair value of the Convertible Notes at issuance and at each reporting period is estimated based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy. The Company used a probability weighted expected return method (“PWERM”) and the Discounted Cash Flow (“DCF”) method to incorporate estimates and assumptions concerning the Company’s prospects and market indications into a model to estimate the value of the notes. The most significant estimates and assumptions used as inputs in the PWERM and DCF valuation techniques impacting the fair value of the 2022 Notes are the timing and probability of an IPO, deSPAC Merger and default scenario outcomes (see the table below). Specifically, the Company discounted the cash flows for fixed payments that were not sensitive to the equity value of the Company at payment by using annualized discount rates that were applied across valuation dates from issuance dates of the Convertible Notes to December 31, 2023 and 2022. The discount rates were based on certain considerations including time to payment, an assessment of the credit position of the Company, market yields of companies with similar credit risk at the date of valuation estimation, and calibrated rates based on the fair value relative to the original issue price from the Convertible Notes.

The significant unobservable inputs that are included in the valuation of the 2022 and 2023 Convertible Notes as of December 31, 2023 and 2022, include:

	December 31, 2023		December 31, 2022
Significant Unobservable Input	Input Range	Weighted Average	Input Range	Weighted Average
Discount Rate	48.5%	48.5%	47.2% – 52.2%	48.7%
Expected Term (in years)	0.122 – 1.081	0.122 – 1.081	0.250 – 1.197	0.565
Probability Scenarios
IPO	70%		5% – 20%
deSPAC	0%		20% – 25%
Default/Dissolution/Forced Liquidation	20%		45% – 60%
Held to Maturity	10%		0%

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 8 — FAIR VALUE MEASUREMENT (cont.)

The significant unobservable inputs that are included in the valuation of the Whiskey Special Ops 2023 Notes as of December 31, 2023 include:

	December 31, 2023
Significant Unobservable Input	Input Range	Weighted Average
Discount Rate	54%	91.3%
Expected Term (in years)	0.125 – .667	0.125 – .667
Probability Scenarios
IPO	70%
deSPAC	0%
Default/Dissolution/Forced Liquidation	20%
Held to Maturity	10%

Valuation of Warrant Liabilities — The fair value of the warrant liabilities at issuance and at each reporting period was estimated based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy. The warrants are free-standing instruments and determined to be liability-classified in accordance with ASC 480. The Company used the PWERM and the Monte Carlo Simulation (“MCS”) to incorporate estimates and assumptions concerning the Company’s prospects and market indications into the models to estimate the value of the warrants. The most significant estimates and assumptions used as inputs in the PWERM and MCS valuation techniques impacting the fair value of the warrant liabilities are the timing and probability of IPO, deSPAC Merger and default scenario outcomes (see the table below). The most significant estimates and assumptions used as inputs in the PWERM and MCS valuation techniques impacting the fair value of the warrant liabilities are those utilizing certain weighted average assumptions such as expected stock price volatility, expected term of the warrants, and risk-free interest rates.

The significant unobservable inputs that are included in the valuation of the 2022 Convertible Promissory Notes warrant liabilities as of December 31, 2023 and 2022, include:

	December 31, 2023		December 31, 2022
Significant Unobservable Input	Input Range	Weighted Average	Input Range	Weighted Average
Expected Term (in years)	0.122 – 1.081		0.250 – 0.700
Volatility	70%	70%	70.0%	70.0%
Risk-free Rate	74%	74%	2.9% – 4.4%	3.7%
Probability scenarios
IPO	70%		5% – 20%
deSPAC	0%		20% – 25%
Default/Dissolution/Liquidation	20%		45% – 60%
Held to Maturity	10%		0%

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 8 — FAIR VALUE MEASUREMENT (cont.)

The significant unobservable inputs that are included in the valuation of the 2023 Series — Convertible Whiskey Special Ops 2023 Notes warrant liabilities as of December 31, 2023 include:

	December 31, 2023
Significant Unobservable Input	Input Range	Weighted Average
Expected Term (in years)	0.125 – 4.667
Volatility	70%	70%
Risk-free Rate	3.8% – 3.87%	3.8% – 3.87%
Probability scenarios
IPO	70%
deSPAC	0%
Default/Dissolution/Liquidation	20%
Held to Maturity	10%

The following table provides a roll forward of the aggregate fair values of the Company’s financial instruments described above, for which fair value is determined using Level 3 inputs:

	2022 and 2023 Convertible Notes	Whiskey Special Ops Notes	2022 Notes Warrant Liabilities	Whiskey Special Ops Notes Warrant Liabilities
Balance as of January 1, 2022	$—	$—	$—	$—
Initial Fair Value of Instruments	—	—	581,364	—
Issuance	10,158,636	—	—	—
Change in Fair Value	(2,117,636)	—	(148,364)	—
Balance as of December 31, 2022	$8,041,000	$—	$433,000	$—
Issuances	5,577,125	1,353,473	12,874	1,621,527
Change in Fair Value	22,665,765	99,089	348,994	(108,835)
Balance as of December 31, 2023	$36,283,891	$1,452,562	$794,868	$1,512,692

NOTE 9 — STOCKHOLDERS’ EQUITY

Common stock — On October 31, 2023, the Company’s Board of Directors and shareholders increased the number of shares the Company is authorized to issue from 3,000,000 shares to 10,000,000 shares, including 9,500,000 shares of common stock and 500,000 shares of Founders Common Stock, par value of $0.0001 per share. Subsequent to December 31, 2023, the Company is in process filing a Second Amendment to its Amended and Restated Certificate of Incorporation to increase authorized capital to 70,000,000 shares. (See Note 16.) The key terms of the common stocks are summarized below:

Dividends — The holders of common stock and Founders Common Stock are entitled to receive dividends if declared by the Board of Directors. No dividends have been declared since the inception of the Company.

Voting rights — The holders of Founders Common Stock are entitled to four votes for each share of Founders Common Stock and general common stockholders are entitled to one vote for each share of general common stock.

Upon approval of this increase in authorized shares, the 2022 and 2023 Convertible Notes were exchanged (contingent upon the consummation of this offering) for 3,312,148 additional shares of common stock and 507,394 prepaid warrants; The actual unconditional exchange of the Convertible Notes and reclassification of the aggregate fair value of exchanged notes (of $36,283,891 as of December 31, 2023) will be reclassified from Convertible Notes to equity (of Common Stock Par Value of $331 and Paid-in-capital of $36,283,560) under the terms of the Subscription Exchange Agreement will occur upon the effectiveness of the Company’s anticipated IPO — which is

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 9 — STOCKHOLDERS’ EQUITY (cont.)

the remaining prerequisite for the unconditional exchange of the 2022 and 2023 Convertible Notes for equity. (See Note 5.) As of December 31, 2023, the Company had 381,484 shares of common stock issued and outstanding. As of December 31, 2023, including the 3,312,148 shares of common stock related to the conversion of the 2022 and 2023 Convertible Notes, the Company had 3,693,632 shares of common stock issued and outstanding. During the year ended December 31, 2023, the Company repurchased 126 shares of common stock and no common stock warrants were exercised.

Stock options — The Company’s 2018 Equity Incentive Plan was approved by the HDC Board and the HDC shareholders in March 2018. On April 27, 2019, in anticipation of the Company’s reorganization on May 1, 2019, the HDHC Board and the HDHC sole stockholder approved HDHC’s 2019 Equity Incentive Plan (the “2019 Plan”).

The 2019 Plan allows for the grant of incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”), stock appreciation rights (“SARs”), restricted stock, RSU awards, performance shares, and performance units to eligible participants for ten (10) years (until April 2029). The cost of awards under the 2019 Plan generally is based on the fair value of the award on its grant date. The maximum number of shares that may be utilized for awards under the 2019 Plan is 450,000.

The following sets forth the outstanding ISOs and related activity for the years ended December 31, 2023 and 2022:

Options Outstanding	Number of Shares	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding at December 31, 2021	8,470	$157.89	3.82	$0.00
Forfeited	(333)	$157.89
Outstanding at December 31, 2022	8,137	$157.89	2.78	$0.00
Exercisable at December 31, 2022	7,847	$157.89	2.76	$0.00
Forfeited	(1,959)	$157.89
Outstanding at December 31, 2023	6,178	$157.89	1.86	$0.00
Exercisable at December 31, 2023	6,178	$157.89	1.86	$0.00
Remaining unvested at December 31, 2023	—	$157.89

ISOs require a recipient to remain in service to the Company, ISOs generally vest ratably over periods ranging from one to four years from the vesting start date of the grant and vesting of ISOs ceases upon termination of service to the Company. Vested ISOs are exercisable for three months after the date of termination of service. The terms and conditions of any ISO shall comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder. The exercise price of each ISO is the fair market value of the Company’s stock on the applicable date of grant. The Company used the mean volatility estimate from Carta’s 409A valuation based on the median 5-year volumes of select peer companies. Fair value is estimated based on a combination of shares being sold at $157.89 up through February of 2019 and the most recent 409A completed when these ISOs were issued in April of 2018 valuing the Company’s stock at $157.89 per share. No ISOs may be granted more than ten (10) years after the earlier of the approval by the Board, or the stockholders, of the 2019 Plan.

There were no grants in the years ended December 31, 2023 and 2022. As of December 31, 2023, the Company had $0 of unrecognized compensation expense related to ISOs expected to vest over a weighted average period of 0.0 years. The weighted average remaining contractual life of outstanding and exercisable ISOs is 1.86 years.

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 9 — STOCKHOLDERS’ EQUITY (cont.)

The following table presents stock-based compensation expense included in the consolidated statements of operations related to ISOs issued under the 2019 Plan:

	For the Twelve Months Ended December 31,
	2023	2022
Cost of Sales	$—	$12,215
Sales and Marketing	—	21,361
General and Administrative	18,595	53,083
Total Share-based Compensation	$18,595	$86,659

Restricted stock units — The RSU awards granted in 2019 under the 2019 Plan were granted at the fair market value of the Company’s stock on the applicable date of grant. RSU awards generally vest ratably over periods ranging from one to four years from the grant’s start date. Upon termination of service to the Company, vesting of RSU awards ceases, and most RSU grants are forfeited by the participant, unless the award agreement indicates otherwise. The majority of RSU awards are “double trigger” and both the service-based component, and the liquidity-event component (including applicable lock-up periods) must be satisfied prior to an award being settled. Upon settlement, the RSU awards are paid in shares of the Company’s common stock. The Company recognizes the compensation expense for the restricted stock units based on the fair value of the shares at the grant date amortized over the stated period for only those shares that are not subject to the double trigger.

The following table summarizes the RSU activity for the years ended December 31, 2023 and 2022:

	Restricted Stock Units	Weighted Average Exercise Price Per Share
Unvested and Outstanding at December 31, 2021	105,727	$157.89
Granted	14,015	$157.89
Forfeited/Canceled/Expired	(734)	$157.89
Unvested and Outstanding at December 31, 2022	119,008	$157.89
Granted	—	$157.89
Forfeited/Canceled/Expired	(2,020)	$157.89
Unvested and Outstanding at December 31, 2023	116,988	$157.89

During the years ended December 31, 2023 and 2022, the Company recognized no stock-based compensation expense in connection with RSU awards granted under the plans. Compensation expense for RSU awards is recognized upon meeting both the time-vesting condition and the triggering event condition. As of December 31, 2023, based upon the grant date fair value of such RSU awards of $157.89 per share, we would expect to recognize $18,471,789 of previously unrecognized compensation expense for RSU awards upon the settling of those RSUs and the expiration any associated lock up agreements entered into in connection with this offering.

Equity-classified warrants — During the year ended 2022, the Company issued 8,166 warrants to purchase the Company’s common stock to certain broker companies as part of consideration for services performed related to funding purposes. The warrants are exercisable, in whole or in part, into shares of the Company’s common stock at an exercise price of $90 per share at the option of the warrant holders, at any time. The Company determined that warrants are equity instruments in accordance with ASC 815 — Derivatives and Hedging. The fair value of the warrants at the date of the issuance was $303,000 and was recorded as part of “General and Administrative” expense in the consolidated statements of operations and an increase in additional paid in capital in the consolidated balance sheets.

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 9 — STOCKHOLDERS’ EQUITY (cont.)

The Company estimates the fair values of equity warrants using the Black-Scholes option-pricing model on the date of issuance. During the year ended December 31, 2023, the Company did not issue any warrants to purchase the Company’s common stock. During the years ended December 31, 2023 and 2022, the assumptions used in the Black-Scholes option pricing model were as follows:

	For the Years Ended December 31,
	2023	2022
Weighted Average Expected Volatility	—	44.32%
Expected Dividends	—	0.00%
Weighted Average Expected Term (in years)	—	5.00
Risk-Free Interest Rate	—	2.14%

As of December 31, 2023, 35,720 warrants were added for previous variable warrants. As of December 31, 2023 and 2022, there were outstanding and exercisable warrants to purchase 116,928 and 81,208, respectively, shares of the Company’s common stock, As of December 31, 2023, the weighted-average remaining contractual term was 1.56 years for the outstanding and exercisable warrants.

Deferred Compensation — Beginning in May 2023, certain senior level employees elected to defer a portion of their salary until such time as the Company completed a successful public registration of its stock. Upon success of the public registration, each employee will then be paid their deferred salary plus $2 dollars in RSUs or stock options (under the new 2024 Plan — See Note 16) for every $1 dollar of deferred salary. As of December 31, 2023, the Company recorded about $407,963 including employer tax obligation of such deferred payroll expense, included in accrued liabilities. Accordingly, as of December 31, 2023 the Company has also committed to issue approximately $650,138 in equity compensation related to the deferred compensation.

NOTE 10 — INCOME TAXES

The tax effects of significant items comprising the Company’s deferred taxes as of December 31 are as follows:

	December 31,
	2023	2022
Deferred Tax Assets
Reserves	$74,283	$83,134
Deferred Wages	93,745	—
Lease Liability	1,005,696	1,072,236
Net Operating Loss Carryforwards	11,250,985	8,973,639
Credit Carryforwards	164,796	91,614
Fixed Asset Basis	1,016,323	517,435
Other Carryforwards	55,583	16,616
Allowance for Bad Debts	—	16,969
Total Deferred Tax Assets	13,661,412	10,771,642
Less: Valuation Allowance	(10,309,361)	(7,429,810)
Deferred Tax Liabilities
Investment in Flavored Bourbon LLC	(2,511,373)	(2,472,700)
Right-of-Use Assets	(840,677)	(869,132)
Total Deferred Tax Liabilities	(3,352,050)	(3,341,831)
Net Deferred Tax Assets	$—	$—

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 10 — INCOME TAXES (cont.)

ASC 740 requires that the tax benefit of net operating losses, temporary differences and credit carryforwards be recorded as an asset to the extent that management assesses that realization is “more likely than not.” Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carryforward period. Because of the Company’s recent history of operating losses, management believes that recognition of the deferred tax assets arising from the above-mentioned future tax benefits is currently not likely to be realized and, accordingly, has provided a valuation allowance. The change in the valuation allowance for the period ended December 31, 2023 was an increase of $2,879,551 and change in the valuation allowance for the period ended December 31, 2022 was an increase of $3,229,449.

At December 31, 2023 and 2022, the Company has federal net operating loss carryforwards of $49,287,572 and $40,443,870 respectively, which have an indefinite carryforward period. Under Sections 382 and 383 of the Code, substantial changes in our ownership may limit the amount of net operating loss and research that could be used annually in the future to offset taxable income. The tax benefits related to future utilization of federal net operating loss carryforwards, credit carryovers, and other deferred tax assets may be limited or lost if the cumulative changes in ownership exceeds 50% within any three-year period. The Company has not completed a formal Section 382/383 analysis under the Code regarding the limitation of net operating loss and tax credit carryforwards. If a change in ownership were to have occurred, the annual limitation may result in a reduction of available tax attributes in a given tax year.

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. Due to its operating loss carry forward, the U.S. federal statute of limitations remains open for 2018 and onward. The Company has no ongoing or recently closed income tax examinations. The Company recognizes tax benefits from an uncertain position only if it is more likely than not that the position is sustainable, based on its technical merits. Interest and penalties related to uncertain tax positions are classified as income tax expense.

The effective tax rate of the Company’s provision (benefit) for income taxes differs from the federal statutory rate as follows:

	For the Years Ended December 31,
	2023	2022
Effective Tax Rate Reconciliation
Statutory Rate	21.0%	21.0%
State Taxes	0.72%	1.84%
Permanent Items	(13.26)%	3.43%
Change in Valuation Allowance	(7.83)%	(26.34)%
Tax Credits	0.0%	0.0%
True-ups/Other	(0.64)%	0.0%
Total	(0.00)%	(0.07)%

The benefit from and provision for income taxes differs from the amount computed by applying the statutory federal income tax rate of 21% to earnings before taxes, primarily because of the valuation allowance, nondeductible items, state taxes, fair value adjustments, true-up adjustments.

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 11 — LEASES

The Company adopted ASC Topic 842 on January 1, 2022 using the modified retrospective approach. Comparative information has not been restated and continues to be reported under ASC Topic 840, Leases, which was the accounting standard in effect for those periods. The Company has operating leases for corporate offices, warehouses, distilleries, tasting rooms and certain equipment which have been accounted for using the adopted standard. The Company’s operating lease terms include periods under options to extend or terminate the operating lease when it is reasonably certain that the Company will exercise that option in the measurement of its operating lease ROU assets and liabilities. The Company considers contractual-based factors such as the nature and terms of the renewal or termination, asset-based factors such as the physical location of the asset and entity-based factors such as the importance of the leased asset to the Company’s operations to determine the operating lease term. The Company generally uses the base, non-cancelable lease term when determining the operating lease ROU assets and lease liabilities. The ROU asset is tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable in accordance with Accounting Standards Codification Topic 360, Property, Plant, and Equipment.

The following table presents the consolidated lease cost for amounts included in the measurement of lease liabilities for operating leases for the years ended December 31, 2023, and 2022, respectively:

	Years Ended December 31,
	2023	2022
Lease Cost:
Amortization of Right-of-Use Assets	$29,299	$49,395
Interest on Lease Liabilities	275	2,177
Operating lease cost(1)	1,495,846	1,512,015
Total lease cost	$1,525,420	$1,563,587

____________

(1)      Included in “Cost of sales”, “Sales and Marketing” and “General and Administrative “expenses in the accompanying consolidated statements of operations.

The following table presents weighted-average remaining lease terms and weighted-average discount rates for the consolidated operating leases as of December 31, 2023 and 2022, respectively:

	December 31,
	2023	2022
Weighted-average remaining lease term – operating leases (in years)	6	6.5
Weighted-average discount rate – operating leases	22%	22%

The Company’s ROU assets and liabilities for operating leases were $3,658,493 and $4,376,630, respectively, as of December 31, 2023. The ROU assets and liabilities for operating leases were $3,841,480 and $4,739,182, respectively, as of December 31, 2022. The ROU assets for operating leases were included in “Operating Lease Right-of-Use Assets, net” in our accompanying consolidated balance sheets. The liabilities for operating leases were included in the “Operating Lease Liabilities, Current” and “Operating Lease Liabilities, net of Current Portion” in the accompanying consolidated balance sheets.

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 11 — LEASES (cont.)

Maturities of lease liabilities for the years through 2028 and thereafter are as follows:

Amounts
Years Ending
2024	$1,449,504
2025	1,245,614
2026	1,187,039
2027	1,199,467
2028	1,227,821
thereafter	1,892,919
Total lease payments	$8,202,364
Less: Interest	(3,825,734)
Total Lease Liabilities	$4,376,630

NOTE 12 — COMMITMENTS AND CONTINGENCIES

As an inducement to obtain financing in 2022 and 2023 through convertible notes, the Company agreed to pay a portion of certain future revenues we may receive from the sale of FBLLC or the Flavored Bourbon brand to the investors in such financings in the amount of 150% of their subscription amount for an aggregate of approximately $24,495,000. See Note 5 — Payment Upon Sale of Flavored Bourbon, LLC.

The Company maintains operating leases for various facilities. See Note 11, Leases, for further information.

Litigation — From time to time, the Company may become involved in various legal proceedings in the ordinary course of its business and may be subject to third-party infringement claims.

In the normal course of business, the Company may agree to indemnify third parties with whom it enters into contractual relationships, including customers, lessors, and parties to other transactions with the Company, with respect to certain matters. The Company has agreed, under certain conditions, to hold these third parties harmless against specified losses, such as those arising from a breach of representations or covenants, other third-party claims that the Company’s products when used for their intended purposes infringe the intellectual property rights of such other third parties, or other claims made against certain parties. It is not possible to determine the maximum potential amount of liability under these indemnification obligations due to the Company’s limited history of prior indemnification claims and the unique facts and circumstances that are likely to be involved in each claim.

As of December 31, 2023 and 2022, the Company has not been subject to any pending litigation claims.

Management Fee — The Company is required to pay a monthly management fee to Summit Distillery, Inc (see Note 14).

NOTE 13 — RETIREMENT PLAN

The Company sponsors a Roth 401(k) and profit-sharing plan (the “Plan”), in which all eligible employees may participate after completing 3 months of employment. No contributions have been made by the Company during the years ended of December 31, 2023 and 2022.

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 14 — RELATED-PARTY TRANSACTIONS

Management Agreement

On October 6, 2014, the Company entered into a management agreement with Summit Distillery, Inc., an Oregon corporation, to open a new Heritage Distilling Company location in Eugene, Oregon. The Company engaged Summit Distillery, Inc., to manage the Eugene location for an annual management fee. The principals and sole owners of Summit Distillery, Inc., are also shareholders of HDHC. For each of the years ended December 31, 2023 and 2022, the Company expensed a management fee of $180,000 and $180,000 respectively, to Summit Distilling, Inc. The fee is based upon a percentage of the Company’s trailing twelve months, earnings before interest, taxes and depreciation expense, as defined in the management agreement.

2022 and 2023 Convertible Notes

During 2022, the Company issued multiple unsecured convertible promissory notes under the terms of the 2022 Notes to a related party who is a current shareholder of the Company and owns more than 10% of the Company’s outstanding common stock as of December 31, 2022 and 2023. The aggregate principal sum of the related party convertible 2022 Notes was $6,311,250 with an aggregate cash proceed of $4,675,000 (See Note 5). Concurrent with the execution of the 2022 Notes, the Company issued warrants to the related party in an amount equal to 50% of the cash proceeds from the convertible notes (see Note 7). The Company initially allocated the $4,675,000 aggregate cash proceeds from the related party to the convertible 2022 Notes and the associated warrants on their respective issuance dates in the aggregate amounts of $4,422,379 and $252,621, respectively.

During 2023, the Company issued multiple additional unsecured convertible promissory notes under the terms of the 2023 Notes to the same related party for a principal sum of $3,982,500 with a cash proceed of $2,950,000 (See Note 5).

As of December 31, 2022, the fair value of the related party convertible notes and warrant liabilities was $3,476,057 and $187,181, respectively. As of December 31, 2023, the fair value of the related party convertible notes and warrant liabilities was $17,220,203 and $340,918, respectively.

2023 Series — Convertible Whiskey Special Ops 2023 Notes

As of December 31, 2023, $800,000 in principal of the Whiskey Special Ops 2023 Notes were held by the related party, plus 106,667 warrants to purchase common stock, calculated using an estimated IPO price of $7.50 per share. Subsequent to December 31, 2023, the Company issued an additional $1,433,000 of Whiskey Special Ops 2023 Notes with a similarly calculated 191,067 warrants to the same related party.

On February 29, 2024, the related party agreed to exchange its then held Whiskey Notes and related warrants for equity under the terms of the most recent round of 2023 Convertible Notes and the aforementioned warrants were terminated. (See Note 16.)

2023 Barrel Production Contract

During 2023, the Company entered into a distilled spirits barreling production agreement with Tiburon Opportunity Fund LP. This agreement is for production of 1,200 barrels of distilled spirits over time. There was a prepayment of $1,000,000 made in January 2023. Subsequent to December 31, 2023, this agreement was amended in March 2024 to a reduced number of 600 barrels for $500,000. The then $500,000 excess prepayment was then used to purchase a Whiskey Note in the principal amount of $672,500 and subsequently exchanged (contingent upon the consummation of this offering) under the terms of a Subscription Exchange Agreement for common stock in conjunction with the February 29, 2024 exchange of Whiskey Notes for common stock. (See Note 16.).

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 15 — BASIC AND DILUTED NET LOSS PER SHARE

The Company computes basic net income (loss) per share by dividing net income (loss) for the period by the weighted-average number of common shares outstanding during the period. The Company computes diluted net income (loss) per share by dividing net income (loss) for the period by the weighted-average number of common shares outstanding during the period, plus the dilutive effect of the stock options, RSU awards and exercisable common stock warrants, as applicable pursuant to the treasury stock method, and the convertible notes, as applicable pursuant to the if-converted method. The following table sets forth the computation of basic and diluted net loss per share:

	For the Years Ended December 31,
	2023	2022
Numerator:
Net Loss	$(36,798,419)	$(12,268,216)
Denominator:
Weighted Average Common Shares Outstanding, Basic and Diluted	381,543	381,266
Net Loss Per Share, Basic and Diluted	$(96.45)	$(32.18)

Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. The following outstanding shares of potentially dilutive securities were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because including them would have been antidilutive:

	For the Years Ended December 31,
	2023	2022
ISOs	6,178	8,137
Equity-classified Warrants	116,928	81,208
Liability-classified Warrants	2,020,139	—
Convertible Notes	431,276	183,939
RSU Awards	116,988	119,008
Total	2,691,509	392,292

NOTE 16 — SUBSEQUENT EVENTS

For its consolidated financial statements as of December 31, 2023 and for the period then ended, the Company evaluated subsequent events through the date on which those financial statements were issued. Other than the item noted below, there were no subsequent events identified for disclosure as of the date the financial statements were available to be issued.

On May 14, 2024, the Board and Shareholders of the Company approved a .57-for-1 reverse stock split. All share and per share numbers included in these Financial Statements as of and for the years ended December 31, 2023 and 2022 reflect the effect of that stock split unless otherwise noted.

The Company’s Board of Directors and shareholders took certain actions and approved Amendments to the Company’s certificate of incorporation and bylaws in preparation for a planned initial public offering (the “Actions and Amendments”), and have begun the process of filing of the Second Amendment to Amended and Restated Certificate of Incorporation of Heritage Distilling Holding Company, Inc. These Actions and Amendments, among other things: will increase the Company’s authorized capital from 10,000,000 shares to 70,000,000 shares, including 69,500,000 shares of common stock and 500,000 shares of Founders Common Stock. The increase in authorized shares will include provision for the additional shares to be issued with the Company’s anticipated IPO, including those discussed in the following paragraphs, and other future equity activities not yet known.

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 16 — SUBSEQUENT EVENTS (cont.)

In March, 2024, the Company increased the $5,000,000 Round of convertible notes with a 12.5% interest rate and an August 29, 2026 maturity date (the “Whiskey Special Ops 2023 Notes”) to $10,000,000.

Subsequent to $2,975,000 raised through December 31, 2023, the Company raised additional proceeds under the terms of the Whiskey Special Ops 2023 Notes (“Whiskey Notes”) of $767,000 in January 2024, $718,110 in February 2024, $1,630,760 in March 2024, and $540,000 in April 2024, through April 26, 2024, for aggregate total principal of $6,803,370 and proceeds of $6,630,870 (of which, $2,405,500 of principal and $2,233,000 of proceeds was with a related party). Beginning in January 2024, the Company offered holders of the Whiskey Notes an option to exchange their Whiskey Notes and related warrants for equity under the terms of the most recent round of 2023 Convertible Notes. Subsequent to December 31, 2023 and through April 26, 2024, the Whiskey Notes (including 884,116 related warrants) agreed to exchange for common stock. The then-outstanding $26,797,284 in aggregate fair value of the Whiskey Notes and related Warrants (Warrant Liability) were exchanged (contingent upon the consummation of this offering) for a total of 2,399,090 shares of our common stock and prepaid warrants for 546,927 shares of common stock under a negotiated Subscription Exchange Agreement. The actual unconditional exchange of the Whiskey Notes and related warrants and reclassification to equity (of Common Stock Par Value and Paid-in-capital of $517 and $27,591,635, respectively) under the terms of the Subscription Exchange Agreement will occur upon the effectiveness of the Company’s anticipated IPO — which is the remaining prerequisite for the unconditional exchange of the Whiskey Notes and related warrants for equity. Until such a time, the Whiskey Notes and related Warrant Liabilities will remain on our balance sheet, and the change in their fair values will also continue to be recognized as Other Income/(Expense) in our Statement of Operations. (See Note 5.)

In December 2023, the Company entered into an agreement with a wholesaler distributor network in Oklahoma, which will purchase products from the Company at wholesale and resell and distribute that product throughout the state through the state’s three tier system. The Company entered in contracts with wholesale distributors for distribution of its products into Kansas, Kentucky, Colorado and portion of Texas with a goal of completing those negotiations by the end of the second quarter of 2024.

In May 2024, 105,360 RSUs were voluntarily terminated and 80 RSUs were forfeited, leaving 11,064 issued RSUs to settle at a grant value of $157.89 per share. The Company had previously anticipated recognizing $18,394,817 of previously unrecognized compensation expense for those RSU awards upon the expiration of lock up agreements entered into in connection with this offering. As a result of the termination of the aforementioned RSUs, the Company now expects to recognize an expense of $1,746,895 upon the expiration of any lock ups for the remaining. In April 2024, certain holders of common stock and prepaid warrants received from the 2023 October Subscription Exchange Agreements agreed to amend those agreements as they relate to the exercise price for warrants offered as part of the 2022 Convertible Notes. Under the terms of a Subscription Exchange Agreement, the strike price of the warrants related to the 2022 Notes was fixed at a negotiated fixed, non-adjustable $6.00 per share and include a cashless exercise provision. Accordingly, these 908,334 warrants will no longer qualify to be classified as liabilities in accordance with ASC 480, and their fair value that has previously been recorded as warrant liabilities will be reclassified to equity.

In April 2024 all holders of Whiskey Notes agreed to exchange their notes and warrants for common stock under a Subscription Exchange Agreement. Under the terms of a Subscription Exchange Agreements, the Whiskey Notes and related 755,919 warrants were exchanged (contingent upon the consummation of this offering) for 2,399,090 shares of common stock and 546,927 prepaid warrants. Accordingly, those warrants will no longer qualify to be classified as liabilities in accordance with ASC 480, and their fair value that has previously been recorded as warrant liabilities will be reclassified to equity. (See Note 7.) The Whiskey Notes and related warrants were exchanged (contingent upon the consummation of this offering) for common stock; however, the Whiskey Notes and related Warrant Liabilities remain on our balance sheet until the effectiveness of the Company’s anticipated IPO — which is the remaining prerequisite for the unconditional conversion of the outstanding indebtedness and related warrants into equity.

Heritage Distilling Holding Company, Inc.
Notes to Consolidated Financial Statements

NOTE 16 — SUBSEQUENT EVENTS (cont.)

The Underwriting Agreement and the related warrants granted to the Underwriter equal to 5% of the total proceeds raised in the offering at an exercise price equal to the offering price. This number of warrants may increase by up to 15% if the Underwriter elects to utilize the overallotment rights of the Offering.

In February 2024, the Company purchased all the outstanding stock of Thinking Tree Spirits, Inc. (“TTS”). Under the terms of the stock sale, the Company paid the shareholders of TTS $670,686 (net of $50,000 held back for post-closing accounting true-ups) using shares of common stock of the Company, and assumed $364,500 of debt. The $670,686 was paid using common stock of the Company at a negotiated price of $13.16 per share (or 50,972 shares), subject to a true-up provision that expires August 31, 2024 to the price per share of the Company’s anticipated IPO, if lower, (currently $5.00, or 134,137 shares). The acquisition will be recorded at a fair value, based on the $670,686 initial payment, and a fair value probability applied to the contingent earn out payments. The valuation and accounting for this acquisition will be recorded in the Company’s financial statements for the quarter ended March 31, 2024. The fair value of the acquisition will be re-measured for each subsequent reporting period until resolution of the contingent earn out payments, and any increases or decreases in fair value will be recorded in the income statement as an operating loss or gain. Under the terms of the TTS acquisition, TTS shareholders will be eligible to receive contingent earn out payments from the Company through February 17, 2027 of:

•        Up to $800,000 per year (payable in Company common stock) in each of the first 3 years post acquisition (for an aggregate of up to $2,400,000), calculated as $1.00 worth of Company common stock for every $1.00 of revenue of TTS brands and activities that exceed the previous year’s TTS associated revenue. Shortfalls in years 1 and 2 to be caught up in years 2 and/or 3, if revenues are then sufficient.

•        $395,000 if TTS is successful in securing an agreement for a new tasting room location, to be branded TTS and Heritage Distilling, or as a Company approved sub-brand or collective brand, within a certain confidential retail location in Portland OR within 3 years, TTS shareholders will receive an additional $395,000, payable at HDHC’s election either in cash or in shares of the Company’s common stock (based on closing price 30 days post opening of such location).

On January 31, 2024, we terminated a contract to produce a world-class gin for a large international spirit brand owner as we shift our focus toward putting our resources into higher margin activities under our own core brands and programs and reducing risks associated with hourly labor in certain markets. The termination of this contract is expected to result in decreased production services revenue beginning in the first quarter of 2024 while also helping us to improve our margin as we focus on higher margin activities].

Subsequent to December 31, 2023, Flavored Bourbon LLC conducted a capital call, successfully raising $12 million from current and new investors at the same valuation as the last raise. The Company chose not to participate in the raise, but still retained its rights to full recovery of is capital account of $25.3 million, with the Company being guaranteed a pay out of this $25.3 million in the event the brand is sold to a third party, or the Company can block such sale. The Company retains 11.2071% ownership interest in this entity plus a 2.5% override in the waterfall of distributions. The valuation and accounting for this event will be recorded in the Company’s financial statements for the quarter ended March 31, 2024.

1,500,000 Shares

Heritage Distilling Holding Company, Inc.

______________________________________________

PRELIMINARY PROSPECTUS

, 2024

______________________________________________

Common Stock

Newbridge Securities Corporation

Through and including            , 2024 (90 days after the date of this prospectus), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY [      ], 2024

PRELIMINARY PROSPECTUS

871,826 Shares

Heritage Distilling Holding Company, Inc.

Common Stock

This prospectus relates to the resale of 871,826 shares of common stock, par value $0.001 per share, purchased by the selling stockholders identified in this prospectus (the “Selling Stockholders”), including their pledgees, assignees, donees, transferees or their respective successors-in-interest, in a series of private placement transactions that closed between April 2022 and April 2024.

On            , 2024, a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to our initial public offering of common stock was declared effective by the Securities and Exchange Commission (the “SEC”). We received approximately $            million in net proceeds from the offering (assuming no exercise of the underwriters’ over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the offering.

Prior to our initial public offering of common stock, there has been no public market for our common stock. We have applied for our common stock to be listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “CASK”. This resale offering is contingent upon approval of Nasdaq for the listing of the common stock.

Any Selling Stockholder may sell all or a portion of these shares from time to time in market transactions through any market on which the common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The Selling Stockholders will receive all proceeds from such sales of common stock. For additional information on the methods of sale of the common stock, you should refer to the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale of shares by the Selling Stockholders.

The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders. The Selling Stockholders have represented to us that they have no intention to offer or sell their shares less than 90 days following the closing of our initial public offering of common stock.

Investing in our common stock involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 13 of the primary offering prospectus contained in the registration statement of which this prospectus forms a part, to read about factors you should consider before investing in our common stock.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2024

Page
The Offering	Alt-1
Use of Proceeds	Alt-3
Selling Stockholders	Alt-4
Plan of Distribution	Alt-6
Legal Matters	Alt-8

Alt-i

THE OFFERING

Common stock offered by Selling Stockholders	871,826 shares of common stock
Shares of common stock outstanding after this offering

8,113,875 shares of common stock, after giving effect to the consummation of our initial public offering of common stock but assuming no exercise of the underwriters’ overallotment option in such offering.

Concurrent offering

Concurrently with this offering, we are registering 1,500,000 shares of common stock (plus 225,000 additional shares of common stock for the underwriters’ over-allotment option) for sale in our initial public offering of common stock. Sales by stockholders who purchase shares of common stock in our initial public offering may reduce the price of and demand for our common stock and, as a result, the liquidity of your investment.

Use of proceeds	We will not receive any proceeds from the sale of common stock held by the Selling Stockholders being registered in this prospectus.
Risk Factors

An investment in our common stock involves a high degree of risk and could result in a loss of your entire investment. Further, the issuance to, or sale by, the Selling Stockholders of a significant amount of shares being registered in the registration statement, of which this prospectus forms a part, at any given time could cause the market price of our common stock to decline and to be highly volatile, and we do not have the right to control the timing and amount of any sales by the Selling Stockholders of such shares. Prior to making an investment decision, you should carefully consider all of the information in this Prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 13.

Proposed Nasdaq trading symbol	CASK

The number of shares of our common stock to be outstanding after this offering is based on 432,456 shares of common stock outstanding as of March 31, 2024, and gives effect to (i) the issuance of 1,500,000 shares of common stock in our initial public offering of common stock, (ii) the issuance of 83,165 additional shares of common stock upon the completion of our initial public offering in connection with our acquisition of Thinking Tree Sprits (assuming a public offering price of $5.00 per share of common stock in our initial public offering, which is the midpoint of the price range reflected on the cover of the prospectus for our initial public offering), (iii)  the issuance of 5,971,363 shares of common stock subsequent to March 31, 2024 upon the exchange of certain promissory notes (including accrued interest) and certain warrants, and (iii) the exercise on June 5, 2024 of prepaid warrants to purchase 126,891 shares of common stock, and excludes:

•        Up to 908,334 shares of our common stock issuable upon the exercise of warrants with an exercise price of $6.00 per share that expire in August 2028;

•        927,430 shares of our common stock issuable upon the exercise of prepaid warrants that will automatically exercise without the payment of additional consideration at any time that the holder beneficially owns a number of shares of common stock that is less than 4.99% of our outstanding shares of common stock for a number of shares that would cause the holder to beneficially own up to 4.99% of our outstanding shares of common stock;

•        6,164 shares of our common stock issuable upon the exercise of outstanding stock options issued under our 2019 Equity Incentive Plan with an exercise price of $157.89 per share that expire between June 2025 and November 2026;

Alt-1

•        243,089 shares of our common stock issuable upon the settlement of outstanding restricted stock units issued under our 2019 Equity Incentive Plan that will settle upon the expiration of the lock-up described in the “Underwriting” section of the prospectus for our initial public offering;

•         Up to 762,984 shares of common stock issuable upon the exercise of warrants to be issued upon the closing of this offering to our common stockholders of record as of May 31, 2023, that will be exercisable, if at all, when the volume weighted average price per share (“VWAP”) of our common stock over a 10-trading-day period reaches 200% of the price per share at which common stock is sold in this offering provided the warrant holder continuously holds the shares such holder owned on May 31, 2023 through the date the warrant is exercised, and that will expire on the second anniversary of the closing of this offering;

•         Up to 1,525,968 shares of common stock issuable upon the exercise of warrants to be issued upon the closing of this offering to our common stockholders of record as of May 31, 2023, that will be exercisable, if at all, when the VWAP of our common stock over a 10-trading-day period reaches 300% of the price per share at which common stock is sold in this offering, provided the warrant holder continuously holds the shares such holder owned on May 31, 2023 through the date the warrant is exercised, and that will expire on the 42-month anniversary of the closing of this offering;

•         Up to 1,907,460 shares of common stock issuable upon the exercise of warrants to be issued upon the closing of this offering to our common stockholders of record as of May 31, 2023, that will be exercisable, if at all, when the VWAP of our common stock over a 10-trading-day period reaches 500% of the price per share at which common stock is sold in this offering, provided the warrant holder continuously holds the shares such holder owned on May 31, 2023 through the date the warrant is exercised, and that will expire on the 42-month anniversary of the closing of this offering;

•        Up to 91,500 shares of common stock issuable upon the exercise of warrants issued in conjunction with our Series A Preferred Stock offering (calculated using an assumed $5.00 per share exercise price) that are exercisable at an exercise price equal to the lesser of $5.00 per share or the price per shares at which the common stock is sold in this offering that expire on June 15, 2029 and are subject to mandatory cashless exercise after June 15, 2027 if the closing price of our common stock for a period of five consecutive trading days equals or exceeds an amount equal to 125% of the exercise price of such warrants.

•        Up to 500,000 shares of common stock issuable upon exercise of the Common Warrants with an exercise price of $0.01 per share;

Up to 555,588 shares of common stock issuable upon conversion of the outstanding Series A Preferred Stock (assuming a conversion price of $5.00 per share, which is the midpoint of the price range reflected on the cover of the prospectus for our initial public offering of common stock);

•        Up to              shares of common stock (             shares if the underwriters’ over-allotment option in our initial public offering is exercised in full) issuable upon the exercise of the Representative’s Warrants at an exercise price equal to the price per share at which our common stock is sold in in our initial public offering; and

•        Up to 2,500,000 shares of our common stock reserved for future issuance under our 2024 Equity Incentive Plan and up to 7,247 shares of our common stock reserved for future issuance under our 2019 Equity Incentive Plan.

Except as otherwise noted, all information in this prospectus gives effect to the 0.57-for-one reverse stock split of our outstanding shares of common stock that occurred on May 14, 2024.

Alt-2

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds of the sale of shares of common stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of common stock that may be sold from time to time pursuant to this prospectus.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of the shares of common stock registered hereby, which may be resold by the Selling Stockholders pursuant to this prospectus. Other than registration expenses, such as SEC fees and legal and accounting expenses, which we will bear, the Selling Stockholders will bear any underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales by them of the shares of common stock offered hereby.

Alt-3

SELLING STOCKHOLDERS

This prospectus relates to the sale or other disposition of up to 871,826 shares of our common stock by the Selling Stockholders and their donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer.

In October 2023, we exchanged $26,510,329 of convertible promissory notes issued between March 2022 and July 2023, inclusive of fees and interest, for 3,312,148 shares of common stock and prepaid warrants to purchase up to 507,394 shares of common stock. A portion of the convertible promissory notes were issued with warrants to purchase common stock at an exercise price equal to the price per share of our common stock of to be sold in our initial offering. As part of the October 2023 exchange described above, those warrants, which remain in place, were amended to be exercisable at a fixed price of $6.00 per share and to increase the number of shares issuable upon the exercise thereof to 908,334 shares. In April 2024, we exchanged $8,678,433 of convertible promissory notes issued between August 2023 and April 2024, inclusive of fees and interest, for 2,399,090 shares of common stock and prepaid warrants to purchase up to 546,927 shares of common stock. In February 2024, we completed the acquisition of Thinking Tree Spirits for a purchase price equal to $670,686 plus the assumption of $365,000 of indebtedness. We paid the purchase price by initially issuing 50,972 shares of our common stock at the negotiated value of $13.16 per share, which is subject to adjustment by the issuance of additional shares of common stock to the price per share at which our common stock is sold in this offering.

The table below sets forth information, to our knowledge based on information provided by the Selling Stockholders in registration statement questionnaires, regarding the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholders as of July 1, 2024. The third column lists the maximum number of shares of common stock that may be sold or otherwise disposed of by the Selling Stockholders pursuant to the registration statement of which this prospectus forms a part. The fourth and fifth columns list the number and percentage of shares of common stock beneficially owned by the Selling Stockholders assuming the sale by the Selling Stockholders of shares of common stock covered by this prospectus. The Selling Stockholders may sell or otherwise dispose of some, all or none of their shares of common stock. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our common stock which the stockholder has the right to acquire within 60 days.

None of the Selling Stockholders has had any material relationship with us within the past three years.

The shares of common stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the Selling Stockholders. After the date of effectiveness of the registration statement of which this prospectus forms a part, the Selling Stockholders may have sold or transferred, in transactions covered by this prospectus, some or all of their common stock.

Alt-4

Information about the Selling Stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

Name	Shares of Common Stock Beneficially Owned Prior to the Offering of Shares for Resale(1)	Maximum Number of Shares of Common Stock to be Offered for Resale Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After the Offering of Number for Resale	Percentage of Outstanding Common Stock Beneficially Owned after the Offering(2)
Alasdair Clements	7,700	7,700	—	*
Andrew C. and Jan T. Schink	15,315	15,315	—	*
Anson Investments Master Fund LP(3)	515,061	63,458	451,603	5.57%
Barbara Davey	1,519	1,519	—	*
Ben Cheshire	30,990	30,990	—	*
Bernath Family Trust	1,615	1,615	—	*
Bonnie Pasquarelli	1,077	1,077	—	*
Bryson Womack and Jaimelyn Womack	107	107	—	*
C. James Bergstrom	42,567	42,567	—	*
Dale Williams Revocable Trust, Dated June 20, 2017	1,504	1,504	—	*
Daniel P. Cates	9,458	9,458	—	*
Darius Trugman	31,310	31,310	—	*
DCates Investments, LLC	161,711	161,711	—	*
Dennis Poe	30,832	30,832	—	*
Dennis SanFilippo	2,842	2,842	—	*
Dillman Walls Revocable Trust	7,599	7,599	—	*
DJ Skelton	12,193	12,193	—	*
Ed Emberlin	3,050	3,050	—	*
Emily Jensen	17,441	6,191	11,250	*
Eric Trabert	7,733	7,733	—	*
Frank A. and Roxlyn R. Hagan	10,928	10,527	401	*
Ganet Burr	11,370	10,547	823	*
Growl LLC	38,501	38,501	—	*
Hannah Morgan Austin	372	372	—	*
Hayden Ray Hudgins	7,390	7,390	—	*
Ian Twyman	4,562	4,562	—	*
Jacob Hoffman	1,244	1,244	—	*
JAMAKA Partners, Ltd.	15,384	14,751	633	*
James & Elizabeth St. Clair	499	499	—	*
James and Carla Huegli	42,658	42,658	—	*
James Peters	2,265	2,107	158	*
Jeffery Desler	5,658	5,658	—	*
Jeffrey & Tamara Crosby Andrews	456	456	—	*
Jessica Keiper	8,061	8,061	—	*
Jim Kielblock	1,132	1,132	—	*
Joe Swinehart	4,615	4,615	—	*
John and Susan Davey	38,369	38,369	—	*
John Friess	12,708	1,458	11,250	*
Jon Hudgins	17,054	17,054	—	*
Kathryn LaMontagne	3,343	3,343	—	*
Kennan Hand	3,231	3,231	—	*

Alt-5

Name	Shares of Common Stock Beneficially Owned Prior to the Offering of Shares for Resale(1)	Maximum Number of Shares of Common Stock to be Offered for Resale Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After the Offering of Number for Resale	Percentage of Outstanding Common Stock Beneficially Owned after the Offering(2)
Larry Lee	3,695	3,695	—	*
Mark Frohnmayer	185	185	—	*
Michael Cates	15,526	15,526	—	*
Michael Lynch	999	999	—	*
Michelle Ditter	3,078	3,078	—	*
Milton R. Stewart and Judith A. Stewart, Trustees of The Stewart Family Trust U/A/D October 14, 2004, As Amended and Restated April 3, 2020	372	372	—	*
Nancy Halter	7,599	7,599	—	*
Nicholas Sams	7,671	7,671	—	*
Nicole Joyce	2,400	2,400	—	*
Nigel West	499	499	—	*
Noble Food Group Inc	62,002	62,002	—	*
Paul A. Selby	3,129	3,129	—	*
Peter & Roxanne Wergeland	2,269	2,269	—	*
Peter Abskharon	15,896	15,896	—	*
Peter William Stewart Skei	372	372	—	*
Richard Shugar	7,615	7,615	—	*
Robert A. Falgout	2,421	2,105	316	*
Scott Baker and Laura Baker	759	759	—	*
Starve Ups Fund II, LLC	420	420	—	*
Stephen Cates	15,579	15,579	—	*
Steve and Gayl Skibbs	17,765	16,794	971	*
Steven Thoennes and Jennifer Thoennes	3,138	3,138	—	*
Susan S. Falgout	2,421	2,105	316	*
Thomas R. SanFilippo	11,486	11,486	—	*
Tilman J Falgout IV	4,530	4,214	316	*
Timothy Ditter	1,533	1,533	—	*
Tom Thiel(4)	94,220	20,520	73,700	*
Zanne Rhyder	4,560	4,560	—	*

____________

*        less than 1%

(1)      Assumes an offering price of $5.00 per share in our initial public offering of common stock.

(2)      Based on 8,113,875 shares of common stock, after giving effect to the consummation of our initial public offering of common stock but assuming no exercise of the underwriters’ overallotment option in such offering.

(3)      Beneficial ownership includes 367,061 shares of common stock, of which 63,458 are being registered, and 148,000 shares of common stock issuable upon exercise of oustanding warrants.

(4)      Beneficial ownership includes 70,970 shares of common stock, of which 20,520 are being registered, and 23,250 shares of common stock issuable upon exercise of oustanding warrants.

Alt-6

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby through the NYSE American exchange or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        settlement of short sales;

•        in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        a combination of any such methods of sale; or

•        any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Alt-7

Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the date on which all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Alt-8

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Pryor Cashman LLP, New York, New York.

Alt-9

871,826 Shares

Heritage Distilling Holding Company, Inc.

______________________________________________

PRELIMINARY PROSPECTUS

, 2024

______________________________________________

Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and the Nasdaq listing fee.

Amount to be Paid
SEC registration fee	$1,980
FINRA filing fee	2,207
Nasdaq initial listing fee	50,000
Printing and engraving expenses	50,000
Accounting fees and expenses	250,000
Legal fees and expenses	1,025,000
Transfer agent and registrar fees	7,500
Miscellaneous fees and expenses	188,313
Total	$1,575,000

Item 14. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for breaches of the director’s duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, authorizations of the payments of a dividend or approval of a stock repurchase or redemption in violation of Delaware corporate law or for any transactions from which the director derived an improper personal benefit. Our certificate of incorporation will provide that no director will be liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director, subject to the same exceptions as described above. We also expect to maintain standard insurance policies that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments we may make to such officers and directors.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with a threatened, pending, or completed action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with defense or settlement of such action or suit and no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. In addition, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above (or claim, issue, or matter therein), such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be advanced by the corporation upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification by the corporation under Section 145 of the General Corporation Law of the State of Delaware. Our amended and restated certificate of incorporation will provide that we will, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party to an action or proceeding by reason of the fact that he or she (or his or her testators or intestate) is or was our director or officer or serves or served at any other corporation, partnership, joint venture, trust or other enterprise in a similar capacity or as an employee or agent at our request, including service with respect to employee benefit plans maintained or sponsored by us, against expenses (including attorneys’), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend, or defense of such action, suit, proceeding, or claim. However, we are not required to indemnify or advance expenses in connection with any action, suit, proceeding, claim, or counterclaim initiated by us or on behalf of us. Our amended and restated bylaws will provide that we will indemnify and hold harmless each person who was or is a party or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was our director or officer, or is or was serving at our request in a similar capacity of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (whether the basis of such action, suit, or proceeding is an action in an official capacity as a director or officer or in any other capacity while serving as a director of officer) to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding, and this indemnification continues after such person has ceased to be an officer or director and inures to the benefit of such person’s heirs, executors and administrators. The indemnification rights also include the right generally to be advanced expenses, subject to any undertaking required under Delaware General Corporation Law, and the right generally to recover expenses to enforce an indemnification claim or to defend specified suits with respect to advances of indemnification expenses.

Item 15. Recent Sales of Unregistered Securities.

The following is a description of the securities we sold within the past three years that were not registered under the Securities Act. The number of shares of common stock issued or issuable in each transaction, and the price per share of common stock in each transaction, has been adjusted to give effect to the 0.57-for-one reverse stock split of the common stock that was effected on May 14, 2024.

In March 2022, we issued warrants to purchase an aggregate of 4,653 shares of our common stock, with an exercise price of $157.89 per share, as a fee for placement agent services in connection with the execution of the Silverview Loan.

Between April 2022 and February 2023, we issued to 13 new and existing investors unsecured convertible promissory notes in the aggregate principal amount of $14,815,523, and warrants to purchase an aggregate of up to 908,334 shares of our common stock (based upon a March 2024 amendment to the warrants to have a new exercise price fixed at $6.00 per share). Previously the warrants had an exercise price equal to the price per share at which our common stock was to be sold in this offering. In March 2023, we agreed with one investor to exchange its 2022 convertible promissory note with a principal sum of $135,000 for a convertible promissory note having the terms of the convertible promissory notes issued between March 2023 and June 2023 discussed below. On October 31, 2023, all of the unsecured convertible promissory notes were exchanged (contingent upon the consummation of this offering) for 1,962,595 shares of our common stock.

Between March 2023 and April 1, 2023, we issued to nine new and existing investors unsecured convertible promissory notes in the aggregate principal amount of $2,470,500 (including the $135,000 plus accrued fees and interest transferred from the notes issued between April 2022 and February 2023). On November 1, 2023, all of the unsecured convertible promissory notes were exchanged (contingent upon the consummation of this offering) for 408,324 shares of our common stock.

Between May 2023 and August 2023, we issued to four existing investors unsecured convertible promissory notes in the aggregate principal amount of $4,860,000. On October 31, 2023, all of the unsecured convertible promissory notes were exchanged (contingent upon the consummation of this offering) for 941,229 shares of common stock and prepaid warrants to purchase 22,264 shares of our common stock.

Between August 2023 and December 31, 2023, we issued to 16 existing and new investors unsecured convertible promissory notes in the aggregate principal amount of $2,975,000 and warrants to purchase 595,000 shares of our common stock, with an exercise price equal to the price per share at which our common stock is sold in this offering that are exercisable from time to time and that will also mandatorily exercise on a cashless basis when the volume weighted average price per share of our common stock over a 20-day period reaches 125% of the exercise price.

Between January 2024 and April 2024, we issued to 33 investors promissory notes with accompanying warrants raising a total of $6,630,870. As of April 26, 2024, all the promissory notes were exchanged (contingent upon the consummation of this offering) for 2,399,090 shares of common stock, of which 1,203,783 shares were to a related party, and 546,926 prepaid warrants that will convert into common stock in the future so long as the holder holds less than 4.99% of our outstanding stock. The warrants accompanying the promissory notes were terminated as a result of the negotiated exchange.

In February 2024, we issued to the 25 stockholders of Thinking Tree Spirits, Inc. an aggregate of 50,972 shares of common stock in connection with our acquisition of Thinking Tree Spirits (based on a negotiated price of $13.16 per share, which is subject to a true-up provision that expires on August 31, 2024 to the price per share of our initial public offering, if lower — currently $5.00, or 134,137 shares).

On June 15, 2024, we completed a private placement to six accredited investors of an aggregate of 183,000 shares of our Series A Convertible Preferred Stock and warrants to purchase an aggregate of 91,500 shares of common stock for an aggregate purchase price of $1,830,000, of which $675,000 was paid in cash and $1,155,000 was paid by the sale and transfer to us of an aggregate of 525 barrels of premium aged whiskey with an average value of $2,200 per barrel.

In June 2024, the Compensation Committee of our board of directors awarded 232,025 restricted stock units to an aggregate of 36 employees, directors and consultants with a fair grant value of $4.00 per unit. Such restricted stock units were issued pursuant to our 2019 Equity Incentive Plan.

The offers, sales and issuances of securities listed above were deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities did not involve a public offering. The recipients of such securities in each of these transactions represented their intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The offers, sales and issuances of securities listed above, were deemed exempt from registration in reliance on Section 4(a)(2) of the Securities Act or Rule 701 promulgated thereunder as transactions pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of such securities were our employees, directors or bona fide consultants and received the securities under our equity inventive plans. All the foregoing securities are deemed restricted securities for the Securities Act purposes, and appropriate legends were affixed to the securities issued in such transactions.

Item 16. Exhibits and Financial Statement Schedules.

(a)     Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and are incorporated by reference herein.

(b)    Financial Statement Schedules.

All other schedules are omitted because they are not required, are not applicable, or the information is included in the financial statements or the notes related to financial statements thereto.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any securities being registered which remain unsold at the offering’s termination.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    Provide the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(7)     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

In reviewing the agreements included as exhibits to this registration statement, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us, our subsidiaries or other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•        should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•        have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•        may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•        were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading. Additional information about us may be found elsewhere in the prospectus included in this registration statement.

Exhibit Number	Description of Exhibits
1.1**	Form of Underwriting Agreement
3.1***	Amended and Restated Certificate of Incorporation
3.2***	Articles of Amendment to Amended and Restated Certificate of Incorporation
3.3***	Bylaws, as currently in effect
3.4*	Form of Second Amended and Restated Certificate of Incorporation to be in effect upon the completion of this offering
3.5***	Form of Amended and Restated Bylaws, to be in effect upon the completion of this offering
3.6***	Second Amendment to Amended and Restated Certificate of Incorporation dated April 1, 2024
3.7*	Third Amendment to Amended and Restated Certificate of Incorporation dated May 14, 2024
3.8*	Certificate of Designation relating to Series A Convertible Preferred Stock
4.1**	Specimen common stock certificate
4.2	Form of Representative’s Warrant (included in Exhibit 1.1)
4.3*	Form of outstanding restricted stock units issued under the 2019 Plan prior to January 1, 2024
4.4**	Form of outstanding restricted stock units issued under the 2019 Plan after January 1, 2024
4.5***	Form of outstanding warrants that expire in August 2028
4.6***	Form of outstanding prepaid warrants
4.7*	Form of outstanding warrants that expire in June 2029
4.8**	Form of outstanding warrants that expire between July 2026 and July 2029
4.9*	Form of Common Warrant
5.1**	Opinion of Pryor Cashman LLP
10.1***

Loan Agreement, dated as of March 29, 2021, by and among Silverview Credit Partners, LP, as agent for the lenders, the financial institutions and other institutional investors from time-to-time party thereto as lenders, Heritage Distilling Company, Inc., as borrower, and Heritage Distilling Holding Company, Inc.

10.2***

Amendment No. 1 to Loan Agreement, dated as of September 9, 2021, by and among Silverview Credit Partners, LP, as agent for the lenders, the financial institutions and other institutional investors from time-to-time party thereto as lenders, Heritage Distilling Company, Inc., as borrower, and Heritage Distilling Holding Company, Inc.

Exhibit Number	Description of Exhibits
10.3***	Consulting Agreement, dated as of April 1, 2023, by and between Heritage Distilling Company, Inc. and AV Train Consulting, LLC
10.4***	2019 Equity Incentive Plan#
10.5**	2024 Equity Incentive Plan#
10.6***	Form of October 2023 Exchange Agreement
10.7***	Form of Amendment to October 2023 Exchange Agreement
10.8***	Form of April 2024 Exchange Agreement
10.9**	Form of Placement Agent Agreement for the sale of Common Warrants
10.10**	Form of Registration Rights Agreement for shares underlying Common Warrants
21.1***	Subsidiaries of the Registrant
23.1*	Consent of Marcum LLP, independent registered public accounting firm
23.2**	Consent of Pryor Cashman LLP (included in Exhibit 5.1)
24.1***	Power of Attorney (included on initial signature page to this registration statement)
99.1***	Consent of Troy Alstead
99.2***	Consent of Andrew Varga
107*	Filing Fee Table

____________

*        Filed herewith.

**      To be filed by amendment.

***    Previously filed

#        Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gig Harbor, State of Washington, on this 5th day of July, 2024.

HERITAGE DISTILLING HOLDING COMPANY, INC.
By:	/s/ Justin Stiefel
Justin Stiefel Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities and on the dates indicated.

Signature	Title	Date
/s/ Justin Stiefel	Chairman and Chief Executive Officer	July 5, 2024
Justin Stiefel	(Principal Executive Officer, Principal Financial and Accounting Officer)
/s/ *	President, Director	July 5, 2024
Jennifer Stiefel
/s/ *	Director	July 5, 2024
Christopher (Toby) Smith
/s/ *	Director	July 5, 2024
Eric S. Trevan, Ph.D.
/s/ *	Director	July 5, 2024
Jeffery Wensel, M.D., Ph.D.
*By:	/s/ Justin Stiefel
Justin Stiefel, Attorney-in-Fact